EXHIBIT 2.1







                           PURCHASE AND SALE AGREEMENT*




                                 by and between



                                 BHR TEXAS, L.P.
                  INTERCONTINENTAL HOTELS GROUP RESOURCES, INC.
                              CROWNE PLAZA LAX, LLC
                    CROWNE PLAZA HILTON HEAD HOLDING COMPANY
                  HOLIDAY PACIFIC PARTNERS LIMITED PARTNERSHIP
                           220 BLOOR STREET HOTEL INC.
                            STAYBRIDGE MARKHAM, INC.


                                   as Seller,



                                       and



                           HPT IHG-2 PROPERTIES TRUST

                                    as Buyer



                                December 17, 2004








* Composite version of Purchase and Sale Agreeement reflecting amendments through the date of filing.

                                Table of Contents

                                                                           Page


1.   Deadlines and Definitions................................................1
     1.1      Deadlines.......................................................2
     1.2      Definitions.....................................................2
2.   Purchase and Sale........................................................2
3.   Purchase Price...........................................................2
     3.1      Reserved........................................................2
     3.2      Purchase Price..................................................2
     3.3      Purchase Price Allocation.......................................2
     3.4      Liability for GST and RST.......................................3
     3.5      Exception.......................................................3
4.   Buyer's Due Diligence and Inspection Rights; Termination Right...........3
     4.1      Review of Property and Property Documents.......................3
     4.2      Guidelines for Inspection Rights................................4
     4.3      Title and Survey Examination....................................4
     4.4      As-Is, Where-Is, With All Faults Sale...........................5
     4.5      Termination Right...............................................6
5.   Covenants................................................................6
     5.1      Seller's Covenants: Effective Date to Closing Date..............6
     5.2      Seller's Covenants After the Closing Date.......................9
     5.3      Bulk Sales......................................................9
     5.4      Approvals and Notifications.....................................9
6.   Closing.................................................................10
     6.1      Closing Mechanics..............................................10
     6.2      Seller's Deliveries............................................10
     6.3      Buyer's Deliveries.............................................14
7.   Prorations, Credits and Closing Costs...................................14
     7.1      Proration Items................................................14
     7.2      Closing Statement and Schedules................................15
     7.3      Seller's Closing Costs.........................................15
     7.4      Buyer's Closing Costs..........................................15
     7.5      Goods and Services Tax Election................................16
8.   Representations and Warranties..........................................16
     8.1      Seller's Representations and Warranties........................16
     8.2      Reserved.......................................................22
     8.3      Claims of Breach Prior To Closing..............................22
     8.4      Survival and Limits On Buyer's Claims..........................23
     8.5      Buyer's Representations and Warranties.........................23
     8.6      Reserved.......................................................24
9.   Casualty and Condemnation...............................................24
     9.1      Major Event....................................................24
     9.2      Closing Despite Casualty/Condemnation..........................25
10.  Other Conditions to Closing.............................................25
     10.1     Conditions to Buyer's Obligations..............................25
     10.2     Conditions to Seller's Obligations.............................26
     10.3     Waiver of Conditions...........................................26
     10.4     Additional Austin, InterContinental Closing Conditions.........26

                                Table of Contents
                                   (continued)
                                                                           Page

     10.5     Additional Atlanta, GA Holiday Inn Closing Conditions..........27
11.  Transaction Issues: Brokers, Confidentiality and Indemnity..............27
     11.1     Brokers........................................................27
     11.2     Publicity......................................................27
     11.3     Indemnity......................................................28
     11.4     Employment Indemnity...........................................28
12.  Default At or Prior to Closing..........................................29
     12.1     Buyer Default..................................................29
     12.2     Seller Default.................................................29
13.  Notices.................................................................30
14.  General Provisions......................................................31
     14.1     Execution Necessary............................................31
     14.2     Counterparts...................................................31
     14.3     Successors and Assigns.........................................31
     14.4     Governing Law..................................................31
     14.5     Entire Agreement...............................................32
     14.6     Time is of the Essence.........................................32
     14.7     Interpretation.................................................32
     14.8     Survival.......................................................32
     14.9     Further Assurances.............................................32
     14.10    Exclusive Application..........................................32
     14.11    Partial Invalidity.............................................33
     14.12    No Implied Waiver..............................................33
     14.13    Rights Cumulative..............................................33
     14.14    Attorney's Fees................................................33
     14.15    Waiver of Jury Trial...........................................33
     14.16    Facsimile Signatures...........................................33
     14.17    No Recordation.................................................33
     14.18    Maximum Aggregate Liability....................................34
     14.19    Exhibits and Schedules.........................................34
     14.20    Jurisdiction...................................................34
     14.21    Interpretation of Agreement after Initial Closing Date.........34
     14.22    Currency.......................................................34
     14.23    SEC Matters....................................................35
     14.24    Planning Act...................................................35
     14.25    Management Agreement...........................................35
15.  Additional Termination Rights...........................................35
16.  Retention of Hotel Employees............................................35
17.  On-Going Management of Hotel............................................35
18.  Reserved................................................................36
19.  Additional Disclosure Items.............................................36
     19.1     Industrial Revenue Bond........................................36
     19.2     Collective Bargaining Agreement................................36
20.  Limitation of Liability.................................................36
21.  Nonliability of Trustees................................................36
22.  Monies from Seller......................................................37

                         List of Schedules and exhibits

                                    Schedules

Schedule           Document                                                      Reference Paragraph
--------           --------                                                      -------------------
A                  Definitions

                   Seller's Reps And Warranties
                   ----------------------------
8.1(D)             Pending or Threatened Litigation                                Paragraph 8.1(D)
8.1(E)             List of Leases                                                  Paragraph 8.1(E)
8.1(F)             Conditions Materially Affecting The Property                    Paragraph 8.1(F)
8.1(G)             Conditions Materially Affecting Utilities And Services          Paragraph 8.1(G)
8.1(H)             Violation of Laws Relating To Zoning, Construction, Health      Paragraph 8.1(H)
                   And Fire Safety, Etc.
8.1(I)             Unpaid (Delinquent) Taxes or Special Assessments                Paragraph 8.1(I)
8.1(K-1)           Hazardous Materials                                             Paragraph 8.1(K-1)
8.1(M)             Material Defects In Property                                    Paragraph 8.1(M)
8.1(N)             Unpaid Taxes                                                    Paragraph 8.1(N)
8.1(O)             Unobtained Licenses And Permits                                 Paragraph 8.1(O)
8.1(R)             Violation Of Laws                                               Paragraph 8.1(R)
8.1(T)             Material Defaults With Respect To Permitted Title Exceptions    Paragraph 8.1(T)
8.1(W)             Information With Respect To Leases And Ground Leases            Paragraph 8.1(W)
8.1(Z)             Toronto InterContinental Hotel Employment Matters               Paragraph 8.1(Z)


                                    Exhibits

Exhibit      Document                                                          Reference Paragraph
-------      --------                                                          -------------------
A-1          Houston InterContinental Hotel                                    Schedule A

A-2          Austin InterContinental Hotel                                     Schedule A

A-3          White Plains Crowne Plaza Hotel                                   Schedule A

A-4          Redondo Beach Crowne Plaza Hotel                                  Schedule A

A-5          Los Angeles Crowne Plaza Hotel                                    Schedule A

A-6          Hilton Head Crowne Plaza Hotel                                    Schedule A

A-7          Atlanta Airport Holiday Inn Hotel                                 Schedule A

A-8          Memphis Holiday Inn Hotel                                         Schedule A

A-9          Anaheim Holiday Inn Hotel                                         Schedule A

A-10         Anaheim Staybridge Suites Hotel                                   Schedule A

A-11         Markham Staybridge Suites Hotel                                   Schedule A

A-12         Toronto InterContinental Hotel                                    Schedule A

A-13         General property descriptions, title holder and allocation of     Schedule A, Paragraph 6.2(R),
             purchase price (for all Hotels)                                   Paragraph 9.1

B-1          Special Warranty Deed                                             Paragraph 6.2(A)

B-2          Assignment of Ground Lease                                        Paragraph 6.2(A)

C-1          Bill of Sale (Hotel)                                              Paragraph 6.2(B)

C-2          Bill of Sale (Personal Property)                                  Paragraph 6.2(B)

D            Assignment and Assumption of Leases                               Paragraph 6.2(C)

E            Assignment of Contracts, Warranties and Other Interests           Paragraph 6.2(D)

F-1          Notice of Sale (to the Tenants)                                   Paragraph 6.2(E)

F-2          Notice of Assignment (to service contract providers)              Paragraph 6.2(E)

G-1          Non-Foreign Certificate (Domestic)                                Paragraph 6.2(F)

G-2          Non-Foreign Certificate (Canadian)                                Paragraph 6.2(F)

H            Affidavit of Title                                                Paragraph 6.2(G)

I            Closing Statement Agreement                                       Paragraph 6.2(H)

J            Authority Certificate                                             Paragraph 6.2(I)

K            Certificate of Reaffirmation                                      Paragraph 6.2(J)

L-1          Tenant Estoppel Certificate                                       Paragraphs 5.1.9, 6.2(T)

Exhibit      Document                                                          Reference Paragraph
-------      --------                                                          -------------------

L-2          Landlord Consent and Estoppel Certificate                         Paragraph 5.1.9, Paragraph 6.2(R)

L-3          Toronto InterContinental Hotel Consent and                        Paragraph 5.1.9, Paragraph 6.2(R)
             Estoppel Certificate

M            IHG Parent Guaranty                                               Schedules A, 6.2(P), Schedule A

N            List of Contracts                                                 Schedule A, Paragraph 8.1(E)

O            Reserved

P            Management Agreement                                              Schedule A, Paragraph 6.2(N),
                                                                               Paragraph 17
Q            HPT Guaranty                                                      Paragraph 6.3(F). Schedule A

R            Amendment to Management Agreement                                 Paragraph 10.4.2

S            IHG Press Releases/Public Announcements                           Paragraph 11.2

T-1          Registrable Form of Transfer of Registered                        Paragraph 6.2(A-2)
             Owner's interest in the Staybridge Suites Hotel

T-2          Conveyance of Staybridge Markham, Inc.'s Beneficial Interest in   Paragraph 6.2(A-2)
             the Toronto Staybridge Suites Hotel

T-3          Authorization of Transfer with respect to transfer                Paragraph 6.2(A-2)
             of Registered Owner's interest in the Toronto
             Staybridge Suites Hotel by applicable Canadian Seller

T-4          Registrable Form of Assignment and Assumption Agreement with      Paragraph 6.2(A-2)
             respect to the Toronto InterContinental Hotel Ground Lease

T-5          Conveyance of 220 Bloor Street Hotel Inc.'s Beneficial Interest   Paragraph 6.2(A-2)
             under the Toronto InterContinental Hotel Ground Lease
T-6          Authorization and Direction with respect to                       Paragraph 6.2(A-2)
             transfer of Registered Tenant's leasehold interest
             in the Toronto InterContinental Hotel Ground Lease

T-7          Assignment and Assumption Agreement with respect to the Toronto
             Paragraph 6.2(A-2) InterContinental Hotel Ground Lease among Buyer,
             Seller and lessor

U            GST Indemnity                                                     Paragraph 6.3(G)

V            Ground Leases                                                     Schedule A

W            Reliance Letter                                                   Paragraph 10.1 D

                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made and entered into as of December, 17, 2004 (the "Effective Date"), by and between BHR TEXAS, L.P., a Delaware limited partnership, INTERCONTINENTAL HOTELS GROUP RESOURCES, INC., a Delaware corporation, CROWNE PLAZA LAX, LLC, a California limited liability company, CROWNE PLAZA HILTON HEAD HOLDING COMPANY, a Delaware corporation, HOLIDAY PACIFIC PARTNERS LIMITED PARTNERSHIP, a Delaware limited partnership, 220 bloor street hotel inc., an Ontario corporation, and staybridge markham, inc., an Ontario corporation (such parties are referred to individually and collectively, as the context may require, as "Seller"), and hpt ihg-2 Properties Trust, a Maryland real estate investment trust ("Buyer").

                                R E C I T A L S:

         WHEREAS, Seller is the owner (or ground lessee, as applicable) of the following hotels: (i) InterContinental Hotel in Houston, Texas, (ii) InterContinental Hotel in Austin, Texas, (iii) Crowne Plaza Hotel in White Plains, New York, (iv) Crowne Plaza Hotel in Redondo Beach, California, (v) Crowne Plaza Hotel in Los Angeles, California, (vi) Crowne Plaza Hotel in Hilton Head, South Carolina, (vii) Holiday Inn Hotel in Atlanta, Georgia, (viii) Holiday Inn Hotel in Memphis, Tennessee, (ix) Holiday Inn Hotel in Anaheim, California, and (x) Staybridge Suites Hotel in Anaheim, California, (xi) Staybridge Suites Hotel in Markham, Ontario, Canada, and (xii) InterContinental Hotel in Toronto, Ontario, Canada . The land on which the foregoing hotels are located is more particularly described on Exhibits A-1 through A-12 (collectively, the "Land");

         WHEREAS, certain summary information for each aforementioned hotel (individually a "Hotel" and collectively, the "Hotels") is set forth on Exhibit A-13;

         WHEREAS, Buyer desires to acquire the Property from Seller for the aggregate purchase price of Three Hundred Thirty-One Million and No/100 Dollars ($331,000,000.00), subject to the terms and conditions hereinafter set forth ( "Aggregate Purchase Price") and Seller desires to convey the Property to Buyer all upon the terms and conditions hereinafter set forth;

         WHEREAS, except as provided herein, Buyer and Seller acknowledge that the Property is to be conveyed in its entirety, in accordance with the terms hereof and individual Hotels may not be excluded from this transaction by either party. Any termination of this Agreement by Buyer or Seller as provided herein shall be effective as to all the Hotels and all Property.

         NOW, THEREFORE, for and in consideration of the promises, covenants, representations and warranties hereinafter set forth, the sum of Ten Dollars ($10.00) and other good and valuable consideration in hand paid by Seller to Buyer and by Buyer to Seller upon the execution of this Agreement, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto hereby agree as follows:

         1. Deadlines and Definitions.

              1.1 Deadlines. Wherever used in this Agreement, the following terms shall have the meanings set forth below:

              "Closing Deadline" shall mean:

              (A) Subject to the terms of Paragraph 6, for the initial Closing, the earlier of (i) the date that is thirty (30) days after the date that all the closing conditions set forth in Paragraph 10 are satisfied or would be satisfied (unless waived by the appropriate party) concurrently with such Closing; and
(ii) March 31, 2005; and

              (B) with respect to any Hotels not purchased at the time of the initial Closing and the Austin, TX InterContinental Hotel, June 1, 2005.

              "Due Diligence Deadline" shall mean January 14, 2005.

              1.2 Definitions. In addition, wherever used in this Agreement, the terms set forth on Schedule A shall have the meanings set forth on Schedule A.

         2. Purchase and Sale. Seller agrees to convey, transfer and assign, and Buyer, and/or its permitted designee, agrees to acquire, accept and assume, the Property, on the terms, conditions and provisions set forth in this Agreement.

         3. Purchase Price. The Aggregate Purchase Price, subject to the prorations and credits set forth herein, shall be $331,000,000.00 and shall be due and payable as follows:

              3.1 Reserved.

              3.2 Purchase Price.

         (a) Subject to the terms hereof, including, without limitation, Paragraph 6, on the applicable Closing Date, Buyer shall pay to Seller the total allocated values of such Hotels as such value is set forth on Exhibit A-13 (the total of all such values set forth on Exhibit A-13 is referred to as the "Purchase Price") that are transferred on such date to Buyer, subject to the application of the Deposit (to the extent made hereunder) against the Purchase Price, and such other credits, prorations and adjustments set forth herein, in cash by federal reserve bank wire transfer to such account and bank as Seller shall designate in writing to Buyer at or prior to Closing.

         (b) Buyer shall pay Twenty-Five Million and No/100 Dollars ($25,000,000.00) ("Additional Purchase Price") to Seller in cash by federal reserve bank wire transfer to such account and bank as Seller shall designate in writing to Buyer in installments as follows: (i) $10,000,000.00 on December 31, 2005, (ii) $10,000,000.00 on December 31, 2006, (iii) $5,000,000.00 on December
31, 2007.

              3.3 Purchase Price Allocation.

         (a) The Purchase Price shall be allocated among the Real Property and Personal Property for tax and financial accounting purposes in accordance with Exhibit A-13. Buyer and Seller shall file, and shall cause their respective affiliates to file, all tax returns (including amended returns and claims for refunds) and information reports in a manner consistent with such Exhibit A-13.

         (b) Each Seller hereby appoints BHR Texas, L.P., acting by or through any one or more of its duly authorized officers, as their representative (the "Seller Representative") to act for them with respect to all matters relating to this Agreement, including without limitation (a) waiver of one or more of the conditions set forth in paragraph 10 and (b) the amendment or modification of this Agreement or any other Closing Document. The appointment of the Seller Representative is coupled with an interest, is irrevocable and shall not be revoked by, and shall survive, the liquidation, dissolution or bankruptcy of any Seller. The Purchase Price and such Additional Purchase Price (after giving effect to all adjustments and allocations as are provided) shall be paid to the Seller Representative or as it may direct on behalf of and for the benefit of all of Sellers. The Seller Representative in turn will remit to each other Seller hereunder so much thereof as each such other Seller may be entitled. Buyer shall have no responsibility with respect to the allocation of distribution of the Purchase Price or such Additional Purchase Price among or to the Sellers except for the payment thereof to the Seller Representative.

              3.4 Liability for GST and RST. Subject to Paragraph 3.5 and Paragraph 7.3, in addition to the Purchase Price, Buyer shall pay all goods and services tax ("GST") imposed pursuant to the Excise Tax Act (Canada) and Ontario retail sales tax ("RST") imposed pursuant to the Retail Sales Tax Act (Ontario), that are applicable to the sale and transfer of the Toronto InterContinental Hotel and Toronto Staybridge Suites Hotel and the other Property relating thereto (the "Canadian Property"). Subject to Paragraph 3.5 and Paragraph 7.3, Buyer shall pay all applicable GST to the Canadian Seller on Closing by certified cheque or bank draft. Buyer shall pay any applicable RST directly to the relevant provincial tax authority and shall provide evidence thereof satisfactory to the Canadian Seller.

              3.5 Exception. Buyer shall not be required to pay GST to the Canadian Seller in accordance with Paragraph 3.4 on the sale and transfer of any real property (namely, the Toronto InterContinental Hotel and Toronto Staybridge Suites Hotel but excluding the Property relating thereto) if Buyer provides the Canadian Seller on or before the Closing Date with a certificate of Buyer, in a form reasonably acceptable to the Canadian Seller, confirming among other things that Buyer is registered for the purposes of the Excise Tax Act (Canada) on the Closing Date; that Buyer is holding the Canadian Property for its own account and not in trust for or as agent for another party; and an indemnity whereby Buyer agrees to indemnify and save harmless the applicable Canadian Seller from and against any and all losses, costs, damages and liabilities that may be suffered or incurred by the applicable Canadian Seller as a result of Buyer's failure to register for the purposes of the GST imposed under the Excise Tax Act (Canada) or Buyer's failure to perform its obligations under such Act in connection with purchase of the Canadian Property.

         4. Buyer's Due Diligence and Inspection Rights; Termination Right.

              4.1 Review of Property and Property Documents. Until Closing, and subject to the terms of Paragraph 4.2, Seller shall provide Buyer and Buyer's Representatives with access to the Property and the Property Documents, wherever located, upon reasonable prior notice at reasonable times during business hours, with the right and license to conduct Due Diligence with respect to the Property. Subject to Paragraphs 7.3 and 7.4, Buyer covenants and agrees that it will inspect the Hotels at its sole cost and expense and will not allow any liens to attach against the Hotels as a result of its Due Diligence. If Buyer or Seller Terminates this Agreement, then upon written request from Seller, Buyer shall endeavor to deliver promptly to Seller (at no cost to Buyer) copies of all Buyer's Diligence Reports in its possession (except for such materials which Buyer deems confidential or proprietary), but with no liability for the accuracy thereof and no representation that Seller or any other party may rely thereon. Seller represents that it has not altered or intentionally withheld any part of the Property Documents delivered to Buyer.

              4.2 Guidelines for Inspection Rights. Buyer's rights to conduct Due Diligence shall be subject to the following further requirements: (a) Due Diligence must not unreasonably interfere with the operation or management of the Hotels or unreasonably disturb the rights of guests or Tenants; (b) Buyer must provide Seller with at least twenty-four (24) hours prior written notice of its intent to perform Due Diligence on the Property and Seller shall have the right to have a representative of Seller present during any such entry upon the Property by Buyer or Buyer's Representatives; (c) Buyer shall not contact any Tenant, Hotel contractor, Hotel guest, or Hotel Employee without Seller's prior written consent, which consent shall not be unreasonably withheld or delayed;
(d) Seller or its designated representative shall have the right to pre-approve (which approval shall not be unreasonably withheld or delayed), and be present during, any physical testing of the Property; (e) Buyer shall immediately return the Property to the condition existing prior to any tests and inspections; (f) Due Diligence activities may not unreasonably affect the appearance of the Hotels in any way; and (g) Buyer may not conduct any invasive sampling, boring, testing, or analysis of soils, surface water or groundwater at the Property without first having obtained prior written approval of Seller, which approval shall not be unreasonably withheld or delayed. Prior to such time as Buyer or any of Buyer's Representatives enter the Property, Buyer shall (i) obtain policies of general liability insurance which insure Buyer and Buyer's Representatives with liability insurance limits of not less than $1,000,000 combined single limit for personal injury and property damage and name Seller as additional insureds and which are with such insurance companies, provide such coverages and carry such other limits as Seller shall reasonably require, and
(ii) provide Seller with certificates of insurance evidencing that Buyer has obtained the aforementioned policies of insurance. Notwithstanding any provision in this Agreement to the contrary, except in connection with the preparation of a so-called "Phase I" environmental report with respect to the Property or the issuance of a standard "zoning letter" with respect to the Property, Buyer shall not contact any governmental official or representative regarding hazardous materials on, or the environmental condition of, the Property, or the status of compliance of the Property with zoning, building code or similar Laws, without Seller's prior written consent thereto, which consent shall not be unreasonably withheld or delayed.

              4.3 Title and Survey Examination. Seller, on or prior to the date hereof, has delivered to Buyer a copy of Seller's most recent Survey of the Property, and a Title Commitment.

               A. Title and Survey Objections. Buyer shall have until the Due Diligence Deadline to notify Seller in writing of any Title Objections. If Buyer fails to notify Seller of any Title Objections on or before such date, then, notwithstanding any other provisions set forth herein, such failure to notify Seller shall constitute a waiver of such right to object to such matters existing as of the Effective Date and disclosed in the Title Commitment or Survey. Seller shall notify Buyer within three (3) Business Days of its receipt of such notice if Seller has elected to Remove any such Title Objections. If Seller fails to respond within such timeframe, Seller shall be deemed to have declined to remove such Title Objections (other than Required

Removal Items). If Seller does not covenant in writing to Buyer that Seller will Remove the Title Objections prior to Closing (other than Required Removal Items), Buyer shall have until five (5) days prior to the Closing Date to elect in writing, either to (a) Terminate this Agreement, and thereafter the parties shall have no further rights or obligations hereunder, except for those which expressly survive any such termination, or (b) waive its Title Objections (other than Required Removal Items) and proceed with the transaction pursuant to the remaining terms and conditions of this Agreement. If Buyer fails to give Seller notice of its election by such time, it shall be deemed to have elected to Terminate this Agreement. Any such Title Objection so waived by Buyer shall be deemed to constitute a Permitted Title Exception and the Closing shall occur as herein provided without any reduction of or credit against the Aggregate Purchase Price.

               B. Cure of Title Matters. At Closing, if this Agreement is not Terminated as permitted herein, Seller shall Remove or cause to be Removed any Title Objections to the extent (and only to the extent) that the same constitute Required Removal Items.

               C. Buyer's Right To Terminate. If Seller fails to Remove any Title Objection (other than Required Removal Items) prior to Closing that it has agreed to remove pursuant to subsection (A) above, then Buyer shall be able to Terminate this Agreement by written notice to Seller on or prior to the Closing Date and thereafter the parties shall have no further rights or obligations hereunder, except for those which expressly survive any such termination.

               D. Pre-Closing "Gap" Defects. Whether or not Buyer shall have furnished to Seller any notice of Title Objections before the Due Diligence Deadline, Buyer may at or prior to Closing notify Seller in writing of any defects in the Title Commitment or Survey appearing in the Title Commitment or Survey for the first time at any time after the Effective Date. With respect to any Title Objections set forth in such notice, Buyer shall have the same rights as those which apply to any notice of defects in title resulting from a notice of title defects by Buyer on or before the Due Diligence Deadline and Seller shall have the same rights and obligations to cure the same at or prior to Closing. If necessary, the date for Closing shall be extended by written notice from Seller to Buyer (by not more than fifteen (15) days) to allow Seller to cure such pre-closing "gap" defects.

              4.4 As-Is, Where-Is, With All Faults Sale. (a) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT OR ANY DOCUMENTS TO BE EXECUTED AND DELIVERED BY SELLER AT THE CLOSING, SELLER DISCLAIMS THE MAKING OF ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE PROPERTY OR MATTERS AFFECTING THE PROPERTY, WHETHER MADE BY SELLER, ON ITS BEHALF OR OTHERWISE INCLUDING, WITHOUT LIMITATION, THE PHYSICAL CONDITION OF THE PROPERTY, TITLE TO OR THE BOUNDARIES OF THE REAL PROPERTY, PEST CONTROL MATTERS, SOIL CONDITIONS, THE PRESENCE, EXISTENCE OR ABSENCE OF HAZARDOUS WASTES, TOXIC SUBSTANCES OR OTHER ENVIRONMENTAL MATTERS, COMPLIANCE WITH BUILDING, HEALTH, SAFETY, LAND USE AND ZONING LAWS, REGULATIONS AND ORDERS, STRUCTURAL AND OTHER ENGINEERING CHARACTERISTICS, TRAFFIC PATTERNS, MARKET DATA, ECONOMIC CONDITIONS OR PROJECTIONS, THE FITNESS OF THE PROPERTY FOR USE AS A HOTEL, THE FINANCIAL

PERFORMANCE OR POTENTIAL OF THE PROPERTY AND ANY OTHER INFORMATION PERTAINING TO THE PROPERTY OR THE MARKET AND PHYSICAL ENVIRONMENTS IN WHICH THEY ARE LOCATED. BUYER ACKNOWLEDGES (I) THAT BUYER HAS ENTERED INTO THIS AGREEMENT WITH THE INTENTION OF MAKING AND RELYING UPON ITS OWN INVESTIGATION OR THAT OF THIRD PARTIES WITH RESPECT TO THE PHYSICAL, ENVIRONMENTAL, FINANCIAL, ECONOMIC AND LEGAL CONDITION OF THE PROPERTIES; AND (II) THAT BUYER IS NOT RELYING UPON ANY STATEMENTS, REPRESENTATIONS OR WARRANTIES OF ANY KIND, OTHER THAN THOSE SPECIFICALLY SET FORTH IN THIS AGREEMENT OR IN ANY DOCUMENT TO BE EXECUTED AND DELIVERED TO BUYER AT THE CLOSING, MADE BY SELLER. BUYER FURTHER ACKNOWLEDGES THAT IT HAS NOT RECEIVED FROM OR ON BEHALF OF SELLER ANY ACCOUNTING, TAX, LEGAL, ARCHITECTURAL, ENGINEERING, PROPERTY MANAGEMENT OR OTHER ADVICE WITH RESPECT TO THIS TRANSACTION AND IS RELYING SOLELY UPON THE ADVICE OF THIRD PARTY ACCOUNTING, TAX, LEGAL, ARCHITECTURAL, ENGINEERING, PROPERTY MANAGEMENT AND OTHER ADVISORS. SUBJECT TO THE PROVISIONS OF THIS AGREEMENT, BUYER SHALL PURCHASE THE PROPERTY IN THEIR "AS IS" CONDITION ON THE CLOSING DATE.

         (b) BUYER ACKNOWLEDGES THAT, TO THE EXTENT REQUIRED TO BE OPERATIVE, THE DISCLAIMERS OF WARRANTIES CONTAINED IN THIS PARAGRAPH 4.4 ARE "CONSPICUOUS" DISCLAIMERS FOR PURPOSES OF ANY APPLICABLE LAW, RULE, REGULATION OR ORDER.

              4.5 Termination Right. If Buyer, in its sole and absolute discretion, determines not to proceed with the Transaction or is not satisfied with any matters relating to the Property, Buyer may Terminate this Agreement by written notice to Seller at any time on or prior to the Due Diligence Deadline. If Buyer does not timely exercise such right to Terminate this Agreement, then Buyer shall be deemed to have accepted the condition of the Property (subject to Seller's compliance with the representations, warranties and covenants of this Agreement, and the conditions set forth in Paragraph 10) and shall thereafter have no right to Terminate this Agreement on account of such Due Diligence termination right under this Paragraph 4.5. If after the Due Diligence Deadline Buyer conducts further Due Diligence, Buyer acknowledges and agrees that Buyer shall have no further right to terminate this Agreement with respect to such further Due Diligence or otherwise in accordance with this Paragraph 4.5 after the Due Diligence Deadline.

         5. Covenants.

              5.1 Seller's Covenants: Effective Date to Closing Date. Seller agrees that between the Effective Date and the Closing Date:

                     5.1.1 No Alteration of Title Seller shall not transfer or alter or encumber in any way Seller's title to the Real Property as it exists as of the Effective Date without written notice to, and the prior written consent of, Buyer. If Buyer fails to object in writing to any such proposed instrument within five (5) Business Days after receipt of the aforementioned notice, Buyer shall be deemed to have approved the proposed instrument.

Buyer's consent shall not be unreasonably withheld or delayed with respect to any such instrument that is proposed by Seller.

                     5.1.2 New Leases and Modifications to Existing Leases. If Seller desires to (i) enter into any new Lease, (ii) cancel, modify, amend, extend or renew any existing Lease, (iii) consent to any assignment or sublease in connection with any Lease, (iv) accept any prepayment of rent thereunder (more than thirty (30) days in advance), or (v) take any other material action with respect to any Lease, Seller shall deliver to Buyer written notice of such action, which notice shall contain information regarding the proposed action that Seller believes is reasonably necessary to enable Buyer to make informed decisions with respect to the advisability of the proposed action. Seller shall not be entitled to take such action without Buyer's prior written consent, which consent will not be unreasonably withheld, conditioned or delayed (and if no response by Buyer is made within five (5) Business Days after Buyer's receipt of such request and all documents related thereto, such consent shall be deemed to have been granted). Seller shall promptly provide Buyer with true, correct and complete copies of any Lease, modification, or amendment entered into by Seller. Notwithstanding any provision of this Agreement to the contrary, without any requirement for notice or consent from Buyer, Seller may, but shall not be obligated to, take any action with respect to any Lease that the Manager may, without the consent of Owner, take under the Management Agreement.

                     5.1.3 Contracts. If Seller desires to (i) enter into any new Contracts, (ii) cancel, modify, amend, extend or renew any existing Contracts, (iii) waive any default under or accept any surrender of any Contracts, or (iv) take any other material action with respect to any Contract, Seller shall deliver to Buyer written notice of such action, which notice shall contain information regarding the proposed action that Seller believes is reasonably necessary to enable Buyer to make informed decisions with respect to the advisability of the proposed action. Except for Contracts that can be terminated, without penalty, upon thirty (30) days (or less) written notice from the owner of the Property, Seller shall not be entitled to take such action without Buyer's prior written consent, which consent will not be unreasonably withheld, conditioned or delayed (and if no response by Buyer is made within five (5) Business Days after Buyer's receipt of such request and all documents related thereto, such consent shall be deemed to have been granted); upon delivery of such written consent, such Contract or modification thereof shall thereupon be included within the definition of "Contracts" set forth herein. Seller shall promptly provide Buyer with true, correct and complete copies of any Contract, modification, or amendment entered into by Seller. Notwithstanding any provision of this Agreement to the contrary, without any requirement for notice or consent from Buyer, Seller may, but shall not be obligated to, take any action with respect to any Contracts that the Manager may, without the consent of Owner, take under the Management Agreement.

                     5.1.4 Reserved.

                     5.1.5 Tax Appeals. Seller, or Manager on its behalf, shall have the right to continue and to control the progress of and to make all decisions with respect to any contest of the real estate taxes and personal property taxes for the Property due and payable during the Closing Tax Year and all prior Tax Years. Buyer shall have the right to control the progress of and to make all decisions with respect to any tax contest of the real estate taxes and personal property taxes for the Property due and payable during all Tax Years subsequent to the Closing

Tax Year. All real estate and personal property tax refunds and credits received after Closing with respect to the Property for the Closing Tax Year shall be applied in accordance with the terms and provisions of the Management Agreement. Buyer and Seller agree to cooperate with each other and to execute any and all documents reasonably requested in furtherance of the foregoing. The provisions of this Paragraph 5.1.5 shall survive the Closing. Notwithstanding the foregoing, Seller shall not conduct any such contest unless the requirements applicable to Manager's ability to make a similar contest under the Management Agreement are satisfied.

                     5.1.6 Personal Property. Seller shall not remove any of the Property, including Personal Property, from the Real Property nor use any of the Personal Property prior to the Closing Date except such use thereof as is normal and customary in the operation and maintenance of the Property.

                     5.1.7 Intellectual Property. In the absence of an express assignment of any Leases, licenses, permits, Contracts, or other Interests, no Leases, licenses, permits, Contracts, or Other Interests shall be transferred or assigned to Buyer at Closing. Buyer also acknowledges that Seller and the Seller Parties are subject to the Management Agreement, retaining all right, title and interest in and to all their respective intellectual property rights that may be used within or comprise any part of the Property except as may be specifically licensed to Buyer pursuant to a separate license agreement with Seller or in accordance with the terms of the Management Agreement.

                     5.1.8 Liquor License. The liquor licenses for the Hotels are personal to Seller and will not be assigned to Buyer except to the extent required by law for the Hotels to continue to have such licenses. Manager will be responsible to apply for and obtain any liquor licenses for the Property from the applicable local and/or provincial and state authorities and otherwise be liable for and conduct in accordance with applicable law all liquor operations at the Property on and after the Closing Date in accordance with the terms and provisions of the Management Agreement.

                     5.1.9 Tenant Estoppels; Ground Lease Estoppels. Seller shall use reasonable efforts to obtain from each tenant under the Leases an estoppel certificate duly executed by and delivered by such tenant in the form of Exhibit L-1 with respect to each of the Leases (the "Estoppel Certificate") and as otherwise required pursuant to the terms of such Leases. Seller shall use reasonable efforts to obtain, and subject to the provisions of Paragraph 6.2(R),
(a) from each ground lessor under the Ground Leases (other than with respect to the Ground Lease relating to the Toronto InterContinental Hotel) an estoppel certificate duly executed and delivered by such lessor in the form of Exhibit L-2, and as otherwise required pursuant to the terms of such Ground Leases; and
(b) with respect to the Ground Lease relating to the Toronto InterContinental Hotel a consent and estoppel certificate duly executed and delivered by the lessor in the form of Exhibit L-3, or such other form satisfactory to Buyer acting reasonably (collectively, the Ground Lease Estoppel Certificate"). To the extent that any such form is not attached hereto, the parties shall promptly endeavor after the Effective Date to reach mutual agreement on such forms that will be delivered at Closing.

                     5.1.10 Change in Brands. Seller shall not change, and it shall cause its affiliates not to change, the Brand (as defined in the Management Agreement) now in effect with respect to any Hotel.

              5.2 Seller's Covenants After the Closing Date. On and after the Closing Date, Seller agrees that it shall, or cause its affiliates to, do the following:

                     5.2.1 Capital Expenditures. On or before the fifth anniversary of the Initial Closing Date, Seller shall undertake, Capital Replacements (as such term is used in either the Management Agreement or the PR Lease, as the case may be) equal to or in excess of $25,000,000 in the aggregate at one or more of the Hotels (or at the PR Hotel) pursuant to a "scope of work" report prepared by Seller and delivered to Buyer prior to such expenditures (such work to be determined in Seller's discretion and otherwise subject to the Management Agreement and the PR Lease other than the requirement that such work be set forth in any Capital Replacements Budget (delivered pursuant to the Management Agreement) or the FF&E Estimate (delivered pursuant to the PR Lease). Any default of Buyer in funding its obligations under Paragraph 3.2(b) shall suspend Seller's obligations under this Paragraph 5.2.1 for so long as such default continues.

                     5.2.2 Furniture, Fixture and Equipment Percentage. Seller shall, and shall cause its affiliates to, comply with Section 5.2(g) of the Management Agreement.

              5.3 Bulk Sales. Buyer waives compliance by the Canadian Sellers with the provisions of the Bulk Sales Act (Ontario). The applicable Canadian Sellers shall indemnify and hold Buyer and its shareholders, directors, officers, employees, agents and representatives harmless of and from, and will pay for any loss, liability, damage or expense (including legal fees and expenses) suffered by, imposed upon or asserted against it or any of them as a result of, in respect of, connected with, or arising out of, under, or pursuant to the failure of the parties to comply with the Bulk Sales Act (Ontario) in respect of the transaction of purchase and sale contemplated under this Agreement relating to the Toronto InterContinental Hotel or Toronto Staybridge Suites Hotel, as applicable.

              5.4 Approvals and Notifications. Each of Buyer and Seller, as applicable, will, as promptly as practicable after the execution of this Agreement (i) make, or cause to be made, all such filings and submissions to any Governmental Authority as may be required or desirable (in Buyer or Seller's respective discretion) to consummate the purchase and sale of the Property in accordance with the terms of this Agreement, and (ii) use its commercially reasonable efforts to take, or cause to be taken, all other actions which are necessary or advisable (in Buyer or Seller's respective discretion) in order for Buyer or Seller to fulfill its obligations under this Agreement. Each of Buyer and Seller will coordinate and cooperate with the other in exchanging such information and supplying such assistance as may be reasonably requested in connection with the foregoing including, without limitation, providing copies of notices and information supplied to or filed with any Governmental Authority (except for notices and information which Buyer or Seller, as the case may be, acting reasonably, considers highly confidential and sensitive which may be filed on a confidential basis, but which may be shared with Buyer's or Seller's, as the case may be, outside legal counsel or as otherwise provided in

Paragraph 11.2 or which constitute Confidential Materials), and all notices and correspondence received from any Governmental Authority.

         6. Closing. Subject to the satisfaction (or waiver) of the conditions precedent set forth in Paragraphs 10.1 and 10.2 with respect to all Hotels, with respect to the Austin, TX InterContinental Hotel, Paragraph 10.4, and with respect to the Atlanta, GA Holiday Inn, Paragraph 10.5, the time and place of initial Closing shall be held at 9:00 a.m. eastern standard time at or through the offices of Buyer's attorneys on the Closing Date specified by Buyer to Seller on not less than five (5) Business Days prior written notice or such other time and location mutually agreed to by the parties. Buyer shall have the right to extend the Closing Deadline by exercising the Extension Option (with respect to all Hotels, other than the Austin, TX InterContinental Hotel). The term, "Extension Option" as used herein shall mean the option of Buyer to extend the Closing Deadline through March 31, 2005 upon (i) giving the Seller written notice of the exercise of such option not less than five (5) Business Days prior to the applicable Closing Deadline, and (ii) posting the Deposit in accordance with the terms of Paragraph 18.

              6.1 Closing Mechanics. Closing shall be conducted through escrow with the Closing Agent using an escrow procedure mutually acceptable to both Seller and Buyer, or, if either Buyer or Seller determines in good faith that such an escrow Closing is not practical, through a so-called "New York style" closing (in which authorized representatives of Seller and Buyer attend the Closing). Seller and Buyer agree to execute and deliver into escrow on the day prior to the Closing Date (or, if applicable, execute at a "pre-closing" at 10:00 a.m. Eastern Time on the last Business Day prior to the Closing Date but not deliver until the "New York style" closing) all Closing Documents with funding and release to occur on the Closing Date. Upon Closing, Buyer shall deliver to Seller the total allocated value of the Hotels being purchased on such date (as such value is set forth on Exhibit A-13 hereof) and the other items required of Buyer as elsewhere set forth herein, and Seller shall deliver to Buyer possession of the Property, subject only to the Permitted Title Exceptions, and the other items required of Seller as elsewhere set forth herein.

              6.2 Seller's Deliveries. At Closing, Seller shall deliver or cause to be delivered to Buyer, or, at Buyer's direction, the Manager, the following (each of which shall be in form and substance reasonably satisfactory to Buyer):

               A. Deed or Assignment of Ground Lease. A Special Warranty Deed (or Canadian equivalent) in the form of Exhibit B-1 for the Real Property owned in fee by Seller (or in such form as may be customary for use in such jurisdiction and otherwise acceptable to Buyer) and an Assignment of Ground Lease in the form of Exhibit B-2 for the Real Property leased by Seller, except the Toronto InterContinental Hotel and the Toronto Staybridge Suites Hotel, for which the transfer, Assignment of Ground Lease and the related documentation with respect to the transfer of the legal and beneficial interests in such Real Property shall be in the forms prescribed in Paragraph 6.2(A-2) herein (or in such form as may be customary for use in such jurisdiction and otherwise acceptable to Buyer). With respect to each of the foregoing Exhibits to the extent that no such form of Exhibit is attached hereto, the parties shall promptly endeavor after the Effective Date to reach mutual agreement on such form that will be delivered at Closing.

                     A-2 Transfers and Assignments Regarding Canadian Hotels. With respect to the Toronto Staybridge Suites Hotel (i) a registrable form of transfer of InterContinental Hotels Group (Canada) Inc.'s registered legal interest in the subject Real Property to a New Brunswick nominee corporation to be designated by Buyer (the "Nominee"), in the form of Exhibit T-1; (ii) a conveyance of Staybridge Markham, Inc.'s beneficial interest in the subject Real Property to Buyer in the form of Exhibit T-2; and (iii) an Authorization and Direction from Staybridge Markham, Inc. to InterContinental Hotels Group (Canada) Inc. authorizing the transfer of its legal interest in the subject Real Property to Buyer in the form of Exhibit T-3. With respect to the leasehold interest under the Ground Lease of the underlying Real Property comprising the Toronto InterContinental Hotel (i) a registrable form of Assignment and Assumption Agreement by and between Inter-Continental Holdings (Canada) Inc. and the Nominee in the form of Exhibit T-4; (ii) a conveyance of 220 Bloor Street Hotel Inc.'s beneficial interest under the aforementioned Ground Lease to Buyer in the form of Exhibit T-5; (iii) an Authorization and Direction from 220 Bloor Street Hotel Inc. to Inter-Continental Holdings (Canada) Inc. authorizing the assignment of its registrable interest under the Lease to the Nominee in the form of Exhibit T-6; and (iv) an Assignment and Assumption Agreement among City of Toronto, Buyer, 220 Bloor Street Hotel Inc. and Inter-Continental Holdings (Canada) Inc. as contemplated in the aforementioned ground lease, in the form of Exhibit T-7 (and Buyer agrees to execute and deliver all of such documents on Closing each of which shall be substantially in the form attached hereto or as otherwise satisfactory to Buyer acting reasonably). With respect to each of the foregoing Exhibits to the extent that any of the foregoing forms of Exhibit is not attached hereto, the parties shall promptly endeavor after the Effective Date to reach mutual agreement on such form that will be delivered at Closing.

               B. Bill of Sale. A Bill of Sale for each Hotel and certain Personal Property related thereto substantially in the forms of Exhibit C-1 and Exhibit C-2 (provided however if no such form is attached hereto, the parties shall promptly endeavor after the Effective Date to reach mutual agreement on such form that will be delivered at Closing), duly executed and delivered by Seller.

               C. Assignment of Leases. An Assignment and Assumption of Leases for each Hotel in the form of Exhibit D, (provided however if no such form is attached hereto, the parties shall promptly endeavor after the Effective Date to reach mutual agreement on such form that will be delivered at Closing), duly executed and delivered by Seller.

               D. Assignment of Contracts, Warranties and Other Interests. An Assignment and Assumption of Contracts, Warranties and Other Interests for each Hotel in the form of Exhibit E (provided however if no such form is attached hereto, the parties shall promptly endeavor after the Effective Date to reach mutual agreement on such form that will be delivered at Closing), duly executed and delivered by Seller.

               E. Notices of Assignment and Assumption. If applicable, a written notice in the form of Exhibit F-1, a copy of which shall be sent to each Tenant under a Lease (the "Tenant Notice"), and a written notice in the form of Exhibit F-2 to each party to a Contract (the

"Contract Notice"), (provided however if no such form is attached hereto, the parties shall promptly endeavor after the Effective Date to reach mutual agreement on such form that will be delivered at Closing).

               F. Withholding and Tax Certificates. For each Seller, regarding all Hotels in the United States owned by it, a certificate in the form of Exhibit G-1 with respect to Section 1445 of the Internal Revenue Code stating whether or not Seller is a foreign person as defined in said Section 1445 and applicable regulations thereunder, and regarding all Hotels owned by each Canadian Seller in Canada, a statutory declaration in the form of Exhibit G-2 with respect to Section 116 of the Income Tax Act (Canada) stating whether or not the Canadian Seller is a non-resident of Canada within the meaning of said
Section 116. With respect to each of the foregoing Exhibits to the extent that any of the foregoing forms of Exhibit is not attached hereto, the parties shall promptly endeavor after the Effective Date to reach mutual agreement on such form that will be delivered at Closing.

               G. Affidavit of Title/Gap Indemnity. An Affidavit of Title for each Hotel with respect to liens and title matters in substantially the form of Exhibit H, or in such other form as may be required by the Title Company.

               H. Closing Statement. A Closing Statement Agreement in the form of Exhibit I attached hereto and incorporated herein by this reference (provided however if no such form is attached hereto, the parties shall promptly endeavor after the Effective Date to reach mutual agreement on such form that will be delivered at Closing). Seller and Buyer shall authorize and instruct the Closing Agent to file, as the "reporting person," Internal Revenue Service Form 1099-B ("Proceeds from Real Estate, Broker, and Barter Exchange Transactions"), if and as required by Section 6045(d) of the Code.

               I. Evidence of Authority. For each entity holding title to the Hotels and the Manager, evidence that Seller and the Manager have the requisite power and authority to execute and deliver, and perform under, this Agreement and all Closing Documents, consisting of a certificate of an Assistant Secretary of Seller and/or Manager, as the case may be, with respect to the authority to act on behalf of Seller or Manager of the individual executing on behalf of Seller or Manager all documents contemplated by this Agreement, in the form of Exhibit J (provided however if no such form is attached hereto, the parties shall promptly endeavor after the Effective Date to reach mutual agreement on such form that will be delivered at Closing).

               J. Reaffirmation. A reaffirmation of the representations, warranties and covenants set forth in Paragraph 8 hereof in the form of Exhibit K (provided however if no such form is attached hereto, the parties shall promptly endeavor after the Effective Date to reach mutual agreement on such form that will be delivered at Closing).

               K. Transfer Tax Declaration. If applicable, a duly completed real estate transfer tax declaration or return.

               L. Delivery of Keys and Property Documents. The Property Documents and all keys to the Property or any portion thereof.

               M. Opinions. One or more written opinions from counsel to Seller in customary form and substance reasonably satisfactory to Buyer, regarding the authorization, execution, delivery and enforceability of the (i) Management Agreement, (ii) IHG Parent Guaranty, and (iii) such other opinions as may be reasonably required by Buyer.

               N. Management Agreement. The Management Agreement in the form attached hereto as Exhibit P, duly executed and delivered by Manager.

               O. Retail Sales Tax Clearance Certificates. Certificates of payment issued by the Minister of Revenue of Ontario under Section 6 of the Retail Sales Tax Act (Ontario) to the effect that all requisite taxes under such Act and similar legislation relating to the Toronto InterContinental Hotel and the Toronto Staybridge Suites Hotel (other than relating to the conveyance and transfer of the Hotels to the Buyer) have been paid by the applicable Canadian Seller.

               P. IHG Parent Guaranty. The IHG Parent Guaranty in the form attached hereto as Exhibit M, duly executed and delivered by IHG.

               Q. Other Instruments. Such other instruments or documents as may be reasonably requested by Buyer or the Title Company, or reasonably necessary, to effect or carry out the purposes of this Agreement, subject to Seller's prior approval thereof, which approval shall not be unreasonably withheld or delayed.

               R. Ground Lease Consent and Estoppel. A Ground Lease Estoppel Certificate and Consent to Assignment of Ground Lease, duly executed by the respective lessor in the form of Exhibit L-2 with respect to each of the Ground Leases and in the form of Exhibit L-3 with respect to the Ground Lease relating to the Tower InterContinental Hotel; and provided however, to the extent that Seller is unable or fails to deliver a Ground Lease Estoppel Certificate relating to a Property (such Property being referred to as "GL Property"), Seller shall have the right to delay the transfer of such GL Property to Buyer through June 1, 2005 in order to satisfy such condition. In the event such Closing with respect to the GL Property occurs on a date other than the Closing Date, the parties shall agree to amend the Management Agreement to subject such GL Property to the terms thereof in a manner consistent with the proposed modifications thereto regarding the addition of the Austin, TX InterContinental Property on a date other than the Initial Closing Date. After June 1, 2005, to the extent that Seller is unable or fails to satisfy the foregoing condition, Buyer, as its sole remedy, shall have the right to Terminate this Agreement as to such GL Property, and to the extent applicable, the Purchase Price hereunder shall be adjusted in accordance with the allocated value for such Hotel as set forth on Exhibit A-13. To the extent that a form is not attached hereto, the parties shall promptly endeavor after the Effective Date to reach mutual agreement on such forms that will be delivered Closing.

               S. Reserved.

               T. Tenant Estoppel Certificates. Tenant Estoppel Certificates from each of the tenants under the Leases to the extent received by Seller.

               U. Reserved.

               V. Reserved.

               6.3 Buyer's Deliveries. At the Closing, Buyer shall deliver or cause to be delivered to Seller the following:

               A. Net Purchase Price. The net Purchase Price due at Closing under this Agreement for the Hotel or Hotels being transferred on such applicable date.

               B. Opinions. One or more written opinions from counsel to Buyer in customary form and substance reasonably satisfactory to Seller, regarding the authorization, execution, delivery and enforceability of the (i) Management Agreement, (ii) HPT Guaranty, and (iii) such other opinions as may be reasonably required by Seller.

               C. Closing Document Counterparts. Executed counterparts of any of the Closing Documents described in Paragraph 6.2 which are to be signed by Buyer.

               D. Management Agreement; Amendments to Other Management Agreements. Executed counterparts of the Management Agreement described in Paragraph 6.2(N), and the amendments to the management agreements described in Paragraph 6.2(S) above, in each case duly executed and delivered by TRS-1.

               E. Other Instruments. Such other instruments or documents as may be reasonably requested by Seller or the Title Company, or reasonably necessary, to effect or carry out the purposes of this Agreement, subject to Buyer's prior approval thereof, which approval shall not be unreasonably withheld or delayed.

               F. HPT Guaranty. The HPT Guaranty in the form attached hereto as Exhibit Q duly executed and delivered by HPT.

               G. GST Indemnity. The GST certificate and indemnity contemplated by Paragraph 3.5 in the form of Exhibit U.

         7. Prorations, Credits and Closing Costs.

              7.1 Proration Items.

         (a) At the Closing, the following adjustments and prorations shall be computed as of 12:01 a.m. (local time at each Property) on the Closing Date ("Apportionment Time"). All items of revenue, cost and expense with respect to the period prior to the Apportionment Time shall be for the account of Seller. All revenues attributable to guests of the Hotels for the night prior to the Closing Date shall be for the account of Seller. All items of revenue, cost and expense of such Property with respect to the period from and after the Apportionment Time shall be for the account of Buyer or its designee. All adjustments and prorations shall be on an accrual basis in accordance with generally accepted accounting principles. Seller or its designee shall be entitled to receive any refunds of any taxes (real, personal or sales) for any periods prior to Closing, regardless of when received.

         (b) At the Closing, a fair and reasonable estimated accounting of all adjustments and prorations shall be performed and agreed to by Seller and Buyer. Subsequent final adjustments and payments (the "True-up") shall be made in cash or other immediately available funds as soon as practicable after the Closing Date for the Property based upon an accounting performed by the Seller and acceptable to Buyer. In the event the parties have not agreed with respect to the adjustments required to be made pursuant to this Paragraph 7.1 upon application by any such party, a certified public accountant reasonably acceptable to the parties hereto shall determine any such adjustments which have not theretofore been agreed to by the parties hereto. The charges for such accountant shall be borne equally by the parties to such disputed adjustment. All adjustments to be made as a result of the final results of the True-up shall be allocated as set forth above to the party entitled to such adjustment within thirty (30) days after the final determination thereof. The provisions of Paragraph 7 shall survive the Closing. Notwithstanding anything contained herein to the contrary, any amounts owed to Seller under this Paragraph 7 shall not be paid to Seller. Rather all such amounts shall be credited to Manager's contribution to Initial Working Capital under the Management Agreement.

              7.2 Closing Statement and Schedules. On or before five (5) days prior to the Closing Date, Seller shall deliver to Buyer a current schedule of the items and amounts to be prorated or credited as set forth in this Paragraph 7, and a draft closing statement for the Transaction.

              7.3 Seller's Closing Costs. Seller shall pay the following: (a) the fees and expenses of Seller's attorneys, (b) the costs (including recording costs) of any cure of title defects required of Seller hereunder, (c) the commission due any Broker retained by Seller, (d) half of all escrow agent fees (if any are charged in connection with this Transaction), (e) half of costs and expenses and premiums in connection with the preparation of the Title Reports and the issuance of the Title Policies (including all endorsements reasonably requested by Buyer), (f) half of all recording charges due on recordation of any Closing Documents, (g) half of the costs and expenses of the Surveyor to prepare the Survey, (h) half of all of the costs of transfer, documentary, excise, recording, sales or other taxes or assessments imposed by virtue of the Transaction, provided Buyer shall provide reasonable cooperation to Seller in reducing the total amounts described herein, (i) half of the cost and expense of any local counsel mutually retained by Buyer and Seller in any jurisdiction where a Property is located and counsel located in Texas previously retained by Buyer prior to the date hereof with respect to zoning matters, (j) one half of the costs and expenses of all environmental and engineering reports regarding any Property furnished to Buyer and any recommended and/or follow-up studies required or suggested thereby, and (k) one half of the costs of any zoning reports or related zoning due diligence studies requested by Buyer in connection with its Due Diligence hereunder.

              7.4 Buyer's Closing Costs. Buyer shall pay the following: (a) except as otherwise provided herein, the costs of Buyer's Due Diligence, (b) one half of the costs and expenses of all environmental and engineering reports regarding any property furnished to Buyer and any recommended and/or follow-up studies required or suggested thereby, (c) the fees and expenses of Buyer's attorneys, (d) the commission due any Broker retained by Buyer, (e) all lenders' fees related to any financing to be obtained by Buyer; (f) half of all recording charges due on recordation of any Closing Documents, (g) half of all escrow agent fees (if any are charged in connection with this Transaction), (h) half of the costs and expenses from the Title

Company to prepare the title reports, (i) half of the costs, expenses and premiums for the Title Commitment and Title Policy (including all endorsements reasonably requested by Buyer), (j) half of the costs of the costs of the Survey, (k) half of all costs of all transfer, documentary, excise, recording, sales or other taxes or assessments imposed by virtue of the Transaction, provided that Seller shall provide reasonable cooperation to Buyer in reducing the total amounts described herein, (l) half of the cost and expense of any local counsel mutually retained by Buyer and Seller in any jurisdiction where a Property is located and counsel located in Texas previously retained by Buyer prior to the date hereof with respect to zoning matters, and (m) one half of the costs of any zoning reports or related zoning due diligence studies requested by Buyer in connection with its Due Diligence hereunder.

              7.5 Goods and Services Tax Election. The parties hereto will use their commercially reasonable efforts in good faith to minimize (or eliminate) any taxes payable under the Excise Tax Act (Canada) in respect of the Closing by, among other things, making such elections and taking such steps as may be provided for under that Act (including, for greater certainty, making a joint election in a timely manner under Section 167 of that Act) if such elections are applicable to the transactions contemplated herein and as may reasonably be requested by Buyer in connection with the Closing and acceptable to the Canadian Sellers in their sole discretion, acting reasonably. Should the parties agree to make the election under Section 167 of the Excise Tax Act, Buyer shall indemnify and hold Seller harmless in respect of any GST, penalties, interest and other amounts which may be assessed against Seller as a result of the transaction under this Agreement not being eligible for such election or as a result of Buyer's failure to file the election within the prescribed time.

         8. Representations and Warranties.

              8.1 Seller's Representations and Warranties. To induce Buyer to enter into this Agreement, Seller covenants, represents and warrants to Buyer as follows:

               A. Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and has all requisite power and authority under the laws of such jurisdiction and its respective charter documents to enter into and perform its obligations under the Closing Documents and to consummate the transactions contemplated thereby. Seller is duly qualified to transact business in each jurisdiction in which the nature of the business conducted by it requires such qualification, except where such failure to qualify would not have a material adverse effect on Seller or the transactions contemplated hereby.

               B. Seller has taken (or will take, prior to the Closing Date) all necessary action to authorize the execution, delivery and performance of this Agreement and the other Closing Documents to which it is a party, and upon the execution and delivery of any document to be delivered by Seller on or prior to the Closing Date, such document shall constitute the valid and binding obligation and agreement of Seller enforceable against Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors and general principles of equity.

               C. The execution, delivery or performance of the Closing Documents by Seller, and the compliance with the terms and provisions thereof, will not result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any Property pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Seller is bound.

               D. Except as may be set forth on Schedule 8.1(D), to Seller's Knowledge, no action or proceeding is pending or threatened, and no investigation looking toward such an action or proceeding has begun, which (i) questions the validity of this Agreement and the other Closing Documents or any action taken or to be taken pursuant thereto, (ii) will result in any material adverse change in the business, operation, affairs or condition of any Property,
(iii) may result in or subject any Property to a material liability, (iv) involves condemnation or eminent domain proceedings against any material part of Property or (v) is likely to materially and adversely affect the ability of Seller to perform its obligations hereunder.

               E. Other than (i) the Permitted Title Exceptions, (ii) the documents to be assigned to Buyer pursuant to the terms hereof, true and complete copies of which have been delivered to Buyer, (iii) the Leases set forth on Schedule 8.1(E), (iv) the Contracts set forth on Exhibit N, (v) the Ground Leases; and (vi) agreements and easements with governmental bodies and utility companies which are reasonably necessary for the development and operation of the Property as contemplated by this Agreement and the Closing Documents, there are no material agreements, leases, licenses or occupancy agreements affecting the Property which will be binding on Buyer subsequent to the Closing Date.

               F. Except as may be set forth in Schedule 8.1(F) or in the written inspection reports delivered to Buyer in connection herewith, to Seller's Knowledge, there is no fact or condition which materially and adversely affects the physical condition of the Property which has not been set forth in this Agreement, or in the other documents, certificates or statements furnished to or obtained by Buyer in connection with the transactions contemplated hereby.

               G. All utilities and services necessary for the use and operation of the Property (including, without limitation, road access, water, electricity and telephone) are available thereto, and are of sufficient capacity to meet adequately all needs and requirements necessary for the current use and operation of the Property. To Seller's Knowledge, except as may be set forth in
Schedule 8.1(G), no fact, condition or proceeding exists which would result in the termination or impairment of the furnishing of such utilities to the Property.

               H. Except as may be set forth in Schedule 8.1(H), or in the written inspection reports (including environmental reports) delivered to Buyer in connection herewith, to Seller's Knowledge (i) the Property and the use and operation thereof do not violate any material federal, state, municipal or other governmental statutes, ordinances, by-laws, rules, regulations or any other legal requirements, including, without limitation, those relating to construction, occupancy, zoning, adequacy of parking, environmental protection, occupational health and safety or fire safety applicable thereto; and (ii) there are in effect all material licenses, permits and other authorizations necessary for the current use, occupancy and operation thereof. To Seller's Knowledge, except as may be set forth in Schedule 8.1(H), there is no threatened request, application, proceeding, plan, study or effort which would materially adversely affect the present use or zoning of the Property or which would modify or realign any adjacent street or highway.

               I. Except as may be set forth in Schedule 8.1(I), other than the amounts disclosed by current tax bills, true and correct copies of which have been delivered to Buyer, no taxes or special assessments of any kind (special, bond or otherwise) are or have been levied with respect to the Property, or any portion thereof, which are outstanding or unpaid, other than amounts not yet due and payable, or if due and payable, not yet delinquent (and to the extent any such taxes or special assessments are due and payable on the Effective Date and prior to the Closing Date, such amount will be paid at Closing in accordance with Paragraph 7).

               J. Each Seller, other than each Canadian Seller, is not a "foreign person" within the meaning of Section 1445(f)(3) of the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

               K. Each Canadian Seller is not a non-resident of Canada within the meaning of the Income Tax Act (Canada).

                     K-1 Except as may be set forth in Schedule 8.1(K-1), or in the written inspection reports (including environmental reports) delivered to Buyer in connection herewith, to Seller's Knowledge, none of Seller or any other occupant or user of any of the Property, or any portion thereof, have stored or disposed of (or engaged in the business of storing or disposing of) or have released or caused the release of any hazardous waste, contaminants, oil, radioactive or other material on the Property, or any portion thereof, the removal of which is required or the maintenance of which is prohibited or penalized by any applicable federal, state or local statutes, laws, ordinances, rules or regulations. To Seller's Knowledge, except as may be set forth in
Schedule 8.1(K-1), or in the written inspection reports (including environmental reports) delivered to Buyer in connection herewith, the Property is free from any such hazardous waste, contaminants, oil, radioactive and other materials, except any such materials maintained in accordance with applicable law.

               L. To Seller's Knowledge, except as contained in the written inspection reports (including environmental reports) delivered to Buyer in connection herewith, there are no defects or inadequacies in the Property which, if uncorrected, would result in a termination of insurance coverage or an increase in the premiums charged therefor.

               M. Except as may be set forth in Schedule 8.1(M), or in the written inspection reports delivered to Buyer in connection herewith, to Seller's Knowledge, Property is in good working order and repair, mechanically and structurally sound, free from material defects in materials and workmanship and not subject to any unrepaired casualty.

               N. Except as may be set forth in Schedule 8.1(N), all tax returns for privilege, gross receipts, excise, sales and use, personal property and franchise taxes required by law to be filed by Seller with respect to Property prior to the Closing Date will be prepared and duly filed prior to the Closing (or after Closing with respect to pre-Closing matters) and all taxes, if any, shown on such returns or otherwise determined to be due, together with any interest or penalties thereon, will be paid by Seller prior to the Closing, or in a timely manner following Closing.

               O. Except as may be set forth in Schedule 8.1(O), or in the written inspection reports delivered to Buyer in connection herewith, there are in effect all material licenses (including liquor licenses, if required), permits and other authorizations necessary for the then current use, occupancy and operation of the Property.

               P. Seller has good title to the Personal Property free and clear of all liens other than Permitted Title Exceptions.

               Q. The Personal Property located at or otherwise used in connection with the Property (i) complies in all material respects with the applicable Brand Standards (as defined in the Management Agreement) and (ii) is otherwise at adequate, appropriate levels and at levels that are at least equal to those found at other similarly-situated Staybridge Suites, Crowne Plaza, Holiday Inn, or Intercontinental, as applicable, hotels.

               R. Except as may be set forth in Schedule 8.1(R), or in the written inspection reports (including without limitation environmental condition reports and property condition reports from ATC Associates, Inc.) delivered to Buyer in connection herewith, to Seller's Knowledge there exists no violation of any law, regulation, order or requirement issued by any governmental authority against or affecting the Property and Seller has not received any notice or order from any governmental authority requiring any repairs, maintenance or improvements to are Property which have not been fully performed.

               S. Each Real Property constitutes a separate parcel for purposes of ad valorem real property taxes, and is not subject to a lien for non-payment of real property taxes relating to any other property.

               T. Except as may be set forth on Schedule 8.1(T), to Seller's Knowledge, there exists no material default on the part of Seller with respect to any Permitted Title Exception, other than those defaults which can be cured or discharged by the payment of money and for which an allowance for the payment thereof has been made at Closing.

               U. Each of the financial statements of IHG heretofore delivered to Buyer have been properly prepared in accordance with the Accounting Principles (as defined in the Management Agreement), are true, correct and complete in all material respects and fairly present the consolidated financial condition of IHG at and as of the dates thereof and the results of its operations for the periods covered thereby. Each of the financial statements for the Hotels heretofore delivered to Buyer have been properly prepared in accordance with the Accounting Principles, are true, correct and complete in all material respects and fairly present the financial condition of the Hotels covered thereby at and as of the dates thereof and the results of their operations for the periods covered thereby.

               V. Seller is not a debtor in any voluntary or involuntary proceeding in bankruptcy.

               W. Other than the Leases listed in Schedule 8.1(W) and the Permitted Title Exceptions, there are no contracts or agreements with respect to the use or occupancy of the Property. The copies of the Leases and the Ground Leases heretofore delivered by Seller to Buyer are a true, correct and complete copies thereof; neither the Leases nor the Ground Leases have been amended except as evidenced by amendments similarly delivered to Buyer and constitute the entire agreement between Seller and the tenants (or the ground lessor, as applicable) thereunder. Except as otherwise set forth in Schedule 8.1(W): (i) to Seller's Knowledge, each of the Leases is in full force and effect on the terms set forth therein and to Seller's Knowledge each tenant, thereunder is legally required to pay all sums and perform all material obligations set forth therein without concessions, abatements, offsets, defenses or other basis for relief or adjustment; (ii) to Seller's Knowledge, each of the Ground Leases are in full force and effect on the terms set forth therein and the ground lessors thereunder are legally required to perform all material obligations set forth therein without concessions, defenses or other basis for relief or adjustment;
(iii) no such tenant (or ground lessor with respect to the performance of any obligations under the Ground Lease, as applicable) has asserted in writing or, to Seller's Knowledge, has any defense to, offsets or claims against, rent payable by it or the performance of its other obligations under its Lease (or Ground Lease, as applicable); (iv) Seller has no outstanding obligation to provide any such tenant with an allowance to construct, or to construct at Seller's expense, any tenant improvements; (v) no such tenant is in arrears in the payment of any sums or in the performance of any material obligation required of it under its Lease beyond any applicable grace period, and no such tenant has prepaid any rent or other charges; (vi) to Seller's Knowledge no such tenant or ground lessor, as applicable, has filed a petition in bankruptcy or for the approval of a plan of reorganization or management under the Federal Bankruptcy Code or under any other similar state law, or made an admission in writing as to the relief therein provided, or otherwise become the subject of any proceeding under any federal or state bankruptcy or insolvency law, or has admitted in writing its inability to pay its debts as they become due or made an assignment for the benefit of creditors, or has petitioned for the appointment of or has had appointed a receiver, trustee or custodian for any of its property; (vii) no such tenant or ground lessor, as applicable, has requested in writing a modification of its Lease or Ground Lease, respectively, or a release of its obligations under its Lease or Ground Lease, respectively, in any material respect or has given written notice terminating its Lease or Ground Lease, or has been released of its obligations thereunder in any material respect prior to the normal expiration of the term thereof; (viii) except as set forth in the Leases, no guarantor has been released or discharged, voluntarily or involuntarily, or by operation of law, from any obligation under or in connection with any Lease or any transaction related thereto; (ix) all security deposits paid by tenants, are as set forth in Schedule 8.1(W); (x) all lease commissions due with respect to each of the Leases has been paid, except as otherwise set forth on Schedule 8.1(W); and (xi) the other information set forth in Schedule 8.1(W) is true, correct and complete in all material respects. No default or breach exists under any Lease or Ground Lease on the part of Seller.

               X. An appropriate Seller affiliate is a "registrant" under Part IX of the Excise Tax Act (Canada). 220 Bloor Street Hotel, Inc.'s registration number is: 84822 5546 RC0001; Staybridge Markham, Inc.'s registration number is:
84875 0071 RC 0001.

               Y. The Designated Representatives are the persons (either individually or as a whole) to whom any condition which would render any of the statements in Paragraph 8.1 untrue, inaccurate or incorrect in any material respect (without regard to any knowledge qualifier contained in such statement) should be communicated to, directly or indirectly, by any general manager of a Hotel that first knows such condition. James Manley is the person to whom any condition which would render any of the statements in Paragraph 8.1(Z) untrue, inaccurate or incorrect in any material respect (without regard to any knowledge qualifier contained in such statement) should be communicated to, directly or indirectly, by any general manager of a Hotel that first knows such condition.

               Z. Except as set forth in Schedule 8.1(Z), with respect to the Hotels located in Canada:

                     (i) No collective agreement is currently being negotiated by the Canadian Seller or any other Person in respect of any of the Hotels in Canada or the employees working at any of the Hotels in Canada and the only collective agreements in force with respect to the employees working at any of the Hotels in Canada are the Collective Agreements, true, correct and complete copies of which have been provided to Buyer. To Seller's (Canada) Knowledge, (i) none of the Hotels in Canada has committed any breaches of their obligations under the Collective Agreements; (ii) there are no grievances or arbitration proceedings thereunder; and (iii) there are no written or oral agreements or course of conduct which modify the terms of the Collective Agreements;

                     (ii) Except in respect of the Collective Agreements, no trade union, council of trade unions, employee bargaining agency or affiliated bargaining agent holds bargaining rights with respect to any of the employees working at any of the Hotels in Canada by way of certification, interim certification, voluntary recognition, or succession rights, or has applied or, to Seller's (Canada) Knowledge, threatened to apply to be certified as the bargaining agent of the employees working at any of the Hotels in Canada. To Seller's (Canada) Knowledge, there are no threatened or pending union organizing activities involving the employees working at any of the Hotels in Canada. There is no labour strike, dispute, work slowdown or stoppage pending or involving or, to Seller's (Canada) Knowledge, threatened against or in relation to any of the Hotels in Canada and no such event has occurred within the last five (5) years; and

                     (iii) No trade union has applied to have any of the Hotels in Canada declared a related employer pursuant to the Labour Relations Act (Ontario).

               AA. The Canadian Seller is not engaged in any activities and does not provide any of the services of a business described in subsection 14.1(5) of the Investment Canada Act (Canada). The aggregate value of the Property in Canada, the control of which is being acquired as a result of the transactions contemplated by this Agreement, calculated in accordance with the Investment Canada Act (Canada) and the regulations thereunder, is less than CDN$237 million.

               BB. Neither the aggregate value of Canadian Seller's assets in Canada nor the gross revenues from sales in or from Canada generated from those assets exceeds the applicable value determined pursuant to section 110 of the Competition Act (Canada), as amended, and the regulations thereunder.

              8.2 Reserved.

              8.3 Claims of Breach Prior To Closing. If at or prior to the Closing, to Seller Knowledge's if any Seller's Warranty becomes untrue, inaccurate or incorrect in any material respect (without regard to any materiality or knowledge qualifier contained therein), Seller shall give Buyer written notice thereof within ten (10) Business Days of obtaining such knowledge (but, in any event, prior to the Closing). After the Due Diligence Deadline but prior to the Closing, if to Buyer's Knowledge any Seller's Warranty is or becomes untrue, inaccurate or incorrect in any material respect, Buyer shall give Seller written notice thereof within five (5) Business Days of obtaining such knowledge (but, in any event, prior to the Closing). In either such event, Seller shall have the right to cure such misrepresentation or breach and shall be entitled to a reasonable adjournment of the Closing upon written notice to Buyer (not to exceed fifteen (15) days) to attempt such cure. Seller shall notify Buyer within three (3) Business Days of its receipt of such notice if Seller has elected to cure such untrue, inaccurate or incorrect Seller's Warranty. If Seller fails to respond within such timeframe, Seller shall be deemed to have declined to cure such untrue, inaccurate or incorrect Seller's Warranty.

         If to Buyer's Knowledge prior to the applicable Closing Date any Seller's Warranty is or becomes untrue, inaccurate or incorrect in any material respect as of the date made, and Seller is unable or unwilling to so cure such misrepresentation or breach, then Buyer, as its sole remedy shall elect either
(a) to waive such misrepresentation or breach and consummate the Transaction without any reduction of or credit against the Aggregate Purchase Price, or (b) to Terminate this Agreement by written notice given to Seller on or before the Closing Date, in which event Buyer shall be entitled to recover from Seller within five (5) days of demand, all of Buyer's out-of-pocket costs (including legal fees) incurred with respect to the transactions contemplated by this Agreement.

         If Buyer has knowledge prior to the applicable Closing Date that any Seller's Warranty becomes untrue, inaccurate or incorrect in any material respect through no fault of Seller, and Seller is unable or unwilling to so cure such misrepresentation or breach, then Buyer, as its sole remedy shall elect either (a) to waive such misrepresentation or breach and consummate the Transaction without any reduction of or credit against the Aggregate Purchase Price, or (b) to Terminate this Agreement by written notice given to Seller on or before the Closing Date.

         If any of Seller's Warranties are untrue, inaccurate or incorrect but are not, in the aggregate, untrue, inaccurate or incorrect in any material respect, Buyer shall be required to consummate the Transaction without any reduction of or credit against the Aggregate Purchase Price. If on the Closing Date, Buyer has Knowledge that Seller's Warranties are untrue, inaccurate or incorrect in any material respect and Buyer nevertheless chooses to consummate the Transaction, Buyer waives any right to seek damages against Seller if such breach would otherwise have allowed Buyer to terminate this Agreement pursuant to its terms.

         The untruth, inaccuracy or incorrectness of Seller's Warranties shall be deemed material only if Buyer's aggregate damages resulting from the untruth, inaccuracy or incorrectness of all Seller's Warranties are reasonably estimated to equal or exceed three hundred thousand dollars ($300,000.00).

              8.4 Survival and Limits On Buyer's Claims. Seller's Warranties shall survive the Closing and not be merged therein for a period of one (1) year and Seller shall only be liable to Buyer hereunder for a breach of Seller's Warranties made herein or in any of the documents executed by Seller at the Closing with respect to which an action has been commenced by Buyer against Seller on or before one (1) year after the date of the Closing. Notwithstanding the foregoing, whether or not the Closing occurs, if Buyer is otherwise entitled to bring an action for damages against Seller, Buyer shall not commence any such action until its damages are reasonably estimated to aggregate $300,000.00 (such amount being, the "Damages Threshold"). In determining the amount of the Damages Threshold, Buyer shall be able to aggregate dollar amounts for actions that it may bring hereunder and for actions that PR Buyer may bring under the PR Stock Agreement. All covenants set forth in this Agreement, unless waived by Buyer, shall survive until fully performed. To the extent that Buyer is able to recover any damages from Seller, it shall be entitled to the entire amount of such damages notwithstanding the Damages Threshold.

              8.5 Buyer's Representations and Warranties. Buyer, as of the date of the execution of this Agreement by Buyer, represents and warrants to Seller as follows, and as a condition precedent to Seller's obligation to consummate the Transaction at Closing pursuant to the terms of this Agreement, the following representations of Buyer shall be true and correct in all material respects as of the Closing Date:

               A. Status and Authority of Buyer. Buyer is duly organized and validly existing and the laws of the jurisdiction of its formation, and has all requisite power and authority under the laws of such jurisdiction and under its charter documents to enter into and perform its obligations under the Closing Documents to which it is a party and to consummate the transactions contemplated thereby. Buyer is (or will be as of the Closing Date) duly qualified and in good standing in each jurisdiction in which the nature of the business conducted by it requires such qualification, except where such failure to qualify would not have a material adverse effect on Buyer or the transactions contemplated hereby.

               B. Action of Buyer. Buyer has taken (or will take, prior to the Closing Date) all necessary action to authorize the execution, delivery and performance of each of the Closing Documents to which it is a party, and upon the execution and delivery of any document to be delivered by Buyer on or prior to the Closing Date such document shall constitute valid and binding obligation and agreement of Buyer enforceable against Buyer its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors and general principles of equity.

               C. No Violations of Agreements. Neither the execution, delivery or performance of the Closing Documents by Buyer, nor compliance with the terms and provisions thereof, will result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, or charge upon any property or assets of Buyer pursuant to the terms of any indenture, mortgage, deed of trust, note, evidence of indebtedness or any other agreement or instrument by which Buyer is bound.

               D. Litigation. To Buyer's Knowledge, no action or proceeding is pending or threatened, and no investigation looking toward such an action or proceeding has begun, which (a) questions the validity of the Closing Documents or any action taken or to be taken pursuant hereto or (b) is likely to materially and adversely affect the ability of Buyer to perform its obligations hereunder.

               E. Bankruptcy. Buyer is nor a debtor in any voluntary or involuntary proceeding in bankruptcy.

               F. Sophisticated Buyer. Buyer is an experienced investor that specializes in the investment in and ownership of hotel properties in geographically diverse markets. Buyer is a sophisticated real estate owner and investor with particular experience in the acquisition and ownership of hotels similar to the Hotels.

               G. GST Registration. On Closing, Buyer will be a "registrant" under Part IX of the Excise Tax Act (Canada) and prior to Closing shall provide Seller with its GST registration #.

               H. Reporting. John Murray is the person to whom any condition which would render any of the statements in this Paragraph 8.5 untrue, inaccurate or incorrect in any material respect (without regard to any knowledge qualifier contained in such statement) should be communicated to, directly or indirectly, by any senior employee of HPT that first knows such condition.

              8.6 Reserved.

         9. Casualty and Condemnation. Seller shall maintain the property insurance coverage currently in effect for the Property, or comparable coverage, through the Closing Date. If after the Effective Date and on or prior to the Closing Date, any portion of the improvements is materially damaged or destroyed by fire or other casualty, or there shall be commenced or instituted against any Property any Condemnation Proceeding, Seller shall promptly (and in no event more than two (2) Business Days after the occurrence of such casualty or Condemnation Proceeding) give written notice of such event to Buyer, and the following provisions shall apply notwithstanding the contrary terms of any applicable Laws with respect to the subject matter of Paragraph 9:

              9.1 Major Event. If such damage or destruction or Condemnation Proceeding results in any Hotel or Hotels becoming Unsuitable for its Permitted Use, as reasonably determined by Buyer or Seller, (such damage or Condemnation Proceeding shall be referred to as a "Major Event"), then both Buyer and Seller shall have the right to Terminate this Agreement as to either (a) only the affected Hotel or Hotels; or (b) if three (3) or more Hotels are rendered Unsuitable for its Permitted Use, as to all Hotels hereunder, in each case by written notice to the other party given no later than ten (10) Business Days after the giving of Seller's notice of such event, and the Closing Date shall be extended, if necessary, to provide sufficient time for Buyer or Seller to make such election. In the case of a Major Event, and so long as neither party has elected to Terminate this Agreement as to all Hotels, in addition to the foregoing termination right, Seller or Buyer shall have the option to extend the Closing Date for up to ninety (90) days for either (a) all Hotels or (b) solely as to the Hotel(s) affected by the Major Event (to allow Seller to repair/restore the affected Hotel in a manner satisfactory to Buyer) (in which case the Closing for the unaffected Hotels shall proceed as set forth herein, except the Purchase Price shall be reduced by the allocated value of the affected Hotel as set forth on Exhibit A-13). To the extent that Buyer or Seller elects to postpone Closing pursuant to the provisions of this Paragraph, Buyer shall have the ability to conduct a limited due diligence review (such review shall be limited to the conditions directly related to any restoration and repair of such Hotel) with respect to such affected Hotel up to and including the date that is ten (10) calendar days prior to the extended closing date for such Hotel(s) and Buyer shall have the right to Terminate this Agreement solely as to the Hotel affected by the Major Event only for reasons directly related to any restoration and repair of such Hotel. To the extent that this Agreement is terminated as to an affected Hotel, the Purchase Price shall be reduced by the allocated value of such affected Hotel as set forth on Exhibit A-13.

              9.2 Closing Despite Casualty/Condemnation. If a casualty or Condemnation Proceeding occurs and neither Buyer nor Seller Terminates this Agreement with respect to the affected Hotel(s) on account thereof, then at Closing (a) the conveyance of the Property shall be less such portion of the Property so taken by (or, as applicable, shall be subject to) said Condemnation Proceeding, without adjustment of the Purchase Price, (b) Seller shall assign to Buyer (without recourse to Seller) all the rights to all awards or insurance proceeds with respect to such casualty or Condemnation Proceeding (except for business interruption coverage with respect to rental payments prior to Closing); (c) Buyer and Seller shall cause Owner and Manager to waive any of their respective ability to terminate the Management Agreement as to such affected Hotel as a result of such Hotel being "Unsuitable for its Permitted Use" pursuant to the terms of the Management Agreement; and (d) Seller shall provide a credit at Closing equal to (i) Seller's deductible under Seller's insurance policy, plus all proceeds or awards previously paid to Seller with respect to such casualty or Condemnation Proceeding, less (ii) an amount equal to the sum of (A) the costs, expenses and fees, including reasonable attorneys' fees, expenses and disbursements, incurred by Seller in connection with receiving such proceeds or award, (B) any portion of any Condemnation Proceeding award that is allocable to loss of use of the Property prior to Closing, and the proceeds of any rental loss, business interruption or similar insurance to the extent allocable to the period prior to the Closing Date, and (C) the reasonable and actual costs incurred by Seller in stabilizing and/or repairing the Property following such casualty or condemnation.

         10. Other Conditions to Closing. The obligation of Buyer and Seller to close the Transaction shall be further subject to the satisfaction at or prior to Closing of the conditions precedent set forth in this Paragraph 10.

              10.1 Conditions to Buyer's Obligations. The conditions precedent to Buyer's obligations at Closing referenced above are as follows, any or all of which may be expressly waived by Buyer in writing, at its sole option:

               A. Representations. Seller's Warranties, subject to Paragraph 8.3, shall be true and correct in all material respects on and as of the Closing Date, except as modified in a manner permitted by the Agreement, as if made on and as of such date except to the extent that they expressly relate to an earlier date;

               B. Title Policy. At Closing, Buyer shall have received from the Title Company the Title Policy (or a specimen or proforma policy thereof or "marked" Title Commitment) together with an irrevocable written obligation of the Title Company to issue a Title Policy in the form of such specimen or proforma policy.

               C. Seller Compliance. Seller shall have performed all of the covenants, undertakings and obligations to be performed or complied with by Seller at or prior to the Closing.

               D. Reliance Letters. Seller shall have delivered a reliance letter or letters addressed to Buyer and its permitted assignees or designees from ATC Associates, Inc. substantially in the form attached hereto as Exhibit W and as otherwise reasonably acceptable to Buyer.

               E. Sale of Crowne Plaza (Puerto Rico), Inc. Stock. The closing under the PR Stock Agreement shall simultaneously occur; provided that the provisions of this Paragraph shall not apply in the event that such closing has not been consummated by reason of PR Buyer's default thereunder.

              10.2 Conditions to Seller's Obligations. The conditions precedent to Seller's obligations at Closing referenced above are as follows, any or all of which may be expressly waived by Seller in writing, at its sole option:

               A. Representations. Buyer's warranties set forth in Paragraph 8.3, shall be true and correct in all material respects on and as of the Closing Date, except as modified in a manner permitted by the Agreement, as if made on and as of such date except to the extent that they expressly relate to an earlier date;

               B. Buyer Compliance. Buyer shall have performed all of the covenants, undertakings and obligations to be performed or complied with by Buyer at or prior to the Closing.

               C. Sale of Crowne Plaza (Puerto Rico), Inc. Stock. The closing under the PR Stock Agreement shall simultaneously occur; provided that the provisions of this Paragraph shall not apply in the event that such closing has not been consummated by reason of PR Seller's default thereunder.

              10.3 Waiver of Conditions. By closing the Transaction as it pertains to those Hotel(s) being transferred on an applicable Closing Date, Seller and Buyer shall be conclusively deemed to have waived the benefit of any remaining unfulfilled conditions set forth in Paragraph 10.1 and 10.2, respectively as they apply to such Closing.

              10.4 Additional Austin, InterContinental Closing Conditions. In addition to the conditions contained in Paragraphs 10.1 and 10.2, the conditions precedent to Seller's or Buyer's obligation to consummate the Closing with respect to the Austin, TX InterContinental Hotel are as follows, any or all of which may be expressly waived by Buyer or Seller, at their sole option:

                     10.4.1 Buyer and Seller shall have consummated the Transaction with respect to those Hotels being transferred on the Initial Closing Date.

                     10.4.2 Manager and Owner shall have executed and delivered an amendment to the Management Agreement in order to subject the Austin, TX InterContinental Hotel to the terms and provisions thereof, such amendment to be in the form attached hereto as Exhibit R.

              10.5 Additional Atlanta, GA Holiday Inn Closing Conditions. To the extent that Buyer consents to assume the industrial revenue bond obligations relating to the Atlanta GA Holiday Inn, in addition to the conditions contained in Paragraphs 10.1 and 10.2, the conditions precedent to Seller's or Buyer's obligation to consummate the Closing with respect to the Atlanta, GA, Holiday Inn Hotel are as follows, any or all of which may be expressly waived by Buyer or Seller, at their sole option:

                     10.5.1 Buyer and Seller shall have received such documentation reasonably required by them (and applicable Law) to transfer to Buyer (and allow Buyer's assumption of) certain Industrial Revenue Bond obligations owed by Seller and related tax benefits running to the benefit of Seller, in each case relating to the Atlanta, GA Holiday Inn, such documentation to be in form and substance satisfactory to Buyer and Seller.

         11. Transaction Issues: Brokers, Confidentiality and Indemnity.

              11.1 Brokers. Seller and Buyer expressly acknowledge that Seller's Broker has acted as the exclusive broker with respect to the Transaction and with respect to this Agreement. Seller shall pay any brokerage commission due to Seller's Broker in accordance with the separate agreement between Seller and Seller's Broker. Seller agrees to hold Buyer harmless and indemnify Buyer from and against any and all Liabilities (including reasonable attorneys' fees, expenses and disbursements) suffered or incurred by Buyer as a result of any claims by Seller's Broker or any other party claiming to have represented Seller as broker in connection with the Transaction. Buyer agrees to hold Seller harmless and indemnify Seller from and against any and all Liabilities (including reasonable attorneys' fees, expenses and disbursements) suffered or incurred by Seller as a result of any claims by any other party claiming to have represented Buyer as broker in connection with the Transaction.

              11.2 Publicity. Except for the Press Releases or Public Announcements the forms of which are attached hereto as Exhibit S, or if no such forms are attached, such other forms as are reasonable under the circumstances or as may be required by law or as may be reasonably necessary, on a confidential basis, to inform any rating agencies, potential sources of financing, financial analysts, to perform its obligations and duties contained in this Agreement or to receive legal, accounting and/or tax advice, the parties agree that no party shall, with respect to this Agreement and the transactions contemplated hereby, contact or conduct negotiations with public officials, make any public pronouncements, issue press releases or otherwise furnish information regarding this Agreement or the transactions contemplated hereby to any third party without the consent of the other party, which consent shall not be unreasonably withheld; provided, however, that, if such information required to be disclosed by law, the party so disclosing the information shall use reasonable efforts to give notice to the other parties as soon as such party learns that it must make such disclosure.

         Buyer acknowledges that certain Ground Leases that affect the Hotels require landlord consent to any assignment of those rights and/or release of Seller from continued liability under such lease. Buyer hereby consents to Seller's disclosure to any such landlords of Buyer's identity and financial information. Buyer agrees to cooperate (at no material cost and expense) with Seller and any such landlord and to provide such Buyer financial information as may be reasonably requested by such landlord in order to consent to the proposed assignment.

              11.3 Indemnity.

                     11.3.1 Buyer hereby agrees to indemnify, defend, and hold Seller and each of the other Seller Parties free and harmless from and against any and all Liabilities (including reasonable attorneys' fees, expenses and disbursements) arising out of or resulting from (a) the breach of the terms of Paragraph 11.2 or (b) the entry on the Property and/or the conduct of any Due Diligence by Buyer or any of Buyer's Representatives at any time prior to the Closing; provided, however, that Buyer's obligations under this clause (b) shall not apply to the mere discovery of a pre-existing environmental or physical condition at the Property. The foregoing indemnity shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.

                     11.3.2 From and after Closing, Seller shall indemnify and hold harmless Buyer from and against any and all Liabilities (including reasonable attorneys' fees, expenses and disbursements) arising out of (i) a breach by Seller of any representation, warranty or covenant set forth herein (however, such indemnity shall not extend beyond the one (1) year survival period set forth in Paragraph 8.4), (ii) events or contractual obligations, acts, or omissions of Seller that occurred in connection with the ownership or operation of the Property prior to the Closing Date and during the ownership of the Property by Seller or any of its affiliates, or (iii) any damage to property of others or injury to or death of any person or any claims for any debts or obligations occurring on or about or in connection with the Property or any portion thereof at any time or times prior to the Closing Date and during the ownership of the Property by Seller or any of its affiliates.

              11.4 Employment Indemnity. The Canadian Seller shall fully indemnify, defend and hold harmless Buyer and any of its Affiliates for, from and against any cost, loss, damage or expense (including, but not limited to, reasonable attorneys fees and disbursements and court costs and other expenses of litigation, whether or not taxable under local law) related to any action, cause of action, complaint, application, contract and covenant, whether express or implied, claim and/or demand for damages, indemnity, costs, interest, loss or injury brought, made or commenced against Buyer and/or any of its Affiliates by
(i) any union on behalf of any employee working at any of the Hotels in Canada or on its own behalf for any reason, (ii) by any employee working at any of the Hotels in Canada in respect of or arising out of their employment or the termination of their employment with the Canadian Seller and/or the Manager, or
(iii) by any organization or governmental entity relating in any way to any of the employees working at any of the Hotels in Canada, it being understood and agreed that the Employment Indemnity described in this Paragraph 11.4 shall be of no force or effect to the extent that the claims described in this Paragraph 11.4, and in particular, the claims referred to in (i), (ii) or (iii), result or arise due to any acts or omissions of Buyer or any of its Affiliates.

         12. Default At or Prior to Closing.

              12.1 Buyer Default. If Buyer defaults in the observance or performance of its covenants and obligations hereunder, and such default continues for five (5) Business Days after the date of receipt of written notice from Seller demanding cure of such default, provided Seller is not in default, Seller shall be entitled, as its sole and exclusive remedy hereunder, to Terminate this Agreement by written notice to Buyer of such termination and to receive (x) if such termination election is made on or prior to the Closing Deadline, liquidated damages equal to five percent (5%) of the Purchase Price with respect to the allocated value of all Hotels (taking into account any reduction to such Purchase Price in accordance with Paragraph 9.1 or otherwise provided for herein); or (y) if such election is made at any time after the initial Closing, five percent (5%) of the Purchase Price allocated to the Austin, TX InterContinental Hotel, as full liquidated damages for such default of Buyer, the parties hereto acknowledging the difficulty of ascertaining the actual damages in the event of such a default, that it is impossible more precisely to estimate the damages to be suffered by Seller upon Buyer's default, that such liquidated damages is intended not as a penalty, but as full liquidated damages and that such amount constitutes a reasonable good faith estimate of the potential damages arising therefrom, it being otherwise difficult or impossible to estimate Seller's actual damages which would be suffered by Seller in the event of default by Buyer. Except with respect to any right, obligation or liability which survives Closing or termination of this Agreement, including any indemnification provisions set forth in this Agreement, Seller's right to Terminate this Agreement and receive full liquidated damages, are Seller's sole and exclusive remedies in the event of default hereunder by Buyer, and Seller hereby waives, relinquishes and releases any and all other rights and remedies (except any that survive Closing or termination pursuant to the express provisions of this Agreement), including, but not limited to: (1) any right to sue Buyer for damages or to prove that Seller's actual damages exceed the amount of liquidated damages set forth above which is hereby provided Seller as full liquidated damages, (2) any right to sue Buyer for specific performance, or (3) any other right or remedy which Seller may otherwise have against Buyer, either at law, or equity or otherwise. Notwithstanding anything contained herein to the contrary, if Buyer has made the Deposit hereunder and Seller Terminates this Agreement in accordance with clause (x) of the first sentence hereof, then Seller shall be able to receive as its sole remedy payment of the Deposit as full liquidated damages.

              12.2 Seller Default. If Seller defaults in the observance or performance of its covenants and obligations hereunder, and such default continues for the greater of five (5) Business Days after the date of receipt of written notice from Buyer demanding cure of such default, then Buyer shall be entitled either, at Buyer's option, (i) without waiving the right to elect the option to Terminate this Agreement, to sue Seller for specific performance of this Agreement, but only if such suit is filed within one hundred eighty (180) days after the occurrence of Seller's alleged default, unless Buyer is legally precluded from bringing such suit pursuant to bankruptcy law requirements within such one hundred and eighty day period or (ii) to Terminate this Agreement by the delivery to Seller of notice of such termination and Buyer shall be entitled to all of its out-of pocket costs (including legal fees) incurred in connection with the transactions contemplated by this Agreement payable within five (5) days of demand; provided however that Buyer shall not be able to recover any of its out-of-pocket costs (including legal fees) to the extent Seller fails to deliver any Ground Lease Estoppel Certificate pursuant to Paragraph 6.2. Buyer's rights to so Terminate this Agreement or sue for specific performance are Buyer's sole and exclusive remedies hereunder in the event of default hereunder by Seller, and Buyer hereby waives, relinquishes and releases any and all other rights and remedies (except any that survive Closing or termination pursuant to the express provisions of this Agreement), including, but not limited to: (1) any right to sue for damages, or (2) any other right or remedy which Buyer may otherwise have against Seller either at law, in equity or otherwise. Buyer agrees that its failure to timely commence an action for specific performance within such the period noted above shall be deemed a waiver by it of its right to commence an action for specific performance as well as a waiver by it of any right it may have to file or record a notice of lis pendens or notice of pendency of action or similar notice against any portion of the Property.

         13. Notices. All notices, consents, approvals and other communications which may be or are required to be given by either Seller or Buyer under this Agreement shall be properly given only if made in writing and sent by (a) hand delivery, or (b) certified mail, return receipt requested, or (c) a nationally recognized overnight delivery service (such as Federal Express, UPS Next Day Air or Airborne Express), or (d) by telecopying to the telecopy number listed below (provided that a copy of such notice is also sent within one Business Day to the party by one of the other methods listed herein), with all postage and delivery charges paid by the sender and addressed to the Buyer or Seller, as applicable as set forth below, or at such other address (or telecopy number) as each may request in writing. Such notices delivered by hand, by telecopy, or overnight delivery service shall be deemed received on the date of delivery and, if mailed, shall be deemed received upon the earlier of actual receipt or two days after mailing. Said notice addresses are as follows (and Seller and Buyer shall have the right to designate changes to their respective notice addresses, effective five (5) days after the delivery of written notice thereof):


If to Seller:                            InterContinental Hotels Group
                                         Three Ravina Drive
                                         Suite 100
                                         Atlanta, Georgia 30346-2149
                                         Attention: Robert Chitty
                                         Telephone No.: (770) 604-5321
                                         Telecopy No.: (770) 604-5075

         With a copy to:                 InterContinental Hotels Group
                                         Three Ravinia Drive
                                         Suite 100
                                         Atlanta, Georgia 30346-2149
                                         Attention: Legal Dept. - Paul Huang
                                         Telephone No.: (770) 604-2644
                                         Telecopy No.: (770) 604-5075

If to Buyer:                             Hospitality Properties Trust
                                         400 Centre Street
                                         Newton, MA 02458
                                         Attention: John Murray
                                         Telephone No.: (617) 964-8389

                                         Telecopy No.: (617) 969-5730

         With a copy to:                 Sullivan & Worcester LLP
                                         One Post Office Square
                                         Boston, MA 02109
                                         Attention: Warren M. Heilbronner
                                         Telephone No.: (617) 338-2946
                                         Telecopy No.: (617) 338-2880

         14. General Provisions.

              14.1 Execution Necessary. This Agreement shall not be binding upon Seller or Buyer, respectively, until fully executed and delivered by a proper official of Seller, and Buyer no action taken by either of their representatives shall be deemed an acceptance of this Agreement until this Agreement has been so executed by them and delivered to each other.

              14.2 Counterparts. This Agreement may be executed in separate counterparts. It shall be fully executed when each party whose signature is required has signed at least one counterpart even though no one counterpart contains the signatures of all of the parties to this Agreement.

              14.3 Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Buyer shall not have the right to assign or delegate any right, duty or obligation of Buyer under this Agreement in whole or in part to any other party other than its affiliates without the prior written consent of Seller, which consent Seller may grant or withhold in its sole and absolute discretion, and any such assignment shall be null and void ab initio. Notwithstanding the foregoing, Buyer shall have the right to cause Seller to convey the Property or portions thereof to an affiliate of Buyer which is wholly owned by Buyer or wholly owned by the owners of Buyer, or to an affiliate which is owned, in part, by Buyer and which is controlled by Buyer as to property operating and management issues, and which assignee shall be designated in writing by Buyer, together with delivery to Seller of evidence reasonably satisfactory to Seller of the valid legal existence of Buyer's assignee, its qualification (if necessary) to do business in the jurisdiction in which the Property is located and of the authority of Buyer's assignee to execute and deliver any and all documents required of Buyer under the terms of this Agreement, which items shall be received by Seller not less than three (3) Business Days prior to the Closing Date; notwithstanding the foregoing, the exercise of such right by Buyer shall not relieve Buyer of any of its obligations and liabilities hereunder including obligations and liabilities which survive the Closing or the termination of this Agreement, nor shall any such assignment alter, impair or relieve such assignee from the waivers, acknowledgements and agreements of Buyer set forth herein, all of which are binding upon the assignee(s) of Buyer. In the event of any permitted assignment by Buyer, any assignee shall assume any and all obligations and liabilities of Buyer under this Agreement but, notwithstanding such assumption, Buyer shall continue to be liable hereunder.

              14.4 Governing Law. This Agreement shall be governed by the Laws of the State of New York.

              14.5 Entire Agreement. This Agreement and all the exhibits and schedules referenced herein and annexed hereto contain the entire agreement of the parties hereto with respect to the matters contained herein, and no prior agreement or understanding (including without limitation any letter of intent or similar proposals or correspondence between Buyer and Seller pertaining to any of the matters connected with this Transaction shall be effective for any purpose. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

              14.6 Time is of the Essence. TIME IS OF THE ESSENCE of the Transaction and this Agreement. If the time period by which any right, option or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday or legal or bank holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled Business Day.

              14.7 Interpretation. The titles, captions and paragraph headings are inserted for convenience only and are in no way intended to interpret, define, limit or expand the scope or content of this Agreement or any provision hereof. If any party to this Agreement is made up of more than one person or entity, then all such persons and entities shall be included jointly and severally, even though the defined term for such party is used in the singular in this Agreement. If any time period under this Agreement ends on a day other than a Business Day, then the time period shall be extended until the next Business Day. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. If any words or phrases in this Agreement shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Agreement and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated.

              14.8 Survival. Except as set forth herein, the covenants, agreements, indemnities, representations and warranties contained herein shall not survive the Closing Date or any termination of this Agreement.

              14.9 Further Assurances. Each party agrees to execute and deliver to the other such further documents or instruments as may be reasonable and necessary in furtherance of the performance of the terms, covenants and conditions of this Agreement; provided, however, that the execution and delivery of such documents by such party shall not result in any additional liability or cost to such party.

              14.10 Exclusive Application. Nothing in this Agreement is intended or shall be construed to confer upon or to give to any person, firm or corporation other than Buyer and Seller (and their permitted successors or assigns) hereto any right, remedy or claim under or by reason of this Agreement. Except as set forth herein, all terms and conditions of this Agreement shall be for the sole and exclusive benefit of the parties hereto and may not be assigned.

              14.11 Partial Invalidity. If all or any portion of any of the provisions of this Agreement shall be declared invalid by Laws applicable thereto, then the performance of said offending provision shall be excused by the parties hereto; provided, however, that, if the performance of such excused provision affects any material aspect of this Transaction, the party for whose benefit such excused provision was inserted may request that the other party enter into a modification or separate agreement which sets forth in valid fashion the substance of such offending provision in a manner which counsel to both parties determine is valid.

              14.12 No Implied Waiver. Unless otherwise expressly provided herein, no waiver by Seller or Buyer of any provision hereof shall be deemed to have been made unless expressed in writing and signed by such party. No delay or omission in the exercise of any right or remedy accruing to Seller or Buyer upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by Seller or Buyer of any breach of any term, covenant or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant or condition herein contained.

              14.13 Rights Cumulative. All rights, powers, options or remedies afforded to Seller or Buyer either hereunder or by Law shall be cumulative and not alternative, and the exercise of one right, power, option or remedy shall not bar other rights, powers, options or remedies allowed herein or by Law, unless expressly provided to the contrary herein.

              14.14 Attorney's Fees. Should either party employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement, or to recover damages for breach of this Agreement, the non-prevailing party in any action pursued in a court of competent jurisdiction (the finality of which is not legally contested) agrees to pay to the prevailing party all reasonable costs, damages and expenses, including attorney's fees, expended or incurred in connection therewith.

              14.15 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY PROCEEDINGS BROUGHT BY THE OTHER PARTY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THE TRANSACTION, THIS AGREEMENT, THE PROPERTY OR THE RELATIONSHIP OF BUYER AND SELLER HEREUNDER. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING (AND NOT BE MERGED THEREIN) OR ANY EARLIER TERMINATION OF THIS AGREEMENT.

              14.16 Facsimile Signatures. Signatures to this Agreement transmitted by telecopy or other electronic means shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver an execution original to this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that each party to this Agreement shall be bound by its own telecopied or electronic signature and shall accept the telecopied or electronic signature of the other party to this Agreement.

              14.17 No Recordation. Seller and Buyer each agrees that neither this Agreement nor any memorandum or notice hereof shall be recorded and Buyer agrees (a) not to file any notice of pendency or other instrument (other than a judgment) against the Property or any portion thereof in connection herewith and (b) to indemnify Seller against all Liabilities (including reasonable attorneys' fees, expenses and disbursements) incurred by Seller by reason of the filing by Buyer of such notice of pendency or other instrument. Notwithstanding the foregoing, (a) if the same is permitted pursuant to applicable Laws, Buyer shall be entitled to record a notice of lis pendens if Buyer is entitled to seek (and is actually seeking) specific performance of this Agreement by Seller in accordance with the terms of Paragraph 12.2 hereof, and (b) Buyer shall be entitled to file a copy of all or a portion of this Agreement (or make specific reference hereto) with the Securities and Exchange Commission in connection with any of its filings required by Law or regulation pertaining thereto.

              14.18 Maximum Aggregate Liability. Notwithstanding any provision to the contrary contained in this Agreement or any documents executed by Seller pursuant hereto or in connection herewith, the maximum aggregate liability of Seller and the Seller Parties, and the maximum aggregate amount which may be awarded to and collected by Buyer, in connection with this Agreement and the PR Stock Agreement for (i) the breach of any of Seller's Warranties for which a claim is timely made by Buyer, (ii) any Seller indemnity obligations arising from a breach of Seller's Warranties and (iii) any representation of the PR Seller under the PR Stock Agreement which pursuant to the terms thereof survive only for one year after the closing thereunder shall not exceed Seller's Liability Limit. This Paragraph 14.18 is not intended to conflict in any way with the provisions of the PR Indemnity and to the extent of any conflict with the provisions hereof and the PR Indemnity, the terms of the PR Indemnity shall control. The provisions of this section shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.

              14.19 Exhibits and Schedules. All exhibits and schedules referred to in, and attached to, this Agreement are hereby incorporated herein in full by this reference.

              14.20 Jurisdiction. With respect to any suit, action or proceedings relating to the Transaction, this Agreement, the Property or the relationship of Buyer and Seller hereunder ("Proceedings") each party irrevocably (a) submits to the exclusive jurisdiction of the Courts of the County of New York, State of New York and the United States District Court for the Southern District of New York, and (b) waives any objection which it may have at any time to the laying of venue of any proceedings brought in any such court, waives any claim that such proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such proceedings, that such court does not have jurisdiction over such party. The provisions of this Paragraph 14.20 shall survive the Closing (and not be merged therein) or any earlier termination of this Agreement.

              14.21 Interpretation of Agreement after Initial Closing Date. The parties hereto acknowledge that this Agreement, and the rights and obligations set forth herein, shall remain in full force and effect after the Initial Closing Date with respect to Seller's obligation to sell, and Buyer's obligation to buy, the Austin TX, InterContinental Hotel and that each will interpret this Agreement in accordance with that intent.

              14.22 Currency. Each reference herein to any dollar amount is a reference to such amount of United States dollars (except as set forth in Paragraph 8.1AA).

              14.23 SEC Matters. Seller shall cooperate with Buyer or any of its affiliates in connection with the preparation of any documents to be filed under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act") and shall use commercially reasonable efforts to provide such persons with financial statements and other financial information that Buyer requests relating to periods prior to the Closing Date and to obtain consents from Seller's independent accountants in connection therewith.

              14.24 Planning Act. All of the mutual covenants, conditions, agreements and payments contained in this Agreement with respect to the Toronto InterContinental Hotel and the Toronto Staybridge Suites Hotel shall be conditional upon compliance with the Planning Act (Ontario). The Canadian Sellers covenant with Buyer that the Canadian Sellers shall obtain prior to the Closing all necessary consents under the Planning Act (Ontario) for the conveyance of the Toronto InterContinental Hotel and the Toronto Staybridge Suites Hotel to Buyer and shall comply with any conditions imposed with respect to any such consent, all at Canadian Sellers' expense.

              14.25 Management Agreement. Buyer and Seller acknowledge that the Hotels acquired by Buyer hereunder shall be subject to the Management Agreement (in the form attached hereto and as it may be modified by the terms hereof and thereof).

         15. Additional Termination Rights. (a) If the Transaction has not occurred on or prior to December 31, 2005, other than by reason of a default by a party hereto, and unless mutually extended by the parties hereto, this Agreement shall automatically Terminate and this Agreement shall be of no force and effect between the parties except for those obligations which survive such termination. (b) If any condition to the initial Closing is not satisfied or waived by March 31, 2005 either party, so long as such party is not in default hereunder, may Terminate this Agreement by written notice to the other party (subject to any rights of such non-defaulting party hereunder) and this Agreement shall be of no force and effect between the parties except for those provisions which expressly survive such termination. (c) On or before the Closing Date, if the PR Stock Agreement is terminated then this Agreement shall also Terminate, provided however that if such termination results from (i) a default by PR Seller, then Buyer shall have all of its rights hereunder against Seller as if Seller was in default hereunder; or (ii) a default by PR Buyer, then Seller shall have all of its rights hereunder against Buyer as if Buyer was in default hereunder

         16. Retention of Hotel Employees. Each of Buyer and Seller acknowledges that an affiliate of Seller will manage the Hotel in accordance with the Management Agreement described in Paragraph 17 and that Seller or an affiliate will employ all hotel employees at the Hotel with Seller or the Manager having the responsibilities relative to the employment of and services of these employees as set forth in the Management Agreement. Seller and Manager shall continue to recognize the Collective Agreements and all certifications set out in Schedule 8.1(Z).

         17. On-Going Management of Hotel. Buyer and Seller each acknowledge that Seller is unwilling to sell the Hotels unless Buyer and Seller's designated affiliate enter into a long term, non-terminable hotel Management Agreement for the Property. At Closing, Seller's designated affiliate and Buyer shall execute the Management Agreement attached hereto as Exhibit P.

         18. Deposit. As a condition to Buyer exercising the Extension Option, Buyer shall deposit Twenty Five Million and no Dollars ($25,000,000.00, such amount, together with any interest earned thereon, the "Deposit"), in immediately available funds, with the Title Company or with an escrow agent mutually satisfactory to the parties hereto (the "Escrow Agent") on the terms and conditions set forth in this Paragraph 18. The Deposit shall be held and delivered by Escrow Agent in accordance with the provisions of this Paragraph 18.

              18.1 Deposit. Escrow Agent shall invest the Deposit in interest-bearing instruments reasonably satisfactory to both Buyer and Seller, shall not commingle the Deposit with any funds of Escrow Agent or others, and shall promptly provide Buyer and Seller with confirmation of the investments made.

              18.2 Delivery at Closing. If the initial Closing occurs, Escrow Agent shall deliver the Deposit to, or upon the instructions of, Buyer and Seller on the Closing Date to be applied against that portion of the Purchase Price due on such date.

              18.3 Return or Delivery of Deposit Outside Closing . Escrow Agent shall deliver the Deposit to Seller or Buyer only upon receipt of a written demand therefor from such party, after which Escrow Agent shall give written notice to the other party of such demand. Thereafter, (a) if Escrow Agent does not receive a written objection from the other party to the proposed payment within ten (10) days after the giving of such notice, then Escrow Agent is hereby authorized to make such payment, but (b) if Escrow Agent does receive such written objection within such period, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Buyer or a final judgment of a court.

              18.4 Stakeholder. The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any Liabilities (including reasonable attorneys' fees, expenses and disbursements) incurred by Seller or Buyer resulting from Escrow Agent's mistake of Law or in the performance of its duties hereunder or any other document executed in connection with the Deposit. Seller and Buyer shall jointly and severally indemnify and hold Escrow Agent harmless from and against all Liabilities (including reasonable attorneys' fees, expenses and disbursements) incurred in connection with the performance of Escrow Agent's duties hereunder or in any other document executed in connection with the Deposit, except with respect to actions or omissions taken or made by Escrow Agent in bad faith, in disregard of this Agreement, such other documents executed in connection with the Deposit or involving negligence on the part of Escrow Agent.

              18.5 Taxes. The party receiving the Deposit (or the benefit thereof) shall pay any income taxes on any interest earned on the Deposit. Buyer and Seller agree that, prior to Buyer making the Deposit, that they will report their respective taxpayer identification number to Escrow Agent.

              18.6 Execution by Escrow Agent. To the extent that Buyer makes the Deposit, the parties hereto shall amend this Agreement to make Escrow Agent a party hereto in order to confirm Escrow Agent's agreement to provisions hereof and that it will receive and shall hold the Deposit, in escrow, and shall disburse the Deposit pursuant to the provisions of this Agreement. Buyer and Seller shall be free to amend or modify this Agreement without Escrow Agent's signature as long as such amendment does not affect Escrow Agent's liability hereunder.

              18.7 Buyer's Termination Rights and Return of Deposit. If Buyer elects to Terminate this Agreement in accordance with (x) Paragraph 8.3, the first sentence of Paragraph 9.1(b) or Paragraph 12.2; or (y) Paragraph 15 (so long as Buyer is not in default hereunder), Buyer shall be entitled to the return of the Deposit. Under all other circumstances, the Deposit shall be non-refundable to Buyer. Buyer's right to receive the Deposit is in addition to (and not in limitation of) any other right it has hereunder to collect certain damages, out-of-pocket costs or such other amounts from Seller.

         19. Additional Disclosure Items.

              19.1 Industrial Revenue Bond. With respect to the Atlanta Airport Holiday Inn Hotel, Buyer acknowledges it is aware of Seller's obligations with respect to the $20,000,000 in aggregate principal amount of Development Authority of Clayton County Taxable Economic Development Revenue Bonds (Bass Resources, Inc. Project), Series 1999 (the "Industrial Revenue Bond") that encumber the Hotel. Prior to the Closing Date Seller shall elect to either (i) pay-off the Industrial Revenue Bond in full and convey the Atlanta Airport Holiday Inn Hotel free and clear of the Industrial Revenue Bond, or (ii) require Buyer with Buyer's consent to purchase the Atlanta Airport Holiday Inn Hotel subject to the terms of the Industrial Revenue Bond.

              19.2 Collective Bargaining Agreement. With respect to the Redondo Beach Crowne Plaza Hotel and Toronto InterContinental Hotel, Buyer acknowledges that the Hotel is subject to a collective bargaining agreement. Buyer and Seller agree to cooperate with each other and the Manager as to any union notices or consents required by such collective bargaining agreement. In accordance with terms of the Management Agreement, the Manager will be the employer responsible for such employees under the collective bargaining agreement.

         20. Limitation of Liability. No advisor, trustee, director, officer, employee, beneficiary, shareholder, member, partner, participant, representative or agent of Buyer or Seller shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times heretofore or hereafter. In no event shall any of Buyer or Seller be entitled to punitive, consequential or special damages under this Agreement, and each of Buyer and Seller hereby waives any right to claim, pursue or collect same. The provisions of this Paragraph 20 shall survive any termination of this Agreement and the Closing hereunder.

         21. Nonliability of Trustees. THE DECLARATIONS OF TRUST ESTABLISHING BUYER, COPIES OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT, AND SELLER HEREBY AGREES THAT, THE NAME "HPT IHG 2 PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF BUYER SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, BUYER. ALL PERSONS DEALING WITH BUYER, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF BUYER, FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

         22. Monies from Seller. To the extent that Seller is obligated under this Agreement to reimburse Buyer for any of its out-of-pocket costs or to pay Buyer any other amounts hereunder, then to the extent necessary in Buyer's judgment to preserve InterContinental Hotel's Group Resources, Inc.'s status as a Code Section 856(d)(9)(A) "eligible independent contractor" at a Code Section 856(d)(9)(D) "qualified lodging facility" owned or leased by Buyer or its affiliates, all such amounts shall be paid from those entities comprising Seller other than InterContinental Hotels Group Resources, Inc.

                            [Signature Pages Follow]

         IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement under seal as of the day and year first above written.


                             SELLER:

                             Holiday Pacific Partners Limited Partnership, a Delaware limited partnership

                             By: Holiday Pacific Equity Corporation,
                             a Delaware corporation, as its general partner


                             By:  /s/ Robert J. Chitty
                             ---------------------------------------
                             Robert J. Chitty, as its Vice President



                             BHR Texas, L.P., a Delaware limited partnership

                             By: InterContinental Hotels Group Resources, Inc., a Delaware corporation, as its general partner


                             By:  /s/ Robert J. Chitty
                             ---------------------------------------
                             Robert J. Chitty, as its Vice President


                             InterContinental Hotels Group Resources, Inc., a Delaware corporation


                             By:  /s/ Robert J. Chitty
                             ---------------------------------------
                             Robert J. Chitty, as its Vice President


                             220 Bloor Street Hotel Inc.,
                             an Ontario corporation


                             By:  /s/ Robert J. Chitty
                             ---------------------------------------
                             Robert J. Chitty, as its Vice President

                             Crowne Plaza LAX, LLC,
                             a California limited liability company


                             By: InterContinental Hotels Group Resources, Inc., a Delaware corporation, as its general partner


                             By:  /s/ Robert J. Chitty
                             ---------------------------------------
                             Robert J. Chitty, as its Vice President

                             Staybridge Markham, Inc.,
                             an Ontario corporation


                             By:  /s/ Robert J. Chitty
                             ---------------------------------------
                             Robert J. Chitty, as its Vice President

                             Crowne Plaza Hilton Head Holding Company, a Delaware corporation


                             By:  /s/ Robert J. Chitty
                             ---------------------------------------
                             Robert J. Chitty, as its Vice President

                             BUYER:

                             HPT IHG-2 Properties Trust,
                             a Maryland real estate investment trust

                             By:  /s/ John G. Murray
                             ---------------------------------------
                                  Name:     John G. Murray
                                  Title:    President

The following exhibits and schedules have been omitted and will be supplementally furnished to the Securities and Exchange Commission upon request:


Schedule            Document
--------            --------

8.1(D)              Pending or Threatened Litigation

8.1(E)              List of Leases

8.1(F)              Conditions Materially Affecting The Property

8.1(G)              Conditions Materially Affecting Utilities And Services

8.1(H) Violation of Laws Relating To Zoning, Construction, Health And Fire Safety, Etc.

8.1(I)              Unpaid (Delinquent) Taxes or Special Assessments

8.1(K-1)            Hazardous Materials

8.1(M)              Material Defects In Property

8.1(N)              Unpaid Taxes

8.1(O)              Unobtained Licenses And Permits

8.1(R)              Violation Of Laws

8.1(T)              Material Defaults With Respect To Permitted Title Exceptions

8.1(W)              Information With Respect To Leases And Ground Leases

8.1(Z)              Toronto InterContinental Hotel Employment Matters

Exhibit      Document
-------      --------

A-1          Houston InterContinental Hotel

A-2          Austin InterContinental Hotel

A-3          White Plains Crowne Plaza Hotel

A-4          Redondo Beach Crowne Plaza Hotel

A-5          Los Angeles Crowne Plaza Hotel

A-6          Hilton Head Crowne Plaza Hotel

A-7          Atlanta Airport Holiday Inn Hotel

A-8          Memphis Holiday Inn Hotel

A-9          Anaheim Holiday Inn Hotel

A-10         Anaheim Staybridge Suites Hotel

A-11         Markham Staybridge Suites Hotel

A-12         Toronto InterContinental Hotel

A-13 General property descriptions, title holder and allocation of purchase price (for all Hotels)

B-1          Special Warranty Deed

B-2          Assignment of Ground Lease

C-1          Bill of Sale (Hotel)

C-2          Bill of Sale (Personal Property)

D            Assignment and Assumption of Leases

E            Assignment of Contracts, Warranties and Other Interests

F-1          Notice of Sale (to the Tenants)

F-2          Notice of Assignment (to service contract providers)

G-1          Non-Foreign Certificate (Domestic)

G-2          Non-Foreign Certificate (Canadian)

H            Affidavit of Title

I            Closing Statement Agreement

J            Authority Certificate

K            Certificate of Reaffirmation

L-1          Tenant Estoppel Certificate

L-2          Landlord Consent and Estoppel Certificate

L-3          Toronto InterContinental Hotel Consent and
             Estoppel Certificate

N            List of Contracts

O            Reserved

S            IHG Press Releases/Public Announcements

T-1          Registrable Form of Transfer of Registered
             Owner's interest in the Staybridge Suites Hotel

T-2 Conveyance of Staybridge Markham, Inc.'s Beneficial Interest in the Toronto Staybridge
             Suites Hotel

T-3 Authorization of Transfer with respect to transfer of Registered Owner's interest in the Toronto
             Staybridge Suites Hotel by applicable Canadian Seller

T-4 Registrable Form of Assignment and Assumption Agreement with respect to the Toronto InterContinental Hotel Ground Lease

T-5 Conveyance of 220 Bloor Street Hotel Inc.'s Beneficial Interest under the Toronto
             InterContinental Hotel Ground Lease

T-6 Authorization and Direction with respect to transfer of Registered Tenant's leasehold interest in the Toronto InterContinental Hotel Ground Lease

T-7 Assignment and Assumption Agreement with respect to the Toronto InterContinental Hotel Ground Lease among Buyer, Seller and lessor

U            GST Indemnity

V            Ground Leases

W            Reliance Letter

                                   Schedule A

                  Attached to and made a part of that certain:
                           Purchase and Sale Agreement
                                 by and between
                                 BHR TEXAS, L.P.
                  INTERCONTINENTAL HOTELS GROUP RESOURCES, INC.
                              CROWNE PLAZA LAX, LLC
                    CROWNE PLAZA HILTON HEAD HOLDING COMPANY
                  HOLIDAY PACIFIC PARTNERS LIMITED PARTNERSHIP
                           220 bloor street hotel inc.
                            staybridge markham, inc.

                                    as Seller

                                       and

                           HPT IHG-2 Properties Trust

                                    as buyer

                         (Dated as of December 17, 2004)

         "Agreement" shall mean this Purchase and Sale Agreement between Seller and Buyer including all schedules, exhibits and other attachments hereto, and documents incorporated herein by reference.

         "Anaheim Holiday Inn Hotel" shall mean that certain Holiday Inn Hotel located on that certain tract or parcel of land in Anaheim, California, more particularly described on Exhibit A-9.

         "Anaheim Staybridge Suites Hotel" shall mean that certain Staybridge Suites Hotel located on that certain tract or parcel of land in Anaheim, California, more particularly described on Exhibit A-10.

         "Atlanta Airport Holiday Inn Hotel" shall mean that certain Holiday Inn Hotel located on that certain tract or parcel of land in Clayton County, Georgia, more particularly described on Exhibit A-7.

         "Austin InterContinental Hotel" shall mean that certain
InterContinental Hotel located on that certain tract or parcel of land in Austin, Texas, more particularly described on Exhibit A--2.

         "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which banking institutions in The Commonwealth of Massachusetts or the State of Georgia are authorized by law or executive action to close.

         "Buyer" shall mean the buyer referenced in the first paragraph of this Agreement.

         "Buyer's Diligence Reports" shall mean the results of any examinations, inspections, investigations, tests, studies, analyses, appraisals, evaluations and/or investigations prepared by or for or otherwise obtained by Buyer or Buyer's Representatives in connection with Buyer's Due Diligence.

         "Buyer's Knowledge" shall mean the actual (and not the imputed or constructive) knowledge of John Murray of HPT.

         "Buyer's Representatives" shall mean Buyer's officers, employees, agents, advisors, representatives, attorneys, accountants, consultants, lenders, investors, contractors, architects and engineers.

         "Canadian Seller" shall mean 220 Bloor Street Hotel Inc. and Staybridge Markham, Inc. and as owner and ground lessee, respectively, of the Toronto InterContinental Hotel and the Toronto Staybridge Suites Hotel.

         "Closing" shall mean the consummation and closing of the Transaction.

         "Closing Agent" shall mean the Title Company or such other party as is selected by Buyer and Seller to fund the Closing in escrow.

         "Closing Date" shall mean as the context so requires, (i) the date on which Buyer acquires title to the Property in accordance with the terms hereof other than the Austin, Texas InterContinental Hotel, which date shall be on or before the Closing Deadline as defined in Paragraph 1.1 of this Agreement; or
(ii) with respect to the Austin, Texas InterContinental Hotel, the date occurring on June 1, 2005.

         "Closing Deadline" is defined in Paragraph 1.1 of this Agreement.

         "Closing Documents" shall mean the documents and instruments delivered by Buyer and Seller, in order to consummate the Transaction.

         "Closing Tax Year" shall mean the Tax Year in which the Closing Date occurs.

         "Code" shall mean the United States Internal Revenue Code of 1986 and the Treasury Regulations promulgated thereunder, each as from time to time amended.

         "Collective Agreements" means the collective agreements in respect of the Hotels in Canada and all related documents including letters of understanding, letters of intent and other written communications with bargaining agents for employees working at any of the Hotels in Canada which impose any obligations upon the Canadian Seller or any of its affiliates, all as listed and described in Schedule 8.1(Z).

         "Condemnation Proceeding" shall mean any proceeding in condemnation, expropriation, eminent domain or any written request for a conveyance in lieu thereof, or any notice that such proceedings have been or will be commenced against any portion of the Property.

         "Confidential Materials" shall mean any books, computer software, databases, records or files (whether in a electronic or printed format) that consist of or contain any of the following: appraisals; budgets; strategic plans for the Property; internal analyses; information regarding the marketing of the Property for sale; submissions relating to obtaining internal authorization for the sale of the Property by Seller or any direct or indirect owner of any beneficial interest in Seller; attorney and accountant work product; attorney-client privileged documents; internal correspondence of Seller, any direct or indirect owner of any beneficial interest in Seller, or any of their respective affiliates and correspondence between or among such parties; or other information or materials in the possession or control of Seller, Seller's property manager or any direct or indirect owner of any beneficial interest in Seller which such party deems proprietary or confidential.

         "Consent to Ground Lease" shall mean a consent and assignment to Ground Lease delivered by the landlord under a Ground Lease to Seller, in form and substance satisfactory to Buyer.

         "Contracts" shall mean all contracts respecting leasing, management, maintenance or operation of the Real Property, including, but not limited to, equipment leases, agreements with respect to building systems, service, construction, and maintenance contracts, but specifically excluding any license to Seller of computer hardware, software, or system(s) or any other item constituting Excluded Assets . A summary list of the Contracts (including identity of contract parties and type of service) is shown on Exhibit N and made a part hereof.

         "Due Diligence" shall mean the investigation by Buyer and Buyer's Representatives of the feasibility and desirability of purchasing the Property, including all audits, surveys, examinations, inspections, investigations, tests, studies, analyses, appraisals, evaluations, investigations and verifications with respect to the Property, the Documents, title matters, applicable land use and zoning Laws and other Laws applicable to the Property, the physical condition of the Property, the economic status of the Property, and other information and documents regarding the Property, including, but not limited to, investigations of the legal and physical status of the Property by such consultants, engineers, architects and/or entomologists as Buyer requires, tests and assessments with respect to environmental matters, soil tests, asbestos analysis, mold analysis, structural review, examination of title to the Property, preparation of a Survey of the Land, and verification of all information made or to be made available to Buyer with respect to Property.

         "Due Diligence Deadline" is defined in Paragraph 1.1 of this Agreement.

         "Effective Date" shall mean the date of this Agreement referenced in the first paragraph of this Agreement.

         "Excluded Assets"  shall mean, with respect to any Property:

         (i) any right, title or interest in the name "Staybridge," "InterContinental," Holiday Inn," or "Crowne Plaza", as applicable, hotel and other System Marks (as defined in the Management Agreement);

         (ii) all licenses and permits necessary for Manager to manage such Property pursuant to the Management Agreement;

         (iii) all computer software licensed for use by any of the Sellers or affiliates of Sellers, including accounts receivable software;

         (iv) any and all motor vehicles;

         (v) any and all menus, stationery, or other items indicating that such Property is owned by the Seller;

         (vi) any and all personal property of the employees of the Properties;

         (vii) books, ledger sheets, files and records with respect to the operation of such Property;

         (viii) all contracts relating to such Property or its operations, other then the Contracts, Leases and the Permitted Title Exceptions;

         (ix) alcoholic beverages inventories; and

         (x) leased two way radios.

         "Governmental Authority" means any U.S. or Canadian federal, provincial or municipal government or governmental authority or official having jurisdiction over the Property, and includes any court, board, commission, department, administrative agency or regulatory body thereof.

         "Ground Lease" shall mean, as the context so requires, each of the ground leases set forth on Exhibit V.

         "Ground Lease Estoppel Certificate" shall have the meaning assigned to such term in Paragraph 5.1.9 of this Agreement.

         "Hilton Head Crowne Plaza Hotel" shall mean that certain Crowne Plaza Hotel located on that certain tract or parcel of land in Hilton Head, South Carolina, more particularly described on Exhibit A-6.

         "Hotel" shall mean any individual the hotel located on the Land and described on Exhibits A-1 through A-12.

         "Houston InterContinental Hotel" shall mean that certain
InterContinental Hotel located on that certain tract or parcel of land in Houston, Texas, more particularly described on Exhibit A-1.

         "HPT" shall mean Hospitality Properties Trust, a Maryland real estate investment trust.

         "HPT Guaranty" shall mean the Guaranty Agreement substantially in the form attached hereto as Exhibit Q made by Hospitality Properties Trust for the benefit of Manager and PR Tenant, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "IHG" shall mean InterContinental Hotels Group, PLC, a United Kingdom corporation.

         "IHG Parent Guaranty" shall mean the Amended and Restated Consolidated Guaranty Agreement substantially in the form attached hereto on Exhibit M to be made by IHG for the benefit of HPT, Owner and certain of their affiliates, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Initial Closing Date" shall mean the date on which Buyer acquires title to the Property in accordance with the terms hereof other than the Austin, TX InterContinental Hotel, which date shall be on or before the Closing Deadline for such Hotel as defined in Paragraph 1.1 of this Agreement.

         "Land" shall mean those certain tracts or parcels of land, more particularly described on Exhibits A-1 to A-12.

         "Law" shall mean any United States or Canadian federal, state, provincial or local or municipal law, statute, ordinance, code, order, decrees, or other governmental rule, regulation or requirement, including common law.

         "Leases" shall mean all leases, subleases, rental agreements and other occupancy agreements for the use or occupancy of any portion of the Real Property, or improvements located thereon if any, together with all amendments to, modifications of, renewals and extensions thereof.

         "Lien" shall mean any mortgage, charge, deed of trust, security deed, lien, judgment, pledge, conditional sales contract, security interest, past-due taxes, past-due assessments, contractor's lien, materialmen's lien, construction lien, judgment or similar encumbrance against the Property of a monetary nature.

         "Liabilities" shall mean any and all direct or indirect damages, demands, claims, payments, problems, conditions, obligations, actions or causes of action, assessments, losses, liabilities, costs and expenses of any kind or nature whatsoever, including, without limitation, penalties, interest on any amount payable to a third party, lost income and profits, and any legal or other expenses (including, without limitation, reasonable attorneys' fees and expenses) reasonably incurred in connection with investigating or defending any claims or actions, whether or not resulting in any liability. In no event shall "Liabilities" include the right of Seller or Buyer to collect punitive, consequential, or special damages under this Agreement, and each of Buyer and Seller waive any right to collect the same.

         "Los Angeles Crowne Plaza Hotel" shall mean that certain Crowne Plaza Hotel located on that certain tract or parcel of land in Los Angeles, California, more particularly described on Exhibit A-5.

         "Management Agreement" shall mean that certain agreement for management services between Buyer and Manager, in, the form attached hereto as Exhibit P.

         "Manager" shall mean the IHG Management (Maryland) LLC, and any of its permitted successors and assigns.

         "Memphis Holiday Inn Hotel" shall mean that certain Holiday Inn Hotel located on that certain tract or parcel of land in Memphis, Tennessee, more particularly described on Exhibit A-8.

         "Other Interests" shall mean the following other interests of Seller in and to the Real Property, Leases, Contracts, or Personal Property, or pertaining thereto: (a) to the extent that the same are in effect as of the Closing Date, and not retained by Seller or its affiliates pursuant to the terms hereof or the Management Agreement or constitute Excluded Assets, any licenses (but excluding any franchise license rights or liquor licenses), permits and other written authorizations necessary for the use, operation or ownership of the Real Property, and (b) any guaranties and warranties in effect with respect to any portion of the Real Property or the Personal Property as of the Closing Date.

         "Owner" shall mean the Owner under the Management Agreement.

         "Permitted Title Exceptions" shall mean, subject to Buyer's rights to review and make objection to the status of title and survey as set forth in this Agreement, and the right of Buyer to Terminate this Agreement pursuant to Paragraph 4.5 if the Due Diligence is not satisfactory, the following: (a) the Leases and any new Leases entered into between the Effective Date and the Closing Date in accordance with the terms of this Agreement; (b) all real estate taxes and assessments not yet due and payable as of the Closing Date; (c) local, state and federal (if applicable) zoning and building Laws; (d) the Record Exceptions disclosed by the Title Commitment and not Removed as provided for in Paragraph 4 hereof; (e) the state of facts disclosed by a current Survey of the Land obtained by Buyer; and (f) any other matters approved as Permitted Title Exceptions in writing by Buyer prior to Closing or deemed approved as Permitted Title Exceptions pursuant to this Agreement.

         "Personal Property" shall mean (a) all Property Documents; (b) all keys and combinations to all doors, cabinets, safes, enclosures and other locking items or areas on or about the improvements; (c) the food and beverage inventory of the Hotel (for which Seller shall receive a credit pursuant to Paragraph 7.1 above); and (d) all tangible personal property, including, but not limited to, all "Inventories", as such term is defined in the Uniform System of Accounts, and all other tools, vehicles, supplies, artwork, furniture, furnishings, machinery, equipment, specialized hotel equipment and other tangible personal property, in each case, owned or leased by Seller in connection with the ownership, operation or maintenance of the Hotel, including without limitation all china, glassware, silverware, linens, towels, curtains, uniforms, works of art, engineering, maintenance, and housekeeping supplies, draperies, materials and carpeting, used or intended for use, but not for sale, in connection with the operation of the Hotel, all equipment used in the operation of the kitchen, dining rooms, lounges, bars, laundry, dry cleaners, lobby, reservation desk and all supplies, merchandise, food and beverages held for sale in connection with the operation of the Hotel, which are on hand on the Effective Date; but specifically excluding (i) any Confidential Materials, (ii) any computer hardware, software, or system that is licensed to Seller, and (iii) any Excluded Assets.

         "PR Buyer" shall mean Buyer.

         "PR Guaranty" shall have such meaning given to such term in the IHG Guaranty.

         "PR Hotel" shall mean that certain InterContinental Hotel located in San Juan, Puerto Rico and leased by an affiliate of Manager to an affiliate of Owner pursuant to that certain Lease Agreement to be entered pursuant to the terms of the PR Stock Agreement.

         "PR Indemnity" shall mean that certain Indemnity Agreement made by PR Seller and Holiday Hospitality Franchising, Inc. for the benefit of Buyer.

         "PR Property" shall have the meaning ascribed to the term "Property" in the PR Lease.

         "PR Seller" shall mean Six Continents International Holdings, B.V., a Netherlands closed limited liability company.

         "PR Stock Agreement" shall mean that certain Stock Purchase Agreement pursuant to which an affiliate of Manager sold the stock of the owner of the PR Property to an affiliate of Owner.

         "Property" shall mean the Real Property, the Leases, the Contracts, the Personal Property and the Other Interests, but specifically excluding any right or interest to any liquor license rights and intellectual property rights referenced in Paragraph 5 hereto and other items constituting Excluded Assets.

         "Property Documents" shall mean all books, records and files of Seller and of the Manager for any Property related thereto (other than those books, records or files containing Confidential Materials, provided, however that Seller shall make available extracts of non-confidential information contained in such books, records or files).

         "Purchase Price" is defined in Paragraph 3.2.

         "Real Property" shall mean the Land, and the Ground Lease including, without limitation, (a) the Hotel and any other buildings located on the Land and all other improvements, (b) all easements and rights-of-way appurtenant to the Land and other easements, rights-of-way, grants of right, licenses, privileges or other agreements for the benefit of, belonging to or appurtenant to the Land whether or not situated upon the Land, including, without limitation, signage rights and parking rights or agreements, all whether or not specifically referenced on Exhibits A-1 to A-12, (c) all mineral, oil and gas rights, riparian rights, water rights, sewer rights and other utility rights allocated to the Land, (d) all right, title and interest, if any, of the owner of the Land in and to any and all strips and gores of land located on or adjacent to the Land, and

(e) all right, title and interest of the owner of the Land in and to any roads, streets and ways, public or private, open or proposed, in front of or adjoining all or any part of the Land and serving the Land.

         "Record Exceptions" shall mean all instruments recorded in the real estate records or land titles registry of the County or municipality in which the Land is located which affect the status of title to the Real Property.

         "Redondo Beach Crowne Plaza Hotel" shall mean that certain Crowne Plaza Hotel located on that certain tract or parcel of land in Redondo Beach, California, more particularly described on Exhibit A-4.

         "Remove" with respect to any exception to the title of the Real Property, shall mean that Seller causes the Title Company to remove or affirmatively insure over the same as an exception to the Title Policy, to the reasonable satisfaction of Buyer, without any additional cost to Buyer, whether such removal or insurance is made available in consideration of payment, bonding, indemnity of Seller or otherwise.

         "Required Removal Items" shall mean, collectively, any Title Objections to the extent (and only to the extent) that the same (a) have not been caused by Buyer or any Buyer's Representatives, and (b) are either: (i) Liens evidencing monetary encumbrances (other than liens for general real estate taxes or assessments not yet due and payable) which can be Removed by payment of liquidated amounts, (ii) liens or encumbrances (including, but not limited to, monetary liens) created by Seller after the Effective Date and not consented to or deemed consented to by Buyer; or (iii) items which Seller has agreed to Remove pursuant to Paragraph 4.3 of this Agreement.

         "Seller" shall mean the Seller referenced in the first paragraph of this Agreement.

         "Seller's Broker" shall mean The Plasencia Group, Inc.

         "Seller's (Canada) Knowledge" shall mean the actual (and not the imputed or constructive knowledge) of James P. Manley.

         "Seller's Liability Limit" shall mean an amount that does not exceed in the aggregate five percent (5%) of the sum of the total allocated values of all the Hotels set forth on Exhibit A-13 to this Agreement and the purchase price of the common stock of the PR Seller as set forth in the PR Stock Agreement, plus $25,000,000.00.

         "Seller's Knowledge" shall mean the actual (and not the imputed or constructive) knowledge of Robert Chitty, Robert Gunkel, and Thomas Brettschneider (collectively, the "Designated Representatives").

         "Seller Parties" shall mean and include, collectively, (a) Seller; (b) its counsel; (c) any Broker retained by Seller; (d) Seller's property manager;
(e) any direct or indirect owner of any beneficial interest in Seller; (f) any officer, director, employee, or agent of Seller, its counsel, any Broker retained by Seller, Seller's property manager or any direct or indirect owner of any beneficial interest in Seller; and (g) any other entity or individual affiliated or related in any way to any of the foregoing.

         "Seller's possession", "in the Seller's possession" or words of similar import shall be deemed to mean to the extent the material or other item referred to by such phrase is located at the Hotel or in Seller's corporate headquarters.

         "Seller's Representatives" shall mean Seller's officers, employees, agents, advisors, representatives, attorneys, accountants, consultants, investors, contractors, architects and engineers.

         "Seller's Warranties" shall mean Seller's representations and warranties set forth in this Agreement and the limited warranty of title set forth in the deed executed by Seller in connection with Closing, as the same may be modified or waived by Buyer pursuant to this Agreement.

         "Survey" shall mean a survey of the Land obtained by Buyer pursuant to Paragraph 4.

         "Tax Year" shall mean the year period commencing on January 1 of each calendar year and ending on December 31 of each calendar year.

         "Tenant" shall mean a tenant under a Lease; collectively, all tenants under the Leases are referred to as the "Tenants".

         "Terminate" shall mean the termination of this Agreement, by Buyer or Seller as applicable as set forth in this Agreement, in which event thereafter neither party hereto shall have any further rights, obligations or liabilities hereunder except to the extent that any right, obligation or liability set forth in this Agreement expressly survives termination hereof.

         "Title Commitment" shall mean the Commitment of the Title Company to issue the Title Policy relating to Real Property, as applicable, as the same may be updated from time to time.

         "Title Company" shall mean either Fidelity National Title or such other title company selected by Buyer.

         "Title Objections" shall mean any defects in title (including any Record Exceptions which are not acceptable to Buyer) or Survey (including the description of the Land) which may be revealed by Buyer's examinations thereof to which Buyer timely objects in accordance with the terms of Paragraph 4.3.

         "Title Policy" shall mean the ALTA Owner's Policy of Title Insurance (or such other comparable form of title insurance policy as is available in the jurisdiction in which the Property is located) issued by the Title Company in the amount of the Purchase Price and in the form of the Title Commitment, and containing such endorsements as reasonably requested by Buyer.

         "Toronto InterContinental Hotel" shall mean that certain
InterContinental Hotel located on that certain tract or parcel of land in Toronto, Ontario leased pursuant to that certain Ground Lease dated November 18, 1987 from The Corporation of the City of Toronto, more particularly described on Exhibit A-12 in which the registered leasehold interest thereof is vested in Inter-Continental Holdings (Canada) Inc. and the beneficial leasehold interest thereof is vested in 220 Bloor Street Hotel Inc.

         "Toronto Staybridge Suites Hotel" shall mean that certain Staybridge Suites Hotel located on that certain tract or parcel of land in Markham, Ontario, more particularly described on Exhibit A-11 the registered owner of which is InterContinental Hotels Group (Canada) Inc. and the beneficial owner of which is Staybridge Markham, Inc.

         "Transaction" shall mean the purchase and sale transactions occurring on the applicable Closing Date contemplated by this Agreement.

         "Uniform System of Accounts" shall mean the Uniform System of Accounts for the Lodging Industry, prepared by The Hotel Association of New York City, Inc., in effect as of the date hereof.

         "Unsuitable for Its Permitted Use" shall mean with respect to a Hotel, a state or condition of such Hotel such that (a) following any damage or destruction involving such Hotel, such Hotel cannot be operated in the good faith judgment of Buyer, Seller or Manager on a commercially practicable basis and it cannot reasonably be expected to be restored to substantially the same condition as existed immediately before such damage or destruction and otherwise as required under Article 15 of the Management Agreement, using only the net proceeds of insurance obtained in connection therewith and other funds that Seller or Manager elect to provide pursuant to the terms of Article 15 of the Management Agreement within twelve (12) months following such damage or destruction or such shorter period of time as to which business interruption insurance is available to cover amounts to be paid to Owner under the Management Agreement upon the effectiveness thereof and other costs related to the Hotel following such damage or destruction, or (b) as the result of a partial taking by a Condemnation Proceeding, such Hotel cannot be operated in the good faith judgment of Seller, Buyer or Manager on a commercially practicable basis in light of then existing circumstances.

         "White Plains Crowne Plaza Hotel" shall mean that certain Crowne Plaza Hotel located on that certain tract or parcel of land in White Plains, New York, more particularly described on Exhibit A-3.

                                  Exhibit A-13

As described above, this Exhibit has been omitted and will be supplementally furnished to the Securities Exchange Commission upon request. The Exhibit contains a general description of the properties to be acquired, a list of the entities that hold title to the properties and the allocation of purchase price for each property. The aggregate purchase price for the properties is stated as $306,000,000.

                                   Exhibit M
                                   ---------

                              IHG PARENT GUARANTY
                                   (Attached)

              AMENDED AND RESTATED CONSOLIDATED GUARANTY AGREEMENT


         THIS AMENDED AND RESTATED CONSOLIDATED GUARANTY AGREEMENT (this "Agreement") is made and given as of January __, 2005, by INTERCONTINENTAL HOTELS GROUP PLC, a corporation organized and existing under the laws of England and Wales (the "Guarantor"), for the benefit of HPT TRS IHG-1, INC., a Maryland corporation (together with its successors and assigns, "TRS1"), HPT TRS IHG-2, INC., a Maryland corporation (together with its successors and assigns, "TRS2"), HPT IHG PR, INC., a Puerto Rico corporation (together with its successors and assigns, "Landlord"), and HOSPITALITY PROPERTIES TRUST, a Maryland real estate investment trust (together with its successors and assigns, "Trust"; and Trust together with TRS1, TRS2 and Landlord, collectively, "HPT").

                              W I T N E S S E T H :

         WHEREAS, the Guarantor entered into a certain Guaranty Agreement dated as of July 1, 2003 as amended by a certain First Amendment to Guaranty Agreement dated as of September 18, 2003 (the "Original Staybridge Guaranty"); and

         WHEREAS, the Guarantor entered into a certain Guaranty Agreement dated as of October 27, 2003 (the "Original Candlewood Guaranty"; and the Original Candlewood Guaranty together with the Original Staybridge Guaranty, collectively, the "Original Guaranties"); and

         WHEREAS, it is a condition precedent to Landlord entering into the PR Lease (as hereinafter defined) and TRS2 entering into the New Management Agreement (as hereinafter defined) and the consummation of certain other transactions contemplated by the Transaction Documents (as defined in the New Management Agreement) that the Guarantor enter into this Agreement; and

         WHEREAS, the transactions contemplated by the Guaranteed Agreements (as hereinafter defined) and the Transaction Documents are of direct material benefit to the Guarantor;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Certain Terms. Capitalized terms used but not defined herein have the meaning ascribed thereto in the New Management

Agreement. The following terms as used in this Agreement shall have the meanings set forth below:

         "Accounting Principles" shall mean generally accepted accounting principles, as adopted in the United States of America, consistently applied or, if the Guarantor's principal place of business is the United Kingdom, generally accepted accounting principles, as adopted in the United Kingdom, consistently applied.

         "Base Guaranteed Amount" shall mean the sum of One Hundred Twenty Five Million Dollars ($125,000,000).

         "Candlewood Management Agreement" shall mean that certain Management Agreement, dated as of October 27, 2003, between TRS1 and Existing Manager, as the same may be amended, modified, supplemented, or otherwise altered from time to time.

         "Collateral Agency Agreement" shall mean a written agreement, in form and substance reasonably acceptable to HPT, among HPT, the Guarantor and the Collateral Agent pursuant to which the Collateral Agent shall agree to hold any cash delivered to such Collateral Agent pursuant to the terms of this Agreement as collateral agent on behalf of HPT, as the same may hereafter be amended, restated, modified, supplemented, or otherwise altered. Among other things, the Collateral Agency Agreement shall provide that (a) the Collateral Agent shall look solely to the Guarantor for any amounts owed to the Collateral Agent in connection with such agreement, (b) the Collateral Agent shall not offset any amount owed to the Collateral Agent against the cash delivered to it pursuant to the Collateral Agency Agreement and this Agreement, (c) the Collateral Agent shall hold such cash as trust funds and not commingle such cash with any assets of the Collateral Agent and (d) HPT shall be entitled to apply any cash collateral held by the Collateral Agent to the overdue obligations of the Guarantor hereunder in such order and at such times as HPT may determine in its sole judgment.

         "Collateral Agent" shall mean a bank or other financial institution reasonably acceptable to HPT having a rating of not less than BBB-/Baa3 rating from the Rating Agencies, which bank or other financial institution is the collateral agent under the Collateral Agency Agreement as such collateral agent may be replaced in accordance with the terms of the Collateral Agency Agreement.

         "Coverage Date" shall mean the date which is the day after the second consecutive calendar year for which each of the following conditions has been satisfied: (a) the Priority Coverage Ratio under the Candlewood Management Agreement has equaled or exceeded 1.3; (b) the Staybridge Priority Coverage Ratio has equaled or exceeded 1.3; and (c) the quotient of (i) the sum of the numerators used in calculating both the PR Rent Coverage Ratio under this Agreement and the Priority Coverage Ratio under the New Management Agreement, divided by (ii) the sum of the denominators used in calculating both the PR Rent Coverage Ratio under this Agreement and the Priority Coverage Ratio under the New Management Agreement is equal to or exceeds 1.3.

         "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

         "Existing Manager" shall mean Intercontinental Hotels Group Resources, Inc.

         "Guaranteed Agreements" shall mean the Management Agreements and the PR Lease, collectively.

         "Guaranteed Obligations" shall mean the payment to TRS1, TRS2, Landlord and Trust, as applicable, of: (a) all of the Owner's First Priority as and when due under the Candlewood Management Agreement determined without respect to Gross Revenue thereunder or Operating Profits thereunder; (b) all of the Owner's First Priority as and when due under the New Management Agreement determined without respect to Gross Revenue thereunder or Operating Profits thereunder; (c) all of the Owner's Priority as and when due under the Staybridge Management Agreement determined without respect to Gross Revenue thereunder or Operating Profits thereunder; (d) all of the Minimum Rent as and when due under the PR Lease; and (e) any and all liquidated damages due to TRS1, TRS2 or Landlord under the Guaranteed Agreements.

         "Management Agreements" shall mean the Staybridge Management Agreement, the Candlewood Management Agreement and the New Management Agreement, collectively.

         "Managers" shall mean the Existing Manager and the New Manager, collectively.

         "New Candlewood Guaranty" shall mean a Guaranty Agreement made by the Guarantor in favor of TRS1 and HPT and otherwise in the form attached hereto as Exhibit A.

         "New Guaranties" shall mean the New Candlewood Guaranty and the New Staybridge Guaranty, collectively.

         "New Management Agreement" shall mean that certain Management Agreement dated as of the date hereof between TRS2 and New Manager, as the same may be amended, modified, supplemented, or otherwise altered.

         "New Manager" shall mean IHG Management (Maryland) LLC.

         "New Portfolio Coverage Date" shall mean the date which is the day after the second (2nd) consecutive calendar year for which the quotient of (i) the sum of the numerators used in calculating both the PR Rent Coverage Ratio under this Agreement and the Priority Coverage Ratio under the New Management Agreement, divided by (ii) the sum of the denominators used in calculating both the PR Rent Coverage Ratio under this Agreement and the Priority Coverage Ratio under the New Management Agreement is equal to or exceeds 1.3.

         "New Staybridge Guaranty" shall mean a Guaranty Agreement made by the Guarantor in favor of TRS1 and HPT and otherwise in the form attached hereto as Exhibit B.

         "Outstanding Balance" shall mean, from time to time, the Base Guaranteed Amount, less the excess of the aggregate amount paid by the Guarantor under Section 3 hereof over the sum of the aggregate of any amounts reimbursed to the Guarantor pursuant to the terms of the Management Agreements.

         "PR Additional Rent" shall have the meaning given to the term "Additional Rent" in the PR Lease.

         "PR Guaranty" shall mean that certain Guaranty Agreement of even date herewith from PR Tenant to TRS2 and Trust, as the same may hereafter be amended, restated, modified, supplemented, or otherwise altered.

         "PR Operating Costs" shall have the meaning given to the term "Operating Costs" in the PR Lease.

         "PR Rent Coverage Ratio" shall mean for any period, the quotient of (a) the excess of PR Total Hotel Sales over the sum of (i) PR Operating Costs (other than PR Minimum Rent and PR Additional Rent) and (ii) an imputed reserve for Capital Expenses equal to five percent (5%) of Total Hotel Sales for such period, divided by (b) the sum of PR Minimum Rent for such period.

         "PR Minimum Rent" shall have the meaning given to the term "Minimum Rent" in the PR Lease.

         "PR Tenant" shall mean the tenant under the PR Lease.

         "PR Total Hotel Sales" shall have the meaning given to the term "Total Hotel Sales" in the PR Lease.

         "Provide Collateral" or "Provided Collateral" shall mean:

         (a) delivery to HPT of (i) a Satisfactory Letter of Credit or (ii) cash in an amount equal to the then Outstanding Balance; or

         (b) the deposit of cash equal to the then Outstanding Balance with the Collateral Agent to be held by the Collateral Agent in accordance with the Collateral Agency Agreement provided:(i) the Collateral Agency Agreement has been executed and delivered by the parties thereto; (ii) HPT has a perfected first priority security interest in any cash delivered to the Collateral Agent; (iii) HPT has received favorable opinions of counsel, in form and substance reasonably satisfactory to HPT, with respect to such perfected first priority interest, the valid existence and good standing of the other parties to the Collateral Agency Agreement, the due execution and delivery thereof by such other parties, the enforceability of the Collateral Agency Agreement against such parties, and that any cash held by the Collateral Agent pursuant to the Collateral Agency Agreement shall not be "property of the estate" of Collateral Agent should any event described in Sections 17.1(a), (b) or (c) of the New Management Agreement shall occur with respect to the Collateral Agent; or

         (c) delivery to HPT of other collateral satisfactory to HPT in its good faith discretion to secure the Guaranteed Obligations;

provided, however, the Guarantor shall not be deemed to have Provided Collateral if at any time the Outstanding Balance exceeds the sum of (i) the then remaining balance drawable under the Satisfactory Letter of Credit or the balance of the cash deposited by the Guarantor hereunder, plus (ii) proceeds of any Satisfactory Letter of Credit or cash deposited hereunder, in either case, applied to the Guaranteed Obligations.

         "Rating Agencies" shall mean, collectively, Standards & Poor's Rating Services or its successors and Moody's Investor Services, Inc. or its successors; provided, however, if the Rating Agencies (i) cease operations without successors or (ii) cease to issue credit ratings, "Rating Agencies" shall mean a nationally recognized organization periodically issuing ratings of the financial strength and/or credit of United States domestic and international banking institutions reasonably agreed to by HPT and the Guarantor.

         "Reorganization" shall mean any merger, consolidation, reorganization, change of control or any transaction pursuant to which the Guarantor shall be or become a Subsidiary of any other Person.

         "Satisfactory Letter of Credit" shall mean a clean irrevocable letter of credit in form and substance reasonably satisfactory to HPT in an amount equal to the Outstanding Balance issued by a bank with a credit rating of not less than A2/A (or, if after the date hereof the system of ratings used by the Rating Agencies changes in a material way, their then equivalents of such credit rating in HPT's reasonable judgment) from the Rating Agencies, having an expiration date of not earlier than one year after the date on which it was issued and which permits for partial draws.

         "Severance Date" shall have the meaning given such term in Section 10 of this Agreement.

         "Staybridge Management Agreement" shall mean that certain Management Agreement, dated as of July 1, 2003, between TRS1 and Existing Manager, as the same may be amended, modified, supplemented, or otherwise altered from time to time.

         "Staybridge Priority Coverage Ratio" shall mean, for any period, the ratio of (a) the excess of Gross Revenue under the Staybridge Management Agreement for such period over the sum of the amounts distributed or applied for such period pursuant to Sections 10.1(a), (b) (determined as though the Reserve Percentage thereunder for the Expansion Hotels (as defined in the Staybridge Management Agreement) was at all times five percent (5%)), (e), (g), (h), (i),
(k) and (l) of the Staybridge Management Agreement, to (b) the sum for such period of Owner's Priority under that Agreement and Owner's Percentage Priority under that Agreement.

         "Substitute Guarantor" shall mean a Person who assumes the Guarantor's obligations hereunder in accordance with the terms of Section 2.7 below and is either (a) a Person who satisfies the Rating Agencies' requirements for a single purpose bankruptcy remote entity who has Provided Collateral or (b) a Person(s) with (i) a tangible net worth determined in accordance with the Accounting Principles of not less than Seven Hundred Fifty Million Dollars ($750,000,000) and (ii) unencumbered assets with a fair market value of not less than One Hundred

Million Dollars (exclusive of any note, instrument, security or claim issued by, against or in any way dependent on the credit of, an Affiliate of Guarantor).

         2. Representations and Covenants. The Guarantor represents, warrants, covenants and agrees that:

              2.1 Validity of Agreement. The Guarantor has duly and validly executed and delivered this Agreement; this Agreement constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors; and the execution, delivery and performance of this Agreement have been duly authorized by all requisite action of the Guarantor and such execution, delivery and performance by the Guarantor will not result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of the Guarantor pursuant to the terms of, any indenture, mortgage, deed of trust, note, other evidence of indebtedness, agreement or other instrument to which the Guarantor is a party or by which the Guarantor or any property or assets of the Guarantor is bound, or violate any provision of law applicable to the Guarantor, or any order, writ, injunction, judgment or decree of any court applicable to the Guarantor or any order or other public regulation of any governmental commission, bureau or administrative agency applicable to the Guarantor.

              2.2 Payment of Expenses. The Guarantor agrees, as principal obligor and not as guarantor only, to pay to HPT forthwith, upon demand, in immediately available Federal funds, all costs and expenses (including court costs and reasonable legal expenses) incurred or expended by HPT in connection with the enforcement of this Agreement, together with interest at the Interest Rate on amounts recoverable under this Agreement from the time such amounts become due until payment.

              2.3 Reports. The Guarantor shall timely deliver to HPT the Consolidated Financials required under the Guaranteed Agreements and otherwise comply with the terms of the Guaranteed Agreements applicable to it.

              2.4 Financial Condition of Guarantor; Status of Guarantor. So long as the Guarantor's obligations under Section 3 below are outstanding, unless the Guarantor shall have Provided Collateral to secure its obligations hereunder:

         (a) The Guarantor shall at all times maintain a tangible net worth determined in accordance with the Accounting Principles in an amount not less than Five Hundred Million Dollars ($500,000,000) or if there has been a Reorganization, or if the Guarantor is not the originally named Guarantor, Seven Hundred Fifty Million Dollars ($750,000,000); and

           (b) The Guarantor shall not engage in any Reorganization unless following such Reorganization it has (i) a tangible net worth determined in accordance with the Accounting Principles in an amount not less than Seven
Hundred Fifty Million Dollars ($750,000,000) and (ii) unencumbered assets with a fair market value of not less than One Hundred Million Dollars ($100,000,000) (exclusive of any note, instrument, security or claim issued by, against or in any way dependent on the credit of, an Affiliate of Guarantor).

              2.5 Security.

         (a) Upon the termination of the Guarantor's obligations under Section 3 or if the Outstanding Balance equals zero dollars ($0), HPT will return to the Guarantor any Satisfactory Letter of Credit previously delivered to HPT or any unapplied cash collateral then being held by HPT hereunder and shall direct the Collateral Agent to return any cash being held by it under the Collateral Agency Agreement to the Guarantor.

         (b) HPT shall be entitled to draw upon any Satisfactory Letter of Credit delivered to it (i) for the full amount thereof if at any time there is less than thirty (30) days until the expiry date of such Satisfactory Letter of Credit; (ii) for the full amount thereof if the bank that issued such Satisfactory Letter of Credit shall not have a credit rating of at least A/A2 (or, if after the date hereof the system of ratings used by the Rating Agencies changes in a material way, their then equivalents in HPT's reasonable judgment) from the Rating Agencies and such satisfactory Letter of Credit shall not have been replaced within thirty (30) days with a new Satisfactory Letter of Credit delivered to HPT; or (iii) to the extent and in the amounts then due and payable hereunder, if the Guarantor shall fail to pay or perform any of its obligations under this Agreement in accordance with the terms hereof.

         (c) HPT shall be entitled to apply any cash collateral held by it or the Collateral Agent to the overdue obligations of the Guarantor hereunder in such order and at such times as HPT may determine in its sole judgment. Any cash collateral held by HPT shall not be commingled with its other funds, and shall be invested, at the Guarantor's risk, in interest bearing investments reasonably acceptable to the Guarantor. Any interest on such cash collateral, and any losses in such investments, shall belong to IHG.

              2.6 Legal Existence. The Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence. The Guarantor has appointed attorneys Alston & Bird LLP, having an address at 1201 West Peachtree Street, Atlanta, Georgia 30309-3424, Attn:
Managing Partner as its agent for service of process. The Guarantor acknowledges and agrees that service of process on such agent shall constitute service of process on Guarantor with respect to any and all claims hereunder, under the Guaranteed Agreements or under any Transaction Document.

              2.7 Substitute Guarantor. The then Guarantor (the "Departing Guarantor") shall be released from obligations under Section 3 hereof on the following terms and conditions:

         (a) a Substitute Guarantor shall assume pursuant to a written instrument satisfactory to HPT all of the Guarantor's obligations hereunder; and

         (b) HPT shall receive an opinion of counsel satisfactory to HPT with respect to, among other things, the existence and good standing of the Substitute Guarantor and the due execution, delivery and enforceability of such assumption.

         Upon the satisfaction of the foregoing conditions and the expiration of all applicable preference or similar periods, HPT shall deliver a release to the Departing Guarantor of its obligations under Section 3 hereof and the Substitute Guarantor shall be deemed the "Guarantor" hereunder. Further, if the Substitute Guarantor has Provided Collateral or has (i) a tangible net worth determined in accordance with the Accounting Principles of not less than Seven Hundred Fifty Million Dollars ($750,000,000) and (ii) unencumbered assets with a fair market value of not less than One Hundred Million Dollars (exclusive of any note, instrument, security or claim issued by, against or in any way dependent on the credit of, an Affiliate of Guarantor), HPT shall return to the Departing Guarantor any letter of credit or cash delivered by the Departing Guarantor and held by HPT hereunder and shall direct the Collateral Agent to return to the Departing Guarantor any cash delivered by the Departing Guarantor and held by such Collateral Agent pursuant to the terms of the Collateral Agency Agreement.

         3. Guarantee.

         (a) The Guarantor hereby unconditionally guarantees that the Guaranteed Obligations which become due and payable shall be paid in full when due and payable subject to any applicable cure periods, whether upon demand, at the stated or accelerated maturity thereof or upon any mandatory or voluntary prepayment pursuant to any Guaranteed Agreement, or otherwise.

         (b) This guarantee is a guarantee of payment and not of collectibility and is absolute and in no way conditional or contingent. In case any part of the Guaranteed Obligations shall not have been paid when due and payable or performed at the time performance is required, subject to any applicable cure periods, the Guarantor shall, pay or cause to be paid to HPT the amount thereof as is then due and payable and unpaid (including interest and other charges, if any, due thereon through the date of payment in accordance with the applicable provisions of the Transaction Documents) or perform or cause to be performed such obligations in accordance with the Transaction Documents. Simultaneously with the giving of any notice of default to the Managers or PR Tenant under the Guaranteed Agreements, TRS1, TRS2 or Landlord, as applicable, shall give a copy of such notice to the Guarantor. TRS1, TRS2 or Landlord, as applicable, shall accept any cure of such default by the Guarantor provided such cure is completed within the applicable cure period under the applicable Guaranteed Agreement.

         4. Unenforceability of Guaranteed Obligations, Etc. If the Managers or PR Tenant are for any reason under no legal obligation to discharge any of the Guaranteed Obligations, or if any other moneys included in the Guaranteed Obligations have become unrecoverable from the Managers or PR Tenant by operation of law or for any other reason, including, without limitation, the invalidity or irregularity in whole or in part of any Guaranteed Obligation or of any Guaranteed Agreement or any limitation on the liability of the Managers or PR Tenant thereunder or any limitation on the method or terms of payment thereunder which may now or hereafter be caused or imposed in any manner whatsoever, the guarantees contained in this Agreement shall nevertheless remain in full force and effect in accordance with the terms set forth herein and shall be binding upon the Guarantor to the same extent as if the Guarantor at all times had been the principal debtor and obligor on all such Guaranteed Obligations.

         5. Additional Guarantees. This Agreement shall be in addition to any other guarantee or other security for the Guaranteed Obligations and it shall not be prejudiced or rendered unenforceable by the invalidity of any such other guarantee or security or by any waiver, amendment, release or modification thereof.

         6. Consents and Waivers, Etc. The Guarantor hereby acknowledges receipt of correct and complete copies of each of the Guaranteed Agreements and consents to all of the terms and provisions thereof, as the same may be from time to time hereafter amended or changed in accordance therewith, and waives, to the extent the Guarantor lawfully may do so, (a) presentment, demand for payment, and protest of nonpayment, of any of the Guaranteed Obligations, (b) notice of acceptance of this Agreement and of diligence, presentment, demand and protest,
(c) notice of any default hereunder and any default, breach or nonperformance under the Guaranteed Agreements or a Manager Event of Default or Manager Default under any Management Agreement or an Event of Default under the PR Lease except as expressly provided in Section 3, (d) notice of the terms, time and place of any private or public sale of collateral held as security for the Guaranteed Obligations, (e) demand for performance or observance of, and any enforcement of any provision of, or any pursuit or exhaustion of rights or remedies against the Managers, or PR Tenant or any other guarantor of the Guaranteed Obligations, under or pursuant to the Guaranteed Agreements, or any agreement directly or indirectly relating thereto and any requirements of diligence or promptness on the part of the holders of the Guaranteed Obligations in connection therewith, and (f) any and all demands and notices of every kind and description with respect to the foregoing or which may be required to be given by any statute or rule of law.

         7. No Impairment, Etc. The obligations, covenants, agreements and duties of the Guarantor under this Agreement shall not be affected or impaired by any assignment or transfer in whole or in part of any of the Guaranteed Obligations without notice to the Guarantor, or any waiver by HPT or any holder of any of the Guaranteed Obligations or by the holders of all of the Guaranteed Obligations of the performance or observance by the Managers, PR Tenant or any other guarantor of any of the agreements, covenants, terms or conditions contained in the Guaranteed Obligations or the Guaranteed Agreements or any indulgence in or the extension of the time for payment by the Managers, PR Tenant or any other guarantor of any amounts payable under or in connection with the Guaranteed Obligations or the Guaranteed Agreements or any other instrument or agreement relating to the Guaranteed Obligations or of the time for performance by the Managers, PR Tenant or any other guarantor of any other obligations under or arising out of any of the foregoing or the extension or renewal thereof, or the modification or amendment made with the consent of the Guarantor of any duty, agreement or obligation of the Managers, PR Tenant or any other guarantor set forth in any of the foregoing, or the voluntary or involuntary sale or other disposition of all or substantially all the assets of the Managers, PR Tenant or any other guarantor or insolvency, bankruptcy, or other similar proceedings affecting the Managers, PR Tenant or any other guarantor or any assets of the Managers, PR Tenant or any such other guarantor, or the release or discharge of the Managers, PR Tenant or any such other guarantor from the performance or observance of any agreement, covenant, term or condition contained in any of the foregoing without the consent of the holders of the Guaranteed Obligations by operation of law.

         8. Reimbursement, Subrogation, Etc. The Guarantor hereby covenants and agrees that the Guarantor will not enforce or otherwise exercise any rights of reimbursement, subrogation, contribution or other similar rights against the Managers, PR Tenant or any other person with respect to the Guaranteed Obligations prior to the irrevocable payment in full of all amounts then due and owing but unpaid under the Guaranteed Agreements. Until the Guaranteed Obligations have been satisfied in full, the Guarantor shall not have any right of subrogation, and the Guarantor waives any defense it may have based upon any election of remedies by HPT which destroys the Guarantor's subrogation rights or the Guarantor's rights to proceed against the Managers or PR Tenant for reimbursement, including, without limitation, any loss of rights the Guarantor may suffer by reason of any rights, powers or remedies of the Managers or PR Tenant in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging the indebtedness to HPT. Until all obligations of the Managers and PR Tenant pursuant to the Guaranteed Agreements shall have been irrevocably paid and satisfied in full, the Guarantor waives any right to enforce any remedy which HPT now has or may in the future have against the Managers, PR Tenant, any other guarantor or any other person and any benefit of, or any right to participate in, any security whatsoever now or in the future held by HPT. Nothing contained in this Section 8 shall limit any of Guarantor's rights under the Management Agreements.

         9. Defeasance; Guaranty Limitations. The Guarantor's obligations under
Section 3 shall terminate upon the date on which the Guaranteed Obligations have been paid and performed in full and all other obligations of the Guarantor to HPT under this Agreement have been irrevocably satisfied in full; provided, however, the Guarantor's obligations under Section 3 shall be subject to early termination upon the Coverage Date; provided further, however, if at any time, all or any part of any payment applied on account of the Guaranteed Obligations is or must be rescinded or returned for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Managers or PR Tenant), this Agreement, to the extent such payment is or must be rescinded or returned, shall be deemed to have continued in existence notwithstanding any such termination. Notwithstanding anything contained in this Agreement to the contrary, in no event shall the Guarantor's liability under Section 3 exceed the Outstanding Balance.

         10. Severance. If the New Portfolio Coverage Date occurs prior to the Coverage Date, the Guarantor is not then in default of its obligations under this Agreement and the Guarantor delivers to HPT and TRS1 executed counterparts of the New Guaranties and an opinion of counsel satisfactory to Trust with respect to, among other things, the existence and good standing of the Guarantor and the due execution, delivery and enforceability of the New Guaranties, then, on the date on which the New Guaranties and such opinion are delivered (the "Severance Date"), the Guarantor's obligations under this Agreement shall terminate, subject to the second proviso contained in Section 9 above. Furthermore, if any Substitute Guarantor has succeeded to the interests of the Guarantor named herein, then the termination of such Substitute Guarantor's obligations under this Agreement shall be further conditioned upon such Substitute Guarantor satisfying the requirements with respect to a Substitute Guarantor under each of the New Guaranties, including, without limitation, the obligation to Provide Collateral under each of the New Guaranties (if applicable). Notwithstanding the foregoing, the termination of the Guarantor's obligations under this Agreement shall not diminish, impair or otherwise affect the Guarantor's obligations under the New Guaranties.

         11. Notices. (a) Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either by hand, by telecopier with written acknowledgment of receipt (provided a copy thereof is sent by Federal Express or similar expedited commercial carrier for delivery on the next business day), or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

         (b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

         (c) All such notices shall be addressed,

         if to HPT to:

                  c/o Hospitality Properties Trust
                  400 Centre Street
                  Newton, Massachusetts  02458
                  Attn:  Mr. John G. Murray
                  [Telecopier No. (617) 969-5730]

         with a copy to:

                  Sullivan & Worcester LLP
                  One Post Office Square
                  Boston, Massachusetts  02109
                  Attn:  Warren M. Heilbronner, Esq.
                  [Telecopier No. (617) 338-2880]

         if to the Guarantor to:

                  Intercontinental Hotels Group PLC
                  67 Alma Road
                  Windsor
                  Berkshire SL4 3HD
                  ENGLAND
                  Attn: Company Secretary
                  Telecopier No. +44 1753 410101
           with a copy to:

                  Intercontinental Hotels Resources Group, Inc.
                  Three Ravinia Drive
                  Suite 100
                  Atlanta, Georgia 30346
                  Attn:  Vice President, Asset Management
                  [Telecopier No. 770-604-5340]

         (d) By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

         12. Successors and Assigns. Whenever in this Agreement, any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, including without limitation the holders, from time to time, of the Guaranteed Obligations; and all representations, warranties, covenants and agreements by or on behalf of the Guarantor which are contained in this Agreement shall inure to the benefit of HPT's successors and assigns, including, without limitation, such holders, whether so expressed or not.

         13. Applicable Law. Except as to matters regarding the internal affairs of HPT and issues of or limitations on any personal liability of the shareholders and trustees of HPT for obligations of HPT, as to which the laws of the State of Maryland shall govern, this Agreement and any other instruments executed and delivered to evidence, complete or perfect the transactions contemplated hereby shall be interpreted, construed, applied and enforced in accordance with the laws of New York applicable to contracts between residents of New York which are to be performed entirely within New York, regardless of
(i) where any such instrument is executed or delivered; or (ii) where any payment or other performance required by any such instrument is made or required to be made; or (iii) where any breach of any provision of any such instrument occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than New York; or (vii) any combination of the foregoing.

         All actions and proceedings arising out of or in any way relating to this Agreement shall be brought, heard, and determined exclusively in an otherwise appropriate federal or state court located within the State of New York. Guarantor hereby (i) submits to the exclusive jurisdiction of any New York federal or state court of otherwise competent jurisdiction for the purpose of any action or proceeding arising out of or relating to this Agreement and (ii) voluntarily and irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise in any such action or proceeding, any claim or defense that it is not personally subject to the jurisdiction of such a court, that such a court lacks personal jurisdiction over Guarantor or the matter, that the action or proceeding has been brought in an inconvenient or improper forum, that the venue of the action or proceeding is improper, or that this Agreement may not be enforced in or by such a court. To the maximum extent permitted by applicable law, Guarantor consents to service of process by registered mail, return receipt requested, or by any other manner provided by law.

         To the maximum extent permitted by applicable law, each of the parties hereto waives its rights to trial by jury with respect to this Agreement or any matter arising in connection herewith.

         14. Modification of Agreement. No modification or waiver of any provision of this Agreement, nor any consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by HPT, and such modification, waiver or consent shall be effective only in the specific instances and for the purpose for which given. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstances.

         15. Waiver of Rights by HPT. Neither any failure nor any delay on HPT's part in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise, or the exercise of any other right, power or privilege.

         16. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, but this Agreement shall be reformed and construed and enforced to the maximum extent permitted by applicable law.

         17. Entire Contract. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof.

         18. Headings; Counterparts. Headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument, and in pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.

         19. Remedies Cumulative. No remedy herein conferred upon HPT is intended to be exclusive of any other remedy, and subject to the limitations set forth in Section 9 above, each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

         20. Nonliability of Trustees. THE DECLARATION OF TRUST ESTABLISHING TRUST, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT, AND THE GUARANTOR HEREBY AGREES THAT, THE NAME "HOSPITALITY PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, TRUST. ALL PERSONS DEALING WITH TRUST, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

         21. Effective Date. This Agreement shall be of no force or effect unless and until the Effective Date occurs.

         22. PR Guaranty Obligations. Guarantor acknowledges and agrees that at any time there is any amount due and otherwise payable under the PR Guaranty, HPT shall be entitled to treat any payment by Guarantor as a payment by the PR Tenant under the PR Guaranty and to the extent HPT so elects such payment shall not result in a reduction in the Outstanding Balance.

         23. Restatement. This Agreement consolidates, supercedes, amends and restates in their entirety the Original Staybridge Guaranty and the Original Candlewood Guaranty.

         WITNESS the execution hereof under seal as of the date above first written.

                                         INTERCONTINENTAL HOTELS GROUP PLC



                                         By:___________________________
                                            Its:_______________________

                                         By:___________________________
                                            Its:_______________________



ACKNOWLEDGED AND AGREED:

HPT TRS IHG-1, INC.


By:_________________________
   Its:_____________________



HPT TRS IHG-[3], INC.


By:_________________________
   Its:_____________________


[PR Owner]


By:_________________________
   Its:_____________________


HOSPITALITY PROPERTIES TRUST


By:_________________________
   Its:_____________________

                                    EXHIBIT A

                             NEW CANDLEWOOD GUARANTY



                               GUARANTY AGREEMENT


         THIS GUARANTY AGREEMENT (this "Agreement") is made and given as of ________ __, 20__, by INTERCONTINENTAL HOTELS GROUP PLC, a corporation organized and existing under the laws of England and Wales (the "Guarantor"), for the benefit of HPT TRS IHG-1, INC., a Maryland corporation (together with its successors and assigns, the "Tenant"), and HOSPITALITY PROPERTIES TRUST, a Maryland real estate investment trust (together with its successors and assigns, "Trust"; and Trust together with the Tenant, "HPT").

                              W I T N E S S E T H :

         WHEREAS, on January __, 2005, the Guarantor delivered to HPT that certain Amended and Restated Consolidated Guaranty Agreement (the "Consolidated Guaranty"); and

         WHEREAS, the New Portfolio Coverage Date (as such term is defined in the Consolidated Guaranty) has occurred and the Guarantor wishes to terminate its obligations the Consolidated Guaranty in accordance with Section 10 of the Consolidated Guaranty; and

         WHEREAS, Section 10 of the Consolidated Guaranty requires, among other things, that the Guarantor deliver this Guaranty Agreement to HPT in order to terminate its obligations under the Consolidated Guaranty as aforesaid; and

         WHEREAS, the termination of its obligations under the Consolidated Guaranty as aforesaid constitute a direct material benefit to the Guarantor;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Certain Terms. Capitalized terms used and not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Management Agreement (as hereinafter defined). The following terms as used in this Agreement shall have the meanings set forth below:

         "Accounting Principles" shall mean generally accepted accounting principles, as adopted in the United States of America, consistently applied or, if the Guarantor's principal place of business is the United Kingdom, generally accepted accounting principles, as adopted in the United Kingdom, consistently applied.

         "Collateral Agency Agreement" shall mean a written agreement, in form and substance reasonably acceptable to HPT, among HPT, the Guarantor and the Collateral Agent pursuant to which the Collateral Agent shall agree to hold any cash delivered to such Collateral Agent pursuant to the terms of this Agreement as collateral agent on behalf of HPT, as the same may be amended, restated, supplemented or otherwise modified from time to time with the consent of the parties thereto. Among other things, the Collateral Agency Agreement shall provide that (a) the Collateral Agent shall look solely to the Guarantor for any amounts owed to the Collateral Agent in connection with such agreement, (b) the Collateral Agent shall not offset any amount owed to the Collateral Agent against the cash delivered to it pursuant to the Collateral Agency Agreement and this Agreement, (c) the Collateral Agent shall hold such cash as trust funds and not commingle such cash with any assets of the Collateral Agent and (d) HPT shall be entitled to apply any cash collateral held by the Collateral Agent to the overdue obligations of the Guarantor hereunder in such order and at such times as HPT may determine in its sole judgment.

         "Collateral Agent" shall mean a bank or other financial institution reasonably acceptable to HPT having a rating of not less than BBB-/Baa3 rating from the Rating Agencies, which bank or other financial institution is the collateral agent under the Collateral Agency Agreement as such collateral agent may be replaced in accordance with the terms of the Collateral Agency Agreement.

         "Coverage Date" shall mean the date which is the day after the second
(2nd) consecutive calendar year for which the Priority Coverage Ratio is equal to or exceeds 1.3.

         "Guaranteed Obligations" shall mean the payment to Tenant of (a) all of the Owner's First Priority as and when due under the Management Agreement determined without respect to Gross Revenue or Operating Profits and (b) any and all liquidated damages due to Tenant under the Management Agreement.

                                    - A-2 -

         "Management Agreement" shall mean [that certain Amended and Restated Management Agreement, dated as of January __, 2005, between TRS1 and Manager] with respect to certain hotels being operated under the "Candlewood" brand] [that certain Management Agreement, dated as of October 27, 2003, between TRS1 and Manager], as the same may be amended, modified, supplemented, or otherwise altered from time to time.

         "Manager" shall mean Intercontinental Hotels Group Resources, Inc.

         "Outstanding Balance" shall mean, from time to time, Fifty Million Dollars ($50,000,000), less the excess of the aggregate amount paid by the Guarantor under Section 3 hereof over the aggregate of any amounts reimbursed to the Guarantor pursuant to the terms of the Management Agreement.

         "Provide Collateral" or "Provided Collateral" shall mean:

         (a) delivery to HPT of (i) a Satisfactory Letter of Credit or (ii) cash in an amount equal to the then Outstanding Balance; or

         (b) the deposit of cash equal to the then Outstanding Balance with the Collateral Agent to be held by the Collateral Agent in accordance with the Collateral Agency Agreement provided:(i) the Collateral Agency Agreement has been executed and delivered by the parties thereto; (ii) HPT has a perfected first priority security interest in any cash delivered to the Collateral Agent; (iii) HPT has received favorable opinions of counsel, in form and substance reasonably satisfactory to HPT, with respect to such perfected first priority interest, the valid existence and good standing of the other parties to the Collateral Agency Agreement, the due execution and delivery thereof by such other parties, the enforceability of the Collateral Agency Agreement against such parties, and that any cash held by the Collateral Agent pursuant to the Collateral Agency Agreement shall not be "property of the estate" of Collateral Agent should any event described in Sections 17.1(a), (b) or (c) of the Management Agreement shall occur with respect to the Collateral Agent; or

         (c) delivery to HPT of other collateral satisfactory to HPT in its good faith discretion to secure the Guaranteed Obligations;

provided, however, the Guarantor shall not be deemed to have Provided Collateral if at any time the Outstanding Balance

                                    - A-3 -
exceeds the sum of (i) the then remaining balance drawable under the Satisfactory Letter of Credit or the balance of the cash deposited by the Guarantor hereunder, plus (ii) proceeds of any Satisfactory Letter of Credit or cash deposited hereunder, in either case, applied to the Guaranteed Obligations.

         "Rating Agencies" shall mean, collectively, Standard's & Poor's Rating Services or its successor and Moody's Investor Services, Inc. or its successors; provided, however, if the Rating Agencies (i) cease operations without successors or (ii) cease to issue credit ratings, "Rating Agencies" shall mean a nationally recognized organization periodically issuing ratings of the financial strength and/or credit of United States domestic and international banking institutions reasonably agreed to by HPT and the Guarantor.

         "Reorganization" shall mean any merger, consolidation, reorganization, change of control or any transaction pursuant to which the Guarantor shall be or become a Subsidiary of any other Person.

         "Satisfactory Letter of Credit" shall mean a clean irrevocable letter of credit in form and substance reasonably satisfactory to HPT in an amount equal to the Outstanding Balance issued by a bank with a credit rating of not less than A2/A (or, if after the date hereof the system of ratings used by the Rating Agencies changes in a material way, their then equivalents of such credit rating in HPT's reasonable judgment) from the Rating Agencies, having an expiration date of not earlier than one year after the date on which it was issued and which permits for partial draws.

         "Substitute Guarantor" shall mean a Person who assumes the Guarantor's obligations hereunder in accordance with the terms of Section 2.7 below and is either (a) a Person who satisfies the Rating Agencies' requirements for a single purpose bankruptcy remote entity who has Provided Collateral or (b) a Person(s) with (i) a tangible net worth determined in accordance with the Accounting Principles not less than Seven Hundred Fifty Million Dollars ($750,000,000) and
(ii) unencumbered assets with a fair market value of not less than One Hundred Million Dollars (exclusive of any note, instrument, security or claim issued by, against or in any way dependent on the credit of, an Affiliate of Guarantor).

         2. Representations and Covenants. The Guarantor represents, warrants, covenants and agrees that:

                                    - A-4 -

              2.1 Validity of Agreement. The Guarantor has duly and validly executed and delivered this Agreement; this Agreement constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors; and the execution, delivery and performance of this Agreement have been duly authorized by all requisite action of the Guarantor and such execution, delivery and performance by the Guarantor will not result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of the Guarantor pursuant to the terms of, any indenture, mortgage, deed of trust, note, other evidence of indebtedness, agreement or other instrument to which the Guarantor is a party or by which the Guarantor or any property or assets of the Guarantor is bound, or violate any provision of law applicable to the Guarantor, or any order, writ, injunction, judgement or decree of any court applicable to the Guarantor or any order or other public regulation of any governmental commission, bureau or administrative agency applicable to the Guarantor.

              2.2 Payment of Expenses. The Guarantor agrees, as principal obligor and not as guarantor only, to pay to HPT forthwith, upon demand, in immediately available Federal funds, all costs and expenses (including court costs and reasonable legal expenses) incurred or expended by HPT in connection with the enforcement of this Agreement, together with interest at the Interest Rate on amounts recoverable under this Agreement from the time such amounts become due until payment.

              2.3 Reports. The Guarantor shall timely deliver to HPT the Consolidated Financials required under the Management Agreement and otherwise comply with the terms of the Management Agreement applicable to it.

              2.4 Financial Condition of Guarantor; Status of Guarantor. So long as the Guarantor's obligations under Section 3 below are outstanding, unless the Guarantor shall have Provided Collateral to secure its obligations hereunder:

         (a) The Guarantor shall at all times maintain a tangible net worth determined in accordance with the Accounting Principles in an amount not less than Five Hundred Million Dollars ($500,000,000) or if there has been a Reorganization, or if the Guarantor is not the originally named Guarantor, Seven Hundred Fifty Million Dollars ($750,000,000); and

                                    - A-5 -

         (b) The Guarantor shall not engage in any Reorganization unless following such Reorganization it has (i) a tangible net worth determined in accordance with the Accounting Principles in an amount not less than Seven Hundred Fifty Million Dollars ($750,000,000) and (ii) unencumbered assets with a fair market value of not less than One Hundred Million Dollars ($100,000,000) (exclusive of any note, instrument, security or claim issued by, against or in any way dependent on the credit of, an Affiliate of Guarantor).

              2.5 Security. Upon the termination of the Guarantor's obligations under Section 3 or if the excess of aggregate amount paid by the Guarantor under
Section 3 over the aggregate of any amounts reimbursed to it pursuant to the terms of the Management Agreement equals not less than Fifty Million dollars ($50,000,000), HPT will return to the Guarantor any Satisfactory Letter of Credit previously delivered to HPT or any unapplied cash collateral then being held by HPT hereunder and shall direct the Collateral Agent to return any cash being held by it under the Collateral Agency Agreement to the Guarantor. HPT shall be entitled to draw upon any Satisfactory Letter of Credit delivered to it
(a) for the full amount thereof if at any time there is less than thirty (30) days until the expiry date of such Satisfactory Letter of Credit; (b) for the full amount thereof if the bank that issued such Satisfactory Letter of Credit shall not have a credit rating of at least A/A2 (or, if after the date hereof the system of ratings used by the Rating Agencies changes in a material way, their then equivalents in HPT's reasonable judgment) from the Rating Agencies and such satisfactory Letter of Credit shall not have been replaced within thirty (30) days with a new Satisfactory Letter of Credit delivered to HPT; or
(c) to the extent and in the amounts then due and payable hereunder, if the Guarantor shall fail to pay or perform any of its obligations under this Guaranty in accordance with the terms hereof. HPT shall be entitled to apply any cash collateral held by it or the Collateral Agent to the overdue obligations of the Guarantor hereunder in such order and at such times as HPT may determine in its sole judgment. Any cash collateral held by HPT shall not be commingled with its other funds, and shall be invested, at the Guarantor's risk, in interest bearing investments reasonably acceptable to the Guarantor. Any interest on such cash collateral, and any losses in such investments, shall belong to IHG.

              2.6 Legal Existence. The Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence. The Guarantor has appointed attorneys Alston & Bird LLP, having an address at 1201

                                    - A-6 -

West Peachtree Street, Atlanta, Georgia 30309-3424, Attn: Managing Partner as its agent for service of process. The Guarantor acknowledges and agrees that service of process on such agent shall constitute service of process on Guarantor with respect to any and all claims hereunder or under any other Transaction Document.

              2.7 Substitute Guarantor. The then Guarantor (the "Departing Guarantor") shall be released from obligations under Section 3 hereof on the following terms and conditions:

         (a) a Substitute Guarantor shall assume pursuant to a written instrument satisfactory to HPT all of the Guarantor's obligations hereunder; and

         (b) HPT shall receive an opinion of counsel satisfactory to HPT with respect to, among other things, the existence and good standing of the Substitute Guarantor and the due execution, delivery and enforceability of such assumption.

         Upon the satisfaction of the foregoing conditions and the expiration of all applicable preference or similar periods, HPT shall deliver a release to the Departing Guarantor of its obligations hereunder and the Substitute Guarantor shall be deemed the "Guarantor" hereunder. Further, if the Substitute Guarantor has Provided Collateral or has (i) a tangible net worth determined in accordance with the Accounting Principles of not less than Seven Hundred Fifty Million Dollars ($750,000,000) and (ii) unencumbered assets with a fair market value of not less than One Hundred Million Dollars (exclusive of any note, instrument, security or claim issued by, against or in any way dependent on the credit of, an Affiliate of Guarantor), HPT shall return to the Departing Guarantor any letter of credit or cash delivered by the Departing Guarantor and held by HPT hereunder and shall direct the Collateral Agent to return to the Departing Guarantor any cash delivered by the Departing Guarantor and held by such Collateral Agent pursuant to the terms of the Collateral Agency Agreement.

                                    - A-7 -

         3. Guarantee.

         (a) The Guarantor hereby unconditionally guarantees that the Guaranteed Obligations which become due and payable during the term of the Management Agreement shall be paid in full when due and payable subject to any applicable cure periods, whether upon demand, at the stated or accelerated maturity thereof or upon any mandatory or voluntary prepayment pursuant to any Transaction Document, or otherwise.

         (b) This guarantee is a guarantee of payment and not of collectibility and is absolute and in no way conditional or contingent. In case any part of the Guaranteed Obligations shall not have been paid when due and payable or performed at the time performance is required, subject to any applicable cure periods, the Guarantor shall, pay or cause to be paid to HPT the amount thereof as is then due and payable and unpaid (including interest and other charges, if any, due thereon through the date of payment in accordance with the applicable provisions of the Transaction Documents) or perform or cause to be performed such obligations in accordance with the Transaction Documents. Simultaneously with the giving of any notice of default to the Manager under the Management Agreement, Tenant shall give a copy of such notice to the Guarantor. Tenant shall accept any cure of such default by the Guarantor provided such cure is completed within the applicable cure period under the Management Agreement.

         4. Unenforceability of Guaranteed Obligations, Etc. If the Manager is for any reason under no legal obligation to discharge any of the Guaranteed Obligations, or if any other moneys included in the Guaranteed Obligations have become unrecoverable from the Manager by operation of law or for any other reason, including, without limitation, the invalidity or irregularity in whole or in part of any Guaranteed Obligation or of any Transaction Document or any limitation on the liability of the Manager thereunder or any limitation on the method or terms of payment thereunder which may now or hereafter be caused or imposed in any manner whatsoever, the guarantees contained in this Agreement shall nevertheless remain in full force and effect in accordance with the terms set forth herein and shall be binding upon the Guarantor to the same extent as if the Guarantor at all times had been the principal debtor on all such Guaranteed Obligations.

         5. Additional Guarantees. This Agreement shall be in addition to any other guarantee or other security for the Guaranteed Obligations and it shall not be prejudiced or rendered unenforceable by the invalidity of any such other

                                    - A-8 -
guarantee or security or by any waiver, amendment, release or modification thereof.

         6. Consents and Waivers, Etc. The Guarantor hereby acknowledges receipt of correct and complete copies of each of the Transaction Documents and consents to all of the terms and provisions thereof, as the same may be from time to time hereafter amended or changed in accordance therewith, and waives, to the extent the Guarantor lawfully may do so, (a) presentment, demand for payment, and protest of nonpayment, of any of the Guaranteed Obligations, (b) notice of acceptance of this Agreement and of diligence, presentment, demand and protest,
(c) notice of any default hereunder and any default, breach or nonperformance or a Manager Event of Default under any of the Guaranteed Obligations or the Transaction Documents, except as expressly provided in Section 3, (d) notice of the terms, time and place of any private or public sale of collateral held as security for the Guaranteed Obligations, (e) demand for performance or observance of, and any enforcement of any provision of, or any pursuit or exhaustion of rights or remedies against the Manager or any other guarantor of the Guaranteed Obligations, under or pursuant to the Transaction Documents, or any agreement directly or indirectly relating thereto and any requirements of diligence or promptness on the part of the holders of the Guaranteed Obligations in connection therewith, and (f) any and all demands and notices of every kind and description with respect to the foregoing or which may be required to be given by any statute or rule of law.

         7. No Impairment, Etc. The obligations, covenants, agreements and duties of the Guarantor under this Agreement shall not be affected or impaired by any assignment or transfer in whole or in part of any of the Guaranteed Obligations without notice to the Guarantor, or any waiver by HPT or any holder of any of the Guaranteed Obligations or by the holders of all of the Guaranteed Obligations of the performance or observance by the Manager or any other guarantor of any of the agreements, covenants, terms or conditions contained in the Guaranteed Obligations or the Transaction Documents or any indulgence in or the extension of the time for payment by the Manager or any other guarantor of any amounts payable under or in connection with the Guaranteed Obligations or the Transaction Documents or any other instrument or agreement relating to the Guaranteed Obligations or of the time for performance by the Manager or any other guarantor of any other obligations under or arising out of any of the foregoing or the extension or renewal thereof, or the modification or amendment made with the consent of the Guarantor of any duty, agreement or obligation of the Manager or any other

                                    - A-9 -
guarantor set forth in any of the foregoing, or the voluntary or involuntary sale or other disposition of all or substantially all the assets of the Manager or any other guarantor or insolvency, bankruptcy, or other similar proceedings affecting the Manager or any other guarantor or any assets of the Manager or any such other guarantor, or the release or discharge of the Manager or any such other guarantor from the performance or observance of any agreement, covenant, term or condition contained in any of the foregoing without the consent of the holders of the Guaranteed Obligations by operation of law.

         8. Reimbursement, Subrogation, Etc. The Guarantor hereby covenants and agrees that the Guarantor will not enforce or otherwise exercise any rights of reimbursement, subrogation, contribution or other similar rights against the Manager or any other person with respect to the Guaranteed Obligations prior to the irrevocable payment in full of all amounts then due and owing but unpaid under the Management Agreement, and until the Guaranteed Obligations have been satisfied in full, the Guarantor shall not have any right of subrogation, and the Guarantor waives any defense it may have based upon any election of remedies by HPT which destroys the Guarantor's subrogation rights or the Guarantor's rights to proceed against the Manager for reimbursement, including, without limitation, any loss of rights the Guarantor may suffer by reason of any rights, powers or remedies of the Manager in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging the indebtedness to HPT. Until all obligations of the Manager pursuant to the Transaction Documents shall have been irrevocably paid and satisfied in full, the Guarantor waives any right to enforce any remedy which HPT now has or may in the future have against the Manager, any other guarantor or any other person and any benefit of, or any right to participate in, any security whatsoever now or in the future held by HPT. Nothing contained in this Section 8 shall limit any of Guarantor's rights under the Management Agreement.

         9. Defeasance; Guaranty Limitations. The Guarantor's obligations under
Section 3 shall terminate upon the first to occur of (a) the date on which the Guaranteed Obligations have been paid and performed in full and all other obligations of the Guarantor to HPT under this Agreement have been irrevocably satisfied in full and (b) the Coverage Date; provided, however, if at any time, all or any part of any payment applied on account of the Guaranteed Obligations is or must be rescinded or returned for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Manager), this Agreement, to the extent such payment is or must

                                    - A-10 -
be rescinded or returned, shall be deemed to have continued in existence notwithstanding any such termination. Notwithstanding anything contained in this Agreement to the contrary, in no event shall the Guarantor's liability under
Section 3 hereof exceed the sum of Fifty Million Dollars ($50,000,000) less (ii) the aggregate amount paid by the Guarantor under Section 3 in excess of the aggregate of any amounts reimbursed to it pursuant to the terms of the Management Agreement.

         10. Notices. (a) Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either by hand, by telecopier with written acknowledgment of receipt (provided a copy thereof is sent by Federal Express or similar expedited commercial carrier for delivery on the next business day), or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

         (b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

         (c) All such notices shall be addressed,

         if to HPT to:

                  c/o Hospitality Properties Trust
                  400 Centre Street
                  Newton, Massachusetts  02458
                  Attn:  Mr. John G. Murray
                  [Telecopier No. (617) 969-5730]

         with a copy to:

                  Sullivan & Worcester LLP
                  One Post Office Square
                  Boston, Massachusetts  02109
                  Attn:  Warren M. Heilbronner, Esq.
                  [Telecopier No. (617) 338-2880]

                                    - A-11 -
         if to the Guarantor to:

                  Intercontinental Hotels Group PLC
                  67 Alma Road
                  Windsor
                  Berkshire SL4 3HD
                  ENGLAND
                  Attn: Company Secretary
                  Telecopier No. +44 1753 410101

           with a copy to:

                  Intercontinental Hotels Resources Group, Inc.
                  Three Ravinia Drive
                  Suite 100
                  Atlanta, Georgia 30346
                  Attn:  Vice President, Asset Management
                  [Telecopier No. 770-604-5340]

         (d) By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

         11. Successors and Assigns. Whenever in this Agreement, any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, including without limitation the holders, from time to time, of the Guaranteed Obligations; and all representations, warranties, covenants and agreements by or on behalf of the Guarantor which are contained in this Agreement shall inure to the benefit of HPT's successors and assigns, including, without limitation, such holders, whether so expressed or not.

         12. Applicable Law. Except as to matters regarding the internal affairs of HPT and issues of or limitations on any personal liability of the shareholders and trustees of HPT for obligations of HPT, as to which the laws of the State of Maryland shall govern, this Agreement and any other instruments executed and delivered to evidence, complete or perfect the transactions contemplated hereby shall be interpreted, construed, applied and enforced in accordance with the laws of New York applicable to contracts between residents of New York which are to be performed entirely within New York, regardless of
(i) where any such instrument is executed or delivered; or (ii) where any payment or other performance required by any such

                                    - A-12 -
instrument is made or required to be made; or (iii) where any breach of any provision of any such instrument occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than Massachusetts; or (vii) any combination of the foregoing.

         All actions and proceedings arising out of or in any way relating to this Agreement shall be brought, heard, and determined exclusively in an otherwise appropriate federal or state court located within the State of New York. Guarantor hereby (i) submits to the exclusive jurisdiction of any New York federal or state court of otherwise competent jurisdiction for the purpose of any action or proceeding arising out of or relating to this Agreement and (ii) voluntarily and irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise in any such action or proceeding, any claim or defense that it is not personally subject to the jurisdiction of such a court, that such a court lacks personal jurisdiction over Guarantor or the matter, that the action or proceeding has been brought in an inconvenient or improper forum, that the venue of the action or proceeding is improper, or that this Agreement may not be enforced in or by such a court. To the maximum extent permitted by applicable law, Guarantor consents to service of process by registered mail, return receipt requested, or by any other manner provided by law.

         To the maximum extent permitted by applicable law, each of the parties hereto waives its rights to trial by jury with respect to this Agreement or any matter arising in connection herewith.

         13. Modification of Agreement. No modification or waiver of any provision of this Agreement, nor any consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by HPT, and such modification, waiver or consent shall be effective only in the specific instances and for the purpose for which given. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstances.

         14. Waiver of Rights by HPT. Neither any failure nor any delay on HPT's part in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or

                                    - A-13 -
further exercise, or the exercise of any other right, power or privilege.

         15. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, but this Agreement shall be reformed and construed and enforced to the maximum extent permitted by applicable law.

         16. Entire Contract. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof.

         17. Headings; Counterparts. Headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument, and in pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.

         18. Remedies Cumulative. No remedy herein conferred upon HPT is intended to be exclusive of any other remedy, and subject to the limitations set forth in Section 9 above, each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

         19. Nonliability of Trustees. THE DECLARATION OF TRUST ESTABLISHING TRUST, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT, AND THE GUARANTOR HEREBY AGREES THAT, THE NAME "HOSPITALITY PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, TRUST. ALL PERSONS DEALING WITH TRUST, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

         20. Effective Date. This Agreement shall be of no force or effect unless and until the Effective Date occurs.


                                    - A-14 -

         WITNESS the execution hereof under seal as of the date above first written.

                                       INTERCONTINENTAL HOTELS GROUP PLC



                                       By:___________________________
                                          Its:_______________________

                                       By:___________________________
                                          Its:_______________________



ACKNOWLEDGED AND AGREED:

HPT TRS IHG-1, INC.


By:_________________________
   Its:_____________________



HOSPITALITY PROPERTIES TRUST


By:_________________________
   Its:_____________________




                                    - A-15 -

                                    EXHIBIT B

                             NEW STAYBRIDGE GUARANTY



                               GUARANTY AGREEMENT


         THIS GUARANTY AGREEMENT (this "Agreement") is made and given as of ________ __, 20__, by INTERCONTINENTAL HOTELS GROUP PLC, a corporation organized and existing under the laws of England and Wales (the "Guarantor"), for the benefit of HPT TRS IHG-1, INC., a Maryland corporation (together with its successors and assigns, the "Tenant"), and HOSPITALITY PROPERTIES TRUST, a Maryland real estate investment trust (together with its successors and assigns, "Trust"; and Trust together with the Tenant, "HPT").

                              W I T N E S S E T H :

         WHEREAS, on January __, 2005, the Guarantor delivered to HPT that certain Amended and Restated Consolidated Guaranty Agreement (the "Consolidated Guaranty"); and

         WHEREAS, the New Portfolio Coverage Date (as such term is defined in the Consolidated Guaranty) has occurred and the Guarantor wishes to terminate its obligations the Consolidated Guaranty in accordance with Section 10 of the Consolidated Guaranty; and

         WHEREAS, Section 10 of the Consolidated Guaranty requires, among other things, that the Guarantor deliver this Guaranty Agreement to HPT in order to terminate its obligations under the Consolidated Guaranty as aforesaid; and

         WHEREAS, the termination of its obligations under the Consolidated Guaranty as aforesaid constitutes a direct material benefit to the Guarantor;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Certain Terms. Capitalized terms used and not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Management Agreement. The following terms as used in this Agreement shall have the meanings set forth below:

         "Accounting Principles" shall mean generally accepted accounting principles, as adopted in the United States of America, consistently applied or, if the Guarantor's principal place of business is the United Kingdom, generally accepted accounting principles, as adopted in the United Kingdom, consistently applied.

         "Collateral Agency Agreement" shall mean a written agreement, in form and substance reasonably acceptable to HPT, among HPT, the Guarantor and the Collateral Agent pursuant to which the Collateral Agent shall agree to hold any cash delivered to such Collateral Agent pursuant to the terms of this Agreement as collateral agent on behalf of HPT, as the same may be amended, restated, supplemented or otherwise modified from time to time with the consent of the parties thereto. Among other things, the Collateral Agency Agreement shall provide that (a) the Collateral Agent shall look solely to the Guarantor for any amounts owed to the Collateral Agent in connection with such agreement, (b) the Collateral Agent shall not offset any amount owed to the Collateral Agent against the cash delivered to it pursuant to the Collateral Agency Agreement and this Agreement, (c) the Collateral Agent shall hold such cash as trust funds and not commingle such cash with any assets of the Collateral Agent and (d) HPT shall be entitled to apply any cash collateral held by the Collateral Agent to the overdue obligations of the Guarantor hereunder in such order and at such times as HPT may determine in its sole judgment.

         "Collateral Agent" shall mean a bank or other financial institution reasonably acceptable to HPT having a rating of not less than BBB-/Baa3 rating from the Rating Agencies, which bank or other financial institution is the collateral agent under the Collateral Agency Agreement as such collateral agent may be replaced in accordance with the terms of the Collateral Agency Agreement.

         "Coverage Date" shall mean the date which is the day after the second
(2nd) consecutive calendar year for which the Priority Coverage Ratio is equal to or exceeds 1.3.

         "Guaranteed Obligations" shall mean the payment to Tenant of (a) all of the Owner's Priority as and when due under the Management Agreement determined without respect to Gross Revenue or Operating Profits and (b) any and all liquidated damages due to Tenant under the Management Agreement.

                                    - B-2 -

         "Management Agreement" shall mean [that certain Amended and Restated Management Agreement, dated as of January __. 2005], between TRS1 and Manager, with respect to certain hotels being operated under the "Staybridge" brand] [that certain Management Agreement, dated as of July 1, 2003, between TRS1 and Manager] as the same may be amended, modified, supplemented, or otherwise altered from time to time.

         "Manager" shall mean Intercontinental Hotels Group Resources, Inc.

         "Outstanding Balance" shall mean, from time to time, the Seventy Million Dollars ($70,000,000) less the excess of the aggregate amount paid by the Guarantor under Section 3 hereof over the aggregate amount reimbursed to the Guarantor pursuant to Section 10.1(l) of the Management Agreement.

         "Provide Collateral" or "Provided Collateral" shall mean:

         (a) delivery to HPT of (i) a Satisfactory Letter of Credit or (ii) cash in an amount equal to the then Outstanding Balance; or

         (b) the deposit of cash equal to the then Outstanding Balance with the Collateral Agent to be held by the Collateral Agent in accordance with the Collateral Agency Agreement provided:(i) the Collateral Agency Agreement has been executed and delivered by the parties thereto; (ii) HPT has a perfected first priority security interest in any cash delivered to the Collateral Agent;
(iii) HPT has received favorable opinions of counsel, in form and substance reasonably satisfactory to HPT, with respect to such perfected first priority interest, the valid existence and good standing of the other parties to the Collateral Agency Agreement, the due execution and delivery thereof by such other parties, the enforceability of the Collateral Agency Agreement against such parties, and that any cash held by the Collateral Agent pursuant to the Collateral Agency Agreement shall not be "property of the estate" of Collateral Agent should any event described in Sections 17.1(a), (b) or (c) of the Management Agreement shall occur with respect to the Collateral Agent; or

         (c) delivery to HPT of other collateral satisfactory to HPT in its good faith discretion to secure the Guaranteed Obligations;

provided, however, the Guarantor shall not be deemed to have Provided Collateral if at any time the Outstanding Balance exceeds the sum of (i) the then remaining balance drawable under

                                    - B-3 -
the Satisfactory Letter of Credit or the balance of the cash deposited by the Guarantor hereunder, plus (ii) proceeds of any Satisfactory Letter of Credit or cash deposited hereunder, in either case, applied to the Guaranteed Obligations.

         "Priority Coverage Ratio" shall mean, for any period, the ratio of (a) the excess of Gross Revenue for such period over the sum of the amounts distributed or applied for such period pursuant to Sections 10.1(a), (b), (e),
(g), (h), (i), (k) and (l) of the Management Agreement, to (b) the sum for such period of Owner's Priority and Owner's Percentage Priority.

         "Rating Agencies" shall mean, collectively, Standard's & Poor's Rating Services or its successor and Moody's Investor Services, Inc. or its successors; provided, however, if the Rating Agencies (i) cease operations without successors or (ii) cease to issue credit ratings, "Rating Agencies" shall mean a nationally recognized organization periodically issuing ratings of the financial strength and/or credit of United States domestic and international banking institutions reasonably agreed to by HPT and the Guarantor.

         "Reorganization" shall mean any merger, consolidation, reorganization, change of control or any transaction pursuant to which the Guarantor shall be or become a Subsidiary of any other Person.

         "Satisfactory Letter of Credit" shall mean a clean irrevocable letter of credit in form and substance reasonably satisfactory to HPT in an amount equal to the Outstanding Balance issued by a bank with a credit rating of not less than A2/A (or, if after the date hereof the system of ratings used by the Rating Agencies changes in a material way, their then equivalents of such credit rating in HPT's reasonable judgment) from the Rating Agencies, having an expiration date of not earlier than one year after the date on which it was issued and which permits for partial draws.

         "Substitute Guarantor" shall mean a Person who assumes the Guarantor's obligations hereunder in accordance with the terms of Section 2.7 below and is either (a) a Person who satisfies the Rating Agencies' requirements for a single purpose bankruptcy remote entity who has Provided Collateral or (b) a Person(s) with (i) a tangible net worth determined in accordance with the Accounting Principles not less than Seven Hundred Fifty Million Dollars ($750,000,000) and
(ii) unencumbered assets with a fair market value of not less than One Hundred Million Dollars (exclusive of any note, instrument, security or claim issued by,

                                    - B-4 -
against or in any way dependent on the credit of, an Affiliate of Guarantor).

         2. Representations and Covenants. The Guarantor represents, warrants, covenants and agrees that:

              2.1 Validity of Agreement. The Guarantor has duly and validly executed and delivered this Agreement; this Agreement constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors; and the execution, delivery and performance of this Agreement have been duly authorized by all requisite action of the Guarantor and such execution, delivery and performance by the Guarantor will not result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of the Guarantor pursuant to the terms of, any indenture, mortgage, deed of trust, note, other evidence of indebtedness, agreement or other instrument to which the Guarantor is a party or by which the Guarantor or any property or assets of the Guarantor is bound, or violate any provision of law applicable to the Guarantor, or any order, writ, injunction, judgement or decree of any court applicable to the Guarantor or any order or other public regulation of any governmental commission, bureau or administrative agency applicable to the Guarantor.

              2.2 Payment of Expenses. The Guarantor agrees, as principal obligor and not as guarantor only, to pay to HPT forthwith, upon demand, in immediately available Federal funds, all costs and expenses (including court costs and reasonable legal expenses) incurred or expended by HPT in connection with the enforcement of this Agreement, together with interest at the Interest Rate on amounts recoverable under this Agreement from the time such amounts become due until payment.

              2.3 Reports. The Guarantor shall timely deliver to HPT the Consolidated Financials required under the Management Agreement and otherwise comply with the terms of the Management Agreement applicable to it.

              2.4 Financial Condition of Guarantor; Status of Guarantor. So long as the Guarantor's obligations under Section 3 below are outstanding, unless the Guarantor shall have Provided Collateral to secure its obligations hereunder:

                                    - B-5 -

         (a) The Guarantor shall at all times maintain a tangible net worth determined in accordance with the Accounting Principles in an amount not less than Five Hundred Million Dollars ($500,000,000) or if there has been a Reorganization, or if the Guarantor is not the originally named Guarantor, Seven Hundred Fifty Million Dollars ($750,000,000); and

         (b) The Guarantor shall not engage in any Reorganization unless following such Reorganization it has (i) a tangible net worth determined in accordance with the Accounting Principles in an amount not less than Seven Hundred Fifty Million Dollars ($750,000,000) and (ii) unencumbered assets with a fair market value of not less than One Hundred Million Dollars ($100,000,000) (exclusive of any note, instrument, security or claim issued by, against or in any way dependent on the credit of, an Affiliate of Guarantor).

              2.5 Security. Upon the termination of the Guarantor's obligations under Section 3 or if the excess of aggregate amount paid by the Guarantor under
Section 3 over the aggregate amount reimbursed to it pursuant to Section 10.1(l) of the Management Agreement equals not less than Fifty Million dollars ($50,000,000), HPT will return to the Guarantor any Satisfactory Letter of Credit previously delivered to HPT or any unapplied cash collateral then being held by HPT hereunder and shall direct the Collateral Agent to return any cash being held by it under the Collateral Agency Agreement to the Guarantor. HPT shall be entitled to draw upon any Satisfactory Letter of Credit delivered to it
(a) for the full amount thereof if at any time there is less than thirty (30) days until the expiry date of such Satisfactory Letter of Credit; (b) for the full amount thereof if the bank that issued such Satisfactory Letter of Credit shall not have a credit rating of at least A/A2 (or, if after the date hereof the system of ratings used by the Rating Agencies changes in a material way, their then equivalents in HPT's reasonable judgment) from the Rating Agencies and such satisfactory Letter of Credit shall not have been replaced within thirty (30) days with a new Satisfactory Letter of Credit delivered to HPT; or
(c) to the extent and in the amounts then due and payable hereunder, if the Guarantor shall fail to pay or perform any of its obligations under this Guaranty in accordance with the terms hereof. HPT shall be entitled to apply any cash collateral held by it or the Collateral Agent to the overdue obligations of the Guarantor hereunder in such order and at such times as HPT may determine in its sole judgment. Any cash collateral held by HPT shall not be commingled with its other funds, and shall be invested, at the Guarantor's risk, in interest bearing investments reasonably acceptable to the

                                    - B-6 -

Guarantor. Any interest on such cash collateral, and any losses in such investments, shall belong to IHG.

              2.6 Legal Existence. The Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence. The Guarantor has appointed attorneys Alston & Bird LLP, having an address at 1201 West Peachtree Street, Atlanta, Georgia 30309-3424, Attn:
Managing Partner as its agent for service of process. Managing Partner as its agent for service of process. The Guarantor acknowledges and agrees that service of process on such agent shall constitute service of process on Guarantor with respect to any and all claims hereunder or under any other Transaction Document.

              2.7 Substitute Guarantor. The then Guarantor (the "Departing Guarantor") shall be released from obligations under Section 3 hereof on the following terms and conditions:

         (a) a Substitute Guarantor shall assume pursuant to a written instrument satisfactory to HPT all of the Guarantor's obligations hereunder; and

         (b) HPT shall receive an opinion of counsel satisfactory to HPT with respect to, among other things, the existence and good standing of the Substitute Guarantor and the due execution, delivery and enforceability of such assumption.

         Upon the satisfaction of the foregoing conditions and the expiration of all applicable preference or similar periods, HPT shall deliver a release to the Departing Guarantor of its obligations hereunder and the Substitute Guarantor shall be deemed the "Guarantor" hereunder. Further, if the Substitute Guarantor has Provided Collateral or has (i) a tangible net worth determined in accordance with the Accounting Principles of not less than Seven Hundred Fifty Million Dollars ($750,000,000) and (ii) unencumbered assets with a fair market value of not less than One Hundred Million Dollars (exclusive of any note, instrument, security or claim issued by, against or in any way dependent on the credit of, an Affiliate of Guarantor), HPT shall return to the Departing Guarantor any letter of credit or cash delivered by the Departing Guarantor and held by HPT hereunder and shall direct the Collateral Agent to return to the Departing Guarantor any cash delivered by the Departing Guarantor and held by such Collateral Agent pursuant to the terms of the Collateral Agency Agreement.

                                    - B-7 -

         3. Guarantee.

         (a) The Guarantor hereby unconditionally guarantees that the Guaranteed Obligations which become due and payable during the term of the Management Agreement shall be paid in full when due and payable subject to any applicable cure periods, whether upon demand, at the stated or accelerated maturity thereof or upon any mandatory or voluntary prepayment pursuant to any Transaction Document, or otherwise.

         (b) This guarantee is a guarantee of payment and not of collectibility and is absolute and in no way conditional or contingent. In case any part of the Guaranteed Obligations shall not have been paid when due and payable or performed at the time performance is required, subject to any applicable cure periods, the Guarantor shall, pay or cause to be paid to HPT the amount thereof as is then due and payable and unpaid (including interest and other charges, if any, due thereon through the date of payment in accordance with the applicable provisions of the Transaction Documents) or perform or cause to be performed such obligations in accordance with the Transaction Documents. Simultaneously with the giving of any notice of default to the Manager under the Management Agreement, Tenant shall give a copy of such notice to the Guarantor. Tenant shall accept any cure of such default by the Guarantor provided such cure is completed within the applicable cure period under the Management Agreement.

         4. Unenforceability of Guaranteed Obligations, Etc. If the Manager is for any reason under no legal obligation to discharge any of the Guaranteed Obligations, or if any other moneys included in the Guaranteed Obligations have become unrecoverable from the Manager by operation of law or for any other reason, including, without limitation, the invalidity or irregularity in whole or in part of any Guaranteed Obligation or of any Transaction Document or any limitation on the liability of the Manager thereunder or any limitation on the method or terms of payment thereunder which may now or hereafter be caused or imposed in any manner whatsoever, the guarantees contained in this Agreement shall nevertheless remain in full force and effect in accordance with the terms set forth herein and shall be binding upon the Guarantor to the same extent as if the Guarantor at all times had been the principal debtor on all such Guaranteed Obligations.

         5. Additional Guarantees. This Agreement shall be in addition to any other guarantee or other security for the Guaranteed Obligations and it shall not be prejudiced or rendered unenforceable by the invalidity of any such other

                                    - B-8 -
guarantee or security or by any waiver, amendment, release or modification thereof.

         6. Consents and Waivers, Etc. The Guarantor hereby acknowledges receipt of correct and complete copies of each of the Transaction Documents and consents to all of the terms and provisions thereof, as the same may be from time to time hereafter amended or changed in accordance therewith, and waives, to the extent the Guarantor lawfully may do so, (a) presentment, demand for payment, and protest of nonpayment, of any of the Guaranteed Obligations, (b) notice of acceptance of this Agreement and of diligence, presentment, demand and protest,
(c) notice of any default hereunder and any default, breach or nonperformance or a Manager Event of Default under any of the Guaranteed Obligations or the Transaction Documents, except as expressly provided in Section 3, (d) notice of the terms, time and place of any private or public sale of collateral held as security for the Guaranteed Obligations, (e) demand for performance or observance of, and any enforcement of any provision of, or any pursuit or exhaustion of rights or remedies against the Manager or any other guarantor of the Guaranteed Obligations, under or pursuant to the Transaction Documents, or any agreement directly or indirectly relating thereto and any requirements of diligence or promptness on the part of the holders of the Guaranteed Obligations in connection therewith, and (f) any and all demands and notices of every kind and description with respect to the foregoing or which may be required to be given by any statute or rule of law.

         7. No Impairment, Etc. The obligations, covenants, agreements and duties of the Guarantor under this Agreement shall not be affected or impaired by any assignment or transfer in whole or in part of any of the Guaranteed Obligations without notice to the Guarantor, or any waiver by HPT or any holder of any of the Guaranteed Obligations or by the holders of all of the Guaranteed Obligations of the performance or observance by the Manager or any other guarantor of any of the agreements, covenants, terms or conditions contained in the Guaranteed Obligations or the Transaction Documents or any indulgence in or the extension of the time for payment by the Manager or any other guarantor of any amounts payable under or in connection with the Guaranteed Obligations or the Transaction Documents or any other instrument or agreement relating to the Guaranteed Obligations or of the time for performance by the Manager or any other guarantor of any other obligations under or arising out of any of the foregoing or the extension or renewal thereof, or the modification or amendment made with the consent of the Guarantor of any duty, agreement or obligation of the Manager or any other

                                    - B-9 -
guarantor set forth in any of the foregoing, or the voluntary or involuntary sale or other disposition of all or substantially all the assets of the Manager or any other guarantor or insolvency, bankruptcy, or other similar proceedings affecting the Manager or any other guarantor or any assets of the Manager or any such other guarantor, or the release or discharge of the Manager or any such other guarantor from the performance or observance of any agreement, covenant, term or condition contained in any of the foregoing without the consent of the holders of the Guaranteed Obligations by operation of law.

         8. Reimbursement, Subrogation, Etc. The Guarantor hereby covenants and agrees that the Guarantor will not enforce or otherwise exercise any rights of reimbursement, subrogation, contribution or other similar rights against the Manager or any other person with respect to the Guaranteed Obligations prior to the irrevocable payment in full of all amounts then due and owing but unpaid under the Management Agreement, and until the Guaranteed Obligations have been satisfied in full, the Guarantor shall not have any right of subrogation, and the Guarantor waives any defense it may have based upon any election of remedies by HPT which destroys the Guarantor's subrogation rights or the Guarantor's rights to proceed against the Manager for reimbursement, including, without limitation, any loss of rights the Guarantor may suffer by reason of any rights, powers or remedies of the Manager in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging the indebtedness to HPT. Until all obligations of the Manager pursuant to the Transaction Documents shall have been irrevocably paid and satisfied in full, the Guarantor waives any right to enforce any remedy which HPT now has or may in the future have against the Manager, any other guarantor or any other person and any benefit of, or any right to participate in, any security whatsoever now or in the future held by HPT. Nothing contained in this Section 8 shall limit the Guarantor's rights under Section 10.1(l) of the Management Agreement.

         9. Defeasance; Guaranty Limitations. The Guarantor's obligations under
Section 3 shall terminate upon the first to occur of (a) the date on which the Guaranteed Obligations have been paid and performed in full and all other obligations of the Guarantor to HPT under this Agreement have been irrevocably satisfied in full and (b) the Coverage Date; provided, however, if at any time, all or any part of any payment applied on account of the Guaranteed Obligations is or must be rescinded or returned for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Manager), this Agreement, to the extent such payment is or must

                                    - B-10 -
be rescinded or returned, shall be deemed to have continued in existence notwithstanding any such termination. Notwithstanding anything contained in this Agreement to the contrary, the Guarantor's liability under Section 3 hereof in the aggregate shall not exceed (a) for the period ending on December 31, 2005,
(i) Fifty Million Dollars ($50,000,000) with respect to the portion of Owner's Priority attributable to the Original Hotels and (ii) an additional Sixteen Million Dollars ($16,000,000) with respect to the portion of Owner's Priority attributable to the Expansion Hotels, and (b) thereafter, Seventy Million Dollars ($70,000,000) with respect to the entire amount of Owner's Priority; provided, however, such liability shall be reduced by any advances made by Manager under Section 10.3 of the Management Agreement which Manager elects to be deemed advances hereunder pursuant to said Section and such liability shall be increased by any reimbursements made to the Guarantor pursuant to Section 10.1(l) of the Management Agreement.

         10. Notices. (a) Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either by hand, by telecopier with written acknowledgment of receipt (provided a copy thereof is sent by Federal Express or similar expedited commercial carrier for delivery on the next business day), or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

         (b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

                                    - B-11 -

         (c) All such notices shall be addressed,

         if to HPT to:

                  c/o Hospitality Properties Trust
                  400 Centre Street
                  Newton, Massachusetts  02458
                  Attn:  Mr. John G. Murray
                  [Telecopier No. (617) 969-5730]

         with a copy to:

                  Sullivan & Worcester LLP
                  One Post Office Square
                  Boston, Massachusetts  02109
                  Attn:  Warren M. Heilbronner, Esq.
                  [Telecopier No. (617) 338-2880]

         if to the Guarantor to:

                  Intercontinental Hotels Group PLC
                  67 Alma Road
                  Windsor
                  Berkshire SL4 3HD
                  ENGLAND
                  Attn: Company Secretary
                  Telecopier No. +44 1753 410101

           with a copy to:

                  Intercontinental Hotels Group, Inc.
                  Three Ravinia Drive
                  Suite 100
                  Atlanta, Georgia 30346
                  Attn:  Vice President, Asset Management
                  [Telecopier No. 770-604-5340]

         (d) By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

         11. Successors and Assigns. Whenever in this Agreement, any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, including without limitation the holders, from time to time, of

                                    - B-12 -
the Guaranteed Obligations; and all representations, warranties, covenants and agreements by or on behalf of the Guarantor which are contained in this Agreement shall inure to the benefit of HPT's successors and assigns, including, without limitation, such holders, whether so expressed or not.

         12. Applicable Law. Except as to matters regarding the internal affairs of HPT and issues of or limitations on any personal liability of the shareholders and trustees of HPT for obligations of HPT, as to which the laws of the State of Maryland shall govern, this Agreement and any other instruments executed and delivered to evidence, complete or perfect the transactions contemplated hereby shall be interpreted, construed, applied and enforced in accordance with the laws of New York applicable to contracts between residents of New York which are to be performed entirely within New York, regardless of
(i) where any such instrument is executed or delivered; or (ii) where any payment or other performance required by any such instrument is made or required to be made; or (iii) where any breach of any provision of any such instrument occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than Massachusetts; or
(vii) any combination of the foregoing.

         All actions and proceedings arising out of or in any way relating to this Agreement shall be brought, heard, and determined exclusively in an otherwise appropriate federal or state court located within the State of New York. Guarantor hereby (i) submits to the exclusive jurisdiction of any New York federal or state court of otherwise competent jurisdiction for the purpose of any action or proceeding arising out of or relating to this Agreement and (ii) voluntarily and irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise in any such action or proceeding, any claim or defense that it is not personally subject to the jurisdiction of such a court, that such a court lacks personal jurisdiction over Guarantor or the matter, that the action or proceeding has been brought in an inconvenient or improper forum, that the venue of the action or proceeding is improper, or that this Agreement may not be enforced in or by such a court. To the maximum extent permitted by applicable law, Guarantor consents to service of process by registered mail, return receipt requested, or by any other manner provided by law.

                                    - B-13 -

         To the maximum extent permitted by applicable law, each of the parties hereto waives its rights to trial by jury with respect to this Agreement or any matter arising in connection herewith.

         13. Modification of Agreement. No modification or waiver of any provision of this Agreement, nor any consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by HPT, and such modification, waiver or consent shall be effective only in the specific instances and for the purpose for which given. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstances.

         14. Waiver of Rights by HPT. Neither any failure nor any delay on HPT's part in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise, or the exercise of any other right, power or privilege.

         15. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, but this Agreement shall be reformed and construed and enforced to the maximum extent permitted by applicable law.

         16. Entire Contract. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof.

         17. Headings; Counterparts. Headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument, and in pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.

         18. Remedies Cumulative. No remedy herein conferred upon HPT is intended to be exclusive of any other remedy, and subject to the limitations set forth in Section 9 above, each and every remedy shall be cumulative and shall be in addition to every

                                    - B-14 -
other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

         19. Nonliability of Trustees. THE DECLARATION OF TRUST ESTABLISHING TRUST, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT, AND THE GUARANTOR HEREBY AGREES THAT, THE NAME "HOSPITALITY PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, TRUST. ALL PERSONS DEALING WITH TRUST, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.



                                    - B-15 -

         WITNESS the execution hereof under seal as of the date above first written.

                                        INTERCONTINENTAL HOTELS GROUP PLC



                                        By:___________________________
                                           Its:_______________________

ACKNOWLEDGED AND AGREED:

HPT TRS IHG-1, INC.


By:_________________________
   Its:_____________________



HOSPITALITY PROPERTIES TRUST


By:_________________________
   Its:_____________________





HOSPITALITY PROPERTIES TRUST


By:_________________________
   Its:_____________________


                                    - B-16 -

                                    EXHIBIT P
                                    ---------

                              MANAGEMENT AGREEMENT

                                 (See attached)

                              MANAGEMENT AGREEMENT

                                     BY AND

                                     BETWEEN

                               HPT TRS IHG-2, INC.

                                       AND

                          IHG MANAGEMENT (MARYLAND) LLC

                                TABLE OF CONTENTS


ARTICLE 1  DEFINITIONS........................................................1
         1.1  "8.1(c) Statement"..............................................1
         1.2  "Accounting Principles".........................................1
         1.3  "Affiliate".....................................................1
         1.4  "Agreed Upon Procedure Letter"..................................2
         1.5  "Arbitration"...................................................2
         1.6  "Authorized Mortgage"...........................................2
         1.7  "Award".........................................................3
         1.8  "Bank Accounts".................................................3
         1.9  "Base Management Fee"...........................................3
         1.10  "Base Priority Amount".........................................3
         1.11  "Base Year"....................................................3
         1.12  "Brand"........................................................4
         1.13  "Brand Standards"..............................................4
         1.14  "Buildings"....................................................4
         1.15  "Business Day".................................................5
         1.16  "Canadian Consumer Price Index"................................5
         1.17  "Canadian Hotel"...............................................5
         1.18  "Canadian Manager".............................................5
         1.19  "Canadian Services"............................................5
         1.20  "Candlewood Management Agreement"..............................5
         1.21  "Capital Replacements".........................................5
         1.22  "Capital Replacements Budget"..................................5
         1.23  "Closing"......................................................5
         1.24  "Code".........................................................5
         1.25  "Collateral Agency Agreement"..................................6
         1.26  "Collateral Agent".............................................6
         1.27  "Competitor"...................................................6
         1.28  "Condemnation".................................................6
         1.29  "Condemnor"....................................................6
         1.30  "Consolidated Financials"......................................6
         1.31  "Consumer Price Index".........................................6
         1.32  "Controlling Interest".........................................6
         1.33  "Crowne Plaza Hotels"..........................................6
         1.34  "Debt Service Coverage Ratio"..................................7
         1.35  "Disbursement Rate"............................................7
         1.36  "Effective Date"...............................................7
         1.37  "Environmental Notice".........................................7
         1.38  "Expiration Date"..............................................7
         1.39  "Fiscal Month".................................................7
         1.40  "Fiscal Year"..................................................7
         1.41  "Furniture, Fixtures and Equipment" or "FF&E"..................7
         1.42  "Government Agencies"..........................................8
         1.43  "Gross Revenues"...............................................8

         1.46  "Guaranty".....................................................9
         1.47  "Hazardous Substances".........................................9
         1.48  "Holiday Inn Hotels"..........................................10
         1.49  "Hotel".......................................................10
         1.50  "HPT".........................................................10
         1.51  "HPT Group"...................................................10
         1.52  "IHG".........................................................10
         1.53  "Incentive Management Fee"....................................10
         1.54  "Initial Term"................................................10
         1.55  "Initial Working Capital".....................................10
         1.56  "Insurance Requirements"......................................10
         1.57  "Intellectual Property........................................11
         1.58  "InterContinental Hotels".....................................11
         1.59  "Interest Rate"...............................................11
         1.60  "Lease".......................................................11
         1.61  "Legal Requirements"..........................................11
         1.62  "Management Fees".............................................11
         1.63  "Manager".....................................................11
         1.64  "Manager Default".............................................11
         1.65  "Manager Event of Default"....................................12
         1.66  "Material Repair".............................................12
         1.67  "New Management Agreement"....................................12
         1.68  "NOI".........................................................12
         1.69  "Non-Economic Hotel"..........................................12
         1.70  "Offer".......................................................12
         1.71  "Officer's Certificate".......................................12
         1.72  "Operating Costs".............................................13
         1.73  "Operating Equipment".........................................14
         1.74  "Operating Profit"............................................14
         1.75  "Operating Standards".........................................15
         1.76  "Operating Supplies"..........................................15
         1.77  "Original Candlewood Guaranty"................................15
         1.78  "Original Staybridge Guaranty"................................15
         1.79  "Other Documents".............................................15
         1.80  "Owner".......................................................15
         1.81  "Owner's First Priority"......................................15
         1.82  "Owner's First Priority Adjustment Rate"......................15
         1.83  "Owner's Fixed Priority"......................................15
         1.84  "Owner's Percentage Priority".................................16
         1.85  "Owner's Second Priority".....................................16
         1.86  "Parent"......................................................16
         1.87  "Person"......................................................16
         1.88  "Pledged Hotels"..............................................16
         1.89  "Pooled FF&E Hotels"..........................................16
         1.90  "PR Guaranty".................................................16
         1.91  "PR Indemnity"................................................17
         1.92  "PR Lease"....................................................17

         1.93  "PR Property".................................................17
         1.94  "PR Stock Agreement"..........................................17
         1.95  "PR Tenant"...................................................17
         1.96  "Principal Documents".........................................17
         1.97  "Priority Coverage Ratio".....................................17
         1.98  "Purchase Agreement"..........................................17
         1.99  "Purchaser"...................................................17
         1.100  "Renewal Terms"..............................................18
         1.101  "Repairs"....................................................18
         1.102  "Replacement Property".......................................18
         1.103  "Reservation System".........................................18
         1.104  "Reserve Account"............................................18
         1.105  "Reserve Percentage".........................................18
         1.106  "Residual Distribution"......................................18
         1.107  "Restricted Area"............................................18
         1.108  "Restricted Period"..........................................18
         1.109  "Rooms Revenue"..............................................19
         1.110  "RST"........................................................19
         1.111  "Sales Tax"..................................................19
         1.112  "Severance Date".............................................19
         1.113  "Sites"......................................................19
         1.114  "Specially Designated or Blocked Person".....................19
         1.115  "Staybridge Hotels"..........................................19
         1.116  "Staybridge Management Agreement"............................19
         1.117  "Subsidiary".................................................19
         1.118  "Substitute Tenant"..........................................20
         1.119  "Successor Purchaser"........................................20
         1.120  "System Fees"................................................20
         1.121  "System Marks"...............................................20
         1.122  "Term".......................................................20
         1.123  "Transaction Documents" shall................................20
         1.124  "Transferred Hotel"..........................................20
         1.125  "Uniform System of Accounts".................................20
         1.126  "Ultimate Parent"............................................20
         1.127  "Unsuitable for Its Permitted Use"...........................20
         1.128  "Working Capital"............................................21
         1.129  "Yearly Budget"..............................................21

ARTICLE 2  SCOPE OF AGREEMENT................................................21
         2.1  Engagement of Manager..........................................21
         2.2  Additional Services............................................24
         2.3  Use of Hotels..................................................24
         2.4  Right to Inspect...............................................24
         2.5  No Right of Offset.............................................24
         2.6  Condition of the Hotels........................................25
         2.7  Non-Economic Hotels............................................25

         2.8  No Early Termination of Manager; Nature of Relationship etc....27

ARTICLE 3  TERM AND RENEWALS.................................................28
         3.1  Term. 28
         3.2  Renewal Term...................................................28
         3.3  Owner's Termination Right at End of Term.......................29

ARTICLE 4  TITLE TO HOTEL....................................................29
         4.1  Covenants of Title.............................................29
         4.2  Non-Disturbance................................................29
         4.3  Financing......................................................30
         4.4  Sale of a Hotel to an Affiliate................................33
         4.5  Sale of All the Hotels.........................................33
         4.6  The Lease......................................................33
         4.7  Restricted Sale................................................33

ARTICLE 5  REQUIRED FUNDS....................................................33
         5.1  Working Capital................................................33
         5.2  Reserve Account................................................34
         5.3  Additional Requirements for Reserve............................37
         5.4  Ownership of Replacements......................................38
         5.5  No Additional Contributions....................................38
         5.6  Pooled Reserves................................................38

ARTICLE 6  BRAND STANDARDS AND MANAGER'S CONTROL.............................38
         6.1  Brand Standards................................................38
         6.2  Manager's Control..............................................38
         6.3  Arbitration....................................................39

ARTICLE 7  OPERATION OF THE HOTEL............................................39
         7.1   Permits.......................................................39
         7.2   Equipment and Supplies........................................39
         7.3   Personnel.....................................................40
         7.4   Sales, Marketing and Advertising..............................42
         7.5   Reservation and Communication Services........................42
         7.6   Maintenance and Repairs.......................................43
         7.7   Material Repairs..............................................44
         7.8   Liens; Credit.................................................45
         7.9   Real Estate and Personal Property Taxes.......................45
         7.10  GST and RST...................................................46
         7.11  Contest.......................................................46
         7.12  Privacy.......................................................46

ARTICLE 8  FISCAL MATTERS....................................................46
         8.1  Accounting Matters.............................................46
         8.2  Yearly Budgets.................................................49
         8.3  Bank Accounts..................................................50

         8.4  Consolidated Financials........................................51

ARTICLE 9  FEES TO MANAGER...................................................51
         9.1  Management Fees................................................51
         9.2  System Fees....................................................52

ARTICLE 10  DISBURSEMENTS....................................................54
         10.1  Disbursement of Funds.........................................54
         10.2  Residual Distribution.........................................56
         10.3  Owner's First Priority........................................56
         10.4  Owner's Percentage Priority...................................57
         10.5  Owner's Second Priority.......................................57
         10.6  No Interest...................................................58
         10.7  Calculation of Interim Disbursements..........................58
         10.8  Amounts Outstanding at End of Term............................58
         10.9  Allocation of Owner's Fixed Priority..........................58
         10.10  Survival.....................................................59

ARTICLE 11  CERTAIN OTHER SERVICES...........................................59
         11.1  Optional Services.............................................59
         11.2  Purchasing....................................................59

ARTICLE 12  SIGNS AND SERVICE MARKS..........................................60
         12.1  Signs.........................................................60
         12.2  System Marks..................................................60
         12.3  System Mark Litigation........................................60
         12.4  Other Intellectual Property Provisions........................61

ARTICLE 13  INSURANCE........................................................62
         13.1  Insurance Coverage............................................62
         13.2  Insurance Policies............................................63
         13.3  Insurance Certificates........................................64
         13.4  Insurance Proceeds............................................65
         13.5  Manager's Insurance Program...................................65

ARTICLE 14  INDEMNIFICATION AND WAIVER OF SUBROGATION........................65
         14.1  Indemnification...............................................65
         14.2  Waiver of Subrogation.........................................66
         14.3  Survival......................................................66

ARTICLE 15  DAMAGE TO AND DESTRUCTION OF THE HOTEL...........................66
         15.1  Termination...................................................66
         15.2  Restoration...................................................67

ARTICLE 16  CONDEMNATION.....................................................68
         16.1  Total Condemnation............................................68
         16.2  Partial Condemnation..........................................69
         16.3  Temporary Condemnation........................................70

         16.4  Effect of Condemnation........................................70

ARTICLE 17  DEFAULT AND TERMINATION..........................................70
         17.1  Manager Events of Default.....................................70
         17.2  Remedies for Manager Defaults.................................72
         17.3  Owner Events of Default and Remedies for Owner Defaults.......73
         17.4  Post Termination Obligations..................................74

ARTICLE 18  NOTICES 76
         18.1  Procedure.....................................................76

ARTICLE 19  RELATIONSHIP, AUTHORITY AND FURTHER ACTIONS......................78
         19.1  Relationship..................................................78
         19.2  Further Actions...............................................78

ARTICLE 20  APPLICABLE LAW...................................................78

ARTICLE 21  SUCCESSORS AND ASSIGNS...........................................79
         21.1  Assignment....................................................79
         21.2  Binding Effect................................................82

ARTICLE 22  RECORDING........................................................82
         22.1  Memorandum of Agreement.......................................82

ARTICLE 23  FORCE MAJEURE....................................................82
         23.1  Operation of Hotel............................................82
         23.2  Extension of Time.............................................82

ARTICLE 24  GENERAL PROVISIONS...............................................83
         24.1  Trade Area Restriction........................................83
         24.2  Environmental Matters.........................................84
         24.3  Authorization.................................................85
         24.4  Severability..................................................85
         24.5  Merger........................................................86
         24.6  Formalities...................................................86
         24.7  Consent to Jurisdiction; No Jury Trial........................86
         24.8  Performance on Business Days..................................87
         24.9  Attorneys' Fees...............................................87
         24.10  Section and Other Headings...................................87
         24.11  Documents....................................................87
         24.12  No Consequential Damages.....................................87
         24.13  No Political Contributions...................................87
         24.14  REIT Qualification...........................................88
         24.15  Further Compliance with Section 856(d)
                     of the Code.............................................88
         24.16  Adverse Regulatory Event.....................................90
         24.17  Adverse Canadian Event.......................................91

         24.18  Commercial Leases............................................93
         24.19  Nonliability of Trustees.....................................94
         24.20  Arbitration..................................................95
         24.21  Estoppel Certificates........................................96
         24.22  Confidentiality..............................................97
         24.23  Hotel Warranties.............................................98
         24.24  Currency.....................................................98
         24.25  Independent Covenants........................................98

                              MANAGEMENT AGREEMENT

         MANAGEMENT AGREEMENT (this "Agreement") is made and entered into as of , 2005, by and between HPT TRS IHG-2, INC., a Maryland corporation ("Owner"), and IHG MANAGEMENT (MARYLAND) LLC, a Maryland limited liability company ("Manager").

                               W I T N E S S E T H

         WHEREAS, pursuant to the Purchase Agreement (this and other capitalized terms used and not otherwise defined herein having the meanings ascribed to such terms in Article 1), on the Effective Date: (a) Purchaser is acquiring the Hotels from Manager or its Affiliate(s); (b) Purchaser and Owner, its Affiliate, are entering into the Lease; and (c) Owner and Manager are entering into this Agreement; and

         WHEREAS, Owner wishes to engage Manager and Manager wishes to be engaged to manage and operate the Hotels, subject to and upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, Owner and Manager, intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1

                                   DEFINITIONS

         Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth below, in the Section of this Agreement referred to below, or in such other document or agreement referred to below:

         1.1 "8.1(c) Statement" shall have the meaning given such term in
Section 8.1(c).

         1.2 "Accounting Principles" shall mean generally accepted accounting principles, as adopted in the United States of America, consistently applied.

         1.3 "Affiliate" shall mean, with respect to any Person, (a) in the case of any such Person which is a partnership, any partner in such partnership; (b) in the case of any such Person which is a limited liability company, any member of such company; (c) any other Person which is a Parent, or Subsidiary or a Subsidiary of a Parent with respect to such Person or to one or more of the persons referred to in the preceding clauses (a) and (b); and (d) any other Person who is an officer, director, trustee or employee of, or partner in, such Person or any Person referred to in the preceding clauses (a), (b) and (c).

         1.4 "Agreed Upon Procedure Letter" shall mean a letter from Ernst & Young or another firm of independent certified public accountants (the "auditor") selected by Manager and approved by Owner (which approval shall not be unreasonably withheld or delayed) which letter shall, subject to the limitations and conditions imposed by the auditor, address the following components and such other reasonable matters as Owner and the auditor shall reasonably agree:

         (a) That auditor has tested Manager's systems of internal controls.

         (b) That auditor has verified that the information provided was generated from the same reporting systems as Manager uses for its regular periodic accounting and reporting.

         (c) That auditor has verified the mathematical accuracy of the 8.1(c) Statement.

         (d) That auditor has recomputed the annual calculation of Management Fees, System Fees, contributions to the Reserve Account, expenditures from the Reserve Account, Owner's Percentage Priority and the Residual Distribution.

         (e) That auditor has confirmed that the Hotels are subjected to audit procedures by Manager's internal audit department, if any, and reviewed work papers provided in connection therewith. If auditor has performed hotel level audit procedures at any Hotel, auditor shall identify those Hotels and list the procedures performed and results obtained. In any event at least three (3) of the Pooled FF&E Hotels shall be subjected to audit procedures each Fiscal Year by either internal audit or the auditor.

         1.5 "Arbitration" shall mean an arbitration conducted in accordance with the terms of Section 24.20.

         1.6 "Authorized Mortgage" shall mean any first mortgage, charge, debenture, first deed-of-trust or first deed to secure debt, and other related security documents granted in connection therewith, now or hereafter granted by Purchaser to secure a loan to, or other debt of, Purchaser or its Affiliates which is made by an institutional lender, investment bank, publicly traded investment fund or other similar Person regularly making loans secured by hotels, or incurred in connection with the issuance of a mortgage backed security, which loan or debt provides for (i) level payments of interest and principal and (ii) amortization and other terms which are commercially reasonable.

         1.7 "Award" shall have the meaning given such term in the Lease.

         1.8 "Bank Accounts" shall mean one or more bank accounts established for the operation of the Hotels in Owner's name at a bank selected by Manager and approved by Owner.

         1.9 "Base Management Fee" shall mean three percent (3%) of the aggregate Gross Revenues at the Hotels in each Fiscal Year during the Term.

         1.10 "Base Priority Amount" shall initially mean the following annual amounts with respect to the corresponding periods:

            Period                                 Annual Amount
            ------                                 -------------
Effective Date - December 31, 2005                 $__________1

Thereafter                                         $__________


Provided that Purchaser performs its obligations under Section 3.2(b) of the Purchase Agreement, the Base Priority Amount shall be increased by $850,000 per annum on each of January 1, 2006 and January 1, 2007 and by $425,000 per annum on January 1, 2008.

         1.11 "Base Year" shall mean the 2006 Fiscal Year; provided, however, if there shall occur a casualty, condemnation or other force majeure event with respect to a Hotel which

------------
         1 In connection with the closing of the Purchase Agreement, Owner and Manager shall complete all of the blanks and confirm all of the amounts in the definition of Base Priority Amount. Such blanks and amounts will be completed/confirmed with the understanding that the Base Priority Amount for 2005 will equal $4,420,000, plus the sum of the amounts set forth for each Hotel as its Raw Base Priority Amount for 2005 on Annex 1 hereto. The Base Priority Amount after 2005 shall equal $4,696,250, plus the sum of the amounts set forth for each Hotel as its Raw Base Priority Amount after 2005 on Annex 1, which page is not intended to be a part of the Management Agreement to be entered into at closing.

causes a material decline in Gross Revenues for such Hotel or a force majeure event as described in Section 23.1 in Canada, the United States or Caribbean Region or in any relevant market that results in a ten percent (10%) annual decline in REVPAR for the Upscale segment with respect to the Staybridge Hotels, the Luxury segment with respect to the InterContinental Hotels, the Upscale segment with respect to Crowne Plaza Hotels and Mid-Scale with F and B segment with respect to the Holiday Inn Hotels, or other appropriate segment, as determined by Smith Travel Research, in Canada, the United States or Caribbean Region or in the relevant market, which, in either case, causes a material decline in Gross Revenues for such Hotel for the 2006 Fiscal Year, the Base Year for such Hotel shall be adjusted to be the first full Fiscal Year of operation of such Hotel after the resolution of any such casualty, condemnation or force majeure event and the return of such Hotel to its substantially normal status.

         1.12 "Brand" shall mean: with respect to the Staybridge Hotels, the Staybridge Suites hotel service marks; with respect to the InterContinental Hotels, the InterContinental hotel service marks; with respect to the Crowne Plaza Hotels, the Crowne Plaza hotel service marks; and with respect to the Holiday Inn Hotels, the Holiday Inn hotel service marks, excluding any separate Holiday Inn Express service marks; together with, in each instance, the applicable Brand Standards, and all of the attributes and features customarily associated with, as applicable, Staybridge Suites hotels, InterContinental hotels, Crowne Plaza hotels and the Holiday Inn hotels in North America from time to time.

         1.13 "Brand Standards" shall mean the standards of operation, as amended from time to time, in effect at substantially all hotels which are operated under, as applicable, the Staybridge Suites, InterContinental, Crowne Plaza or Holiday Inn name as may be specified in manuals and other guidelines provided by the owner of the System Marks or its Affiliates.

         1.14 "Buildings" shall mean, collectively, all buildings, structures and improvements now or hereafter located on the Sites, and all fixtures and equipment attached to, forming a part of and necessary for the operation of such buildings, structures and improvements as a hotel (including, without limitation, heating, lighting, sanitary, air-conditioning, laundry, refrigeration, kitchen, elevator and similar items) having guest sleeping rooms, each with bath, and such (i) restaurants, bars, banquet, meeting and other public areas; (ii) commercial space, including concessions and shops; (iii) parking facilities and areas; (iv) storage and service areas; (v) recreational facilities and areas;
(vi) permanently affixed signage; (vii) public grounds and gardens; and (viii) other facilities and appurtenances, as may hereafter be attached to and form a part of such building, structures and improvements in accordance with this Agreement.

         1.15 "Business Day" shall mean any day other than Saturday, Sunday, or any other day on which banking institutions in The Commonwealth of Massachusetts are authorized by law or executive action to close.

         1.16 "Canadian Consumer Price Index" shall mean the Consumer Price Index (All Items for Ontario, base year 1992-=100) published by Statistics Canada or if such index is no longer published, such other index as is published in substitution therefor.

         1.17 "Canadian Hotel" shall mean a Hotel located in Canada.

         1.18 "Canadian Manager" shall have the meaning given such term in
Section 21.1(b).

         1.19 "Canadian Services" shall have the meaning given such term in
Section 21.1(b).

         1.20 "Candlewood Management Agreement" shall have the meaning ascribed thereto in the Guaranty.

         1.21 "Capital Replacements" shall mean, collectively, replacements and renewals to the FF&E and Repairs which are normally capitalized under the Accounting Principles.

         1.22 "Capital Replacements Budget" shall mean the annual budget for Capital Replacements at the Hotels, covering a Fiscal Year, as prepared by Manager and approved by Owner as part of a Yearly Budget. References to Yearly Budget shall be deemed to incorporate the Capital Replacements Budget unless specifically excluded.

         1.23 "Closing" shall mean the Closing under the Purchase Agreement.

         1.24 "Code" shall mean the United States Internal Revenue Code of 1986 and the Treasury Regulations promulgated thereunder, each as from time to time amended.

         1.25 "Collateral Agency Agreement" shall have the meaning given such term in the Guaranty.

         1.26 "Collateral Agent" shall have the meaning given such term in the Guaranty.

         1.27 "Competitor" shall mean any Person (other than Manager and its Affiliates) which owns directly or through an Affiliate a hotel brand, trade name, system, or chain having at least fifteen (15) hotels (excluding a mere franchisee or mere passive investor).

         1.28 "Condemnation" shall have the meaning given such term in the Lease.

         1.29 "Condemnor" shall have the meaning given such term in the Lease.

         1.30 "Consolidated Financials" shall mean for any fiscal year or any interim period of any Person, annual or interim financial statements of such Person prepared on a consolidated basis, including such Person's consolidated balance sheet and the related statements of income and cash flows, all in reasonable detail, and setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year of such Person, and prepared in accordance with the Accounting Principles throughout the periods reflected or if such Person's principal place of business is the United Kingdom, in accordance with generally accepted accounting principles, as adopted in the United Kingdom, consistently applied throughout the periods reflected provided that any such financial statement which is audited shall contain a reconciliation of any differences between such accounting principles and Accounting Principles.

         1.31 "Consumer Price Index" shall mean the Consumer Price Index for all Urban Consumers, U.S. City Average, published by the United States Bureau of Labor Statistics or if such index is no longer published, such other index as is published in substitution therefor.

         1.32 "Controlling Interest" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the business, management or policies of a Person.

         1.33 "Crowne Plaza Hotels" shall mean the Hotels that are operated as of the date hereof as Crowne Plaza hotels.

         1.34 "Debt Service Coverage Ratio" shall mean, with respect to any loan or other debt secured by an Authorized Mortgage, the quotient obtained by dividing (a) the NOI of the properties securing such loan or other debt for the twelve (12) months ending on the date on which such Authorized Mortgage is granted by (b) regularly scheduled interest and principal payments projected to be paid thereunder during the first (1st) twelve (12) months after the first day of the month next after such date.

         1.35 "Disbursement Rate" shall mean a per annum rate equal to the greater of (i) the sum of the per annum rate for fifteen (15) year U.S. Treasury Obligations as published in The Wall Street Journal, plus four hundred thirty
(430) basis points and (ii) nine and five-tenths percent (9.5%).

         1.36 "Effective Date" shall mean the date of this Agreement.

         1.37 "Environmental Notice" shall have the meaning given such term in
Section 24.2(a).

         1.38 "Expiration Date" shall mean the date on which the Term shall expire.

         1.39 "Fiscal Month" shall mean each calendar month in the Term or each partial calendar month in the Term.

         1.40 "Fiscal Year" shall mean each calendar year in the Term and each partial calendar year in the Term.

         1.41 "Furniture, Fixtures and Equipment" or "FF&E" shall mean, collectively, all furniture, furnishings and equipment (except Operating Equipment and real property fixtures included in the definition of Buildings) now or hereafter located and installed in or about the Hotels which are used in the operation thereof as hotels in accordance with the standards set forth in this Agreement, including, without limitation (i) office furnishings and equipment; (ii) specialized hotel equipment necessary for the operation of any portion of the Building as a Staybridge Suites, InterContinental, Crowne Plaza or Holiday Inn, as applicable, hotel, including equipment for kitchens, laundries, dry cleaning facilities, bars, restaurants, public rooms, commercial space, parking areas, and recreational facilities; and (iii) all other furnishings and equipment hereafter located and installed in or about the Buildings which are used in the operation of the Buildings as such a hotel in accordance with the standards set forth in this Agreement.

         1.42 "Government Agencies" shall mean any court, agency, authority, board (including, without limitation, environmental protection, planning and zoning), bureau, commission, department, ministry, regulatory body, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit of the United States or Canada or any state, province, county, municipality or any political subdivision of any of the foregoing, whether now or hereafter in existence, having jurisdiction over Owner, any of the Sites or any of the Hotels.

         1.43 "Gross Revenues" shall mean for any period with respect to each Hotel, all revenues and income of any nature derived directly or indirectly from such Hotel or from the use or operation thereof including, without limitation: room sales; food and beverage sales (regardless of whether Owner, Manager or any of their Affiliates own the items being sold); telephone, telegraph, fax and internet revenues; rental or other payments from lessees, subleases, concessionaires and others occupying or using space or rendering services at such Hotel (but not the gross receipts of such lessees, subleases or concessionaires); and the actual cash proceeds of business interruption, use, occupancy or similar insurance; provided, however, that Gross Revenues shall not include the following (and there shall be appropriate deductions made in determining Gross Revenues for): gratuities or service charges in the nature of a gratuity added to a customer's bill; Sales Tax or any other taxes collected directly from patrons or guests or included as part of the sales price of any goods or services sold to patrons or guests; any refunds of GST or any similar value added tax that is refundable; interest received or accrued with respect to the funds in the Reserve Account or (other than for purposes of calculating the Incentive Management Fee and the Residual Distribution) the other operating accounts of the Hotels; any refunds, rebates, discounts and credits of a similar nature, given, paid or returned in the course of obtaining Gross Revenues or components thereof; insurance proceeds (other than proceeds from business interruption or other loss of income insurance); condemnation proceeds (other than for a temporary taking); credits or refunds made to customers, guests or patrons; sums and credits received by Owner for lost or damaged merchandise; proceeds from the sale or other disposition of a Hotel, any part thereof, of FF&E or any other assets of the Hotels; or proceeds of any financing or re-financing; the Initial Working Capital and any other matters specifically excluded from Gross Revenues pursuant to this Agreement.

         1.44 "GST" shall mean goods and services taxes imposed pursuant to Part IX of the Excise Tax Act (Canada).

         1.45 "Guarantor" shall mean the Guarantor under the Guaranty.

         1.46 "Guaranty" shall mean that certain Amended and Restated Consolidated Guaranty Agreement of even date herewith made by IHG for the benefit of, inter alia, Owner, as the same may be amended, supplemented or replaced from time to time.

         1.47 "Hazardous Substances" shall mean any substance:

         (a) the presence of which requires or may hereafter require notification, investigation or remediation under any Legal Requirement; or

         (b) which is or becomes defined as a "hazardous waste," "hazardous material" or "hazardous substance" or "pollutant" or "contaminant" under any present or future Legal Requirement including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.
Section 9601 et seq.) and the Resource Conservation and Recovery Act (42 U.S.C.
Section 6901 et seq.) and the regulations promulgated thereunder; or

         (c) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any Government Agency; or

         (d) the presence of which at a Hotel causes or materially threatens to cause an unlawful nuisance upon such Hotel or to adjacent properties or poses or materially threatens to pose a hazard to such Hotel or to the health or safety of persons; or

         (e) without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds; or

         (f) without limitation, which contains polychlorinated biphenyls (PCBs) or asbestos or urea formaldehyde foam insulation; or

         (g) without limitation, which contains or emits radioactive particles, waves or material; or

         (h) without limitation, constitutes materials which are now or may hereafter be subject to regulation pursuant to the Medical Waste Tracking Act of 1988, or any requirement promulgated by any Government Agencies.

         1.48 "Holiday Inn Hotels" shall mean the Hotels that are operated as of the date hereof as Holiday Inn hotels.

         1.49 "Hotel" shall mean each Hotel located at a Site including all of the Owner's interest in such Site, the Building there, the Furniture, Fixtures and Equipment there, the Operating Equipment there and the Operating Supplies there; provided, however, upon the termination of the Agreement with respect to less than all of the Hotels, pursuant to the terms hereof or otherwise, the term "Hotel" shall, with respect to the obligation of the parties thereafter accruing, only refer to a Hotel with respect to which this Agreement is in full force and effect.

         1.50 "HPT" shall mean Hospitality Properties Trust, a Maryland real estate investment trust, together with its successors and permitted assigns.

         1.51 "HPT Group" shall mean Owner and its Affiliates, collectively.

         1.52 "IHG" shall mean InterContinental Hotels Group PLC, its successors and assigns.

         1.53 "Incentive Management Fee" shall mean for any Fiscal Year, fifty percent (50%) of the excess, if any, of (i) Gross Revenues from all of the Hotels over (ii) the applications thereof made pursuant to Sections 10.1(a) through and including 10.1(q).

         1.54 "Initial Term" shall mean the period commencing on the Effective Date and ending on December 31, 2029.

         1.55 "Initial Working Capital" shall have the meaning given to such term in Section 5.1.

         1.56 "Insurance Requirements" shall mean all terms of any insurance policy required by this Agreement and all requirements of the issuer of any such policy and all orders, rules and regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon the Hotels.

         1.57 "Intellectual Property" shall have the meaning given to such term in Section 12.4.

         1.58 "InterContinental Hotels" shall mean the Hotels that are operated as of the date hereof as InterContinental hotels.

         1.59 "Interest Rate" shall mean a rate, not to exceed the maximum legal interest rate, equal to the greater of (i) twelve percent (12%) per annum and
(ii) two percent (2%) per annum in excess of the Disbursement Rate determined as of the first day that interest accrues on any amount to which such Interest Rate is to be applied.

         1.60 "Lease" shall mean, collectively, the one or more Lease Agreements pursuant to which Owner leases the Hotels from Purchaser or certain of its Affiliates as in effect on the date hereof, as the same may be amended from time to time in accordance with the terms of this Agreement.

         1.61 "Legal Requirements" shall mean all federal (United States and Canada), state, provincial, county, municipal, local and other governmental statutes, laws, rules, orders, regulations, by-laws, ordinances, judgments, decrees, injunctions and requirements affecting Owner (excluding any requirements which affect Owner's status as a real estate investment trust), Purchaser, Manager, a Hotel or the maintenance, construction, alteration, management or operation thereof, whether now or hereafter enacted or in existence, including, without limitation, (a) all permits, licenses, authorizations, certificates and regulations necessary to operate a Hotel, (b) all covenants, agreements, ground leases, restrictions and encumbrances, (c) the outcome of any Arbitration and (d) any collective bargaining agreement or other agreement or legal requirement pertaining to any union representing employees of a Hotel.

         1.62 "Management Fees" shall mean, collectively, the Base Management Fee and the Incentive Management Fee.

         1.63 "Manager" shall have the meaning given such term in the preamble to this Agreement.

         1.64 "Manager Default" shall mean a Manager Event of Default or any other circumstances which with the giving of notice, the passage of time or both would constitute a Manager Event of Default or otherwise entitle Owner to terminate this Agreement in its entirety pursuant to the terms hereof.

         1.65 "Manager Event of Default" shall have the meaning given such term in Section 17.1.

         1.66 "Material Repair" shall mean a Repair the cost of which exceeds $250,000; provided, however, on January 1 of each year starting in 2006 said $250,000 shall be adjusted to reflect the percentage change in the Consumer Price Index since the prior January 1.

         1.67 "New Management Agreement" shall have the meaning given to such term in Section 24.17.

         1.68 "NOI" shall mean, with respect to any property, for any period, the Gross Operating Profit (as defined in the Uniform System of Accounts) of such property for such period net of, for such period and such property, real and personal property taxes and casualty and liability insurance premiums, an imputed reserve for capital replacements equal to five percent (5%) of gross revenues and an imputed management fee equal to three percent (3%) of gross revenues. To the extent that any amount (or portion thereof) used to calculate NOI is denominated in any currency other than United States Dollars, the same shall be converted to United States dollars using a reasonable method consistent with the Accounting Principles then employed by Manager and its Affiliates when accounting for foreign currencies.

         1.69 "Non-Economic Hotel" shall mean any Hotel which has been designated a Non-Economic Hotel pursuant to the terms hereof (so long as such designation has not been deemed withdrawn pursuant to the terms of Section 2.7(a)).

         1.70 "Offer" shall mean a bona fide arm's-length binding unconditional offer to purchase a Non-Economic Hotel free and clear of any rights of Manager hereunder made by an unrelated third party having the financial capacity to implement the terms of such offer which provides for an all cash purchase price acceptable to Manager and is otherwise on customary terms.

         1.71 "Officer's Certificate" shall mean as to any Person, a certificate of the chief executive officer, chief financial officer or chief accounting officer of such Person, duly authorized, accompanying the financial statements required to be delivered by such Person pursuant to Sections 8.1 or 17.4 or otherwise pursuant to the PR Guaranty, in which such officer shall certify to such officer's best knowledge (a) that such statements have been properly prepared in accordance with the Accounting Principles, (b) in the event that the certifying party is an officer of IHG or another Guarantor, that such statements are true, correct and complete in all material respects and fairly present the consolidated financial condition of such Person at and as of the dates thereof and the results of its and their operations for the periods covered thereby and that there is no default on the part of the Guarantor under the Guaranty, and
(c) in the event that the certifying party is an officer of Manager and the certificate is being given in such capacity, that such statements fairly present the financial operation of the Hotels.

         1.72 "Operating Costs" shall mean, collectively, all costs and expenses of the Hotels (regardless of whether the same are incurred by Owner, Purchaser or Manager) that are normally charged as an operating expense under Accounting Principles, including, without limitation:

                  (i) the cost of Operating Supplies, wages, salaries and employee fringe benefits, advertising and promotional expenses, the cost of personnel training programs, utility and energy costs, operating licenses and permits, maintenance costs, and equipment rentals;

                  (ii) all expenditures made for maintenance and repairs to keep the Hotel in good condition and repair (other than Capital Replacements);

                  (iii) premiums for insurance required hereunder;

                  (iv) the System Fees;

                  (v) real estate and personal property taxes and expenses except to the extent expressly specified otherwise herein;

                  (vi) audit, legal and accounting fees and expenses except to the extent expressly specified otherwise herein;

                  (vii) rent or lease payments under ground leases or for equipment used at the Hotels in the operation thereof; and

                  (viii) Sales Tax (except as provided below) payable on or in respect of Operating Costs (including those for which Manager is reimbursed).

Notwithstanding anything contained herein to the contrary, Operating Costs shall exclude: (a) the Base Management Fee and the Incentive Management Fee; (b) items expressly excluded from Operating Costs pursuant to the terms hereof; (c) items for which Manager or its Affiliates are to indemnify Purchaser or Owner; (d) items for which Owner or its Affiliates are to indemnify Manager; (e) items for which Manager or its Affiliates has agreed under the Transaction Documents to be liable at its own cost and expense; (f) amounts payable to Owner or its Affiliates under the Purchase Agreement or the Transaction Documents or for periods not included in the Term; (g) any reimbursement of advances made by Manager or Owner; (h) the cost of Capital Replacements; (i) the Minimum Rent and the Additional Rent under the Lease; (j) debt service on any loan or other debt secured by an Authorized Mortgage or other financing obtained by Purchaser, Owner or Manager other than equipment financing permitted hereunder; (k) except as provided in Sections 2.2, 6.1 or 11.1, the cost of providing any services by the Manager or its Affiliates using their own personnel to the Hotels which are not performed at the Hotels; (l) any cost incurred in connection with the sale of the Hotels from Manager or its Affiliates to Owner or its Affiliates including, without limitation, any expense incurred in connection with performing obligations under the Purchase Agreement or any agreement, instrument, indemnity or undertaking executed and delivered by IHG or any of its Affiliates in connection with the Closing; (m) gratuities or service charges in the nature of a gratuity added to a customer's bill, Sales Tax or any other taxes collected directly from patrons or guests or included as part of the sales price of any goods or services sold to patrons or guests, provided Manager shall apply any amounts collected on account of such excluded items to the obligations to which they pertain; (n) costs and expenses relating to transfers of any Hotel by Purchaser pursuant to Sections 4.4 or 4.5; (o) costs and expenses incurred by Owner in connection with providing asset management services and related undertakings pursuant to Section 2.8(b); and (p) GST or any similar value added tax that is refundable, payable on or in respect of Operating Costs (including those for which Manager is reimbursed) and/or on or in respect of any amounts payable to Manager or the Canadian Manager hereunder, including but not limited to, the Base Management Fee and the Incentive Management Fee.

         1.73 "Operating Equipment" shall have the meaning given to the term "Property and Equipment" under the Uniform System of Accounts.

         1.74 "Operating Profit" shall mean: with respect to any Hotel, for any period, the excess, if any, of Gross Revenues for such Hotel for such period over Operating Costs for such Hotel for such period; and with respect to all of the Hotels (or a group of Hotels), for any period, the excess, if any, of Gross Revenues for all of the Hotels (or such group of Hotels) for such period over Operating Costs for all of the Hotels (or such group of Hotels) for such period.

         1.75 "Operating Standards" shall have the meaning given such term in
Section 2.1.

         1.76 "Operating Supplies" shall have the meaning given to the term "Inventories" under the Uniform System of Accounts.

         1.77 "Original Candlewood Guaranty" shall have the meaning given to such term in the Guaranty.

         1.78 "Original Staybridge Guaranty" shall have the meaning given to such term in the Guaranty.

         1.79 "Other Documents" shall mean, collectively, the Purchase Agreement, the PR Stock Agreement and any other agreement, instrument, indemnity or undertaking executed and delivered by IHG or any of its Affiliates in connection with the Closing or the closing under the PR Stock Agreement or any other Transaction Document.

         1.80 "Owner" shall have the meaning given such term in the preamble to this Agreement and shall include its successors and assigns.

         1.81 "Owner's First Priority" shall mean an annual amount equal to the sum of (a) the Base Priority Amount plus, (b) effective on the date of each disbursement by Purchaser or Owner pursuant to Sections 5.2(c)(iv) or 15.2 (in excess of net insurance proceeds or the Award), an amount equal to the amount so disbursed multiplied by the Owner's First Priority Adjustment Rate (determined as of the dates on which such sums are advanced). Owner's First Priority shall be subject to further adjustment as provided in Sections 2.7, 15.1(c) and 24.17.

         1.82 "Owner's First Priority Adjustment Rate" shall mean a per annum rate equal to the greater of (x) eight and five-tenths (8.5%) percent and (y) the sum of the rate for fifteen (15) year U.S. Treasury Obligations, as published in the Wall Street Journal, plus three hundred thirty (330) basis points.

         1.83 "Owner's Fixed Priority" shall mean Owner's First Priority and Owner's Second Priority, collectively.

         1.84 "Owner's Percentage Priority" shall mean, for each Fiscal Year after the 2006 Fiscal Year for each Hotel, an amount equal to seven and one-half percent (7.5%) of the excess, if any, of Gross Revenues of such Hotel for such Fiscal Year over the Gross Revenues for such Hotel for its Base Year.

         1.85 "Owner's Second Priority" shall mean an annual amount equal to the sum of (a) ________________________________ Dollars ($__________), plus (b)
effective on the date of the closing under the PR Stock Agreement, an amount equal to ____________________ Dollars ($__________), plus (c) effective on the date of each disbursement by Purchaser or Owner pursuant to Sections 5.2(c)(ii) hereof, an amount equal to the amount so disbursed multiplied by the applicable Disbursement Rate (determined as of the dates on which such sums are advanced). Owner's Second Priority shall be subject to further adjustment as provided in Sections 2.7, 15.1(c) and 24.17.2

         1.86 "Parent" shall mean with respect to any Person, any Person who owns directly, or indirectly through one or more Subsidiaries or Affiliates, greater than fifty percent (50%) of the voting or beneficial interest in, or otherwise has the right or power (whether by contract, through ownership of securities or otherwise) to control, such Person.

         1.87 "Person" shall mean any individual or entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such individual or entity where the context so admits.

         1.88 "Pledged Hotels" shall mean, with respect to any loan or other debt secured by an Authorized Mortgage, collectively, the Hotels which secure such loan or other debt.

         1.89 "Pooled FF&E Hotels" shall mean the Hotels and, after the closing under the PR Stock Agreement and subject to the limitations on transfer set forth in the PR Lease, so long as the PR Property is owned by an Affiliate of Purchaser, the PR Property.

         1.90 "PR Guaranty" shall have the meaning given to such term in the Guaranty.

---------------
         2 In connection with the closing of the Purchase Agreement, Owner and Manager shall complete all of the blanks in the definition of Owner's Second Priority. Such blanks will be completed with the understanding that the Owner's Second Priority will equal the sum of the amounts set forth as the Raw Second Priority Amount for each of the Hotels on Annex 1.

         1.91 "PR Indemnity" shall mean that certain Indemnity Agreement to be executed and delivered by the Guarantor pursuant to the PR Stock Agreement at the closing thereunder.

         1.92 "PR Lease" shall mean that certain lease to be entered into pursuant to the PR Stock Agreement between the owner of the PR Property, on the one hand, and Manager's Affiliate, on the other hand, with respect to the InterContinental Hotel in San Juan, Puerto Rico, as the same may be amended from time to time.

         1.93 "PR Property" shall have the meaning ascribed to the term "Property" in the PR Lease.

         1.94 "PR Stock Agreement" shall mean that certain Stock Purchase Agreement pursuant to which an Affiliate of Manager sold or will sell the stock of the owner of the PR Property to an Affiliate of Owner.

         1.95 "PR Tenant" shall mean the tenant under the PR Lease.

         1.96 "Principal Documents" shall mean, collectively, this Agreement, the PR Lease, the Guaranty, the PR Guaranty, the PR Indemnity and the Collateral Agency Agreement.

         1.97 "Priority Coverage Ratio" shall mean for any period, for any Hotel or group of Hotels, the quotient of (a) the excess of Operating Profit for such Hotel or group of Hotels over an implied reserve for capital replacements equal to five percent (5%) of Gross Revenues for such Hotel or group of Hotels (as applicable) divided by (b) the sum of the Owner's First Priority allocated pursuant to Section 10.9 to such Hotel or group of Hotels (as applicable)for such period. To the extent that any amount (or portion thereof) used to calculate the Priority Coverage Ratio is denominated in any currency other than United States Dollars, the same shall be converted to United States Dollars using a reasonable method consistent with the Accounting Principles used by Manager and its Affiliates to account for foreign currencies.

         1.98 "Purchase Agreement" shall mean, collectively, one or more purchase agreements between Owner or its Affiliate(s) and Manager or its Affiliate(s) pursuant to which Purchaser has on the Effective Date acquired the Hotels from Manager or its Affiliate(s).

         1.99 "Purchaser" shall mean, collectively, the landlords under the Lease.

         1.100 "Renewal Terms" shall mean any extension of the Term of this Agreement, commencing upon the expiration of the Initial Term or any extensions thereto, as provided in Article 3.

         1.101 "Repairs" shall have the meaning given such term in Section 7.6.

         1.102 "Replacement Property" shall mean a hotel mutually acceptable to the parties acquired by Purchaser in substitution for a Hotel with respect to which this Agreement was terminated pursuant to Section 16.1.

         1.103 "Reservation System" shall mean a computerized network of high speed terrestrial and satellite-linked hardware and data lines connecting hotels, central reservation centers, data processing centers and travel agencies which provides reservation services to the Staybridge Suites, InterContinental, Crowne Plaza or Holiday Inn, as applicable, hotels in North America.

         1.104 "Reserve Account" shall mean an interest-bearing United States dollar account established for funds to be held in reserve for Capital Replacements in Purchaser's name at a bank selected by Purchaser.

         1.105 "Reserve Percentage" shall mean the following percentages for the corresponding periods:

                Year                               Rate
                ----                               ----

                2005                               0%
                2006                               0%
                2007                               3.0%
                2008                               3.5%
                2009                               4.0%
                2010                               4.5%
                Thereafter                         5.0%

         1.106 "Residual Distribution" shall mean amounts to be distributed to Owner pursuant to Section 10.2.

         1.107 "Restricted Area" shall mean, for any Hotel, the area around such Hotel depicted on Exhibit D.

         1.108 "Restricted Period" shall mean: for each Staybridge Hotel and Holiday Inn Hotel, the period ending on the third (3rd) anniversary of the Effective Date; and for each

InterContinental Hotel and Crowne Plaza Hotel, the period ending on the fifth
(5th) anniversary of the Effective Date.

         1.109 "Rooms Revenue" shall mean all revenue derived from the rental of guest rooms in a Hotel in whatever currency collected determined in accordance with the Accounting Principles.

         1.110 "RST" shall mean retail sales taxes imposed pursuant to the Retail Sales Tax Act (Ontario).

         1.111 "Sales Tax" shall mean all federal (U.S. and Canada), state, provincial, municipal or local sales, use, excise, GST, value added, retail sales, gross receipts and occupancy taxes, duties, levies, charges or similar governmental charges, whether imposed now or in the future.

         1.112 "Severance Date" shall have the meaning given to such term in the Guaranty.

         1.113 "Sites" shall mean the parcels of real estate more particularly described on Exhibit A.

         1.114 "Specially Designated or Blocked Person" shall mean (i) a Person designated by the US Department of Treasury's Office of Foreign Assets Control from time to time as a "specially designated national or blocked person" or similar status, (ii) a Person described in Section 1 of the US Executive Order 13224, issued September 23, 2001, or (iii) a person or entity otherwise identified by Government Agencies as a person or entity with which either Party is prohibited from transacting business. As of the Effective Date, a list of such designations and the text of the Executive Order are published at: www.ustreas.gov/offices/enforcement/ofac.

         1.115 "Staybridge Hotels" shall mean the Hotels that are operated as of the date hereof as Staybridge Suites hotels.

         1.116 "Staybridge Management Agreement" shall have the meaning ascribed thereto in the Guaranty.

         1.117 "Subsidiary" shall mean with respect to any Person, any entity
(a) in which such Person owns directly, or indirectly, greater than twenty percent (20%) of the voting or beneficial interest or (b) which such Person otherwise has the right or power to control (whether by contract, through ownership of securities or otherwise).

         1.118 "Substitute Tenant" shall have the meaning given the term in
Section 4.2.

         1.119 "Successor Purchaser" shall have the meaning given to such term in Section 4.3(a)(iv).

         1.120 "System Fees" shall mean the fees specified in Section 9.2, excluding the e-mail service fee and the accounting fee described therein.

         1.121 "System Marks" shall mean all service marks, trademarks, copyrights, trade names, logo types, commercial symbols, patents or other similar rights or registrations now or hereafter held, applied for or licensed by Manager or any Affiliate of Manager in connection with the Staybridge Suites, InterContinental, Crowne Plaza or Holiday Inn, as applicable, brand of hotels.

         1.122 "Term" shall mean the term of this Agreement as it may be extended or terminated pursuant to the terms of this Agreement.

         1.123 "Transaction Documents" shall mean, collectively, the Principal Documents and the Other Documents.

         1.124 "Transferred Hotel" shall mean a Canadian Hotel which is sold or otherwise transferred by Purchaser and Owner (other than to an Affiliate) pursuant to Section 24.17.

         1.125 "Uniform System of Accounts" shall mean the Uniform System of Accounts for the Lodging Industry, Ninth Revised Edition, 1996, as published by the Educational Institute of the American Hotel and Motel Association, as it may be amended from time to time.

         1.126 "Ultimate Parent" shall mean, with respect to any Person, each Parent of such Person who in turn has no Parent.

         1.127 "Unsuitable for Its Permitted Use" shall mean with respect to a Hotel, a state or condition of such Hotel such that (a) following any damage or destruction involving such Hotel, such Hotel cannot be operated in the good faith judgment of Manager or Owner on a commercially practicable basis and it cannot reasonably be expected to be restored to substantially the same condition as existed immediately before such damage or destruction and otherwise as required under Article 15 hereof, using only the net proceeds of insurance obtained in connection therewith and other funds that Owner or Manager elect to provide pursuant to the terms of Article 15 hereof within twelve (12) months following such damage or destruction or such shorter period of time as to which business interruption insurance is available to cover amounts payable to Owner hereunder and other costs related to the Hotel following such damage or destruction, or (b) as the result of a partial taking by Condemnation, such Hotel cannot be operated in the good faith judgment of Manager or Owner on a commercially practicable basis in light of then existing circumstances.

         1.128 "Working Capital" shall mean funds, in whatever currency, that are used (or held for use) in the day-to-day operation of the business of the Hotels, including, without limitation, change and petty cash funds, amounts deposited in operating bank accounts, receivables, deposits with utility providers, amounts deposited in payroll accounts, prepaid expenses and funds required to maintain Operating Supplies, less accounts payable and accrued current liabilities, exclusive of any funds in the Reserve Account.

         1.129 "Yearly Budget" shall mean, with respect to each Hotel, the annual operating budget of such Hotel, covering a Fiscal Year, as prepared by Manager in accordance with the Accounting Principles and approved by Owner. Such budget shall include an operating budget, a business plan and a Capital Replacements Budget. Without limiting the generality of the foregoing, the Yearly Budget shall include a projection of the estimated financial results of the operation of each Hotel for the Fiscal Year. Such projection shall project the estimated Gross Revenues, departmental profits, Operating Costs and Operating Profit for the Fiscal Year for each Hotel.

                                   ARTICLE 2

                               SCOPE OF AGREEMENT

         2.1 Engagement of Manager. Subject to the terms of this Agreement, Owner hereby grants to Manager the sole and exclusive right to supervise and direct the management and operation of the Hotels for the Term as Owner's agent coupled with an interest. Manager hereby accepts said grant and agrees that it will control, supervise and direct the management and operation of the Hotels, all subject to the terms, requirements and conditions of this Agreement, with commercially reasonable efforts in doing so, and in an efficient and economical manner consistent with standards prevailing in well managed hotels similar to the Hotels, including all activities in connection therewith which are customary and usual to such an operation (the foregoing standards constituting the "Operating Standards"). Without limiting the generality of the foregoing, and in addition to the other functions to be performed by Manager pursuant to this Agreement, Manager shall perform (or shall cause its Affiliates to perform), in connection with the Hotels and in accordance with the applicable Brand Standards, the Operating Standards and the terms of this Agreement, each of the following functions, provided, however, except as otherwise set forth in this Agreement, the costs and expenses of performing the following functions shall be Operating Costs:

         (a) Establish and revise, as necessary, administrative policies and procedures, including policies and procedures for the control of revenue and expenditures, for the purchasing of supplies and services, for the control of credit, and for the scheduling of maintenance, and verify that the foregoing procedures are operating in a sound manner.

         (b) Manage expenditures to replenish Operating Supplies and Operating Equipment, make payments on accounts payable and collect accounts receivable.

         (c) Arrange for and supervise public relations and advertising and prepare marketing plans.

         (d) Procure all Operating Supplies and replacement Operating Equipment.

         (e) Provide, or cause to be provided, risk management services relating to the types of insurance required to be obtained or provided by Manager under this Agreement.

         (f) Reasonably cooperate (provided that except as herein expressly provided Manager shall not be obligated to enter into any amendments of this Agreement or, unless Owner agrees to reimburse Manager therefor, to incur any material expense including any internal expenses) in any attempt(s) to: (i) effectuate a sale or other transfer of a Hotel subject to the terms of Sections
4.4 and 4.5 of this Agreement; or (ii) to obtain any Authorized Mortgage.

         (g) Negotiate, enter into and administer service contracts and licenses for the operation of the Hotels, including, without limitation, and to the extent appropriate, contracts and licenses for health and safety systems maintenance, electricity, gas, telephone, cleaning, elevator and boiler maintenance, air conditioning maintenance, laundry and dry cleaning, master television service, use of copyrighted materials (such as music and videos), entertainment and other services as Manager deems advisable.

         (h) Negotiate, enter into and administer contracts for the use of banquet and meeting facilities and guest rooms by groups and individuals.

         (i) Take reasonable action to collect and institute in its own name or in the name of Owner or a Hotel, in each instance as Manager in its reasonable discretion deems appropriate, legal actions or proceedings to collect charges, rent or other income derived from the operation of the Hotels or to oust or dispossess guests, tenants, members or other Persons in possession therefrom, or to cancel or terminate any lease, license or concession agreement for the breach thereof or default thereunder by the tenant, licensee or concessionaire.

         (j) Make representatives available to consult with and advise Owner or Owner's designee at Owner's reasonable request concerning policies and procedures affecting the conduct of the business of the Hotels.

         (k) Collect and account for and remit to Government Agencies all applicable excise, sales, value added, occupancy and use taxes or similar governmental charges collected by or at the Hotels directly from guests, members, other patrons, tenants, licensees, concessionaires or other occupants, or as part of the sales price of any goods, services, rentals or displays, such as gross receipts, admission or similar or equivalent taxes, duties, levies or charges, and prepare, sign and submit to the applicable Government Agencies the applicable returns and reports therefor on behalf of Owner, in Owner's name and using Owner's registration.

         (l) Keep Owner advised of events which might reasonably be expected to have a material effect on the financial performance or value of any Hotel.

         (m) To the extent in Manager's control, obtain and maintain all approvals necessary to use and operate the Hotels in accordance with the applicable Brand Standards, Operating Standards and Legal Requirements.

         (n) Use its reasonable efforts to keep all ground, underlying and parking leases in full force and effect and arrange appropriate substitutes for any such lease which ceases to be or is reasonably anticipated to cease to be in full force and in effect.

         (o) Perform such other tasks with respect to the Hotels as are generally performed by managers of similar hotels consistent with the Operating Standards and the Brand Standards.

         2.2 Additional Services. Any fees for services not included in the Management Fees for the Hotels shall be consistent with fees established for similar types of hotels managed by Manager or its Affiliates. Any disputes under this Section 2.2 shall be resolved by Arbitration.

         2.3 Use of Hotels. Manager shall not use, and shall exercise commercially reasonable efforts to prevent the use of, the Hotels and Owner's and Manager's personal property used in connection with the Hotels, if any, for any unlawful purpose. Manager shall not commit, and shall use commercially reasonable efforts to prevent the commission of, any waste at the Hotels. Manager shall not use, and shall use commercially reasonable efforts to prevent the use of, the Hotels in such a manner as will constitute an unlawful nuisance thereon or therein. Manager shall use commercially reasonable efforts to prevent the use of the Hotels in such a manner as might reasonably be expected to impair Owner's or Purchaser's title thereto or any portion thereof or might reasonably be expected to give rise for a claim or claims for adverse use or adverse possession by the public, as such, or of implied dedication of the Hotels or any portion thereof.

         2.4 Right to Inspect. Manager shall permit Owner and its authorized representatives to inspect or show the Hotels during usual business hours upon not less than twenty four (24) hours' notice, provided that any inspection by Purchaser or its representatives shall not unreasonably interfere with the use and operation of the Hotels and further provided that in the event of an emergency as determined by Purchaser in its reasonable discretion, prior notice shall not be required.

         2.5 No Right of Offset. Manager shall not offset against any amounts owed to Owner; provided, however, Manager may offset amounts which Owner has failed to fund in violation of Section 5.2(c) (or, so long as PR Property is a Pooled FF&E Hotel, the landlord under the PR Lease has failed to fund in violation of Section 5.1.3(b) of the PR Lease) against the amounts owed to Owner hereunder provided that after giving effect to all such offsets there shall still be paid to Owner an amount sufficient to pay regularly scheduled payments of interest and principal under any loan or other debt secured by an Authorized Mortgage and attributable to the Pledged Hotels.

         2.6 Condition of the Hotels. Manager acknowledges receipt and delivery of possession of each Hotel, and Manager accepts each Hotel in its "as is" condition as of the Effective Date, subject to the rights of parties in possession, the existing title, including all covenants, conditions, restrictions, reservations, mineral leases, easements and other matters of record or that are visible or apparent on the Hotels, all applicable Legal Requirements, and such other matters which would be disclosed by an inspection of the Hotels and the record title thereto or by an accurate survey thereof. MANAGER REPRESENTS THAT: IT HAS INSPECTED THE HOTELS INCLUDING THE FF&E AND ALL OF THE FOREGOING AND HAS FOUND THE CONDITION THEREOF SATISFACTORY; AS OF THE EFFECTIVE DATE, THE HOTELS ARE IN COMPLIANCE WITH THE APPLICABLE BRAND STANDARDS IN ALL MATERIAL RESPECTS; EXCEPT FOR CAPITAL REPLACEMENTS TO BE MADE FROM TIME TO TIME USING FUNDS TO BE DEPOSITED IN THE RESERVE ACCOUNT PURSUANT TO SECTION 5.2(a) AND AMOUNTS TO BE EXPENDED BY THE MANAGER'S AFFILIATES AS REQUIRED BY THE PURCHASE AGREEMENT, MANAGER CURRENTLY DOES NOT ANTICIPATE THE NEED TO MAKE CAPITAL REPLACEMENTS DURING THE FIRST FIVE YEARS OF THE TERM (PROVIDED, HOWEVER, SUCH REPRESENTATION IS NOT A GUARANTY OR WARRANTY THAT NO SUCH CAPITAL REPLACEMENTS WILL BE REQUIRED); AND IT IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY OF OWNER, PURCHASER OR ANY OF THEIR AGENTS OR EMPLOYEES WITH RESPECT TO ANY OF THE MATTERS SET FORTH IN THIS SECTION. MANAGER WAIVES ANY CLAIM OR ACTION AGAINST OWNER AND PURCHASER WITH RESPECT TO THE CONDITION OF THE HOTELS. PURCHASER AND OWNER MAKE NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY HOTEL OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT.

         2.7 Non-Economic Hotels.

         (a) Manager shall be entitled to designate as a Non-Economic Hotel any Hotel for which, in each of any three (3) consecutive full Fiscal Years during the Term, the Operating Profit is less than the sum of (i) amounts to be funded to the Reserve Account pursuant to Section 5.2(a) on account of such Hotel, plus
(ii) Owner's Fixed Priority attributable to such Hotel pursuant to Exhibit C hereto; provided, however, that the number of Hotels designated as Non-Economic Hotels under this Agreement (other than those with respect to which such designation has been withdrawn or deemed withdrawn, but including those which have been sold pursuant to this Section 2.7) shall not exceed three (3). If subsequent to a Hotel being designated as a Non-Economic Hotel but prior to its sale pursuant to this Section 2.7, the Operating Profit of such Hotel for any Fiscal Year shall exceed the sum of amounts to be funded to the Reserve Account pursuant to Section 5.2(a) on account of such Hotel, plus the portion of the Owner's Fixed Priority for such Fiscal Year so attributable to such Hotel, such designation shall be deemed withdrawn; provided, however, if Manager is then negotiating a sale of such Hotel to a third-party, such designation shall not be deemed withdrawn for a period of three (3) months.

         (b) So long as there is no Manager Default or Manager Event of Default, Manager may market each Hotel that is a Non-Economic Hotel for sale. In addition, if Manager reasonably anticipates based on projections prepared in the ordinary course that a Hotel will become a Non-Economic Hotel within the next twelve (12) months, Manager may market such Hotel for sale; provided, however, no Hotel shall be sold pursuant to this Section 2.7 other than Non-Economic Hotels. If Manager receives an Offer, Manager shall give Owner and Purchaser notice thereof, which notice shall include a copy of the executed Offer. In the event that Owner and Purchaser shall fail to accept or reject such Offer within five (5) Business Days after receipt of such notice, such Offer shall be deemed to be rejected by them. Provided there is no Manager Default or Manager Event of Default, if Owner and Purchaser shall either sell such Non-Economic Hotel pursuant to such Offer or reject or be deemed to have rejected such Offer, then effective as of the date of such sale or, if the Offer was rejected or deemed rejected, the proposed date of sale contained in such Offer, as the case may be, the following shall apply: (i) the Term shall terminate with respect to such Non-Economic Hotel; (ii) no further Owner's Percentage Priority shall accrue with respect to such Non-Economic Hotel's Gross Revenues which accrue after such termination; (iii) the Owner's First Priority shall be reduced by an amount equal to eight percent (8%) of the net (after taking into account any costs paid by Manager) proceeds of sale received by Owner or Purchaser (or, in the case of such a rejection, eight percent (8%) of the projected net (after taking into account any costs to be paid by Manager) proceeds of sale which would have been received by Owner or Purchaser determined by reference to such Offer); and (iv) the Owner's Second Priority shall be reduced by one half of one percent (0.5%) of such net proceeds (or, in the case of a rejection, one half of one percent (0.5%) of such projected net proceeds).

         2.8 No Early Termination of Manager; Nature of Relationship etc.

         (a) So long as this Agreement is in full force and effect and Owner is not entitled pursuant to the terms hereof to terminate this Agreement in its entirety, Owner covenants and agrees not to hire, engage, appoint or employ any other manager to manage the Hotels prior to the expiration or earlier termination of the Term. Any otherwise applicable principles of law notwithstanding, it is Owner's intent and agreement that Manager shall manage the Hotel pursuant to this Agreement through the Term so long as this Agreement is in full force and effect.

         (b) Owner shall provide appropriate asset management services with respect to the Hotels at no cost or expense to Manager (and shall use reasonable efforts to cooperate with Manager in order to keep all ground, underlying and parking leases in full force and effect). The costs and expenses incurred by Owner in connection with providing such asset management services shall not be Operating Costs. Owner shall, from time to time, upon the request of Manager provide Manager with the name, telephone number, fax number and email address of the individual responsible for providing such asset management services. Manager will cooperate with and assist the Owner in every reasonable and proper way to permit Owner to carry out its duties and exercise its rights hereunder with respect to the Hotels.

         (c) Without limiting the scope or intent of the provisions of Section
19.1 of this Agreement, each of the parties acknowledges and agrees that (i) the execution and delivery by the other of this Agreement is substantial and essential consideration for their respective Affiliates' purchase and sale of the Hotels pursuant to the Purchase Agreement, (ii) but for the execution and delivery of this Agreement, Manager's Affiliates would not have sold the Hotels to Purchaser, (iii) but for the execution and delivery of this Agreement, Owner's Affiliates would not have purchased the Hotels from Manager's Affiliates, (iv) the terms and provisions of the Purchase Agreement, including the purchase price set forth therein, the PR Stock Agreement and the PR Lease were negotiated and agreed upon on the basis and upon the condition that this Agreement be executed and delivered at the time of the closing of the sale of the Hotels to Purchaser, (v) this Agreement fairly, accurately and fully sets forth the agreement between Owner and Manager regarding Manager's management of the Hotels through the Term, (vi) there are no duties or obligations between the parties not expressly set forth herein and (vii) each of the parties hereto has a duty of commercial good faith and fair dealing.

         (d) Any common law or other rule or restriction that would otherwise apply notwithstanding, but subject to the terms of Section 24.1, Manager, Owner and their respective Affiliates are free to manage, engage in or license other business activities, including activities involving transient lodging and related activities. Except as provided in Section 24.1, nothing herein or otherwise shall prevent Manager, Owner or their respective Affiliates from owning, managing or licensing other facilities, and Manager, Owner and their respective Affiliates may manage, engage in or license any business activity at any other location whether or not competing with the Hotels, without the consent or approval of, or liability to, the other and without offering the other any opportunity to participate therein. Subject to the terms of Section 24.1, each party hereby waives any claim or cause of action, of whatever nature and however derived, relating to or arising in any way out of the other's ownership, licensing or management of any other hotel or commercial property wherever located.

                                   ARTICLE 3

                                TERM AND RENEWALS

         3.1 Term. The term of this Agreement shall be for a period beginning on the Effective Date and continuing for the Initial Term and any extension of the term hereof in accordance with the provisions of this Agreement, unless sooner terminated as herein provided. Manager acknowledges that if the ground lease for the InterContinental Hotel in Toronto, Ontario is terminated, the lessor thereunder may terminate this Agreement upon giving not less than 180 days' notice, which notice shall be given within ninety (90) days after such ground lease is terminated.

         3.2 Renewal Term. Provided the term of the PR Lease is simultaneously extended in accordance with the terms of the PR Lease, the Term may be extended, at Manager's option, for up to two (2) consecutive periods (each, a "Renewal Term") of fifteen (15) years each on not less than two (2) years' prior notice to Owner. If Manager fails to give notice of its election not to exercise either of its options to extend the Term on or before the date which is the day prior to the date that is two (2) years prior to the then Expiration Date or if PR Tenant fails to give notice of its election not to exercise either of its options to extend the term of the PR Lease on or before the date which is the day prior to the date that is two (2) years prior to the then expiration date of the PR Lease, Manager shall be deemed to have exercised the applicable extension option. The terms and provisions of this Agreement will remain in effect as stated herein during any Renewal Term except that Manager shall have no right to extend the Term beyond the Renewal Terms herein provided.

         3.3 Owner's Termination Right at End of Term. If Manager gives notice of its election not to extend the Term, or the PR Tenant gives notice of its election not to extend the term of the PR Lease, or Manager shall have no further right to extend the Term, then at any time during the last two years of the Term, Owner may terminate this Agreement on not less than thirty (30) days' prior written notice.

                                   ARTICLE 4

                                 TITLE TO HOTEL

         4.1 Covenants of Title. During the Term, provided no Manager Default exists, Manager shall have the right peaceably and quietly to operate the Hotels in accordance with the terms of this Agreement, free from interference, disturbance and eviction by Owner or Purchaser or by any other Person or Persons claiming by, through or under Owner or Purchaser, subject only to termination of this Agreement as herein provided. Except as may otherwise be provided herein, Owner, at Owner's own expense (and not as an Operating Cost), shall prosecute all appropriate actions, judicial or otherwise, required to assure such quiet and peaceable operation by Manager and shall pay and discharge any rental obligations under the Lease. Without Manager's written consent, which consent shall not be unreasonably withheld, Owner shall not during the Term enter into an agreement, covenant or encumbrance affecting title to the Hotels except in connection with Authorized Mortgages and sales or transfers of the Hotels not prohibited hereby. Further, during the Term, Owner shall not convert any Hotel to a condominium form of ownership.

         4.2 Non-Disturbance. Purchaser and Manager agree that in the event the Lease terminates prior to expiration or earlier termination of the Term, so long as (i) there exists no uncured Manager Event of Default and (ii) Owner is not otherwise entitled to terminate this Agreement: (a) Manager shall not be disturbed in its rights under this Agreement by Purchaser; (b) Purchaser shall assume the obligations of Owner under this Agreement; and (c) Manager shall attorn to Purchaser and recognize Purchaser as the "Owner" under this Agreement. Purchaser shall have the right to assign all of its right, title and interest in, to and under this Agreement to a new tenant (a "Substitute Tenant") to which Purchaser shall lease the Hotels (pursuant to a lease which imposes no greater risks, obligations, duties or liability on Manager than the Lease (assuming the same had not been terminated) and for a term equal to the unexpired term of this Agreement) which Substitute Tenant shall expressly assume all of the Owner's obligations under this Agreement. Upon such assignment to, and assumption by, a Substitute Tenant, Purchaser shall be relieved of all future obligations arising under this Agreement (other than any expressly imposed on Purchaser pursuant to Sections
4.2 through and including 4.7), Manager shall attorn to the Substitute Tenant and recognize the Substitute Tenant as the "Owner" under this Agreement, and the term "Lease" as used in this Agreement shall be deemed to refer to such lease between Purchaser and the Substitute Tenant.

         4.3 Financing.

         (a) Purchaser shall be entitled to encumber the Hotels or any of them with one or more Authorized Mortgages which are expressly subordinate to this Agreement or in connection with which the following terms and conditions are satisfied:

                  (i) the loan or other debt secured by such Authorized Mortgage shall not be cross-collateralized with other property or hotels which are not managed or franchised by Manager, IHG or their respective Affiliates;

                  (ii) the principal amount secured by such Authorized Mortgage shall not exceed the sum of seventy five percent (75%) (or, if less than four (4) Pooled FF&E Hotels secure such principal amount, sixty five percent (65%)) of the sum of the fair market value as of the date of the granting of such Authorized Mortgage of the Pledged Hotels and the other properties securing such principal amount;

                  (iii) as of the date of the granting of such Authorized Mortgage, the Debt Service Coverage Ratio associated with such loan or debt secured thereby shall not be less than (i) 1.4 if fewer than four
         (4) Pooled FF&E Hotels secure such loan or other debt or (ii) 1.3 if four (4) or more Pooled FF&E Hotels secure such loan or other debt; and

                  (iv) the holder of such Authorized Mortgage shall execute and deliver to Manager (Manager agreeing to likewise execute and deliver to such holder) a so-called subordination, non-disturbance and attornment agreement which shall provide that:

                           (A) this Agreement and Manager's rights hereunder are subject and subordinate to the Authorized Mortgage, the lien thereof, the rights of the holder thereof and to any and all advances made thereunder, interest thereon or costs incurred in connection therewith;

                           (B) so long as this Agreement is in full force and effect and there exists no Manager Default which has not been cured within any applicable notice or grace period, Manager's rights under this Agreement shall not be disturbed by reason of such subordination or by reason of foreclosure of such Authorized Mortgage or receipt of deed in lieu of foreclosure;

                           (C) Manager shall attorn to the holder or the purchaser at any such foreclosure or the grantee of any such deed (each, a "Successor Purchaser");

                           (D) in the event of such attornment, the terms of this Agreement binding on Purchaser and Manager shall continue in full force and effect as a direct agreement between such Successor Purchaser and Manager, upon all the terms, conditions and covenants set forth herein, except that the Successor Purchaser shall not be (1) bound by any payment of Owner's Fixed Priority, Owner's Percentage Priority or the Residual Distribution in advance of when due; (2) bound by any amendment or modification of this Agreement made after the date that Manager first had written notice of such Authorized Mortgage without the consent of the holder thereof; (3) liable in any way to Manager for any act or omission, neglect or default on the part of Purchaser or Owner under this Agreement; (4) obligated to perform any work or improvements to be done by Purchaser or Owner or to make any advances except for those advances to be made pursuant to Section 5.2(c) from and after the date on which such Successor Purchaser acquired the Hotel(s); or (5) subject to any counterclaim or setoff which theretofore accrued to Manager against Purchaser or Owner;

                           (E) In the event of a casualty or condemnation affecting any Pledged Hotel which does not result in the termination of this Agreement with respect to such Pledged Hotel, the net insurance proceeds or Award shall be applied to the restoration of such Hotel as herein provided; and

                           (F) Such other terms as are customary for similar agreements.

         (b) In the event less than all of the Hotels are to secure loan or other debt secured by an Authorized Mortgage, Owner shall have the right to cause the Pledged Hotels to be managed pursuant to a separate management agreement which agreement shall be for a term equal to the unexpired portion of the Term and otherwise on substantially the same terms of this Agreement except as otherwise provided herein, provided that the Pledged Hotels in the aggregate and the remaining Hotels in the aggregate shall have Priority Coverage Ratios for the 12-month period ending on the last day of the month next prior to the date on which such Authorized Mortgage is granted equal to each other or equal to, or greater than, 1.3. In connection with entering into such separate management agreement, the parties shall make appropriate allocations of Owner's Fixed Priority, amounts in the Reserve Account, the Working Capital, and any outstanding advances made by Owner, Manager or their respective Affiliates so that the obligations allocable to the Hotels subject to such Authorized Mortgage shall not be due from the other Hotels and vice versa. The allocation of Owner's Fixed Priority for each Hotel shall be proportional to the NOI of such Hotel for the then most recently ended twelve (12) months relative to the NOI of all the other Hotels for such period. Without the consent of Manager, the holder of any Authorized Mortgage shall have the right to elect to be subject and subordinate to this Agreement, such subordination to be effective upon such terms and conditions as such holder may direct which are not inconsistent with the provisions hereof.

         (c) Manager shall be entitled to pay any overdue regularly scheduled payments of interest and principal on any Authorized Mortgage from the Operating Profits of all of the Hotels subject to such Authorized Mortgage and to credit any such payments against disbursement obligations for Owner's Fixed Priority.

         4.4 Sale of a Hotel to an Affiliate. In the event of a sale or transfer of Purchaser's interest in any Hotel to an Affiliate of the Purchaser with such Affiliate assuming Purchaser's obligations under the Lease, this Agreement shall remain in full force and effect without regard to such sale or transfer.

         4.5 Sale of All the Hotels. If Purchaser sells or otherwise transfers all of the Hotels to a single transferee in a single transaction, (a) the transferee shall assume Purchaser's obligations hereunder and (b) Purchaser shall be released and relieved from any and all obligation hereunder. In connection with such transfer, Owner may assign this Agreement to the transferee or its Affiliate, and provided the assignee assumes all of Owner's obligations hereunder thereafter accruing, Owner shall be released and relieved from all such obligations. Except as provided in Sections 2.7 or 24.17 or in connection with the foreclosure of an Authorized Mortgage or deed-in-lieu of such foreclosure, Purchaser and its Affiliates and their successors and assigns shall not sell less than all the Pooled FF&E Hotels to any Person except to an Affiliate as provided in Section 4.4 or in Section 15.6 of the PR Lease.

         4.6 The Lease. The Lease shall not be amended or modified in any way which would materially increase Manager's obligations hereunder or materially reduce its rights hereunder. In the event of a conflict between the terms hereof and the terms of the Lease, the terms hereof shall govern.

         4.7 Restricted Sale. Except as provided in Section 2.7 or in connection with a foreclosure of an Authorized Mortgage, neither Purchaser nor Owner shall transfer its interest in any Hotel, directly or indirectly, (a) to any Person which: (i) is in control of or controlled by Persons who have been convicted of felonies; (ii) is a Competitor or an Affiliate of a Competitor; (iii) lacks the financial capabilities to perform Owner's obligations hereunder; or (iv) is a Specially Designated or Blocked Person or (b) if such transfer would materially adversely affect the ability of Manager or its Affiliates to obtain or retain any license or permit for the Hotels or comply with any applicable ground or parking leases for the Hotels.

                                   ARTICLE 5

                                 REQUIRED FUNDS

         5.1 Working Capital. Manager shall contribute to the Working Capital for the Hotels an amount reasonably sufficient to pay Operating Costs for the Hotels for the first thirty (30) days of operating the same following the Effective Date (the "Initial Working Capital"). Promptly after the month in which the Effective Date occurs, the parties shall agree on the amount of the Initial Working Capital which Manager so contributed. After the first thirty (30) days of operating the Hotels, upon written notice from Manager, Owner shall advance any additional funds, over and above the Initial Working Capital, necessary to pay Operating Costs (but not Owner's First Priority or Owner's Second Priority) as they come due. Any such request by Manager shall be accompanied by a reasonably detailed explanation of the reasons for the request. All funds so advanced for Working Capital shall be utilized by Manager to pay Operating Costs as they come due. If Owner does not advance such additional Working Capital within two (2) Business Days after notice, Manager, as its exclusive remedy, shall have the right either to (i) advance such additional Working Capital or (ii) terminate this Agreement on ten (10) days' advance written notice to Owner; provided, however, such notice of termination shall be void ab initio if Owner advances the requested funds necessary to pay Operating Costs prior to the end of the tenth (10th) day after the receipt of such termination notice. If Manager fails to either make such advance or give notice of termination within ten (10) days, then after the expiration of such two (2) Business Days, Owner may elect by written notice to Manager to terminate this Agreement, which termination shall be effective ten (10) days after the date such notice is given. Upon the expiration or earlier termination of the Term, the Working Capital of the Hotels shall be applied to pay all Operating Costs and all amounts owed to Owner to the extent Gross Revenues are insufficient. Thereafter, Manager shall be entitled to retain the Initial Working Capital and the balance of the Working Capital shall belong to Owner.

         5.2 Reserve Account.

         (a) Manager shall transfer from the Bank Accounts to the Reserve Account in cash on or before the 25th day of each Fiscal Month, beginning on February 25, 2007 and continuing for each and every month during the Term, an aggregate amount equal to each Hotel's Reserve Percentage times its Gross Revenues for the prior Fiscal Month. The amount to be contributed to the Reserve Account on account of the Gross Revenues of the Canadian Hotels shall be calculated using Canadian dollars but shall be contributed to the Reserve Account in United States dollars in accordance with Section 24.23. Subject to the terms of Section 5.2(g), amounts in the Reserve Account are to pay for Capital

Replacements undertaken after the Effective Date required to maintain any and all of the Hotels in accordance with the Operating Standards and the Brand Standards; provided, however, notwithstanding anything in this Agreement to the contrary, no additional cost or expense shall be incurred or paid in connection with any Capital Replacements made during the last two (2) years of the Term to the extent attributable solely to complying with the Brand Standards. The amounts so paid into the Reserve Account shall be recorded on the Hotels' books of account as "Reserve for FF&E Replacements." Except as expressly provided herein, any expenditures for Capital Replacements during any Fiscal Year which have been approved in the yearly Capital Replacements Budget may be made without Owner's further approval and, to the extent available, may be made by Manager from the Reserve Account. Any amounts remaining in the Reserve Account at the close of each Fiscal Year will be carried forward and retained in the Reserve Account. Any and all portions of the Hotels which are scrapped or removed in connection with the making of any major or non-major repairs, renovations, additions, alterations, improvements, removals or replacements at the Hotels shall be disposed of by Manager and any net proceeds thereof shall be deposited in the Reserve Account and not included in Gross Revenues. In addition, any proceeds from the sale of FF&E no longer necessary to the operation of the Hotels shall be added to the Reserve Account. Manager shall be entitled to use funds in the Reserve Account to make Capital Replacements at any and all of the Hotels regardless of the Hotel from which such funds originate. To the extent that the cost of any such Capital Replacements are to be paid for in a currency other than United States dollars, Manager shall exchange an appropriate portion of the funds in the Reserve Account into such other currency at the best rates and terms commercially available to Manager at the time of such exchange for such purpose on or about the date such funds are withdrawn from the Reserve Account and applied to pay such costs in accordance with Manager's general practice for Capital Replacements. All costs of such exchange shall be Operating Costs.

         (b) Subject to the terms of Section 5.6, Manager shall be the only party entitled to withdraw funds from the Reserve Account until a Manager Default shall occur.

         (c) Subject to the terms of Sections 5.2(f) and 5.2(g), additional amounts shall be funded into the Reserve Account to pay for Capital Replacements as follows:

                  (i) Either Owner or Manager may propose that additional funds be funded into the Reserve Account.

                  (ii) If both parties give their approval to a proposed funding within twenty (20) Business Days after a request for such approval is given from one party to the other, Owner shall (or shall cause Purchaser to) fund the approved amount into the Reserve Account within twenty (20) Business Days after both parties approve in writing of such funding provided that there is then no uncured Manager Default. Neither party shall unreasonably withhold its approval of such a proposed funding; provided, however, no purchaser at foreclosure of an Authorized Mortgage or grantee of a deed in lieu of such foreclosure nor any Person claiming by, through or under such purchaser or grantee shall have an obligation to so not withhold its consent; provided further, however, Owner will consider the likelihood of its receiving the increase in Owner's Second Priority which would result from its making such advance as well as the effect on the value of the Hotels resulting from the delay or failure in making the proposed Capital Replacements. Upon such funding, Owner's Second Priority will be adjusted as provided in the definition of such term.

                  (iii) If Owner proposes in writing such funding for the purpose of making particular Capital Replacements but Manager does not approve of the same in writing within twenty (20) Business Days after Owner gives such proposal to Manager, Owner shall have the right, but not the obligation, to make such funding, and Manager shall cause such Capital Replacements to be made with the amounts so funded unless such Capital Replacements conflict with the applicable Brand Standards.

                  (iv) If Manager proposes in writing such funding for the purpose of one or more particular Capital Replacements and Owner does not, in its sole and absolute discretion, approve of the same in writing within twenty (20) Business Days after such proposal is given to Owner, Manager shall have the right, but not the obligation, to either provide the proposed funding itself or, if, such Capital Replacements are set forth in the Capital Replacements Budget or are required to comply with the Operating Standards, applicable Brand Standards, Insurance Requirements or Legal Requirements and at the time of the giving of such proposal to Owner, the funds in the Reserve Account shall be insufficient for such Capital

         Replacements, require Owner to provide (or cause Purchaser to provide) the proposed funding. If Owner or Purchaser provides such funding, the Owner's First Priority will be adjusted as provided in the definition of that term.

         (d) If Owner shall fail to disburse (or cause Purchaser to disburse) funds to Manager for deposit into the Reserve Account in violation of Section 5.2(c), which failure continues for five (5) days after the giving of notice from Manager to Owner, then, in addition to Manager's other remedies hereunder or under the HPT Guaranty (as defined in the Purchase Agreement), Manager shall be entitled, but not obligated, to deposit in the Reserve Account the amount of funds which Owner so failed to disburse.

         (e) Upon the expiration or earlier termination of the Term, Manager shall disburse to Purchaser, or as Purchaser shall direct, all amounts remaining in the Reserve Account after payments of all expenses on account of Capital Replacements appropriately incurred by Manager during the Term.

         (f) Unless and until the Affiliates of the Manager which sold the Hotels to Purchaser and the stock of the owner of the PR Property to an Affiliate of Owner have expended $25,000,000 of their own funds to make Capital Replacements at the Pooled FF&E Hotels, Owner shall have no obligation to make or to cause Purchaser to make any advances to the Reserve Account.

         (g) Notwithstanding anything contained herein to the contrary, if Owner advises Manager that in Owner's opinion, the fair market value of all personal property of Purchaser at, about or which forms a part of a Hotel is equal to or exceeds thirteen and one half percent (13.5%) of the fair market value of all property of Purchaser pertaining to such Hotel (including all such personal property, the Building and the underlying land or ground lease), Manager and its Affiliates shall not use funds from the Reserve Accounts or which are required to be expended pursuant to the Purchase Agreement to purchase additional personal property for use at, about or as part of such Hotel without Owner's prior written consent, which consent may be granted or withheld in Owner's sole and absolute judgment.

         5.3 Additional Requirements for Reserve. All expenditures from the Reserve Account shall be (as to both the amount of each such expenditure and the timing thereof) both reasonable and necessary given the objective that the Hotels will be maintained and operated to a standard comparable to competitive properties and in accordance with the Operating Standards and the applicable Brand Standards.

         5.4 Ownership of Replacements. All Capital Replacements made pursuant to this Agreement and all amounts in the Reserve Account shall be the property of Owner or Purchaser, as applicable, as provided under the Lease.

         5.5 No Additional Contributions. Except as otherwise expressly provided in this Agreement, neither Owner nor Purchaser shall, under any circumstances, be required to, or provide funds to, build or rebuild any improvement at the Hotel, or make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Hotel, whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen.

         5.6 Pooled Reserves. It is understood and agreed that so long as the PR Property is a Pooled FF&E Hotel, funds deposited in the Reserve Account pursuant to this Agreement and the FF&E Reserve under PR Lease shall be maintained and used on a consolidated basis such that all amounts to be deposited in the Reserve Account and the FF&E Reserve shall be deposited in a single account and Manager and PR Tenant may apply any funds therein to any of the Pooled FF&E Hotels in accordance with the terms of this Agreement and PR Lease.

                                   ARTICLE 6

                      BRAND STANDARDS AND MANAGER'S CONTROL

         6.1 Brand Standards. Manager shall operate each Hotel as a Staybridge Suites, InterContinental, Crowne Plaza or Holiday Inn, as applicable, hotel in accordance with the terms of this Agreement, the applicable Brand Standards and the Operating Standards. Manager and its Affiliates which own the applicable System Marks and Brand Standards reserve the right to revise and amend such System Marks or Brand Standards from time to time on a non-discriminatory basis. Owner also agrees that the Hotels will be required to participate in applicable Brand-wide or area programs that are implemented after the date hereof from time to time by Manager or its Affiliates with respect to the applicable Brand. The allocable cost of participation in such programs (to the extent not duplicative of the services for which the Management Fee is being paid) shall be Operating Costs of the Hotel to the extent the same are consistent in all material respects with the amounts for the same included in the applicable Yearly Budget.

         6.2 Manager's Control. Subject to the terms of this Agreement, Manager shall have uninterrupted control over the operation of the Hotels. Owner acknowledges that under this Agreement, Owner delegates all authorities and responsibilities for operation of the Hotels to Manager provided, however, Manager shall not be entitled to make any agreement or commitment binding on Owner except as herein expressly provided. Manager shall be solely responsible for determining room rates, food and beverage menu prices, charges to guests for other Hotel services and the terms of guest occupancy and admittance to the Hotels, use of rooms for commercial purposes, policies relating to entertainment, labor policies, publicity and promotion activities and technology services and equipment to be used in the Hotel. Manager shall review with Owner from time to time, and during the annual review of the Yearly Budget, material changes in policies, practices and procedures and their effect on the financial performance of the Hotels.

         6.3 Arbitration. Any dispute under this Article 6 shall be resolved by Arbitration.

                                   ARTICLE 7

                             OPERATION OF THE HOTEL

         7.1 Permits. Manager, as an Operating Cost, shall obtain and maintain in its name (or Owner's or Purchaser's name to the extent the same is required by applicable Legal Requirements)in full force and effect all necessary operating licenses and permits, including liquor, bar, restaurant, sign and hotel licenses, as may be required for the operation of the Hotels in accordance with this Agreement, the applicable Brand Standards and the Operating Standards. Owner and/or Purchaser shall reasonably cooperate with Manager in obtaining any such operating licenses or permits. Any costs or expenses (including, without limitation, reasonable attorneys' fees) incurred by Owner and/or Purchaser in connection therewith shall constitute Operating Costs. Manager will use reasonable efforts to comply with all Legal Requirements imposed in connection with any such licenses and permits and at all times use commercially reasonable efforts to manage the Hotels in accordance with, and cause the Hotels to comply with, such Legal Requirements, any other Legal Requirements and Insurance Requirements applicable to any Hotel.

         7.2 Equipment and Supplies. Manager shall procure pursuant to the Yearly Budgets all such Operating Supplies and Operating Equipment as Manager deems necessary for the normal and ordinary course of operation of the Hotel in accordance with the applicable Brand Standards and Operating Standards.

         7.3 Personnel.

         (a) All personnel employed at the Hotels will be employees of Manager. Manager will hire, supervise, direct, discharge and determine the compensation, other benefits and terms of employment of all personnel working in the Hotels; provided, however, Manager shall make no final decision with respect to hiring the general manager for any Hotel without first consulting with Owner. Subject to the foregoing proviso, Manager, in the exercise of reasonable discretion and business judgment, will be the sole judge of the fitness and qualifications of such personnel and is vested with absolute discretion in the hiring, supervising, directing, discharging and determining the compensation, other benefits and terms of employment of such personnel. In such discretion, Manager may elect to staff certain functions at offsite or regional locations, or to provide employee benefits on an applicable Brand-wide or other multi-location basis and shall equitably allocate the employee costs among the hotels participating in such staffing or benefits. Subject to Manager's rights to apply Gross Revenues to Operating Costs, the Manager shall be responsible for (i) the payment of all compensation owing to its employees, (ii) the provision of any benefits, statutory or otherwise, earned, incurred or accrued by any of its employees, and (iii) the payment or the deduction from the compensation and/or benefits of its employees, as the case may be, and the remittance to the appropriate Government Agencies such sums as may be required to be paid by an employer or withheld from the employees' compensation and/or benefits under the provision of any Legal Requirements. Owner shall not interfere with the performance of employment duties of, or give orders or instructions to, any personnel employed at the Hotel. Except as otherwise provided herein, Operating Costs will include all expenses, costs or charges which are allocable to the Term and are related to or incidental to any on-site personnel employed in the operation of the Hotels (including, without limitation, salaries, wages, other compensation, benefit contributions and premiums, net of amounts paid by Hotel employees; stop-loss insurance premiums; group health plan benefit payments in excess of contribution and premium amounts paid by Hotel employees; pay for vacation, holidays, sick leave and other leaves of absence; workers' compensation premiums; workers compensation benefit payments paid by Manager; reasonable and customary administrative fees and taxes; and severance benefits applicable under Manager's then current human resources policies).

         (b) Manager shall comply with all Legal Requirements pertaining to labor relations, the personnel employed by it pursuant to this Agreement and their employment. Manager shall not enter into any written employment agreements with any person which purport to bind the Owner without obtaining Owner's consent, which consent may be withheld in Owner's sole and absolute discretion. If either Manager or Owner shall be required, pursuant to any such Legal Requirement, to recognize a labor union or to enter into collective bargaining with a labor union, the party so required shall promptly notify the other. The terms of this Section 7.3(b) shall survive the expiration or earlier termination of this Agreement. Manager shall be the "successor employer" under any collective bargaining agreements applicable to the Hotels as of the Closing and under applicable Legal Requirements.

         (c) No employee of the Hotels shall reside at the Hotels without the prior written approval of Owner. No person shall be given gratuitous accommodations or services without prior approval of Owner except in accordance with usual practices of the applicable Brand and the hotel and travel industry.

         (d) To the extent consistent with the applicable Yearly Budget, Operating Costs may include up to the following amounts per Fiscal Year, for travel related expenses of Manager's senior operational personnel in connection with their visits to such Hotel:

              Hotel Type                            Amount
              ----------                            ------

Staybridge Hotels                                   $ 5,000

Intercontinental Hotels                             $10,000

Crowne Plaza                                        $10,000

Holiday Inn Hotels                                  $ 5,000


         Said amounts shall be adjusted every January 1 starting in 2006 to reflect the percentage change in the Consumer Price Index since the prior January 1. Any amounts in excess of the foregoing shall be Manager's sole responsibility and shall not be an Operating Cost.

         (e) With respect to Hotels located in Ontario, Canada, the Manager shall register, if not already registered, with the Workplace Safety and Insurance Board ("WSIB"). Immediately prior to the commencement of the Term and at 60 day intervals thereafter, Manager shall request, in writing, to the WSIB the necessary specific clearance certificate to be issued by the WSIB to Manager and Owner confirming that Manager's WSIB account is in good standing. Manager shall, at all times, accurately disclose all information required by the WSIB and shall pay all amounts owing with respect to Workplace Safety and Insurance coverage for its employees within the time period specified by the WSIB.

         7.4 Sales, Marketing and Advertising. Manager shall and/or shall cause one or more of its Affiliates to:

         (a) advertise and promote the business of the Hotels;

         (b) institute and supervise a sales and marketing program for the Hotels;

         (c) include the Hotels in Manager's and its Affiliates' local, regional and worldwide promotional and advertising programs, in each case, related to the applicable Brand;

         (d) represent the Hotels through Manager's and its Affiliates' worldwide sales offices;

         (e) include the Hotels in the applicable loyalty programs, including, without limitation, inclusion of the Hotels in promotional materials distributed to participants of such program;

         (f) coordinate the Hotels' participation in travel programs marketed by airlines, travel agents and government tourist departments when Manager determines such participation to be advisable; and

         (g) cause the Hotels to participate in sales and promotional campaigns and activities involving complimentary rooms, food and beverages to bona fide travel agents, tourist officials and airline representatives where Manager has determined that such participation is in furtherance of the Hotels' business and is customary in the travel industry or in the practices and policies of Manager.

         7.5 Reservation and Communication Services. The Hotels shall be included as participating hotels on the Reservation

System operated by Manager, its Affiliates or agent(s) for the benefit of Staybridge Suites, InterContinental, Crowne Plaza or Holiday Inn, as applicable, hotels from and after the Effective Date. Manager will provide (or will cause its Affiliates to provide) the following services to the Hotels through the Reservation System:

         (a) acceptance of reservations for the Hotels through the applicable Reservation System from individual customers and groups who contact Manager (or its Affiliates or agents) directly or through a regional reservation or sale office of Manager or its Affiliates or agents;

         (b) acceptance of reservations for the Hotels through other hotels in the applicable Brand;

         (c) acceptance of reservations for the Hotels through the reservation systems of other providers in the travel industry, including, without limitation, global distribution systems and general sales agencies with which Manager (or its Affiliates) may have agreements from time to time, whereby the reservation systems of such parties are available for communication of reservations to hotels in the applicable Brand;

         (d) acceptance of reservations for the Hotels received through alternative communications channels such as the internet; and

         (e) access to the Hotels of the communications network used by Manager (or its Affiliates) for communication between it and hotels in the applicable Brand.

         7.6 Maintenance and Repairs. Subject to the terms hereof, Manager shall promptly make or cause to be made all repairs, replacements, corrections, maintenance, alterations, improvements, renovations, installations, renewals and additions (collectively, "Repairs") of every kind and nature, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term (concealed or otherwise) necessary or appropriate to maintain the Hotels (including all private roadways, sidewalks and curbs located thereon) for which Owner, Purchaser or a Hotel has responsibility in good order and repair, reasonable wear and tear excepted (whether or not the need for such Repairs occurs as a result of Owner's or Manager's use, any prior use, Insurance Requirements, the elements or the age of the Hotels, or any portion thereof), and in conformity with Legal

Requirements (including, without limitation, retaining all construction lien holdbacks under the Construction Lien Act (Ontario) and releasing such holdbacks only when all liens have expired or been discharged or vacated, all notices have been withdrawn, and the time period for filing any liens has expired), applicable Brand Standards and the Operating Standards. All Repairs shall be made in a good, workmanlike manner, consistent with Manager's and industry standards for like hotels in like locales, in accordance with all applicable Legal Requirements and Insurance Requirements. To the extent such Repairs cannot be performed by Manager's on-site staff, Manager shall entitled to cause such repairs to be performed by third parties or, subject to Owner's prior approval, Affiliates of Manager acting under separate technical services agreements pursuant to Section 11.1.

         7.7 Material Repairs.

         (a) Except as set forth in Section 7.7(b), prior to making any Material Repair, Manager shall submit, to Owner in writing, a proposal setting forth, in reasonable detail, the proposed Material Repair and shall provide to Owner such plans and specifications, and such permits, licenses, contracts and such other information concerning the same as Owner may reasonably request. Owner shall have twenty (20) Business Days to approve or disapprove all materials submitted to Owner, in connection with any such proposal; provided, however, (i) Owner may not withhold its approval of a Material Repair with respect to such items as are
(A) required in order for the Hotels to comply with applicable Brand Standards (except during the last two (2) years of the Term as set forth in Section 5.2(a)) or Operating Standards; or (B) required by reason of or under any Insurance Requirement or Legal Requirement, or otherwise required for the continued safe and orderly operation of each Hotel and (ii) Owner's approval shall not be required with respect to the cost of any proposed Material Repair if the same is set forth as a separate line item in the then applicable approved Capital Replacements Budget. If Owner fails to disapprove of such Material Repair within such twenty (20) Business Days, Owner shall be deemed to have approved same.

         (b) In the event that a condition should exist in or about a Hotel of an emergency nature or in violation of applicable Legal Requirements or Insurance Requirements, including structural conditions, which requires immediate repair necessary to prevent imminent danger or damage to persons or property, Manager is hereby authorized to take all steps and to make all expenditures necessary to repair and correct any such condition, regardless of whether provisions have been made in the applicable Yearly Budget for any such expenditures or if sufficient funds exist in the Reserve Accounts. Upon the occurrence of such an event or condition, Manager will communicate to Owner all available information regarding such event or condition as soon as reasonably possible and will take reasonable steps to obtain Owner's approval before incurring such expenses. Expenditures under this Section 7.7(b) shall be paid from the Reserve Account to the extent such expenditure is properly considered a Capital Replacement.

         (c) No Capital Replacements shall be made which would tie-in or connect a Hotel with any other improvements on property adjacent to such Hotel (and not part of its Site) including, without limitation, tie-ins of buildings or other structures or utilities (other than connections to public or private utilities) without the prior written approval of Owner, which approval may be granted or withheld in Owner' sole and absolute discretion.

         7.8 Liens; Credit. Manager shall use commercially reasonable efforts to prevent any liens from being filed against any Hotel which arise from any Repairs in or to such Hotels. Manager shall use commercially reasonable efforts to cause the release of any such liens from the Hotels. If any such lien arises as a result of or in connection with a Manager Default, then Manager shall bear the cost of obtaining the lien release (exclusive of the cost of the Repair to which it pertains, unless Manager is otherwise responsible therefor) and the same shall not constitute an Operating Cost. In no event shall any party borrow money in the name of, or pledge the credit of, any other party. Manager shall not allow any lien to exist with respect to its interest in this Agreement. Manager shall not finance the cost of any Repair by the granting of a lien on, or security interest in, any Hotel or Manager's interest therein or hereunder.

         7.9 Real Estate and Personal Property Taxes. Manager shall pay as Operating Costs on behalf of Owner, prior to delinquency, all taxes and assessments which may become a lien on, or are assessed against, any Hotel or any component thereof and which may be due and payable for the Term, unless payment thereof is being contested by Manager, as hereinafter provided, enforcement is stayed and the amount so contested is escrowed or guaranteed in a form satisfactory to Owner. Owner shall, promptly after receipt thereof by Owner, give Manager copies of all notices as to all such taxes and assessments.

         7.10 GST and RST. The parties acknowledge that the Owner is the supplier of hotel services and that the Manager acts as the Owner's agent in making supplies to the public of hotel services. The Owner authorizes Manager to prepare and file GST and RST returns on behalf of the Owner, in the Owner's name, and using the Owner's GST or RST registration number or vendor permit number as the case may be. Owner shall provide Manager with details of any GST or RST collected or paid by it directly which detail is not otherwise available to Manager.

         7.11 Contest. Manager shall have the right in Manager's or Owner's name to contest or protest any tax or assessment or proposed assessment which may become a lien on, or be assessed against, any Hotel or any component thereof due and for the Term or any Legal Requirement payable by appropriate legal proceedings, conducted in good faith and with due diligence, provided that (a) such contest shall not cause Purchaser or Owner to be in default under any Authorized Mortgage, (b) no part of a Hotel nor any Gross Revenues therefrom shall be in any immediate danger of sale, forfeiture, attachment or loss, and
(c) Owner and Purchaser are not exposed to any risk for criminal or civil liability. The reasonable cost and expenses of such contest or protest shall be Operating Costs.

         7.12 Privacy. Manager shall conduct the business of the Hotels in compliance in all material respects with all applicable Legal Requirements governing privacy and the protection of personal information (including, inter alia, the personal information of patrons and employees of the Hotels), including the Personal Information Protection and Electronic Documents Act (Canada). The Manager shall implement a written privacy policy which governs the collection, use and disclosure of personal information and shall comply in all material respects with such policy.

                                   ARTICLE 8

                                 FISCAL MATTERS

         8.1 Accounting Matters.

         (a) Manager shall maintain books and records reflecting the results of Hotel operations on an accrual basis in accordance with the Uniform System of Accounts and the Accounting Principles. Owner and Manager and their respective independent accounting firms and representatives will have the right to examine such books and records of the Hotel at any reasonable time and to make and retain copies thereof. Manager shall retain, for at least three (3) years after the expiration of each Fiscal Year, reasonably adequate records showing Gross Revenues and applications thereof for the Hotels for such Fiscal Year (which obligation shall survive the expiration or earlier termination of the Term).

         (b) On or before the twenty-fifth (25th) day after the end of each Fiscal Month, Manager shall furnish (or shall cause its Affiliates to furnish) Owner with a detailed operating statement setting forth the results of operations at the Hotels with respect to such month and year-to-date showing for each Hotel and for all of the FF&E Pooled Hotels, Gross Revenues, Rooms Revenues, revenue per available room, occupancy percentage and average daily rate, Operating Costs, Operating Profit, the applications and distributions thereof and its Owner's Percentage Priority together with an Officer's Certificate. Such statements may be provided electronically to Owner.

         (c) Not less than ten (10) days prior to the date on which Owner or any of its Affiliates are required to file audited financial statements with the United States Securities and Exchange Commission (but in all events on or before February 15 of each year), Manager shall deliver to Owner and Purchaser an Officer's Certificate (the "8.1(c) Statement") setting forth for the prior year the totals for each Hotel and for all of the FF&E Pooled Hotels of Gross Revenues and Operating Costs, the calculation of Owner's Percentage Priority and the Residual Distribution, Additional Rent under the PR Lease (if applicable) and deposits to, and expenditures from, the Reserve Account together with an Agreed Upon Procedures Letter with respect thereto. The cost of obtaining such letter shall be an Operating Cost.

         (d) If any amounts due to Owner as shown in an Officer's Certificate or audit provided pursuant to Sections 8.1(f) or 17.4 exceed the amounts previously paid with respect thereto to Owner, Manager shall pay such excess to Owner at such time as the Officer's Certificate or audit is delivered, together with interest at the Interest Rate from the date due. (Any such interest which accrues after the day that is ten (10) Business Days after the date on which the 8.1(c) Statement is delivered or is due and any such interest which results from Manager's willful understatement of amounts due to Owner shall not be Operating Costs, but shall be paid by Manager.) If Owner's Percentage Priority due as shown in an Officer's Certificate or audit is less than the amount previously paid with respect thereto to Owner, Owner shall be entitled to retain the same but shall credit such overpayment against the next installment of

Owner's Percentage Priority. If any Management Fee due to Manager as shown on an Officer's Certificate or audit is less than the amount previously paid to Manager on account thereof, Manager shall, within ten (10) Business Days after the date on which such Officer's Certificate or audit is delivered, deposit the overpayment in the Bank Accounts. If the Residual Distribution due as shown on the Officer's Certificate or audit is less than the amount previously paid to Owner with respect thereto, Owner shall promptly deposit (or deliver to Manager who will in turn deposit) the overpayment in the Bank Accounts. In no event shall (i) any amount previously deposited in the Reserve Account be withdrawn therefrom pursuant to this Article 8 or (ii) distributions of Owner's First Priority be subject to adjustment.

         (e) In addition, Manager shall provide Owner with information relating to the Hotels, Manager and its Affiliates that (i) may be required in order for Owner or its Affiliates to prepare financial statements in accordance with Accounting Principles or to comply with any Legal Requirement including, without limitation, any applicable tax and securities laws and regulations and the United States Securities and Exchange Commission's interpretation thereof, (ii) may be required for Owner or any of its Affiliates to prepare federal (United States and Canada), state, provincial or local tax returns, including, without limitation, GST or (iii) is of the type that Manager customarily prepares for other hotel owners or itself.

         (f) At Owner's election and at Owner's cost except as otherwise provided herein, a certified audit of the Hotels' operations may be performed annually, and after the Expiration Date, by a nationally recognized, independent certified public accounting firm appointed by Owner. In the event that Owner elects to have such an audit performed, Owner must give notice of its election within twelve (12) months after its receipt of the applicable 8.1(c) Statement. Any dispute concerning the correctness of an audit shall be settled by Arbitration. Manager shall pay the cost of any audit revealing an understatement of Owner's Percentage Priority and the Residual Distribution by more than three percent (3%) in the aggregate, and such cost shall not be an Operating Cost. In the event that either no notice of audit is given within said twelve (12) months, or no audit is in fact commenced within eighteen (18) months after receipt of the 8.1(c) Statement, such operating statement will constitute the final statement for that Fiscal Year, deemed to have been approved by Owner.

         (g) The terms of Sections 8.1(a), 8.1(d) and 8.1(f) and any provisions regarding dispute resolution set forth in this Section 8.1 shall survive the expiration or earlier termination of the Term.

         8.2 Yearly Budgets.

         (a) Not less than sixty (60) days prior to the first day of each Fiscal Year after the 2005 Fiscal Year, Manager shall submit to Owner for Owner's approval a proposed Yearly Budget for each Hotel including a proposed Capital Replacements Budget for each Hotel for the ensuing full or partial Fiscal Year, as the case may be. If Owner fails to disapprove of a proposed Yearly Budget within thirty (30) days after the submission thereof to Owner for its approval, the same shall be deemed approved. Together with each such Capital Replacements Budget, Manager shall provide to Owner a proposed three-year capital forecast for such Hotel for Owner's review and approval. Manager will, from time to time not less often than quarterly, issue periodic forecasts of operating performance to Owner reflecting any significant unanticipated changes, variables or events or describing significant additional unanticipated items of income or expense. Manager will provide Owner with the material data and information utilized in preparing the Yearly Budgets and the Capital Replacements Budgets or any revisions thereof. Manager will not be deemed to have made any guaranty, warranty or representation whatsoever in connection with the Yearly Budgets and the Capital Replacements Budgets, except that the proposed Yearly Budgets, including the Capital Replacements Budgets, reflect Manager's best professional estimates of the matters they describe. Manager shall use its reasonable efforts, subject to the Operating Standards, to operate and manage the Hotels in accordance with their Yearly Budgets. The Yearly Budgets for the Hotels for the 2005 Fiscal Year shall be those most recently delivered by Manager to Owner on or before the Effective Date.

         (b) In the event Owner disapproves or raises any objections to the proposed Yearly Budget, or any portion thereof, or any revisions thereto, Owner and Manager shall cooperate with each other in good faith to resolve the disputed or objectionable items. If Owner disapproves of a proposed Yearly Budget, Owner will disapprove on a specific line-by-line basis to the extent reasonably practical. Any dispute with respect to a proposed Yearly Budget which is not resolved by the parties within thirty (30) days after the submission thereof to Owner shall be resolved by Arbitration.

         (c) In the event Owner and Manager are not able to resolve the disputed or objectionable matters raised by Owner in regard to a Yearly Budget prior to the commencement of the applicable Fiscal Year, either voluntarily or by means of Arbitration, Manager is authorized to operate the Hotel in accordance with the proposed Yearly Budget; provided, however, that as for disputed budget items, Manager may not expend more than the previous year's budgeted amount for such item (if any), increased by a percentage equal to the increase in (i) the Consumer Price Index during the last year, with respect to the non-Canadian Hotels and (ii) the Canadian Consumer Price Index during the last year, with respect to the Canadian Hotels, unless such expenditure is of the type contemplated under Section 7.7(b) or is for an expense (such as real estate taxes, insurance premiums or utilities) which are beyond the Manager's reasonable control; provided further, however, Manager shall not expend on account of Capital Replacements in any period for any Hotel an amount in excess of five percent (5%) of such Hotel's Gross Revenues for such period other than pursuant to an approved Capital Replacements Budget or with the prior written consent of Owner or in connection with the up to $25,000,000 required to be expended by Manager's Affiliates pursuant to Section 5.2.1 of the Purchase Agreement. For purposes of this section, "increase in the Consumer Price Index during the last year" shall mean the percentage increase in the Consumer Price Index for the twelve (12) month period ending immediately prior to the date of submission of the disputed proposed Yearly Budget, and "increase in the Canadian Consumer Price Index during the last year" shall mean the percentage increase in the Canadian Consumer Price Index for the twelve (12) month period ending immediately prior to the date of submission of the disputed proposed Yearly Budget.

         8.3 Bank Accounts.

         (a) The revenues of the Hotels shall be deposited into the one or more Bank Accounts. The Bank Accounts will be separate and distinct from any other accounts, reserves or deposits required by this Agreement, and Manager's designees who are included in the coverage of any required fidelity or similar insurance will be the only parties authorized to draw upon any Bank Account; provided, however, such designees shall only be authorized to draw upon a Bank Account for purposes authorized by the terms of this Agreement.

         (b) So long as this Agreement is in full force and effect and there is no uncured Manager Default, Manager shall have exclusive control of the Bank Accounts. Nothing contained herein is to be construed as preventing Manager from maintaining separate payroll accounts or petty cash funds and making payments therefrom as the same may be customary in the hotel business or the applicable Brand Standards.

         8.4 Consolidated Financials. Each Ultimate Parent of Manager and each Guarantor shall furnish to Owner within ten (10) days after the filing by such Ultimate Parent or any Guarantor of any material filing with respect to the securities of such Ultimate Parent or such Guarantor or any financial statement with any governmental agency, quasi-governmental agency or stock exchange, a copy of the same; provided, however, if a Guarantor or Ultimate Parent of Manager is not required to file interim and annual financial statements with the Securities and Exchange Commission or its equivalent in the United Kingdom such Guarantor or Ultimate Parent shall furnish the following statements to Owner:

         (a) Within forty-five (45) days after each interim period for which such Ultimate Parent or Guarantor prepares Consolidated Financials, the Consolidated Financials of such Ultimate Parent or Guarantor for such period accompanied by an Officer's Certificate; and

         (b) within ninety (90) days after each fiscal year of such Ultimate Parent or Guarantor, the Consolidated Financials of such Ultimate Parent or such Guarantor for such fiscal year audited by a firm of independent certified public accountants reasonably satisfactory to Owner accompanied by an Officer's Certificate.

                                   ARTICLE 9

                                 FEES TO MANAGER

         9.1 Management Fees.

         (a) As consideration for the management and operation of the Hotels by Manager, Manager shall earn the following fees, which fees shall be payable as provided in Section 10.1.

                  (i) The Base Management Fee shall be paid in monthly installments in arrears based on the Gross Revenues of the Hotels for the prior Fiscal Month. The Base Management Fee for any period less than a full twelve (12) month Fiscal Year shall be paid on the basis of Gross Revenues for that period.

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

                  (ii) The Incentive Management Fee shall be paid in monthly installments in arrears. The Incentive Management Fee for any period less than a full twelve (12) month Fiscal Year shall be paid on the basis of Gross Revenues for that period.

         (b) So long as the PR Property shall be a Pooled FF&E Hotel, Owner shall be entitled to offset against the Management Fees any amounts then due and owing to Owner or any of its Affiliates under the PR Lease or the PR Indemnity, and Manager shall not pay itself any amount which Owner is so entitled to offset.

         (c) The parties acknowledge that services performed by the Manager hereunder in connection with a Canadian Hotel constitute one or more "taxable supplies" for GST purposes. As a result, GST is applicable and must be charged and collected from Owner by Manager in addition to and calculated on the Base Management Fee, the Incentive Management Fee, and that part of the Operating Costs incurred by the Manager and reimbursed in connection with this Agreement.

         9.2 System Fees. Manager shall pay, as Operating Costs on behalf of Owner, usual and customary system fees and assessments on an area-wide basis for the systems of hotels comprising the applicable Brand which currently include:

         (a) with respect to the Staybridge Brand, (i) a reservation and marketing fee of three percent (3.0%) of Rooms Revenue, (ii) a Priority Club Fee of four and three-quarters percent (4.75%) of all qualifying folio revenue at a Hotel to Priority Club (i.e., the loyalty program of the Brands) members, (iii) a Technology Fee equal to $10.80 per guest room per month, (iv) an e-mail service fee equal to $15.00 per e-mail user per month and (v) an accounting fee of $15.00 per month per guest room;

         (b) with respect to the InterContinental Brand, (i) a reservation and marketing fee of three percent (3.0%) of Rooms Revenue, (ii) a Priority Club Fee of four and three-quarters percent (4.75%) of all qualifying folio revenue at a Hotel to Priority Club members, (iii) a Technology Fee equal to $10.80 per guest room per month, (iv) an e-mail service fee equal to $15.00 per e-mail user per month and (v) an accounting fee of $15.00 per guest room per month;

         (c) with respect to the Crowne Plaza Brand, (i) a reservation and marketing fee of three percent (3.0%) of Rooms

Revenue, (ii) a Priority Club Fee of four and three-quarters percent (4.75%) of all qualifying folio revenue at a Hotel to Priority Club members, (iii) a Technology Fee equal to $10.80 per guest room per month, (iv) an e-mail service fee equal to $15.00 per e-mail user per month and (v) an accounting fee of $15.00 per guest room per month; and

         (d) with respect to the Holiday Inn Brand, (i) a reservation and marketing fee of three percent (3.0%) of Rooms Revenue, (ii) a Priority Club Fee of four and three-quarters percent (4.75%) of all qualifying folio revenue at a Hotel to Priority Club members, (iii) a Technology Fee equal to $10.80 per guest room per month, (iv) an e-mail service fee equal to $15.00 per e-mail user per month and (v) an accounting fee of $15.00 per guest room per month.

Each of the foregoing System Fees and other fees shall be adjusted from time to time to reflect the Hotels' equitable portion of the Manager's and/or its Affiliates' actual out-of-pocket costs for providing the services to which such fees pertain and only in accordance with changes generally applicable to the Brand in question. Not less frequently than annually, Manager shall provide to Owner financial statements with respect to all fees comparable to the System Fees collected by Manager and/or its Affiliates and the applications thereof; provided, however, Manager shall not be obligated to provide such statements with respect to the accounting fee, the Technology Fee or the e-mail service fees until such time as it has in place the means of producing such statements. Manager covenants, warrants and represents that (i) each hotel in the applicable Brand (other than the Intercontinental Brand) pays, and shall at all times pay, the same System Fees for such services and all such System Fees collected by Manager and/or its Affiliates are, and will be, applied to the cost of providing such services to all hotels in such Brand, (ii) the e-mail service fees and the accounting fees being charged under this Agreement are no higher than the amounts being charged for such services in at least fifty (50%) of the other hotels in the U.S. and Canada which are being managed by Manager or its Affiliates under management agreements dated after January 1, 2000 (exclusive of any other management agreements with Owner or its Affiliates) and the percentages of any increases in such fees charged under this Agreement shall not be higher than the comparable percentages of increases charged to such other hotels under such other management agreements and (iii) the System Fees being charged under this Agreement for the Intercontinental Brand are no higher than the amounts being charged in at least

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

fifty (50%) of the other Intercontinental Brand hotels in the U.S. and Canada which are being managed by Manager or its Affiliates under management agreements dated on or after January 1, 2000 (exclusive of any other management agreements with Owner or its Affiliates) and the percentages of any increases in such fees charged under this Agreement shall not be higher than the comparable percentages of increases charged to such other hotels under such other management agreements. Other than with respect to the System Fees for the InterContinental Hotels, Manager or its Affiliates shall not make any profits from the System Fees except to the extent that such profit for any year shall be applied to the cost of providing such services in the subsequent year or future years; provided, however, Manager and its Affiliates shall not retain any such profits for an unreasonable period of time. Any disputes under this Section 9.2 shall be resolved by Arbitration.

All System Fees and e-mail service fees and accounting fees described above shall accrue monthly, when billed, but in no event shall any such fees accrue prior to the end of the month for which they are incurred.

                                   ARTICLE 10

                                  DISBURSEMENTS

         10.1 Disbursement of Funds. As and when received by Manager or the Hotels, all Gross Revenues from all of the Hotels shall be deposited into the Bank Accounts and, subject to the terms of Sections 8.1 and 10.6, applied in the following order of priority to the extent available:

         (a) First, to pay all Operating Costs;

         (b) Second, to fund the Reserve Account as required by Section 5.2 for the previous Fiscal Month;

         (c) Third, to Owner, all accrued but unpaid Owner's First Priority for the Fiscal Year to which such Gross Revenues pertain (net of amounts theretofore paid from Gross Revenues by Manager on behalf of Owner on account of debt service due under an Authorized Mortgage as provided in Section 4.3(c));

         (d) Fourth, (i) to reimburse Manager for any amounts advanced by Manager pursuant to Section 5.2(d) together with interest on the outstanding amounts thereof at the Interest Rate (determined as of the date of the applicable advance) and (ii)

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

to pay for Capital Replacements which Owner failed to timely fund in violation of Section 5.2(d);

         (e) Fifth, to fund the Reserve Account to the extent that the aggregate amounts previously funded for prior periods is less than the amount required to be funded for such periods pursuant to the terms of Section 5.2;

         (f) Sixth, to Manager, interest at the Interest Rate (determined as of the date of the applicable advance) on any outstanding amounts advanced by Manager pursuant to Section 15.2(c);

         (g) Seventh, to Manager, any accrued but unpaid Base Management Fee for the Fiscal Year to which such Gross Revenues pertain but not for any other period;

         (h) Eighth, to Owner, all accrued but unpaid Owner's Second Priority for the Fiscal Year to which such Gross Revenues pertain but not for any other period (and, without duplication for amounts netted under Section 10.1(c), net of amounts theretofore paid from Gross Revenues by Manager on behalf of Owner on account of debt service due under an Authorized Mortgage as provided in Section 4.3(c));

         (i) Ninth, (commencing in 2007) to Owner, all accrued but unpaid Owner's Percentage Priority for all of the Hotels but not for any other period;

         (j) Tenth, to reimburse Owner for any advances made by Owner to Working Capital;

         (k) Eleventh, to reimburse Manager for any advances made by Manager to Working Capital in excess of the Initial Working Capital;

         (l) Twelfth, prior to the Severance Date, provided the Guarantor is not in default of any of its obligations under the Guaranty, to reimburse the Guarantor for any unreimbursed payments made by it on account of the Guaranteed Obligations under the Guaranty; provided, however, if the Guarantor shall have Provided Collateral (as defined in the Guaranty) under the Guaranty, then the amount to be reimbursed to the Guarantor under this Section 10.1(l) shall be disbursed to Owner, to be held by Owner as collateral for the Guarantor's obligations under the Guaranty until the Outstanding Balance under the Guaranty is equal to zero dollars ($0); provided further, however, that any amounts which would otherwise be reimbursed to

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

the Guarantor shall first be applied to any amount due under the PR Guaranty;

         (m) Thirteenth, to reimburse Owner for any advances made by Owner or Purchaser to the Reserve Account pursuant to Section 5.2(c)(iii);

         (n) Fourteenth, to reimburse Manager for (i) outstanding advances made by Manager pursuant to Section 15.2(c) to the extent then due and payable and
(ii) other contributions made by it to the Reserve Account other than pursuant to Section 5.2(d) or Section 5.2(f);

         (o) Fifteenth, to Owner, all accrued and unpaid Owner's First Priority for prior periods;

         (p) Sixteenth, to pay Manager accrued but unpaid Base Management Fees for prior periods;

         (q) Seventeenth, to Owner, all accrued and unpaid Owner's Second Priority for prior periods; and

         (r) Eighteenth, to Manager, the Incentive Management Fee.

         10.2 Residual Distribution. Simultaneously with the making of each payment of the Incentive Management Fee, the then remaining Gross Revenues will be disbursed to Owner. Except as herein provided, Manager shall have no responsibility to incur Operating Costs or undertake any Capital Replacement except to the extent Manager is reasonably assured that funds to pay such Operating Costs and for such Capital Replacements will be timely available.

         10.3 Owner's First Priority. Owner's First Priority shall be due and payable in advance in equal monthly installments on the first day of each Fiscal Month, pro-rated for any partial month, regardless of any inadequacy of Gross Revenues or Operating Profits. If any installment of Owner's First Priority is not paid when due, the same shall accrue interest at the Interest Rate. (Such interest shall be payable on demand, shall not be an Operating Cost, and shall be paid by Manager.) Appropriate adjustments shall be made to reflect any change in Owner's First Priority on account of advances made pursuant to Sections 5.2(c) or 15.2 by Owner or Purchaser when such advances are made, provided any additional amounts of Owner's First Priority due by reason of any such advance for the month in which such advance is made shall not be due and payable until the first Business Day of the month next after the date as of which such change occurs. As installments of Owner's First Priority are to be paid in advance, Manager may advance amounts due on account of a monthly installment of Owner's First Priority for a Fiscal Month and reimburse itself from Operating Profits for such Fiscal Month the amounts so advanced; provided, however, if Operating Profits of all of the Hotels for such Fiscal Month in excess of the amount to be contributed to the Reserve Account pursuant to
Section 5.2 are insufficient to make such reimbursements, the amount of such insufficiency shall be deemed an advance under the PR Guaranty to the extent any amount is owed thereunder and then an advance to Working Capital, and Manager shall be entitled to the reimbursement thereof only pursuant to Section 10.1(k); provided, however, unless such advance is deemed an advance under the PR Guaranty, by notice given to Owner within thirty (30) days after the end of such Fiscal Month, Manager may elect to deem the amount of such insufficiency an advance under the Guaranty (and not an advance to Working Capital). If Manager shall so make such election, the amount of such insufficiency shall be reimbursed to the Guarantor as provided in Section 10.1(l). If Owner fails to receive any installment of Owner's First Priority as and when due, Owner may terminate this Agreement on not less than thirty (30) days' notice; provided, however, such notice shall be void ab initio if such installment together with any interest accrued thereon is paid to Owner prior to the thirtieth (30th) day after such notice is given.

         10.4 Owner's Percentage Priority. Owner's Percentage Priority shall be calculated on a Hotel-by-Hotel basis, and shall accrue and be payable in monthly installments to the extent that Gross Revenues year-to-date at any Hotel exceed Gross Revenues for such Hotel for the corresponding period in its Base Year. The installment of Owner's Percentage Priority for all of the Hotels for each Fiscal Month shall be due and payable on the twenty fifth (25th) day of the following month. Owner's Percentage Priority with respect to any Hotel located in Canada shall be calculated in Canadian dollars but shall be paid to Owner in United States dollars in accordance with Section 24.23.

         10.5 Owner's Second Priority. Owner's Second Priority shall accrue in equal monthly installments on the first day of each Fiscal Month, pro-rated for any partial month, and shall be paid as provided in Section 10.1; provided, however, all accrued and unpaid Owner's Second Priority shall be due and payable upon the expiration or earlier termination of the Term. Appropriate adjustments shall be made to reflect any change in Owner's

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

Second Priority on account of advances made by Owner or Purchaser pursuant to Sections 5.2(c)(ii) when such advances are made, provided any additional amounts of Owner's Second Priority due by reason of any such advance for the month in which such advance is made shall not be due and payable until the first Business Day of the month next after the date as of which such change occurs.

         10.6 No Interest. Except as expressly provided herein, no interest shall accrue or be payable to either party hereunder on account of any amount owed to such party hereunder.

         10.7 Calculation of Interim Disbursements. Other than as described in Sections 5.2 or 10.3, the priority order for disbursement of Gross Revenues set forth in Section 10.1 shall be determined on an annual basis in accordance with
Section 8.1; provided, however, there shall be interim monthly disbursements to which the following shall apply:

         (a) Each month during a Fiscal Year, the disbursements of Gross Revenues will be made on a cumulative, year-to-date basis based on Manager's monthly statements delivered pursuant to Section 8.1(b) as if that year-to-date period represented a full Fiscal Year.

         (b) If a statement delivered pursuant to Section 8.1(b) reflects any overpayment (other than with respect to Owner's First Priority or amounts to be contributed to the Reserve Account), the party which received such overpayment shall deposit the same in the Bank Accounts (or remit the same to Manager for such deposit) and the same shall then be dispersed in the order specified in
Section 10.1.

         10.8 Amounts Outstanding at End of Term. Unless this Agreement is wrongfully terminated by Owner, then upon the expiration or earlier termination of this Agreement, Manager shall have no claim against Owner, Purchaser or the Hotels for amounts owed to it under this Agreement which have not been paid by reason of the inadequacy of Gross Revenues or Operating Profits.

         10.9 Allocation of Owner's Fixed Priority. Owner's Fixed Priority shall initially be allocated among the Hotels as set forth in Exhibit C. Upon any increase to Owner's Fixed Priority by reason of any advance made pursuant to
Section 5.2(c) or Section 15.2, such increase shall be allocated to each Hotel to the extent such advance was made for such Hotel. In the event of an adjustment to Owner's First Priority or Owner's Second

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

Priority pursuant to Sections 2.7 or 24.17, such adjustment shall be allocated among the remaining Hotels in proportion to their allocated share of Owner's First Priority immediately prior to such adjustment.

         10.10 Survival. The terms of this Article 10 shall survive the expiration or earlier termination of the Term.

                                   ARTICLE 11

                             CERTAIN OTHER SERVICES

         11.1 Optional Services. Owner acknowledges that Manager and its Affiliates sometimes provide separate, optional services which may relate to the Hotels in addition to those which are encompassed by this Agreement. Owner agrees to consider in good faith any proposals presented to it by Manager or any of Manager's Affiliates for such additional services relative to the Hotels; it being understood, however, that this Section shall in no event be construed to require Owner to accept any such proposals.

         11.2 Purchasing. In making purchasing decisions with respect to products and services used in the operation of the Hotels, Manager will exercise reasonable business judgment in accordance with the Operating Standards. Manager shall be entitled to contract with its Affiliates, others in whom Manager or its Affiliates have an ownership interest and others with whom Manager or its Affiliates have contractual relationships to provide goods and/or services to the Hotels, provided that the prices and/or terms for such goods and/or services are competitive and no worse than the prices and/or terms that such provider charges unrelated third-parties. In determining whether such prices and/or terms are so competitive, they will be compared to the prices and/or terms which are available from comparably qualified providers for goods and/or services of similar quality grouped in reasonable categories, rather than being compared item by item. Subject to the foregoing proviso, the prices charged for such goods or services may include overhead and the allowance of a reasonable return to the provider. Subject to the foregoing proviso, Owner acknowledges and agrees that the providers of such goods and/or services may retain for their own benefit any credits, rebates or commissions received with respect to such purchases. Notwithstanding anything contained herein to the contrary, Manager will act in a manner that enables Owner and the Hotels to gain not less than the same benefits with respect to purchasing as are made available to other hotels of the same category as the Hotels

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

which other hotels are owned or operated by Manager or its Affiliates. Disputes under this Section 11.2 shall be resolved by Arbitration.

                                   ARTICLE 12

                             SIGNS AND SERVICE MARKS

         12.1 Signs. To the extent not in place on the Effective Date, Manager agrees to erect and install, in accordance with all applicable Legal Requirements, all necessary signs under the applicable Brand Standards.

         12.2 System Marks. It is understood and agreed by Owner that the names Staybridge Suites, InterContinental, Crowne Plaza and Holiday Inn and all System Marks are the exclusive property of Manager or its Affiliates. Owner agrees and acknowledges the exclusive right of ownership of Manager and its Affiliates to the System Marks and the Reservation Systems. Except for any rights expressly granted to Owner in this Agreement, Owner hereby disclaims any right or interest therein, regardless of the legal protection afforded thereto. Except for any rights expressly granted to Owner in this Agreement, in the event of termination or cancellation of this Agreement, whether as a result of a default by Manager or otherwise, Owner shall not hold itself out as, or operate the Hotels as, Staybridge Suites, InterContinental, Crowne Plaza and Holiday Inn, as applicable, hotels, and will immediately cease using such names and all other System Marks in connection with the name or operation of each Hotel as of the Expiration Date. Promptly after the Expiration Date (or such later date on which Manager shall cease to operate the Hotels) and the expiration of any right granted to Owner to use the System Marks, subject to the terms of Section 17.4, Owner shall remove all signs, furnishings, printed material, emblems, slogans or other distinguishing characteristics which are now or hereafter may be connected or identified with an applicable Brand or Reservation System. Owner shall not use any System Marks or any part, combination or variation thereof in the name of any partnership, corporation or other business entity, nor allow the use thereof by others.

         12.3 System Mark Litigation.

         (a) Manager, IHG and each other Guarantor shall hold Owner and its Affiliates harmless from and indemnify and defend Owner and its Affiliates against any and all costs and expenses incurred by Owner or its Affiliates (including, without limitation, attorneys' fees reasonably incurred), arising out of

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

the use of System Marks at or in connection with the operation of the Hotels by Owner or its designees pursuant to the terms of this Agreement or by Manager or its Affiliates.

         (b) In the event a Hotel, Owner or Manager is the subject of any litigation or action brought by any party seeking to claim rights in or to restrain the use of any System Mark used by Manager in connection with the Hotel, then, provided Owner is a party to such litigation or action and further provided that Manager shall have provided to Owner either a guaranty in form and substance reasonably satisfactory to Owner with respect to Manager's obligations under Section 12.3(a) or collateral to secure Manager's obligations under
Section 12.3(a) reasonably satisfactory to Owner, the conduct of any suit whether brought by Manager or instituted against Owner and/or Manager shall be under the absolute control of counsel nominated and retained by Manager notwithstanding that Manager may not be a party to such suit.

         (c) The Owner shall not bring suit against any user of any System Mark alleging or asserting any claim based on Owner's right, title or interest as of the Effective Date in any System Mark.

         (d) The terms of this Section 12.3 shall survive the expiration or earlier termination of this Agreement.

         12.4 Other Intellectual Property Provisions. Owner acknowledges that Manager or Manager's Affiliates are or may become the owner or licensee of certain intellectual property including: (a) software for use at one or more facilities managed by Manager or Manager's Affiliates and all source and object code versions thereof and all related documentation, flow charts, user manuals, listing and service/operator manuals and any enhancements, modifications or substitutions thereof; and (b) operating methods, procedures and policies and
(c) upgrades and improvements to the foregoing (as the same may be upgraded or improved, collectively, "Intellectual Property"). Manager shall utilize the Intellectual Property to the extent necessary or appropriate in connection with the operation of the Hotels for the purpose of carrying out its obligations hereunder. Subject to the terms of Sections 6.1 and 24.1, such use shall be strictly on a non-exclusive basis and neither such use nor anything contained in this Agreement shall confer any proprietary or other rights in the Intellectual Property on Owner or any third parties.

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

                                   ARTICLE 13

                                    INSURANCE

         13.1 Insurance Coverage. Unless Owner elects to procure and maintain the insurance required hereunder, as an Operating Cost, which election may be made from time to time and withdrawn from time to time on not less than thirty
(30) days' notice, then, to the extent commercially available (regardless of whether it is available on reasonable terms), Manager shall procure and maintain as an Operating Cost, at all times during the Term or while it is in possession of any of the Hotels, reasonable and adequate amounts of casualty, liability and other usual and customary types of insurance for the Hotels and their operations. Without limiting the generality of the foregoing, Manager shall obtain and maintain, with insurance companies of recognized responsibility, a minimum of the following insurance to the extent commercially available (regardless of whether it is available on reasonable terms):

         (a) "Special Form" property insurance, including insurance against loss or damage by fire, vandalism and malicious mischief, terrorism (if available on commercially reasonable terms), earthquake, explosion of steam boilers, pressure vessels or other similar apparatus, now or hereafter installed in the Hotels, with equivalent coverage as that provided by the usual extended coverage endorsements, in an amount equal to one hundred percent (100%) of the then full replacement cost of the property requiring replacement (excluding foundations) from time to time, including an increased cost of construction endorsement;

         (b) Business interruption and blanket earnings plus extra expense under a rental value insurance policy or endorsement covering risk of loss during the lesser of the first twelve (12) months of reconstruction or the actual reconstruction period necessitated by the occurrence of any of the hazards described in subparagraph (a) above, in such amounts as may be customary for comparable properties managed or leased by Manager or its Affiliates in the surrounding area and in an amount sufficient to prevent Owner or Purchaser from becoming a co-insurer;

         (c) Commercial general liability insurance, including bodily injury and property damage (on an occurrence basis and on a 1993 ISO CGL form or on a form customarily maintained by similarly situated hotels, including, without limitation, broad form contractual liability, independent contractor's hazard and completed operations coverage, aggregate limit as applicable) in

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

an amount not less than Two Million Dollars ($2,000,000) per occurrence and umbrella coverage of all such claims in an amount not less than Fifty Million Dollars ($50,000,000) per occurrence;

         (d) Flood (if a Hotel is located in whole or in part within an area identified as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, as amended, or the Flood Disaster Protection Act of 1973, as amended (or any successor acts thereto) and insurance against such other hazards and in such amounts as may be available under the National Flood Insurance Program and customary for comparable properties in the area;

         (e) Worker's compensation insurance coverage for all persons employed by Manager at the Hotels with statutory limits and otherwise with limits of and provisions in accordance with Legal Requirements and employer's liability insurance as is customarily carried by similar employers which coverage shall be written by an insurance company of recognized responsibility, as a qualified self-insurer subject to applicable state requirements and approvals, or specific to the State of Texas, as a nonsubscriber;

         (f) Employment practices liability insurance with limits of Twenty Five Million Dollars ($25,000,000); and

         (g) Such additional insurance as may be required, from time to time by
(i) any Legal Requirement, (ii) any holder of an Authorized Mortgage or (iii) which is otherwise reasonably required upon advance notice given to Manager in accordance with the terms hereof.

         13.2 Insurance Policies.

         (a) All insurance provided for under this Article 13 must be effected by policies issued by insurance companies of good reputation and of sound financial responsibility and will be subject to Owner's reasonable approval.

         (b) All insurance policies (other than workers' compensation policies) shall be issued in the name of Purchaser with Manager and Owner and any holder of an Authorized Mortgage being named as additional insureds; provided, however, subject to Owner's obligations under Article 15, Manager shall not be named as an additional insured on, and shall not have any interest in the proceeds of, any property insurance. Purchaser

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

or the holder of an Authorized Mortgage shall be named loss payee(s) on any property insurance.

         (c) The insurance herein required may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Owner or Manager, provided that such blanket policies fulfill the requirements contained herein.

         (d) In the event Owner or Manager believes that the then full replacement cost of a Hotel has increased or decreased at any time during the Term, such party, at its own cost, shall have the right to have such full replacement cost redetermined by an independent accredited appraiser approved by the other, which approval shall not be unreasonably withheld or delayed. The party desiring to have the full replacement cost so redetermined shall forthwith, on receipt of such determination by such appraiser, give written notice thereof to the other parties. The determination of such appraiser shall be final and binding on the parties hereto until any subsequent determination under this Section 13.2(d), and the party obligated to maintain insurance hereunder shall forthwith conform the amount of the insurance carried to the amount so determined by the appraiser. Such replacement value determination will not be necessary so long as a Hotel is insured through a blanket replacement value policy.

         (e) All insurance policies and endorsements required pursuant to this
Article 13 shall be fully paid for, nonassessable and, except for umbrella, worker's compensation, flood and earthquake coverage, shall be issued by insurance carriers authorized to do business in the state/province where each Hotel is located, having a general policy holder's rating of no less than B++ in Best's latest rating guide.

         (f) All such policies shall provide Owner, Manager and any holder of an Authorized Mortgage if required by the same, thirty (30) days' prior written notice of any material change or cancellation of such policy and the property insurance policies shall provide for a waiver of subrogation, to the extent available.

         13.3 Insurance Certificates. Manager shall deliver to Owner, Purchaser and any holder of an Authorized Mortgage, certificates of insurance with respect to all policies so procured by it and, in the case of insurance policies about to expire, shall deliver certificates with respect to the renewal thereof. In the event Manager shall fail to effect such

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

insurance as herein required, to pay the premiums therefor, or to deliver, within fifteen (15) days of a request therefor, such certificates, Owner shall have the right, but not the obligation, to acquire such insurance and pay the premiums therefor, which amounts shall be payable to Owner, upon demand, as an Operating Cost, together with interest accrued thereon at the Interest Rate (which interest shall not be an Operating Cost, but shall be paid by Manager) from the date such payment is made until (but excluding) the date repaid.

         13.4 Insurance Proceeds. All proceeds payable by reason of any loss or damage to a Hotel, or any portion thereof (other than the proceeds of any business interruption insurance), shall be paid directly to Purchaser as its interest may appear and all loss adjustments with respect to losses payable to Manager shall require the prior written consent of Purchaser.

         13.5 Manager's Insurance Program.

         (a) Manager will obtain quotations for insurance on an annual basis and provide, when available, such quotations to Owner for its approval or rejection. If Owner rejects such quotations, it may obtain such insurance and thereafter Owner shall maintain, as an Operating Cost, the insurance, the quotation for which Owner rejected.

         (b) Owner acknowledges that in the event the insurance required hereunder is provided through Manager's insurance program, to the extent available, the costs and charges therefore will be paid as an Operating Cost without regard to whether such payment is to an Affiliate of Manager and whether that Affiliate receives a profit as a result thereof.

                                   ARTICLE 14

                    INDEMNIFICATION AND WAIVER OF SUBROGATION

         14.1 Indemnification. Each of the parties hereto shall indemnify, defend and hold harmless the other for, from and against any cost, loss, damage or expense (including, but not limited to, reasonable attorneys' fees and all court costs and other expenses of litigation, whether or not taxable under local law) to the extent caused by or arising from: the failure of the indemnifying party to duly and punctually perform any of its obligations owed to the other; or any gross negligence or willful misconduct of the indemnifying party.

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

         14.2 Waiver of Subrogation. To the fullest extent permitted by law, each of Owner and Manager hereby waives any and all rights of subrogation and right of recovery or cause of action, and agrees to release the other and Purchaser from liability for loss or damage to property to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage or which would have been covered if the insurance required by this Agreement were being carried (unless the same is not carried due to the fault of Owner); provided, however, that such waiver shall be of no force or effect if the party benefiting therefrom fails to obtain and maintain the insurance required to be obtained and maintained by it. Such waivers are in addition to, and not in limitation or derogation of, any other waiver or release contained in this Agreement. Written notice of the terms of the above waivers shall be given to the insurance carriers of Owner and Manager, and the insurance policies shall be properly endorsed, if necessary, to prevent the invalidation of said policies by reason of such waivers.

         14.3 Survival. The terms of this Article 14 shall survive the expiration or earlier termination of this Agreement.

                                   ARTICLE 15

                     DAMAGE TO AND DESTRUCTION OF THE HOTEL

         15.1 Termination.

         (a) If during the Term any Hotel shall be totally or partially destroyed and the Hotel is thereby rendered Unsuitable for Its Permitted Use,
(i) Manager may terminate this Agreement with respect to such Hotel on sixty
(60) days' written notice to Owner, or (ii) Owner may terminate this Agreement with respect to such Hotel on not less than sixty (60) days' written notice to Manager, whereupon, this Agreement, with respect to such Hotel, shall terminate and Owner or Purchaser shall be entitled to retain the insurance proceeds payable on account of such damage.

         (b) Notwithstanding any provisions of Section 15.2 below to the contrary, if damage to or destruction of any Hotel occurs during the last twenty four (24) months of the then Term (after giving effect to any exercised options to extend the same) and if such damage or destruction cannot reasonably be expected to be fully repaired and restored prior to the date that is twelve (12) months prior to the end of such Term, then either Owner or

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Manager may terminate this Agreement with respect to such Hotel on not less than thirty (30) days' advance notice.

         (c) Upon any termination under this Article 15 or Article 16, Owner's First Priority and Owner's Second Priority shall be reduced as follows:

                  (i) Such reduction to Owner's First Priority shall be in an amount such that after giving effect to such reduction the ratio of Owner's First Priority to the NOI of the Hotels (other than the Hotel with respect to which this Agreement has been so terminated) for the most recently ended full twelve (12) calendar months prior to the date of the casualty or Condemnation shall equal the ratio of Owner's First Priority before such reduction to the NOI of all the Hotels (including, the Hotel with respect to which this Agreement has been terminated) for such 12-month period; and

                  (ii) Such reduction to Owner's Second Priority shall be in an amount such that after giving effect to such reduction the ratio of Owner's Second Priority to the NOI of the Hotels (other than the Hotel with respect to which this Agreement has been so terminated) for the most recently ended full twelve (12) calendar months prior to the date of the casualty or Condemnation shall equal the ratio of Owner's Second Priority before such reduction to the NOI of all the Hotels (including, the Hotel with respect to which this Agreement has been terminated) for such 12-month period.

         (d) Manager hereby waives any statutory rights of termination which may arise by reason of any damage to or destruction of any Hotel.

         15.2 Restoration.

         (a) If during the Term any Hotel is damaged or destroyed by fire, casualty or other cause but is not rendered Unsuitable for Its Permitted Use or if neither Owner nor Manager terminates this Agreement pursuant to Section 15.1, Owner shall make the net proceeds of insurance received in connection with such casualty (excluding the proceeds of business interruption or similar insurance which are a portion of Gross Revenues) and any other amount Owner elects to contribute toward restoration available to Manager for restoration of such Hotel subject to customary terms applicable to advances and construction loans (to the extent applicable) and the terms of the Lease and any

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

Authorized Mortgage, and Owner shall make, or shall cause there to be made, all Repairs necessary to restore such Hotel to substantially the same condition as existed prior to such casualty. If Owner elects to retain Manager's services in connection with such Repairs, the terms of Section 11.1 shall apply.

         (b) Any casualty which does not result in a termination of this Agreement with respect to the applicable Hotel shall not excuse the payment of sums due to Owner hereunder with respect to such Hotel.

         (c) If the net proceeds of the insurance received in connection with a casualty or an Award received in connection with a Condemnation are insufficient to complete the required Repairs, Owner shall have the right (but not the obligation) to contribute (or cause Purchaser to contribute) the amount of such insufficiency. If Owner elects not to contribute such insufficiency by notice given to Manager within ten (10) Business Days after a notice given by Manager to Owner reasonably detailing the existence of such insufficiency, Manager shall have the right to contribute such insufficiency. If Manager fails to contribute such insufficiency to an account of Owner to be used in completing such Repairs within ten (10) Business Days after Owner's election, the Hotel subject to such casualty or Condemnation shall be deemed Unsuitable for Its Permitted Use and the terms of Section 15.1 or 16.1, as applicable, shall apply. Subject to the terms of Section 10.1, Manager shall be entitled to the return of amounts funded by it under this Section 15.2(c) in equal monthly installments based upon the number of months remaining in the Term after the month in which such advance is made (after giving effect to any then exercised or deemed exercised options to extend).

                                   ARTICLE 16

                                  CONDEMNATION

         16.1 Total Condemnation. If either (x) the whole of a Hotel shall be taken by Condemnation, or (y) a Condemnation of less than the whole of a Hotel renders such Hotel Unsuitable for Its Permitted Use, this Agreement shall terminate with respect to such Hotel and Owner and Purchaser shall seek the Award for their interests in such Hotel as provided in the Lease, which Award shall belong solely to them. In addition, Manager shall have the right to initiate or participate in such proceedings as it deems advisable to recover any damages to which Manager may be entitled; provided, however, that Manager shall be entitled

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

to retain the award or compensation it may obtain through such proceedings which are conducted separately from those of Owner and Purchaser only if such award or compensation does not reduce the award or compensation otherwise available to Owner and Purchaser. If this Agreement is so terminated with respect to a Hotel, Owner and Purchaser shall make reasonable efforts to use the Award to acquire a Replacement Property proposed by Manager to which this Agreement shall be extended; provided, however:

         (a) Purchaser and Owner shall not be obligated to expend in the aggregate more than the Award in connection with (i) investigating and negotiating to purchase all properties proposed by Manager to be the Replacement Property (including, without limitation, attorneys' and consultants' fees and title search and survey costs) and (ii) acquiring a Replacement Property (including, without limitation, the purchase price therefor, title insurance premiums, broker's commissions and transfer taxes);

         (b) Purchaser and Owner shall have no obligation to acquire any proposed Replacement Property unless the projected NOI thereof and each of every other aspect of the proposed Replacement Property which Purchaser reasonably considers relevant is comparable in Purchaser's sole judgment in all respects to the Hotel which is being replaced;

         (c) Purchaser and Owner shall not be obligated to investigate more than three (3) proposed properties;

         (d) Owner's Fixed Priority will be increased by an amount equal to the reduction therein resulting from the termination of this Agreement with respect to the Hotel which is being replaced; and

         (e) Purchaser shall not be obligated to acquire any proposed Replacement Property, if Manager and Owner do not reasonably agree upon an appropriate amendment hereto pursuant to which this Agreement will be extended to such property.

If Purchaser decides to acquire a proposed Replacement Property, then simultaneously with such acquisition the Lease and this Agreement shall be appropriately amended so as to cover such Replacement Property.

         16.2 Partial Condemnation. In the event of a Condemnation of less than the whole of a Hotel such that such Hotel is not rendered Unsuitable for Its Permitted Use, Owner shall, to the extent of the Award and any additional amounts disbursed by

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

Owner or Purchaser, commence promptly and continue diligently to restore the untaken portion of such Hotel so that such Hotel shall constitute a complete architectural unit of the same general character and condition (as nearly as may be possible under the circumstances) as existed immediately prior to such Condemnation, in full compliance with all Legal Requirements, using the Award made available therefor and any other funds Owner elects to contribute subject to customary terms applicable to advances of construction loans (to the extent applicable). If Owner elects to retain Manager's services in connection therewith, the terms of Section 11.1 shall apply.

         16.3 Temporary Condemnation. In the event of any temporary Condemnation of a Hotel or Owner's interest therein, this Agreement shall continue in full force and effect. The entire amount of any Award made for such temporary Condemnation allocable to the Term, whether paid by way of damages, rent or otherwise, shall constitute Gross Revenues. For purposes of this Agreement, a Condemnation shall be deemed to be temporary if the period of such Condemnation is not expected to, and does not, exceed twelve (12) months.

         16.4 Effect of Condemnation. Any condemnation which does not result in a termination of this Agreement in accordance with its terms with respect to the applicable Hotel shall not excuse the payment of sums due to Owner hereunder with respect to such Hotel and this Agreement shall remain in full force and effect as to such Hotel.

                                   ARTICLE 17

                             DEFAULT AND TERMINATION

         17.1 Manager Events of Default. Each of the following shall constitute a "Manager Event of Default":

         (a) The filing by Manager, the Canadian Manager, PR Tenant or the Guarantor of a voluntary petition in bankruptcy or insolvency or a petition for reorganization under any bankruptcy law, or the admission by Manager, the Canadian Manager, PR Tenant or the Guarantor that it is unable to pay its debts as they become due, or the institution of any proceeding by Manager, the Canadian Manager, PR Tenant or the Guarantor for its dissolution or earlier termination.

         (b) The consent by Manager, the Canadian Manager, PR Tenant or the Guarantor to an involuntary petition in bankruptcy or the failure to vacate, within ninety (90) days from the date

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

of entry thereof, any order approving an involuntary petition with respect to Manager, the Canadian Manager, PR Tenant or the Guarantor.

         (c) The entering of an order, judgment or decree by any court of competent jurisdiction, on the application of a creditor, adjudicating Manager, the Canadian Manager, PR Tenant or the Guarantor as bankrupt or insolvent or approving a petition seeking reorganization or appointing a receiver, trustee, or liquidator of all or a substantial part of Manager's, the Canadian Manager's, PR Tenant's or the Guarantor's assets, and such order, judgment or decree's continuing unstayed and in effect for an aggregate of sixty (60) days (whether or not consecutive).

         (d) The failure of Manager, the Guarantor, PR Tenant, the guarantor under the PR Guaranty or any Affiliate of any of them to make any payment required to be made in accordance with the terms of this Agreement or any other Transaction Document which failure continues beyond any applicable notice and grace period.

         (e) The failure of Manager, its Ultimate Parent, the Collateral Agent, the Guarantor, PR Tenant, the guarantor under the PR Guaranty or any Affiliate of any of them to perform, keep or fulfill any of the other covenants, undertakings, obligations or conditions set forth in this Agreement or any other Principal Document on or before the date required for the same, which failure continues for a period of thirty (30) days after receipt of written notice demanding such cure; provided, however, if such failure is susceptible of cure, but such cure cannot be accomplished within said thirty (30) day period, said thirty (30) days shall be extended for so long as is reasonably necessary to effect such cure provided that such cure is commenced within thirty (30) days after such notice is given and is thereafter diligently pursued to completion.

         (f) The material failure of Manager, the sellers under the Purchase Agreement or the PR Stock Agreement, IHG or any Affiliate of any of them to perform, keep or fulfill any of the other covenants, undertakings, obligations or conditions set forth in any of the Other Documents on or before the date required for the same, which failure continues for a period of thirty (30) days after receipt of written notice demanding such cure; provided, however, if such failure is susceptible of cure, but such cure cannot be accomplished within said thirty (30) day period, said thirty (30) days shall be extended for so long as is reasonably necessary to effect such cure provided that such

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

cure is commenced within thirty (30) days after such notice is given and is thereafter diligently pursued to completion.

         (g) The failure of Manager to maintain insurance coverages required to be maintained by Manager under this Agreement.

         (h) The failure by Manager, PR Tenant, their Ultimate Parent(s) or the Guarantor to deliver to Owner any financial statement as and when required by the Principal Documents, which failure continues for a period of ten (10) Business Days after written notice from Owner.

         (i) Any representation or warranty made by Manager or any of its Affiliates in this Agreement or any Transaction Document proves to have been false in any material respect on the date when made or deemed made; provided, however, if Manager did not know of such falseness at the time such representation or warranty was made, and the facts or circumstances giving rise to such falseness are susceptible of cure, Manager shall have up to thirty (30) days after notice from Owner to effectuate such cure.

         (j) The failure of (i) any Ultimate Parent of Manager or (ii) the Guarantor to timely and fully keep and observe any obligations under the Transaction Documents or any other document or instrument executed and delivered in connection herewith to maintain any net worth or unencumbered assets or to deliver any collateral, in all cases as required under the Transaction Documents, which is not cured within ten (10) days after notice from Owner to Manager.

         (k) The occurrence of an Event of Default under the PR Lease.

         (l) The failure of the Canadian Manager to be an Affiliate of Manager.

         17.2 Remedies for Manager Defaults. So long as a Manager Event of Default shall be outstanding, Owner shall have (in addition to its other rights and remedies at law, in equity or otherwise) the right to terminate this Agreement. Upon such termination, or if this Agreement is terminated pursuant to Sections 5.1 or 10.3, Owner shall be entitled to liquidated damages. Owner's right to receive liquidated damages has been agreed to due to the uncertainty, difficulty and/or impossibility of ascertaining the actual damages suffered by Owner. Further, if not for Owner's right to receive such liquidated damages, Purchaser would not have entered into the

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Purchase Agreement, Purchaser would not have acquired the Hotels and Owner would not have entered into the Lease. MANAGER HEREBY ACKNOWLEDGES AND AGREES THAT such liquidated damages are not a penalty, but are to compensate Owner AND ITS AFFILIATES for the expense and lost earnings which may result from arranging substitute management for the Hotels as well as to compensate for THE RENT OWNER MUST PAY UNDER THE LEASE AND the price paid for the Hotels BY OWNER'S AFFILIATE. Such liquidated damages shall be equal to all accrued but unpaid amounts due to Owner hereunder up until the date of termination, plus the Outstanding Balance, as defined in the Guaranty. Owner shall be entitled to interest, at the Interest Rate, on such liquidated damages from the date of such termination until the date of payment of such damages and interest. Except with respect to Owner's rights and remedies for any breach or violations by Manager of the terms of
Section 17.4, Owner shall look solely to any collateral hereafter pledged securing Manager's obligations hereunder for satisfaction of any claim of Owner against Manager hereunder; provided, however, nothing contained herein is intended to, nor shall it, limit or reduce the obligations of the Guarantor under the Guaranty or limit Owner's rights with respect thereto.

         17.3 Owner Events of Default and Remedies for Owner Defaults. In the event any representation or warranty made by Owner in this Agreement proves to be untrue when made in any material respect or Owner fails to perform any of its obligations hereunder, then Manager shall have the right to institute forthwith any and all proceedings permitted by law or equity (provided they are not specifically barred under the terms of this Agreement), including, without limitation, actions for specific performance and/or damages; provided, however, except as may be expressly provided in this Agreement, Manager shall have no right to terminate this Agreement by reason of such a failure by Owner or otherwise. Manager shall be entitled to terminate this Agreement in the event of a violation of the terms of Section 4.7 by Purchaser or Owner. Except as otherwise specifically provided in this Agreement, Manager hereby waives all rights arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law, (a) to modify without the agreement of Owner, surrender or terminate this Agreement or quit or surrender any Hotel or any portion thereof, or (b) to obtain (i) any abatement, reduction, suspension or deferment of the sums allocable or otherwise payable to Owner or other obligations to be performed by Manager hereunder or (ii) any increase in any amounts payable to Manager hereunder. In the event Owner wrongfully terminates this Agreement or Manager terminates this Agreement pursuant to a right to do so as a

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

result of Owner's breach, then, subject to Manager's mitigation obligations, Manager shall be entitled to recover as part of its damages for such wrongful termination an amount equal to the damages suffered by Manager on account of terminating the employment of on-site employees of the Hotels as a result of such wrongful termination.

         17.4 Post Termination Obligations. Upon expiration or earlier termination of this Agreement for any reason, Owner and Manager shall proceed as follows:

         (a) Within sixty (60) days following the effective date of such expiration or earlier termination, Manager will submit to Owner an audited final accounting of the results of the Pooled FF&E Hotels' operations and all accounts between Owner and Manager through the effective date of such expiration or earlier termination, the cost of which audit shall be shared equally by Manager and Owner and shall not be an Operating Cost and shall be performed by Ernst & Young or another accounting firm selected by Manager and approved by Owner. Said final accounting shall be accompanied by an Officer's Certificate and shall be promptly be submitted by Manager to Owner for its approval. Owner shall not unreasonably withhold or delay its approval of the final accounting and any such disapproval shall contain reasonably detailed explanation for disapproval. Within thirty (30) days after delivery of such final accounting, the parties will make appropriate adjustments to any amounts previously paid or due under this Agreement.

         (b) On the effective date of such expiration or earlier termination, Manager will deliver to Owner all books and records of the Hotels, provided that Manager may retain copies of any of the same for Manager's records. Notwithstanding the foregoing, Manager will not be required to deliver to Owner any information or materials (including, without limitation, software, database, manuals and technical information) which are proprietary property of Manager.

         (c) On the effective date of such expiration or earlier termination, Manager will deliver possession of the Hotels, together with any and all keys or other access devices, to Owner.

         (d) On the effective date of such expiration or earlier termination, Manager will assign to Owner or its designee, and Owner or such designee will assume, all booking, reservation, service and operating contracts relating exclusively to the occupancy or operation of the Hotels and entered into in the

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
ordinary course of business by Manager in accordance with this Agreement. Owner agrees to indemnify and hold Manager harmless from liability or other obligations under any such agreements relating to acts or occurrences, including Owner's or such designee's failure to perform, on or after the effective date of such assignment.

         (e) Manager will assign to Owner or its designee any assignable licenses and permits pertaining to the Hotels and will otherwise reasonably cooperate with Owner as may be necessary for the transfer of any and all Hotel licenses and permits to Owner or Owner's designee.

         (f) Manager shall release and transfer to Owner or Purchaser, as applicable, any funds of Owner or Purchaser which are held or controlled by Manager.

         (g) Manager shall have the option, to be exercised within thirty (30) days after termination or expiration, to purchase, at their then book value, any FF&E, Operating Equipment or other personal property as may be marked with any System Mark at the Hotels. In the event Manager does not exercise such option, Owner agrees that it will use any such items not so purchased exclusively in connection with the Hotels until they are consumed; provided, however, Manager shall not be entitled to purchase FF&E, Operating Equipment or other personal property located at a Hotel which is to be operated under the Brand name or by Manager, until such Hotel shall no longer be so operated.

         (h) Owner shall have the right to operate the improvements on the applicable Sites without modifying the structural design of same and without making any Material Repair, notwithstanding the fact that such design or certain features thereof may be proprietary to Manager or its Affiliates and/or protected by trademarks or service marks held by Manager or an Affiliate, provided that such use shall be confined to the applicable Sites. Further, provided that the applicable Hotels then satisfy the applicable Brand Standards (unless the Hotels fail to satisfy such Brand Standards due to a breach hereof by Manager), Owner shall be entitled (but not obligated) to operate such of the Hotels as Owner designates under the applicable Brand name for a period of one
(1) year following such expiration or earlier termination in consideration for which Owner shall pay the then standard franchise and system fees for such Brand and comply with the other applicable terms and conditions of the form of franchise agreement then being entered into with respect to such Brand.

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

         (i) Manager shall transfer to Owner the telephone numbers used in connection with the operation of the Hotels (but not any Brand generally).

         (j) Manager shall cooperate with Owner's or its designees' efforts to engage employees of the Hotels.

         (k) If requested by Owner prior to such expiration or earlier termination of this Agreement in whole or in part, Manager shall continue to manage under the applicable Brand any affected Hotels designated by Owner after such expiration or earlier termination for up to one (1) year, on such reasonable terms (which shall include an agreement to reimburse Manager for its reasonable out-of-pocket costs and expenses, and reasonable administrative costs and a management fee of seven and one-half percent (7.5%) of Gross Revenues with respect to the Staybridge Hotels and the Holiday Inn Hotels and a management fee of three percent (3%) of Gross Revenues with respect to the InterContinental Hotels and the Crowne Plaza Hotels) as Owner and Manager shall reasonably agree.

         The provisions of this Section 17.4 shall survive the expiration or earlier termination of this Agreement.

                                   ARTICLE 18

                                     NOTICES

         18.1 Procedure.

         (a) Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either by hand, by telecopier with written acknowledgment of receipt (provided if notice is given by telecopier, a copy shall also be sent on the following Business Day by Federal Express or similar expedited commercial carrier), or by Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, with all freight charges prepaid (if by Federal Express or similar carrier).

         (b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day

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or is required to be delivered on or before a specific day which is not a
Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

(c) All such notices shall be addressed as follows:

           If to Owner:    HPT TRS IHG-2, INC.
                           c/o Hospitality Properties Trust
                           400 Centre Street
                           Newton, Massachusetts 02458
                           Attn:  President
                           Facsimile: 617-969-5730

         with a copy to:   Sullivan & Worcester LLP
                           One Post Office Square
                           Boston, Massachusetts 02109
                           Attn:  Warren M. Heilbronner, Esq.
                           Facsimile: 617-338-2880

          If to Manager:   IHG Management (Maryland) LLC
                           c/o Intercontinental Hotels Group
                               Resources, Inc.
                           8844 Columbia 100 Parkway
                           Columbia, Maryland 21045
                           Attn: Vice President of Operations
                           Facsimile: 410-964-9249

         with a copy to:   InterContinental Hotels Group
                           Resources, Inc.
                           c/o Six Continents Hotels, Inc.
                           Three Ravinia Drive, Suite 100
                           Atlanta, Georgia 30346
                           Attn: General Counsel -  Operations
                           Facsimile:  770-604-5802

         with a copy to:   Alston & Bird LLP
                           One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309
                           Attn:  Timothy Pakenham, Esq.
                           Facsimile: 404-253-8885

         (d) By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have

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the right to specify as its address any other address within the United States of America.

                                   ARTICLE 19

                   RELATIONSHIP, AUTHORITY AND FURTHER ACTIONS

         19.1 Relationship. Manager shall be the agent of Owner with a limited agency, coupled with an interest, solely for the purpose of operating the Hotels and carrying out ordinary and customary transactions for that purpose. Owner and Manager shall not be construed as joint venturers or partners of each other, and neither shall have the power to bind or obligate the other except as set forth in this Agreement. Manager shall not constitute a tenant or subtenant of Owner and this Agreement shall not constitute Owner a franchisee of Manager or of any of Manager's Affiliates. This Agreement shall not create a franchise or a franchisor/franchisee relationship within the meaning of the Federal Trade Commission Act or any other Legal Requirement.

         19.2 Further Actions. Each of the parties agrees to execute all contracts, agreements and documents and take all actions necessary to comply with the provisions of this Agreement and the intent hereof.

                                   ARTICLE 20

                                 APPLICABLE LAW

         This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of the State of Maryland applicable to contracts between residents of Maryland which are to be performed entirely within Maryland, regardless of (a) where this Agreement is executed or delivered, (b) where any payment or other performance required by this Agreement is made or required to be made, (c) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues, (d) where any action or other proceeding is instituted or pending, (e) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party, (f) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than Maryland, (g) the location of the Hotels or any applicable Hotel, or (h) any combination of the foregoing.

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                                   ARTICLE 21

                             SUCCESSORS AND ASSIGNS

         21.1 Assignment.

         (a) Except as expressly provided below, Manager shall not assign, mortgage, pledge, hypothecate or otherwise transfer its interest in all or any portion of this Agreement or any rights arising under this Agreement or suffer or permit such interests or rights to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the management of the Hotels by anyone other than Manager or Owner. For purposes of this Section 21.1, an assignment of this Agreement shall be deemed to include any transaction which results in Manager no longer being an Affiliate of Guarantor or pursuant to which all or substantially all of Manager's assets are transferred to any Person who is not an Affiliate of Guarantor.

         (b) Manager shall have the right, without Owner's consent, but subject to the applicable assignee or Affiliate satisfying the requirements of Section 24.15, to (i) assign Manager's interest in this Agreement (A) to IHG or any Affiliate of IHG, (B) in connection with a merger, corporate restructuring or consolidation of IHG or a sale of all or substantially all of the assets of IHG and (C) in connection with a sale of all or substantially all of the assets (including associated management agreements) owned by IHG and its Affiliates relating to the Brands and (ii) engage its Affiliates as sub-managers with respect to the separate Brands of Hotels. At Owner's election, Manager shall assign this Agreement to any Person who is not an Affiliate of IHG that acquires all or substantially all of the assets of IHG relating to the Brands and shall cause such Person to assume all of Manager's obligations thereafter accruing hereunder. Notwithstanding anything herein to the contrary, Manager shall neither, directly or indirectly, assign this Agreement to any Person, nor engage any sub-manager, who is or is an Affiliate of a Specially Designated or Blocked Person.

         Manager also shall have the right, without Owner's consent, but subject to the applicable Affiliate satisfying the requirements of Section 24.15, to assign to a Canadian Affiliate (the "Canadian Manager") under an Assignment and Assumption of Management Agreement in the form attached hereto as Exhibit E, the rights and obligations of the Manager under this Agreement that relate to services to be performed by the Manager in

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respect of all (but not less than all) of the Canadian Hotels (the "Canadian
Services"), provided that the Canadian Manager agrees to assume and be bound by the obligations of Manager hereunder as they relate to the Canadian Services. As a result of any such assignment:

                  (i) the Canadian Manager shall provide the Canadian Services to the Owner in accordance with this Agreement;

                  (ii) there shall be payable to the Canadian Manager (rather than Manager), as provided in this Agreement and as consideration for the Canadian Services, a portion of the amounts otherwise payable or reimbursable to Manager under this Agreement, as follows:

                           (A) the portion of the Operating Costs incurred by the Canadian Manager in providing the Canadian Services;

                           (B) the portion of the Base Management Fee for each period equal to the fraction that the Gross Revenues of the Canadian Hotels for such period is of the Gross Revenues of the Hotels for such period, which fee shall be payable to the Canadian Manager concurrently with the remaining portion of the Base Management Fee payable to the Manager;

                           (C) the portion of the Incentive Management Fee for each period equal to the fraction that the NOI of the Canadian Hotels for such period is of the NOI of the Hotels for such period, which fee shall be paid to the Canadian Manager concurrently with the remaining portion of the Incentive Management Fee payable to the Canadian Manager;

         provided, however, notwithstanding anything contained in this Section 21.1(b)(ii) to the contrary, Owner shall not be obligated to make any of the foregoing calculations or to cause any such amounts to be paid directly to the Canadian Manager, it being acknowledged and agreed that all such amounts shall be payable to Manager, Manager shall be responsible for performing all such calculations and remitting all such applicable amounts to the Canadian Manager on Owner's behalf and Manager shall provide Owner with the details of such calculations and remittances if Owner so requests;

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                  (iii) no portion of the System Fees or other fees referred to in Section 9.2 shall be payable in respect of Canadian Services;

                  (iv) Manager shall not be released from any of its obligations under this Agreement and shall at all times remain liable for the performance of the Canadian Services and all other obligations of Manager hereunder; and

                  (v) The Canadian Manager shall at all times be an Affiliate of Manager.

         (c) Owner shall not assign, mortgage, pledge, hypothecate or otherwise transfer its interest in all or any portion of this Agreement or any rights arising under this Agreement without the prior written consent of Manager except
(i) in connection with a sale of a Hotel in accordance with the terms of Sections 4.4 or 4.5, (ii) to Purchaser or an Affiliate of Purchaser, (iii) to Manager or an Affiliate of Manager, (iv) to an Affiliate of Owner in a merger, corporate restructuring or consolidation of Purchaser or any of its Affiliates,(v) in connection with the granting of an Authorized Mortgage or (vi) to a Substitute Tenant as provided in Section 4.2; provided, however, in each instance (other than in connection with a collateral assignment) that the assignee hereof assumes all of Owner's obligation hereunder and under the other Transaction Documents thereafter accruing.

         (d) In the event either party consents to an assignment of this Agreement by the other, no further assignment shall be made without the express consent in writing of such party, unless such assignment may otherwise be made without such consent pursuant to the terms of this Agreement. An assignment by Owner of its interest in this Agreement approved or permitted pursuant to the terms hereof shall relieve Owner of its obligations under this Agreement thereafter accruing.

         (e) In the event fifty percent (50%) or more of the hotels comprising a Brand cease to be Staybridge Suites, InterContinental, Crowne Plaza or Holiday Inn, as applicable, hotels and are converted to another brand in a single transaction or a series of related transactions, Owner may elect to require Manager to promptly convert at its own cost and expense (and not as an Operating Cost and without reimbursement from the Reserve Account) the applicable Hotels to the brand of hotels to which such other hotels are converted. In such event, all references herein to "Staybridge Suites",

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"InterContinental", "Crowne Plaza" or "Holiday Inn", as applicable, shall be deemed to refer to the trade name of the system of hotels to which the Hotels are to be so converted.

         21.2 Binding Effect. The terms, provisions, covenants, undertakings, agreements, obligations and conditions of this Agreement shall be binding upon and shall inure to the benefit of the successors in interest and the assigns of the parties hereto with the same effect as if mentioned in each instance where the party hereto is named or referred to, except that no assignment, transfer, sale, pledge, encumbrance, mortgage, lease or sublease by or through Owner, as the case may be, in violation of the provisions of this Agreement shall vest any rights in the assignee, transferee, purchaser, secured party, mortgagee, pledgee, lessee, sublessee or occupant.

                                   ARTICLE 22

                                    RECORDING

         22.1 Memorandum of Agreement. As of the Effective Date, at the option of Manager, Owner and Manager agree to execute, acknowledge and record a Memorandum of this Agreement in the land records of the states and counties where the Hotels are located, in a form reasonably satisfactory to Manager.

                                   ARTICLE 23

                                  FORCE MAJEURE

         23.1 Operation of Hotel. If at any time during the Term it becomes necessary in Manager's reasonable opinion to cease or alter operations at any Hotel in order to protect the health, safety and welfare of the guests and/or employees of such Hotel, or such Hotel itself, for reasons of force majeure beyond the control of Manager such as, but not limited to, acts of war, insurrection, civil strife and commotion, labor unrest or acts of God, then in such event Manager may close and cease or alter operation of all or part of such Hotel, reopening and commencing or resuming operation when Manager deems that such may be done without jeopardy to such Hotel, its guests and employees.

         23.2 Extension of Time. Owner and Manager agree that, with respect to any obligation, other than the payment of money, to be performed by a party during the Term, neither party will be liable for failure so to perform when prevented by any occurrence beyond the reasonable control of such party, herein referred to as a "force majeure" including, without limitation,

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occurrences such as strike, lockout, breakdown, accident, order or regulation of or by any Government Agency, failure of supply or inability, by the exercise of reasonable diligence, to obtain supplies, parts or employees necessary to perform such obligation, or war or other emergency. The time within which such obligation must be performed will be extended for a period of time equivalent to the number of days of delay from such cause.

                                   ARTICLE 24

                               GENERAL PROVISIONS

         24.1 Trade Area Restriction.

         (a) Notwithstanding anything to the contrary in this Agreement, neither Manager nor any Affiliate shall acquire, own, manage, operate or open any hotel as a "Staybridge Suite" or "Holiday Inn" hotel nor shall Manager or any Affiliate authorize a third party to operate or open any hotel as a "Staybridge Suite" or "Holiday Inn" hotel that is within the Restricted Area of any Hotel operated under the same name during its Restricted Period, unless such hotel (i) is owned or leased by Owner or its Affiliate; (ii) is owned, operated, managed, franchised or under development on the Effective Date and has been specifically identified in writing at or prior to the time of the execution of the Purchase Agreement or replaces any such hotel, provided such replacement hotel does not have more than ten percent (10%) more guest rooms than the original hotel which it replaces; or (iii) is part of an acquisition by IHG or its Affiliates of an interest (including an interest as a franchisor) in a chain or group of not less than ten (10) comparable hotels (such acquisition to occur in a single transaction or a series of related transactions). The terms of this Section 24.1(a) shall apply only to "Staybridge Suites" and "Holiday Inn" hotels and shall not in any way restrict the ownership, management, franchising or operation of other brands or flags of any hotels owned or operated by Manager or its Affiliates within the Restricted Area.

         (b) Notwithstanding anything to the contrary in this Agreement, neither Manager nor any Affiliate shall acquire, own, manage, operate or open any hotel as an "InterContinental" or "Crowne Plaza" hotel nor shall Manager or any Affiliate authorize a third party to operate or open any hotel as an "InterContinental" or "Crowne Plaza" hotel that is within the Restricted Area of any Hotel operated under the same name during its Restricted Period, unless such hotel (i) is owned or leased

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by Owner or its Affiliate; (ii) is owned, operated, managed, franchised or under development on the Effective Date and has been specifically approved by Owner in writing at or prior to the time of the execution of the Purchase Agreement or replaces any such hotel, provided such replacement hotel is not first opened after such time and does not have more than ten percent (10%) more guest rooms than the original hotel which it replaces; or (iii) is part of an acquisition by IHG or its Affiliates of an interest (including an interest as a franchisor) in a chain or group of not less than five (5) comparable full service hotels (such acquisition to occur in a single transaction or a series of related transactions). The terms of this Section 24.1(b) shall apply only to "InterContinental" and "Crowne Plaza" hotels and shall not in any way restrict the ownership, management, franchising or operation of other brands or flags of any hotels owned or operated by Manager or its Affiliates within the Restricted Area.

         24.2 Environmental Matters.

         (a) Manager shall not store, release, discharge, spill upon, dispose of or transfer to or from any Hotel any Hazardous Substance, except for those which are customarily used at other hotels like the Hotels and are in compliance with all Legal Requirements. Manager shall maintain the Hotels at all times free of any Hazardous Substance (except for those which are customarily used at other hotels like the Hotels and are in compliance with all Legal Requirements). Manager (i) upon receipt of notice or knowledge thereof shall promptly notify Purchaser and Owner in writing of any material change in the nature or extent of Hazardous Substances at any Hotel, (ii) shall file and transmit to Purchaser and Owner a copy of any Community Right to Know or similar report which is required to be filed with respect to any Hotel pursuant to the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001 et seq., or any other Legal Requirements, (iii) shall transmit to Purchaser and Owner copies of any citations, orders, notices or other governmental communications received by Manager with respect to Hazardous Substances or alleged violations of Legal Requirements relating to the protection of the environment or human health or safety (collectively, "Environmental Notice"), which Environmental Notice requires a written response or any action to be taken and/or if such Environmental Notice gives notice of and/or presents a material risk of any material violation of any Legal Requirement and/or presents a material risk of any material cost, expense, loss or

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damage, (iv) shall observe and comply with all Legal Requirements relating to the use, storage, maintenance and disposal of Hazardous Substances and all orders or directives from any official, court or agency of competent jurisdiction relating to the use, storage or maintenance or requiring the removal, treatment, containment or other disposition of Hazardous Substances, and (v) shall pay or otherwise dispose of any fine, charge or imposition related to any of the foregoing.

         (b) In the event of the discovery of Hazardous Substances other than those maintained in accordance with this Agreement on any portion of any Site or in any Hotel during the Term, Manager shall use reasonable efforts to promptly
(i) clean up and remove from and about such Hotel all Hazardous Substances thereon, if appropriate, (ii) contain and prevent any further release or threat of release of Hazardous Substances on or about such Hotel, and (iii) use good faith efforts to eliminate any further release or threat of release of Hazardous Substances on or about such Hotel, and (iv) otherwise effect a remediation of the problem in accordance with (A) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as amended; (B) the regulations promulgated thereunder, from time to time; and (C) all Legal Requirements (now or hereafter in effect) dealing with the use, generation, treatment, release, discharge, storage, disposal, clean up, remediation or abatement of Hazardous Substances.

         (c) To the extent any service required to be performed under this
Section 24.2 or cost incurred under this Section 24.2 is not due to the fault of Manager or is not performed or incurred in the operations of the Hotels in the ordinary course, the same shall be governed by Section 11.1; provided, however, to the extent that Section 11.1 shall apply to such services or costs, Owner shall be entitled to engage a third party to perform such services.

         24.3 Authorization. Owner represents that it has full power and authority to execute this Agreement and to be bound by and perform the terms hereof. Manager represents it has full power and authority to execute this Agreement and to be bound by and perform the terms hereof. On request, each such party will furnish to the other evidence of such authority.

         24.4 Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any

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

constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

         24.5 Merger. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof.

         24.6 Formalities. Any amendment or modification of this Agreement must be in writing signed by all parties hereto. This Agreement may be executed in one or more counterparts, each of which will be deemed an original.

         24.7 Consent to Jurisdiction; No Jury Trial.

         (a) Except as provided in Section 24.20, all actions and proceedings arising out of or in any way relating to this Agreement shall be brought, heard, and determined exclusively in an otherwise appropriate federal or state court located within the State of Maryland. Except as provided in Section 24.20, the parties hereby (a) submit to the exclusive jurisdiction of any Maryland federal or state court of otherwise competent jurisdiction for the purpose of any action or proceeding arising out of or relating to this Agreement and (b) voluntarily and irrevocably waive, and agree not to assert by way of motion, defense, or otherwise in any such action or proceeding, any claim or defense that they are not personally subject to the jurisdiction of such a court, that such a court lacks personal jurisdiction over any party or the matter, that the action or proceeding has been brought in an inconvenient or improper forum, that the venue of the action or proceeding is improper, or that this Agreement may not be enforced in or by such a court. To the maximum extent permitted by applicable law, each party consents to service of process by registered mail, return receipt requested, or by any other manner provided by law.

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

         (b) To the maximum extent permitted by applicable law, each of the parties hereto waives its rights to trial by jury with respect to this Agreement or matter arising in connection herewith.

         24.8 Performance on Business Days. In the event the date on which performance or payment of any obligation of a party required hereunder is other than a Business Day, the time for payment or performance shall automatically be extended to the first Business Day following such date.

         24.9 Attorneys' Fees. If any lawsuit or arbitration or other legal proceeding arises in connection with the interpretation or enforcement of this Agreement, the prevailing party therein shall be entitled to receive from the other party the prevailing party's costs and expenses, including reasonable attorneys' fees incurred in connection therewith, in preparation therefor and on appeal therefrom, which amounts shall be included in any judgment therein.

         24.10 Section and Other Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         24.11 Documents. Throughout the Term, Owner agrees to furnish Manager copies of all notices relating to real and personal property taxes and insurance statements, all financing documents (including notes and mortgages) relating to the Hotel and such other documents pertaining to the Hotels as Manager may request.

         24.12 No Consequential Damages. Except as may be expressly provided herein, in no event shall either party be liable for any consequential, exemplary or punitive damages suffered by the other as the result of a breach of this Agreement. Time is of the essence with respect to this Agreement.

         24.13 No Political Contributions. Notwithstanding anything contained in this Agreement to the contrary, no money or property of the Hotels shall be paid or used or offered, nor shall Owner or Manager directly or indirectly use or offer, consent or agree to use or offer, any money or property of the Hotels (i) in aid of any political party, committee or organization, (ii) in aid of any corporation, joint stock or other association organized or maintained for political purposes, (iii) in aid of any candidate for political office or

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nomination for such office, (iv) in connection with any election, (v) for any political purpose whatever, or (vi) for the reimbursement or indemnification of any person for any money or property so used.

         24.14 REIT Qualification.

         (a) Manager shall take all commercially reasonable actions reasonably requested by Owner or Purchaser for the purpose of qualifying Purchaser's rental income from Owner under the Lease as "rents from real property" pursuant to Sections 856(d)(2), 856(d)(8)(B) and 856(d)(9) of the Code. Manager shall not be liable if such reasonably requested actions, once implemented, fail to have the desired result of qualifying Purchaser's rental income from Owner under the Lease as "rents from real property" pursuant to Sections 856(d)(2), 856(d)(8)(B) and 856(d)(9) of the Code. This Section 24.14 shall not apply in situations where an Adverse Regulatory Event has occurred; instead, Section 24.16 shall apply in such an instance.

         (b) In the event Owner or Purchaser wish to invoke the terms of Section 24.14(a), Owner or Purchaser (as appropriate) shall contact Manager and the parties shall meet with each other to discuss the relevant issues and to develop a plan for implementing such reasonably requested actions.

         (c) Any additional out-of-pocket costs or expenses incurred by Manager in complying with such a request shall be borne by Owner (and shall not be an Operating Cost). Owner shall reimburse Manager for such expense or cost promptly, but not later than five (5) Business Days after such expense or cost is incurred.

         24.15 Further Compliance with Section 856(d) of the Code. Commencing with the Effective Date and continuing throughout the Term, the Manager shall qualify as an "eligible independent contractor" as defined in Section 856(d)(9)(A) of the Code. To that end:

         (a) Manager shall not permit wagering activities to be conducted at or in connection with any Hotel by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such Hotel;

         (b) Manager shall use reasonable efforts to cause each Hotel to qualify as a "qualified lodging facility" under Section 856(d)(9)(D) of the Code;

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         (c) Manager shall not own, directly or indirectly or constructively
(within the meaning of Section 856(d)(5) of the Code), more than thirty five percent (35%) of the shares of HPT (whether by vote, value or number of shares), and Manager shall otherwise comply with any regulations or other administrative or judicial guidance now or hereafter existing under said Section 856(d)(5) of the Code with respect to such ownership limits; and

         (d) Manager shall be actively engaged (or shall, within the meaning of Section 856(d)(9)(F) of the Code, be related to a person that is so actively engaged) in the trade or business of operating "qualified lodging facilities" (defined below) for a person who is not a "related person" within the meaning of
Section 856(d)(9)(F) of the Code with respect to HPT or Owner ("Unrelated Persons"). In order to meet this requirement, the Manager agrees that it (or any "related person" with respect to Manager within the meaning of Section 856(d)(9)(F) of the Code) (i) shall derive at least ten percent (10%) of both its revenue and profit from operating "qualified lodging facilities" for Unrelated Persons and (ii) shall comply with any regulations or other administrative or judicial guidance under Section 856(d)(9) of the Code with respect to the amount of hotel management business with Unrelated Persons that is necessary to qualify as an "eligible independent contractor" within the meaning of such Code Section.

         A "qualified lodging facility" is defined in Section 856(d)(9)(D) of the Code and means a "lodging facility" (defined below), unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A "lodging facility" is a hotel, motel or other establishment more than one-half of the dwelling units in which are used on a transient basis, and includes customary amenities and facilities operated as part of, or associated with, the lodging facility so long as such amenities and facilities are customary for other properties of a comparable size and class owned by other owners unrelated to HPT.

         (e) Manager, without the prior consent of Owner, which consent shall not be unreasonably withheld, shall not permit:

                  (i) the Manager to fail to be a limited liability company under state law taxable under the Code as a disregarded entity of InterContinental Hotels Group Resources, Inc.;

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                  (ii) InterContinental Hotels Group Resources, Inc. to fail to be a corporation under state law and taxable under the Code as an association; or

                  (iii) a direct or indirect subsidiary of InterContinental Hotels Group Resources, Inc. to become a lessee of property owned by Purchaser or any of its Affiliates.

         (f) Without the prior consent of Owner, which consent shall not be unreasonably withheld, the Canadian Manager and Manager shall not permit:

                  (i) the Canadian Manager to fail to be a corporation under Canadian provincial law taxable under the Code as an association;

                  (ii) a direct or indirect subsidiary of the Canadian Manager to become a lessee of property owned by Purchaser or any of its Affiliates; or

                  (iii) The Canadian Manager or Manager, for so long as Purchaser or Owner or any Affiliate as to Purchaser or Owner shall seek to qualify as a "real estate investment trust" under the Code, to be reorganized, restructured, combined, merged or amalgamated with any Affiliate (as to Manager or the Canadian Manager) in such manner that any such Affiliate would, or in Purchaser's or Owner's reasonable judgment could, be expected to adversely affect (including, e.g., by application of any Person's actual "disregarded entity" status under the Code) the status that both Manager and the Canadian Manager have as a Code Section 856(d)(9)(A) "eligible independent contractor" at a Code
         Section 856(d)(9)(D) "qualified lodging facility" owned or leased by Purchaser or Owner.

         24.16 Adverse Regulatory Event.

         (a) In the event of an Adverse Regulatory Event arising from or in connection with this Agreement, Owner and Manager shall work together in good faith to amend this Agreement to eliminate the impact of such Adverse Regulatory Event; provided, however, Manager shall have no obligation to materially reduce its rights or materially increase its obligation under this Agreement, all taken as a whole, or to bear any out-of-pocket costs or expenses under this Section
24.16. Manager shall not be liable if any such amendment, once operative, fails to have

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the desired result of eliminating the impact of an Adverse Regulatory Event.

         (b) For purposes of this Agreement, the term "Adverse Regulatory Event" means any time that a new law, statute, ordinance, code, rule or regulation (but not an administrative or judicial ruling) imposes, or could impose in Owner's or Purchaser's reasonable opinion, any material threat to HPT's status as a "real estate investment trust" under the Code or to the treatment of amounts paid to Purchaser under the Lease as "rents from real property" under Section 856(d) of the Code.

         (c) Owner or Purchaser shall promptly inform Manager of any Adverse Regulatory Event of which it is aware and which it believes likely to impair compliance of any of the Hotels with respect to the aforementioned sections of the Code.

         24.17 Adverse Canadian Event. If, as a result of the adoption of, making of or change to any tax law, tax regulation, tax treaty or official directive or the interpretation or application thereof by any court or by any Government Agency charged with the administration thereof or the compliance with any guideline or request of any Government Agency (whether or not having the force of law) Owner and Purchaser determine in good faith that it is no longer consistent with their business goals to continue to own the Canadian Hotels, then, subject to the terms and conditions of Section 4.7, Owner and Purchaser may sell all of their interest in the Canadian Hotels (either on a pooled basis or individually). The following shall apply each time Owner and Purchaser desire to sell a Canadian Hotel under this Section 24.17:

         (a) Owner and Purchaser shall first offer to sell such Canadian Hotel(s) to Manager, without representation or warranty, for such purchase price as Owner and Purchaser shall specify in a written notice given to Manager. In the event that Manager shall fail to accept or reject such offer within ten (10) Business Days after receipt of such notice, such offer shall be deemed to be rejected by Manager.

         (b) If Manager accepts an offer made with respect to any Canadian Hotel pursuant to this Section 24.17, then effective as of the date of such sale, the following shall apply: (i) Purchaser shall deliver to Manager with respect to such Transferred Hotel(s) a deed with covenants against grantor's acts; (ii) Manager shall deliver to Purchaser the purchase price specified in the offer;
(iii) the Term shall terminate with respect to such Transferred Hotel(s); (iv) no further Owner's

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Percentage Priority shall accrue with respect to the Gross Revenues of such
Transferred Hotel(s) which accrue after such termination; (v) the Owner's First Priority shall be reduced by an amount equal to eight and one half percent (8.5%) of the net (after taking into account any costs paid by Manager) proceeds of sale received by Owner or Purchaser; and (vi) the Owner's Second Priority shall be reduced by one percent (1.0%) of such net proceeds.

         (c) If Manager rejects or is deemed to have rejected any offer made with respect to any Canadian Hotel(s) pursuant to this Section 24.17, then Owner and Purchaser shall have the right, for a period of one (1) year from the date on which such offer is rejected or deemed rejected, to sell such Canadian Hotel(s) to any third party purchaser on such terms and conditions as Owner and Purchaser shall determine in their sole discretion; provided, however, in no event shall the purchase price with respect to such Canadian Hotel(s) be less than ninety-five percent (95%) of the purchase price offered to Manager under this Section 24.17. If Owner and Purchaser fail to consummate the sale of such Canadian Hotel(s) within one (1) year from the date on which their offer is rejected or deemed rejected, then Owner and Purchaser shall be obligated again to first offer such Canadian Hotel(s) to Manager in accordance with this Section
24.17 prior to selling it to any third party. If Owner and Purchaser sell such Canadian Hotel(s) to any third party in accordance with this Section 24.17, then the following shall apply:

                  (i) Subject to the execution or delivery of a New Management Agreement as provided below, this Agreement with respect to such Transferred Hotel(s) shall be terminated effective as of the date title is transferred to such Transferred Hotel.

                  (ii) Simultaneously with such termination, Manager and the transferee of such Transferred Hotel(s) or any tenant under a new lease with respect to such Transferred Hotel(s) (which new lease shall have a term equal to the then unexpired term of the Lease and shall impose no greater liability, responsibility, or obligation on Manager than the Lease) shall enter into a new management agreement (a "New Management Agreement") with Manager on substantially the same terms as this Agreement except as otherwise provided herein for a term equal to the unexpired portion of the Term of this Agreement.

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                  (iii) Manager, Owner, Purchaser and the transferee (or its tenant), acting reasonably, shall allocate amounts in the Reserve Account and the Working Capital between such Transferred Hotel(s) and the other Hotels. The parties shall also make reasonable allocations with respect to Owner's Fixed Priority, and any outstanding advances made by Owner, Manager or their respective Affiliates. Only for purposes of allocating Owner's Fixed Priority between the Transferred Hotel(s) and the other Hotels, the allocation of Owner's First Priority and Owner's Second Priority for each Hotel shall be proportional to the NOI of such Hotel(s) for the then most recently ended thirty-six (36) months relative to the NOI of all the other Hotels for such period. Amounts which are allocated to the Transferred Hotel(s) shall be transferred to the transferee thereof to be held by Manager or such transferee (or its tenant) pursuant to the New Management Agreement.

                  (iv) Following such sale or transfer, Owner, its Affiliates and the Hotels which are not Transferred Hotel(s) shall have no responsibilities with respect to amounts that are so transferred and the transferee, its tenant and their Affiliates and the Transferred Hotel(s) shall have no responsibility with respect to amounts which are not so transferred.

                  (v) From and after the consummation of such sale or other transfer and compliance with the terms hereof, the term "Hotels" as used herein shall not include the Transferred Hotel(s).

                  (vi) Owner shall be responsible to cause its Affiliates, any new tenant and the transferee to execute and deliver the documents contemplated by this Section 24.17 to be executed and delivered by them.

         24.18 Commercial Leases. Manager shall not enter into any sublease with respect to any Hotel (or any part thereof) unless the same has been approved by Purchaser in its sole and absolute discretion; provided, however, Manager may sublease or grant concessions or licenses to shops or any other space at a Hotel subject to the following terms and conditions: (a) subleases and concessions are for newsstand, gift shop, parking garage, heath club, restaurant, bar or commissary purposes or similar concessions; (b) such subleases and concessions do not have a term in excess of lesser of five (5) years or the remaining Term under this Agreement; (c) such subleases and concessions do not demise, (i) in the aggregate, in excess of

Five Thousand (5,000) square feet of any Hotel, or (ii) for any single sublease, in excess of One Thousand (1,000) square feet of any Hotel; (d) any such sublease, license or concession to an Affiliate of a Manager shall be on terms consistent with those that would be reached through arms-length negotiation; (e) for so long as Purchaser or any Affiliate of Purchaser shall seek to qualify as a real estate investment trust under the Code, anything contained in this Agreement to the contrary notwithstanding, Manager shall not sublet or otherwise enter into any agreement with respect to a Hotel on any basis such that in the opinion of the Owner the rental or other fees to be paid by any sublessee thereunder would be based, in whole or in part, on either (i) the income or profits derived by the business activities of such sublessee, or (ii) any other formula such that any portion of such sublease rental would fail to qualify as "rents from real property" within the meaning of Section 865(d) of the Internal Revenue Code of 1986, as amended, or any similar or successor provision thereto;
(f) such lease or concession will not violate or affect any Legal Requirement or Insurance Requirement; (g) Manager shall obtain or cause the subtenant to obtain such additional insurance coverage applicable to the activities to be conducted in such subleased space as Owner and any mortgagee under an Authorized Mortgage may reasonably require; and (h) not less than twenty (20) days prior to the date on which Manager proposes to enter into any sublease or concession, Manager shall provide a copy thereof to Owner.

         24.19 Nonliability of Trustees.

         (a) THE DECLARATION OF TRUST ESTABLISHING ____________________, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (COLLECTIVELY, THE "DECLARATION"), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT, AND MANAGER HEREBY AGREES THAT, THE NAME "___________________" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION OF, OR CLAIM AGAINST, SUCH ENTITY. ALL PERSONS DEALING WITH SUCH ENTITY, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF SUCH ENTITY FOR THE SATISFACTION OF ANY OBLIGATION.

         (b) THE DECLARATION OF TRUST ESTABLISHING ____________________, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (COLLECTIVELY, THE
"DECLARATION"), IS DULY

FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT, AND MANAGER HEREBY AGREES THAT, THE NAME "___________________" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION OF, OR CLAIM AGAINST, SUCH ENTITY. ALL PERSONS DEALING WITH SUCH ENTITY, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF SUCH ENTITY FOR THE SATISFACTION OF ANY OBLIGATION.

         24.20 Arbitration.

         (a) Whenever in this Agreement it is provided that a dispute is to be resolved by an Arbitration, such dispute shall be finally resolved pursuant to an arbitration before a panel of three (3) arbitrators who will conduct the arbitration proceeding in accordance with the provisions of this Agreement and the rules of the American Arbitration Association. Unless otherwise mutually agreed by Owner and Manager, the arbitration proceedings will be conducted in New York, New York. All arbitrators appointed by or on behalf of either party shall be independent persons with recognized expertise in the operation of hotels of similar size and class as the Hotels with not less than five (5) years' experience in the hotel industry. The party desiring arbitration will give written notice to that effect to the other party, specifying in such notice the name, address and professional qualifications of the person designated as arbitrator on its behalf. Within fifteen (15) days after service of such notice, the other party will give written notice to the party desiring such arbitration specifying the name, address and professional qualifications of the person designated to act as arbitrator on its behalf. The two arbitrators will, within fifteen (15) days thereafter, select a third, neutral arbitrator. As soon as possible after the selection of the third arbitrator, and no later than fifteen
(15) days thereafter, the parties will submit their positions on each disputed item in writing to the three arbitrators. The decision of the arbitrators so chosen shall be given within a period of twenty (20) days after the appointment of such third arbitrator. The arbitrators must, by majority vote, agree upon and approve the substantive position of either Owner or Manager with respect to each disputed item, and are not authorized to agree upon or impose any other substantive position which has not been presented to the arbitrators by Manager or Owner. It is the intention of the parties that the arbitrators rule only on the substantive positions submitted to them by the parties and the arbitrators are not authorized to render rulings which are a compromise as to any such substantive position. A decision in which any two (2) arbitrators so appointed and acting hereunder concur in writing with respect to each disputed item shall in all cases be binding and conclusive upon Owner and Manager and a copy of said decision shall be forwarded to the parties. The parties will request that the arbitrators assess the costs and expenses of the Arbitration and their fees against the parties based on a finding as to which parties' substantive positions were not upheld. Otherwise the fees and expenses of the Arbitration will be treated as an Operating Cost unless otherwise determined by the arbitrators.

         (b) If the party receiving a request for Arbitration fails to appoint its arbitrator within the time above specified, or if the two arbitrators so selected cannot agree on the selection of the third arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such second or third arbitrator, as the case may be, by application to any judge of any court in New York County, New York of competent jurisdiction upon ten (10) days' prior written notice to the other party of such intent.

         (c) If there shall be a dispute with respect to whether a party has unreasonably withheld, conditioned or delayed its consent with respect to a matter for which such party has agreed herein not to unreasonably withhold its consent, such dispute shall be resolved by Arbitration.

         (d) Any disputes under Sections 2.1 or 7.6 shall be resolved by Arbitration; provided, however, notwithstanding the foregoing, Owner shall be entitled to seek and obtain injunctive and other equitable relief if it believes there has been a breach of Manager's obligation under either of said Sections.

         24.21 Estoppel Certificates. Each party to this Agreement shall at any time and from time to time, upon not less than fifteen (15) days' prior notice from the other party, execute, acknowledge and deliver to such other party, or to any third party specified by such other party, a statement in writing: (a) certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the same, as modified, is in full force and effect and stating the modifications); (b) stating whether or not to the best knowledge of the certifying party (i) there is a continuing default by the non-certifying party in the performance or observance of any covenant, agreement or condition contained in this Agreement, or (ii) there shall have occurred any event which, with the giving of notice or passage of time or both, would become such a default, and, if so, specifying each such default or occurrence of which the certifying party may have knowledge; (c) stating the date to which distributions of Operating Profits have been made; and (d) stating such other information as the non-certifying party may reasonably request. Such statement shall be binding upon the certifying party and may be relied upon by the non-certifying party and/or such third party specified by the non-certifying party as aforesaid, including, without limitation, its and its Affiliates' lenders and any prospective purchaser or mortgagee of any Hotel.

         24.22 Confidentiality.

         (a) The parties hereto agree that the matters set forth in this Agreement and the information provided pursuant to the terms hereof are strictly confidential and each party will make every effort to ensure that the information is not disclosed to any outside person or entities (including the press) without the prior written consent of the other party except as may be required by law and as may be reasonably necessary to obtain licenses, permits, and other public approvals necessary for the refurbishment or operation of the Hotels, or in connection with financing, proposed financing, sale or proposed sale or as may be required pursuant to any ground lease of the Hotels.

         (b) No reference to Manager or to any of its Affiliates will be made in any prospectus, private placement memorandum, offering circular or offering documentation related thereto (collectively referred to as the "Prospectus"), issued by Owner or any of its Affiliates, which is designated to interest potential investors in a Hotel, unless Manager has previously received a copy of all such references. However, regardless of whether Manager does or does not so receive a copy of all such references, neither Manager nor any of its Affiliates will be deemed a sponsor of the offering described in the Prospectus, nor will it have any responsibility for the Prospectus, and the Prospectus will so state. Unless Manager agrees in advance, the Prospectus will not include any trademark, symbols, logos or designs of Manager or any of its Affiliates.

         (c) Notwithstanding anything to the contrary contained in this Agreement, the parties (and each employee, representative, or other agent of the parties) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction, and all materials of any kind (including opinions or other tax analyses) that are provided to the taxpayer relating to such tax treatment and tax structure; provided, however, that neither party (nor any employee, representative or other agent thereof) may disclose any information that is not necessary to understanding the tax treatment and tax structure of the transaction (including the identity of the parties and any information that could lead another to determine the identity of the parties), or any other information to the extent that such disclosure could result in a violation of any federal or state securities law.

         24.23 Hotel Warranties. Manager shall be entitled to enforce in the name of Owner any warranties held by Owner with respect to the Hotels or any portion thereof.

         24.24 Currency.

         (a) Except as otherwise specifically provided herein, each reference herein to any dollar amount is a reference to such amount of United States dollars. All remittances to Owner hereunder shall be in United States dollars. To the extent that any amount to be so remitted to Owner or transferred to the Reserve Account is held by Manager in another currency, Manager shall exchange such currency to United States dollars, at the best rates then commercially reasonably available to Manager at the time of such exchange for such purpose, and all costs of such exchange shall be an Operating Cost. Manager shall bear no risk or responsibility and makes herein no covenant of protection to Owner in respect of exchange rate movements which may work adversely to the interests of Owner hereunder.

         (b) All revenues and expenses of the Hotels which are denominated in a currency other than United States dollars shall be recorded and reported both in United States dollars and in the currency(ies) in which such amounts are earned or expended. Such other currency(ies) shall be converted to United States dollars using a reasonable method consistent with the Accounting Principles then employed by Manager and its Affiliates when accounting for foreign currencies.

         24.25 Independent Covenants. The obligations of each party hereunder shall be separate and independent covenants and agreements.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement effective as of the day and year first above written.

                                  OWNER:

                                  HPT TRS IHG-2, INC.



                                  By: ___________________________________
                                  Name:__________________________________
                                  Title:


                                  MANAGER:



                                  IHG MANAGEMENT (MARYLAND) LLC



                                  By: ___________________________________
                                  Name:__________________________________
                                  Title:

Each of the parties comprising Purchaser in consideration of good and valuable consideration, joins in the foregoing Agreement to evidence its agreement to be bound by the terms of Sections 4.1 through and including 4.7 and Articles 15 and 16 thereof, in each case to the extent applicable to it, subject to the terms of
Section 24.19.

                                  PURCHASER:

                                  _______________________________________



                                  By: ___________________________________
                                  Name:__________________________________
                                  Title:

                                  Date of Execution:



                                  _______________________________________



                                  By: ___________________________________
                                  Name:__________________________________
                                  Title:

                                  Date of Execution:



                                  _______________________________________



                                  By: ___________________________________
                                  Name:__________________________________
                                  Title:

                                  Date of Execution:

                                  _______________________________________



                                  By: ___________________________________
                                  Name:__________________________________
                                  Title:

                                  Date of Execution:

                                    EXHIBIT A

                                    The Sites

                                 [See Attached]

                                    EXHIBIT B

                            [Intentionally deleted.]

                                    EXHIBIT C

                      Allocation of Owner's Fixed Priority



Hotel                                       Portion of Owner's Fixed Priority
-----                                       ---------------------------------

                                    EXHIBIT D

                                 Restricted Area
                                 ---------------

                                 [See Attached]

                                    EXHIBIT E

                            Assignment and Assumption
                             of Management Agreement

                                 [See Attached]

                                     Annex 1

This Annex has been omitted and will be supplementally furnished to the Securities Exchange Commission upon request. The Annex lists, for each managed hotel, its allocated purchase price, raw base priority for 2005 and second raw priority, the aggregate adjustments to the raw priorities beginning January 1, 2006 and the base rent for the San Juan hotel for 2005 and thereafter, and provides other data. The total allocated purchase price for the 12 managed hotels is stated as $306,000,000, the total raw base priorities plus base rent for 2005 is stated as $30,292,500, going to $36,837,500 thereafter, and the total raw second priority is stated as $3,037,500.

                                   Exhibit Q
                                   ---------

                                  HPT GUARANTY
                                   (Attached)

                                GUARANTY AGREEMENT


         THIS GUARANTY AGREEMENT (this "Agreement") is made and given as of ___________, 2005 by HOSPITALITY PROPERTIES TRUST, a Maryland real estate investment trust (the "Guarantor"), for the benefit of IHG MANAGEMENT (MARYLAND) LLC, a Maryland limited liability company(together with its successors and assigns, the "Manager") and Intercontinental Hotels (Puerto Rico) Inc., a _____________________________ (together with its successors and assigns, the "PR Tenant").

                              W I T N E S S E T H :

         WHEREAS, HPT TRS IHG-2, Inc. (the "Tenant") and the Manager are, on the date hereof, entering into a Management Agreement (as the same may be amended, modified, supplemented, severed or otherwise altered, the "Management Agreement") with respect to certain hotels, all as more particularly set forth in the Management Agreement; and

         WHEREAS, HPT IHG PR, Inc. (the "PR Landlord") and the PR Tenant are, on the date hereof, entering into a Lease Agreement (as the same may be amended, modified, supplemented, severed or otherwise altered, the "PR Lease") with respect to a certain hotel, as more particularly set forth in the PR Lease; and

         WHEREAS, it is a condition precedent to the Manager's entering into the Management Agreement, the PR Tenant's entering into the PR Lease and the consummation of certain other transactions contemplated by the Transaction Documents (as defined in the Management Agreement) that the Guarantor enter into this Agreement; and

         WHEREAS, the transactions contemplated by the Management Agreement, the PR Lease and the other Transaction Documents are of direct material benefit to the Guarantor;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Certain Terms. Capitalized terms used and not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Management Agreement. The term "Guaranteed Obligations" as used in this Agreement shall mean the timely disbursement of required funds to (a) the Manager pursuant to
Section 5.2(c) of the Management Agreement and, (b) the PR Tenant pursuant to
Section 5.1.3 of the PR Lease.

         2. Representations and Covenants. The Guarantor represents, warrants, covenants and agrees that:

              2.1 Validity of Agreement. The Guarantor has duly and validly executed and delivered this Agreement; this Agreement constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors; and the execution, delivery and performance of this Agreement have been duly authorized by all requisite action of the Guarantor and such execution, delivery and performance by the Guarantor will not result in any breach of the terms, conditions or provisions of, or conflict with or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of the Guarantor pursuant to the terms of, any indenture, mortgage, deed of trust, note, other evidence of indebtedness, agreement or other instrument to which the Guarantor is a party or by which the Guarantor or any property or assets of the Guarantor is bound, or violate any provision of law applicable to the Guarantor, or any order, writ, injunction, judgement or decree of any court applicable to the Guarantor or any order or other public regulation of any governmental commission, bureau or administrative agency applicable to the Guarantor.

              2.2 Payment of Expenses. The Guarantor agrees, as principal obligor and not as guarantor only, to pay to the Manager or the PR Tenant, as the case may be, forthwith, upon demand, in immediately available federal funds, all costs and expenses (including court costs and reasonable legal expenses) incurred or expended by either the Manager or the PR Tenant or both in connection with the enforcement of this Agreement, together with interest at the Interest Rate on amounts recoverable under this Agreement from the time such amounts become due until payment.

              2.3 Legal Existence. The Guarantor shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a Maryland real estate investment trust.

              2.4 Financial Statements. The Guarantor shall furnish to the Manager and the PR Tenant within ten (10) days after the filing by the Guarantor of any financial statement with any governmental agency, quasi-governmental agency or stock exchange, a copy of the same; provided, however, if the Guarantor is not required to file interim and annual financial statements with the Securities and Exchange Commission the Guarantor shall furnish the following statements to the Manager and the PR Tenant:

              (a) Within forty-five (45) days after each interim period for which the Guarantor prepares Consolidated Financials, the Consolidated Financials of the Guarantor for such period; and

              (b) within ninety (90) days after each fiscal year of the Guarantor, the Consolidated Financials of the Guarantor for such fiscal year audited by a firm of independent certified public accountants.

         3. Guarantee. The Guarantor hereby unconditionally guarantees that the Guaranteed Obligations which become due and payable during the term of the Management Agreement and the PR Lease shall be paid in full when due and payable, whether upon demand, at the stated or accelerated maturity thereof or upon any mandatory or voluntary prepayment pursuant to any Transaction Document, or otherwise. This guarantee is a guarantee of payment and not of collectibility and is absolute and in no way conditional or contingent. In case any part of the Guaranteed Obligations shall not have been paid when due and payable or performed at the time performance is required, the Guarantor shall, within five
(5) days after receipt of notice from the Manager or the PR Tenant, as the case may be, pay or cause to be paid to either such Person providing such notice, the amount thereof as is then due and payable and unpaid (including interest and other charges, if any, due thereon through the date of payment in accordance with the applicable provisions of the Transaction Documents) or perform or cause to be performed such obligations in accordance with the Transaction Documents.

         4. Unenforceability of Guaranteed Obligations, Etc. If the Tenant or the PR Landlord is for any reason under no legal obligation to discharge any of the Guaranteed Obligations as such may apply to it, or if any other moneys included in the Guaranteed Obligations with respect to (a) the Tenant have become unrecoverable from the Tenant or (b) the PR Landlord have become unrecoverable from the PR Landlord, in each case by operation of law or for any other reason, including, without limitation, the invalidity or irregularity in whole or in part of any Guaranteed Obligation or of any Transaction Document or any limitation on the liability of the Tenant or the PR Landlord, as the case may be, thereunder or any limitation on the method or terms of payment thereunder which may now or hereafter be caused or imposed in any manner whatsoever, the guarantees contained in this Agreement shall nevertheless remain in full force and effect in accordance with the terms set forth herein and shall be binding upon the Guarantor to the same extent as if the Guarantor at all times had been the principal debtor on all such Guaranteed Obligations.

         5. Additional Guarantees. This Agreement shall be in addition to any other guarantee or other security for the Guaranteed Obligations and it shall not be prejudiced or rendered unenforceable by the invalidity of any such other guarantee or security or by any waiver, amendment, release or modification thereof.

         6. Consents and Waivers, Etc. The Guarantor hereby acknowledges receipt of correct and complete copies of each of the Transaction Documents and consents to all of the terms and provisions thereof, as the same may be from time to time hereafter amended or changed in accordance therewith, and waives, to the extent the Guarantor lawfully may do so, (a) presentment, demand for payment, and protest of nonpayment, of any of the Guaranteed Obligations, (b) notice of acceptance of this Agreement and of diligence, presentment, demand and protest,
(c) notice of any default hereunder and any default, breach or nonperformance or a default under any of the Guaranteed Obligations or the Transaction Documents, except as expressly provided in Section 3, (d) notice of the terms, time and place of any private or public sale of collateral held as security for the Guaranteed Obligations, (e) demand for performance or observance of, and any enforcement of any provision of, or any pursuit or exhaustion of rights or remedies against the Tenant, the PR Landlord or any other guarantor of the Guaranteed Obligations, under or pursuant to the Transaction Documents, or any agreement directly or indirectly relating thereto and any requirements of diligence or promptness on the part of the holders of the Guaranteed Obligations in connection therewith, and (f) any and all demands and notices of every kind and description with respect to the foregoing or which may be required to be given by any statute or rule of law.

         7. No Impairment, Etc. The obligations, covenants, agreements and duties of the Guarantor under this Agreement shall not be affected or impaired by any assignment or transfer in whole or in part of any of the Guaranteed Obligations without notice to the Guarantor, or any waiver by the Manager, the PR Tenant or any holder of any of the Guaranteed Obligations or by the holders of all of the Guaranteed Obligations of the performance or observance by the Tenant, the PR Landlord or any other guarantor of any of the agreements, covenants, terms or conditions contained in the Guaranteed Obligations or the Transaction Documents or any indulgence in or the extension of the time for payment by the Tenant, the PR Landlord or any other guarantor of any amounts payable under or in connection with the Guaranteed Obligations or the Transaction Documents or any other instrument or agreement relating to the Guaranteed Obligations or of the time for performance by the Tenant, the PR Landlord or any other guarantor of any other obligations under or arising out of any of the foregoing or the extension or renewal thereof, or the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Tenant, the PR Landlord or any other guarantor set forth in any of the foregoing, or the voluntary or involuntary sale or other disposition of all or substantially all the assets of the Tenant, the PR Landlord or any other guarantor or insolvency, bankruptcy, or other similar proceedings affecting the Tenant, the PR Landlord or any other guarantor or any assets of the Tenant, the PR Landlord or any such other guarantor, or the release or discharge of the Tenant, the PR Landlord or any such other guarantor from the performance or observance of any agreement, covenant, term or condition contained in any of the foregoing without the consent of the holders of the Guaranteed Obligations by operation of law.

         8. Reimbursement, Subrogation, Etc. The Guarantor hereby covenants and agrees that the Guarantor will not enforce or otherwise exercise any rights of reimbursement, subrogation, contribution or other similar rights against the Tenant, the PR Landlord or any other person with respect to the Guaranteed Obligations prior to the irrevocable payment in full of all amounts then due and owing but unpaid under the Management Agreement, and until the Guaranteed Obligations have been satisfied in full, the Guarantor shall not have any right of subrogation, and the Guarantor waives any defense it may have based upon any election of remedies by the Manager or the PR Tenant which destroys the Guarantor's subrogation rights or the Guarantor's rights to proceed against the Tenant or the PR Landlord, as the case may be, for reimbursement, including, without limitation, any loss of rights the Guarantor may suffer by reason of any rights, powers or remedies of the Tenant or the PR Landlord in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging the indebtedness to the Manager or the PR Tenant. Until all obligations of the Tenant or the PR Landlord, as the case may be, pursuant to the Transaction Documents shall have been irrevocably paid and satisfied in full, the Guarantor waives any right to enforce any remedy which the Manager or the PR Tenant now has or may in the future have against the Tenant, the PR Landlord, any other guarantor or any other person and any benefit of, or any right to participate in, any security whatsoever now or in the future held by the Manager or the PR Tenant.

         9. Defeasance; Guaranty Limitations. The Guarantor's obligations hereunder shall terminate upon the date on which the Guaranteed Obligations have been paid and performed in full and all other obligations of the Guarantor to the Manager and the PR Tenant under this Agreement have been irrevocably satisfied in full; provided, however, if at any time, all or any part of any payment applied on account of the Guaranteed Obligations is or must be rescinded or returned for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Tenant or the PR Landlord), this Agreement, to the extent such payment is or must be rescinded or returned, shall be deemed to have continued in existence notwithstanding any such termination.

         10. Notices. (a) Any and all notices, demands, consents, approvals, offers, elections and other communications required or permitted under this Agreement shall be deemed adequately given if in writing and the same shall be delivered either in hand, by telecopier with written acknowledgment of receipt, or by mail or Federal Express or similar expedited commercial carrier, addressed to the recipient of the notice, postpaid and registered or certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier).

         (b) All notices required or permitted to be sent hereunder shall be deemed to have been given for all purposes of this Agreement upon the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, upon the date of receipt or refusal, except that whenever under this Agreement a notice is either received on a day which is not a Business Day or is required to be delivered on or before a specific day which is not a Business Day, the day of receipt or required delivery shall automatically be extended to the next Business Day.

         (c) All such notices shall be addressed,

         if to the Guarantor to:

                  HPT TRS IHG-2, Inc.
                  c/o Hospitality Properties Trust
                  400 Centre Street
                  Newton, Massachusetts  02458
                  Attn:  Mr. John G. Murray
                  Telecopier No. (617) 969-5730

         with a copy to:

                  Sullivan & Worcester LLP
                  One Post Office Square
                  Boston, Massachusetts  02109
                  Attn:  Warren M. Heilbronner, Esq.
                  Telecopier No. (617) 338-2880

         if to the Manager to: IHG Management (Maryland) LLC and if to the PR Tenant to: HPT IHG PR, Inc.

         in each case at the following address:

                  c/o Six Continents Hotels, Inc.
                  3 Ravinia Drive, Suite 100
                  Atlanta, Georgia 30346
                  Attn: Vice President of Operations
                  Telecopier No. (770) 604-8875

           with a copy to:

                  Intercontinental Hotels Group
                  Resources, Inc.
                  c/o Six Continents Hotels, Inc.
                  3 Ravinia Drive, Suite 100
                  Atlanta, Georgia 30346
                  Attn: General Counsel -  Operations
                  Telecopier No. (770) 604-5802
         with a copy to:

                  Alston & Bird LLP
                  One Atlantic Center
                  1201 West Peachtree Street
                  Atlanta, Georgia 30309
                  Attn: Timothy Pakenham, Esq.
                  Telecopier No. (404) 253-8885

         (d) By notice given as herein provided, the parties hereto and their respective successors and assigns shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses effective upon receipt by the other parties of such notice and each shall have the right to specify as its address any other address within the United States of America.

         11. Successors and Assigns. Whenever in this Agreement, any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, including without limitation the holders, from time to time, of the Guaranteed Obligations; and all representations, warranties, covenants and agreements by or on behalf of the Guarantor which are contained in this Agreement shall inure to the benefit of the Manager's and the PR Tenant's respective successors and assigns, including, without limitation, such holders, whether so expressed or not.

         12. Applicable Law. This Agreement and any other instruments executed and delivered to evidence, complete or perfect the transactions contemplated hereby shall be interpreted, construed, applied and enforced in accordance with the laws of New York applicable to contracts between residents of New York which are to be performed entirely within New York, regardless of (i) where any such instrument is executed or delivered; or (ii) where any payment or other performance required by any such instrument is made or required to be made; or
(iii) where any breach of any provision of any such instrument occurs, or any cause of action otherwise accrues; or (iv) where any action or other proceeding is instituted or pending; or (v) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (vi) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than New York; or (vii) any combination of the foregoing.

         All actions and proceedings arising out of or in any way relating to this Agreement shall be brought, heard, and determined exclusively in an otherwise appropriate federal or state court located within the State of New York. Guarantor hereby (i) submits to the exclusive jurisdiction of any New York federal or state court of otherwise competent jurisdiction for the purpose of any action or proceeding arising out of or relating to this Agreement and (ii) voluntarily and irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise in any such action or proceeding, any claim or defense that it is not personally subject to the jurisdiction of such a court, that such a court lacks personal jurisdiction over Guarantor or the matter, that the action or proceeding has been brought in an inconvenient or improper forum, that the venue of the action or proceeding is improper, or that this Agreement may not be enforced in or by such a court. To the maximum extent permitted by applicable law, Guarantor consents to service of process by registered mail, return receipt requested, or by any other manner provided by law.

         To the maximum extent permitted by applicable law, each of the parties hereto waives its rights to trial by jury with respect to this Agreement or any matter arising in connection herewith.

         13. Modification of Agreement. No modification or waiver of any provision of this Agreement, nor any consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by both the Manager and the PR Tenant, and such modification, waiver or consent shall be effective only in the specific instances and for the purpose for which given. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstances.

         14. Waiver of Rights by the Manager and the PR Tenant. Neither any failure nor any delay on the part of the Manager or the PR Tenant in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise, or the exercise of any other right, power or privilege.

         15. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, but this Agreement shall be reformed and construed and enforced to the maximum extent permitted by applicable law.

         16. Entire Contract. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede and take the place of any other instruments purporting to be an agreement of the parties hereto relating to the subject matter hereof.

         17. Headings; Counterparts. Headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument, and in pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.

         18. Remedies Cumulative. No remedy herein conferred upon the Manager and/or the PR Tenant is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

         19. NONLIABILITY OF TRUSTEES. THE DECLARATION OF TRUST ESTABLISHING THE GUARANTOR, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED WITH THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT, AND THE MANAGER AND THE PR TENANT BY THEIR ACCEPTANCE HEREOF AGREE THAT, THE NAME "HOSPITALITY PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE GUARANTOR SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE GUARANTOR. ALL PERSONS DEALING WITH THE GUARANTOR, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE GUARANTOR FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

         WITNESS the execution hereof under seal as of the date above first written.

                                      HOSPITALITY PROPERTIES TRUST



                                      By:___________________________
                                         Its:_______________________





ACKNOWLEDGED AND AGREED:

IHG MANAGEMENT (MARYLAND) LLC

By:_________________________
   Its:_____________________


Intercontinental Hotels (Puerto Rico) Inc.

By:_________________________
   Its:_____________________

                                   Exhibit R
                                   ---------

                        AMENDMENT TO MANAGEMENT AGREEMENT
                                   (Attached)

                        AMENDMENT TO MANAGEMENT AGREEMENT


         THIS FIRST AMENDMENT TO MANAGEMENT AGREEMENT (this "Amendment") is made as of ________________, 2005 by and between IHG MANAGEMENT (MARYLAND) LLC, a Maryland limited liability company ("Manager"), and HPT TRS IHG-2, INC., a Maryland corporation ("Owner").

         WHEREAS, Manager and Owner entered into that certain Management Agreement, dated as of ___________, 2005 (the "Management Agreement"); and

         WHEREAS, Manager and Owner wish to amend the Management Agreement to include , among other things, the Hotel located at the Site listed on Exhibit A attached hereto(the "Additional Hotel");

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, Owner and Manager, intending to be legally bound, hereby agree as follows:

         1. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning ascribed thereto in the Management Agreement.

         2. Section 1.10 of the Management Agreement is amended by adding the following sentence at the end thereof: "The Base Priority Amount shall be increased on ________, 2005 by $_____________."

         3. Section 1.83 of the Management Agreement is amended by deleting the phrase "Three Million Thirty Seven Thousand Five Hundred Dollars ($3,037,500)" in the second and third lines thereof and replacing it with the following:
"________________ ($_______________)."

         4. Section 1.34 of the Management Agreement is deleted in its entirety and the following inserted into its place:

         "1.34 "Effective Date" shall mean ________, 2005 with respect to all Hotels hereunder except for the Austin, TX InterContinental Hotel, for which the "Effective Date: shall be ___________, 2005."

         5. Section 1.110 of the Management Agreement is deleted in its entirety and the following inserted in its place:

         "1.110 "Sites" shall mean, collectively, the parcels of real estate more particularly described in Exhibits A-1 and A-2."

         6. Exhibit A to the Management Agreement is hereby amended by renaming it Exhibit A-1. Exhibit A to this Amendment is inserted as Exhibit A-2 to the Management Agreement after such Exhibit A-1.

         7. Exhibit C to the Management Agreement is hereby deleted in its entirety and replaced with the Exhibit C attached hereto.

         8. There is added to the end of Exhibit D to the Management Agreement the maps showing, or other descriptions of, the Restricted Area for the Additional Hotel set forth in Exhibit D hereto.

         9. As of the date hereof, no event has occurred and is continuing under the Management Agreement that constitutes a Manager Default or Manager Event of Default.

         10. Manager hereby consents to the amendment to the Lease of even date herewith pursuant to which Owner leases the Additional Hotel from Purchaser.

         11. All references in the Management Agreement to the Management Agreement shall be deemed to be references thereto as amended hereby.

         12. As modified hereby, the Management Agreement is in full force and effect and is hereby ratified and confirmed.

         13. This Amendment may be executed in one or more counterparts, all of which counterparts shall constitute but one and the same document.

                     [Remainder of Page Intentionally Blank]

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment effective as of the day and year first above written.

                                    OWNER:

                                    HPT TRS IHG-2, INC.


                                    By:_____________________________
                                    Name:___________________________
                                    Title: _________________________

                                    MANAGER:

                                    IHG MANAGEMENT (MARYLAND) LLC


                                    By:_____________________________
                                    Name:___________________________
                                    Title: _________________________

                                    Exhibit A

                     Exhibit A-2 to the Management Agreement

                                   Exhibit A-2

                               Legal Descriptions

                                Additional Hotel

                                    Exhibit C

                Substitute Exhibit C to the Management Agreement

                                    EXHIBIT C

                                   ALLOCATIONS

                                    Exhibit D

                    RESTRICTED AREAS FOR THE ADDITIONAL HOTEL